As filed with the Securities and Exchange Commission on October 30, 2026.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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NORTHSTAR EARTH & SPACE ENTERPRISES, INC.
(Exact name of Registrant as Specified in its Charter)
N/A
(Translation of registrant’s name into English)

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Canada	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

384 Rue Saint-Jacques #300
Montreal, Québec H2Y 1S1
(514) 595-7474
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Beth Michelson
c/o NorthStar Earth & Space Systems, Inc.
1025 Post Road
Darien, CT 06820
(917) 669-2384
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

With copies to:

Alan I. Annex, Esq. Adam S. Namoury, Esq. Thomas Martin, Esq. Anthony Zangrillo, Esq. Greenberg Traurig, LLP One Vanderbilt Ave New York, NY 10017 (212) 801-6721	Daniel Borlack Aniko Pelland Stikeman Elliott LLP 199 Bay Street Suite 5300, Commerce Court West Toronto Ontario M5L 1B9 Canada (416) 869-5500

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 1, 2026 (the “Closing Date”), NorthStar Earth & Space Enterprises, Inc. (“NorthStar” or the “Company”), a corporation existing under the Canada Business Corporations Act (“CBCA”) (formerly known as Viking Acquisition Corp. I) consummated its previously announced business combination pursuant to a business combination agreement (the “Business Combination Agreement,” and the transactions contemplated thereby, collectively, the “Business Combination”), dated as of April 16, 2026 (as amended on May 15, 2026 and on July 15, 2026), among Viking Acquisition Corp. I, a Cayman Islands exempted company (“Viking”), NorthStar Earth & Space Inc., a corporation existing under the CBCA (“Legacy NorthStar”), and Viking NS Amalgamation Corp., a corporation existing under the CBCA and a wholly-owned direct subsidiary of Viking (“NewCo”). Subject to the terms and conditions contained in the Business Combination Agreement:

(i)     Viking continued as a corporation existing under the CBCA in accordance with the Cayman Islands Companies Act (As Revised) and the CBCA (the “Continuation”);

(ii)    Promptly following the Continuation, NorthStar, Legacy NorthStar and NewCo effected an arrangement under Section 192 of the CBCA (the “Arrangement”) in accordance with the plan of arrangement (the “Plan of Arrangement”), pursuant to which, among other things, NewCo and Legacy NorthStar amalgamated (the “Amalgamation”) to form one corporate entity and NewCo survived the Amalgamation as a wholly owned subsidiary of NorthStar (such resulting entity, the “Amalgamated Company”), the Company changed its corporate name to “NorthStar Earth & Space Enterprises, Inc.” and the other transactions contemplated by the Plan of Arrangement were consummated; and

(iii)   The other transactions contemplated by the Business Combination Agreement, including the Business Combination, were consummated.

On the Closing Date, pursuant to the Arrangement, among other things:

•        the issuance and/or sale of ordinary shares of Legacy NorthStar (“Legacy NorthStar Ordinary Shares”) and warrants to purchase Legacy NorthStar Ordinary Shares (“Legacy NorthStar PIPE Warrants” and such transaction, the “PIPE Financing”) was consummated by Legacy NorthStar pursuant to the securities purchase agreements entered into among Legacy NorthStar, Viking and certain investors (the “PIPE Investors”), pursuant to which such investors agreed to purchase securities (the “PIPE Agreements”);

•        Viking Acquisition Sponsor I, LLC (the “Sponsor”) transferred an aggregate of 3,000,000 Viking Class B ordinary shares, par value $0.0001 per share (“Viking Class B Shares”) to the PIPE Investors proportionally to their investment in the PIPE Financing;

•        each then issued and outstanding Viking Class B Share was exchanged for one Viking Class A ordinary share, par value $0.0001 per share (“Viking Class A Share”);

•        the articles of NorthStar were amended to (i) redesignate the Viking Class A Shares as NorthStar common shares, no par value (“Common Shares”), (ii) create a new class of preferred shares and delete the Viking Class B Shares, and (iii) provide that the Common Shares and the NorthStar preferred shares have the rights, privileges, restrictions and conditions set out in the Plan of Arrangement;

•        Legacy NorthStar and NewCo amalgamated under the CBCA, and pursuant to the Amalgamation:

•        the Amalgamated Company became a wholly owned subsidiary of NorthStar;

•        each then issued and outstanding Legacy NorthStar Ordinary Share (including those issued pursuant to the PIPE Financing) was exchanged for that number of Common Shares equal to exchange ratio provided for in the Business Combination Agreement (the “Exchange Ratio”);

•        each then issued and outstanding Legacy NorthStar PIPE Warrant (including those issued pursuant to the PIPE Financing) was exchanged for one (1) PIPE Warrant to acquire one (1) Common Share at a per share exercise price equal to $11.50, subject to adjustment, which is governed by the terms of the Amended and Restated Public Warrant Agreement, dated October 1, 2026, by and between NorthStar Earth & Space Enterprises, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (the “NS Public Warrant Agreement”); and

•        each then issued and outstanding option of Legacy NorthStar issued pursuant to the Amended and Restated Stock Option Plan for Legacy NorthStar, dated December 12, 2019 (“Legacy NorthStar Option”) was exchanged for an option to acquire a number of Common Shares (rounded up to the nearest whole share) equal to (1) the number of Legacy NorthStar Ordinary Shares subject to the applicable NorthStar Option multiplied by (2) the Exchange Ratio, each at a per share exercise price (rounded up to the nearest cent) equal to the quotient of (1) the per share exercise price for the Legacy NorthStar Ordinary Shares subject to the applicable NorthStar Option, divided by (2) the Exchange Ratio, in each case, in accordance with the provisions of applicable Law (including Sections 424(a) and Section 409A of the Code and subsection 7(1.4) of the Tax Act);

•        the Legacy NorthStar option plan was terminated;

•        NorthStar issued to the Sponsor 500,000 Common Shares;

•        The Company changed its name to NorthStar Earth & Space Enterprises, Inc.; and

•        the board of directors of NorthStar (the “Board”) was reconstituted to reflect the Board and the officers of NorthStar were appointed.

Also in connection with the Business Combination, Viking entered into amendments to that certain Public Warrant Agreement (“Viking Public Warrant Agreement”) and that certain Private Warrant Agreement (“Viking Private Warrant Agreement” and, collectively with the Viking Public Warrant Agreement, the “Viking Warrant Agreements”), each dated October 30, 2025, by and between Viking and Continental Stock Transfer & Trust Company. Pursuant to the Viking Warrant Agreements, each Viking Warrant was amended to become a NS Warrant. Each NS Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding Viking Warrant immediately prior to Closing, except to the extent such terms or conditions were rendered inoperative by the Business Combination.

In connection with the Closing, the Company, the Sponsor, and certain Legacy NorthStar Securityholders entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, (1) the Company agreed to file, as soon as practicable (and in any event within 30 days) following the Closing Date, a registration statement on Form F-1 (or Form F-3, if then eligible) covering the resale of certain Common Shares and other equity securities of the Company held by the Sponsor and such other securityholders from time to time, (2) such holders of registrable securities were granted certain takedown, demand, block trade and piggyback registration rights with respect to their registrable securities, and (3) the Original Registration Rights Agreement, dated as of October 30, 2025, between Viking, the Sponsor and certain other parties, was amended, restated and terminated as of the Closing. This registration statement is being filed pursuant to the Company’s obligations under the Registration Rights Agreement.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 30, 2026

PRELIMINARY PROSPECTUS

NORTHSTAR EARTH & SPACE ENTERPRISES, INC.

28,146,709 Common Shares

219,998 NS Warrants

2,219,998 Common Shares Issuable Upon the Exercise of NS Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of 28,146,709 common shares, no par value (the “Common Shares”), of NorthStar Earth & Space Enterprises, Inc. (the “Company” or “NorthStar”), consisting of (a) 20,320,042 Common Shares issued to certain holders of NorthStar Earth & Space Inc. (“Legacy NorthStar”) capital stock, (b) 4,666,667 Common Shares issued upon the conversion of Class B ordinary shares, par value $0.0001 per share of Viking (the “Class B Ordinary Shares”) held by certain initial shareholders of Viking, (c) 500,000 Common Shares initially issued to Sponsor pursuant to the Sponsor Letter Agreement, (d) 660,000 Common Shares originally issued in a private placement in connection with the Viking IPO, and (e) 2,000,000 Common Shares in the aggregate transferred to certain PIPE Investors in connection with the PIPE Financing. This prospectus also relates to (i) 2,219,998 Common Shares that may be issued upon the exercise of NS Warrants and (ii) 219,998 NS Warrants originally issued in a private placement in connection with the Viking IPO.

We will not receive any proceeds from the sale of Common Shares by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the NS Warrants to the extent such NS Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

We are registering the offer and sale of certain securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “NSTR”. On October 29, 2026, the closing price of our Common Shares was $3.54 per share. The NS Warrants are listed on the NYSE American under the symbol “NSTR.WS.” On October 29, 2026, the closing price of our NS Warrants was $0.15 per warrant.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

i

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning NorthStar’s industry and business, as well as data regarding market research, estimates, forecasts and projections prepared by NorthStar’s management. Information that is based on market research, estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which NorthStar operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, NorthStar obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. While NorthStar has compiled, extracted, and reproduced industry data from these sources, NorthStar has not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

NorthStar owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with NorthStar, or an endorsement or sponsorship by or of NorthStar. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that NorthStar will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks and trade names.

PRESENTATION OF FINANCIAL INFORMATION

This prospectus contains the unaudited consolidated financial statements of NorthStar for the three and six months ended June 30, 2026 and the audited consolidated financial statements of NorthStar for the fiscal years ended December 31, 2025 and 2024.

Unless indicated otherwise, financial data presented in this prospectus has been taken from the audited and unaudited consolidated financial statements of NorthStar included in this prospectus. Unless otherwise indicated, financial information of NorthStar has been prepared in accordance with accounting principles generally accepted in the United States.

As presented herein, NorthStar presents its financial statements in Canadian dollars. In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “C$” and “CAD” mean Canadian dollars.

EXCHANGE RATES

The functional and reporting currency of NorthStar is the Canadian dollar.

INTRODUCTORY NOTE AND CERTAIN DEFINED TERMS

On October 1, 2026, as contemplated by the business combination agreement, dated April 16, 2026, by and among Viking Acquisition Corp. I, a Cayman Islands exempted company (“Viking”), Viking NS Amalgamation Corp., a corporation existing under the CBCA and a direct wholly-owned subsidiary of Viking, and NorthStar Earth & Space Inc., a corporation existing under the CBCA (“Legacy NorthStar”) (as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 15, 2026, and Amendment No. 2 to the Business Combination Agreement, dated July 15, 2026), Viking deregistered as a Cayman Islands exempted company and continued as a corporation existing under the CBCA (the “Continuation”).

In connection with the Business Combination, (A) each outstanding Class A ordinary share of Viking, par value $0.0001 per share (the “Viking Class A Shares”), converted automatically into one share of the Company’s common shares, no par value (the “Common Shares”), (B) each outstanding Class B ordinary share of Viking, par value $0.0001 per share (the “Viking Class B Shares” and, together with the Viking Class A Shares, the “Viking Ordinary Shares”), converted first into a Viking Class A Share and then automatically into one Common Share, and the Company, Legacy NorthStar and NewCo effected an arrangement pursuant to which, among other things, NewCo and Legacy NorthStar amalgamated (the “Amalgamation”) to form one corporate entity and NewCo survived the Amalgamation as a wholly-owned subsidiary of the Company, and the Company changed its corporate name to “NorthStar Earth & Space Enterprises, Inc.”

Unless the context otherwise requires, references in this prospectus to:

“Amalgamation” means the amalgamation of NewCo with Legacy NorthStar which occurred pursuant to the Arrangement.

“Ancillary Agreements” means, collectively, the Plan of Arrangement, the Voting and Support Agreement, the Sponsor Letter Agreement, the Lock-Up Agreement, the PIPE Agreements, the Registration Rights Agreement and all other agreements, certificates and instruments executed and delivered by Viking, NewCo or Legacy NorthStar in connection with the Transactions and specifically contemplated by the Business Combination Agreement.

“Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Business Combination Agreement and the Plan of Arrangement or made at the directions of the Court in the Final Order with the prior written consent of Viking and Legacy NorthStar.

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement sent to the Director after the Final Order was made, as required by the CBCA, which included the Plan of Arrangement and otherwise was in a form and content satisfactory to Legacy NorthStar and Viking.

“Board” means the board of directors of NorthStar Earth & Space Enterprises, Inc.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Continuation and the Arrangement (and the Amalgamation thereunder).

“Business Combination Agreement” means the Business Combination Agreement entered into on April 16, 2026, by and among Viking, NewCo, and Legacy NorthStar, including all exhibits and schedules annexed thereto, as amended by the Amendment No. 1 to Business Combination Agreement, dated as of May 15, 2026, Amendment No. 2 to Business Combination Agreement, dated as of July 15, 2026.

“CBCA” means the Canada Business Corporations Act and the rules, regulations and published policies made thereunder, as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute or law thereto.

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement, which is the same date as the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Continuation” means the continuance of Viking from the Cayman Islands to Canada in accordance with the Companies Act and the CBCA.

“Director” means the Director appointed pursuant to Section 260 of the CBCA.

“Equity Interests” means (i) in the case of a corporation, any and all shares (however designated) of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) or units (whether common or preferred), (iv) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (v) in any case, any right to acquire any of the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time.

“Governmental Authority” means any U.S. or non-U.S.: (i) nation, state, commonwealth, province, territory, region, county, city, municipality, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental, quasi-governmental, public or statutory authority of any nature (including any governmental division, department, agency, regulatory or administrative authority, commission, instrumentality, official, organization, unit, body, or entity and any court, judicial or arbitral body, or other tribunal).

“Incentive Plan” means the NorthStar Earth & Space Enterprises, Inc. 2026 Long-Term Incentive Plan.

“KingsRock” means KingsRock Advisors, LLC.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legacy NorthStar” means NorthStar Earth & Space Inc., a corporation existing under the CBCA.

“Legacy NorthStar Board” means the board of directors of NorthStar prior to the Closing.

“Legacy NorthStar Class A Common Shares” means the Class A Voting Common shares in the capital of Legacy NorthStar, with the meaning and rights as described in the articles of Legacy NorthStar.

“Legacy NorthStar Class B Common Shares” means the Class B Common shares in the capital of Legacy NorthStar, with the meaning and rights as described in the articles of Legacy NorthStar.

“Legacy NorthStar Ordinary Shares” means the ordinary shares in the capital of Legacy NorthStar following the Legacy NorthStar Recapitalization.

“Legacy NorthStar PIPE Warrants” means the Legacy NorthStar Class A Common Share purchase warrants of Legacy NorthStar issued in connection with the PIPE Financing.

“Legacy NorthStar Recapitalization” means the recapitalization Legacy NorthStar completed in connection with Closing which provided for, among other things, the conversion and/or exchange, as applicable, of certain outstanding securities of Legacy NorthStar as described in the Plan of Arrangement.

“Legacy NorthStar Securityholders” means, collectively, the holders of Legacy NorthStar shares, Legacy NorthStar convertible debentures and Legacy NorthStar shareholder loans prior to the Legacy NorthStar Recapitalization.

“Legacy NorthStar Shareholders” means the holders of Legacy NorthStar Class A Common Shares, Legacy NorthStar Class B Common Shares, Legacy NorthStar Class A preferred shares, Legacy NorthStar Class B preferred shares, Legacy NorthStar Class C preferred shares, Legacy NorthStar Class D preferred shares or Legacy NorthStar Ordinary Shares, as the context requires, in each case issued and outstanding at such time and “Legacy NorthStar Shareholder” means any one of them.

“Legacy NorthStar Stock Plan” means that certain Amended and Restated Stock Option Plan for NorthStar Earth & Space Inc., dated December 12, 2019, as such may have been further amended, supplemented or modified from time to time.

“Legacy NorthStar Warrants” means all warrants to purchase Legacy NorthStar Class A Common Shares.

“Lock-Up Agreements” means the Lock-Up Agreements entered into at the Closing, by and among NorthStar and certain securityholders of Legacy NorthStar.

“NorthStar Governing Documents” means, collectively, the articles and bylaws of NorthStar.

“NS Securities” means, collectively, the Common Shares and NS Warrants.

“NS Shareholder” means holders of Common Shares.

“NS Public Warrant Agreement” means the Amended and Restated Public Warrant Agreement, dated as of October 1, 2026, by and between NorthStar Earth & Space Enterprises, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.

“NS Private Warrant Agreement” means the Amended and Restated Private Warrant Agreement, dated as of October 1, 2026, by and between NorthStar Earth & Space Enterprises, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.

“NS Warrant Agreements” means, collectively, the NS Public Warrant Agreement and the NS Private Warrant Agreement.

“NS Warrants” means warrants to purchase Common Shares pursuant to the NS Warrant Agreements.

“PCAOB” means the U.S. Public Company Accounting Oversight Board and any division or subdivision thereof.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, or to the extent not already covered, an entity, or government, political subdivision, agency or instrumentality of a government, or to the extent not already covered, a Governmental Authority.

“PIPE Agreements” means the securities purchase agreements entered into among Legacy NorthStar, Viking, and the PIPE Investors, pursuant to which such investors agreed to purchase, the number of Legacy NorthStar Shares obtained by dividing the PIPE Investor’s aggregate subscription price by the product of (x) $10.00 and (y) the Exchange Ratio, and a number of PIPE Warrants equal to the number obtained by dividing the PIPE Investor’s aggregate subscription price by $10, each exercisable for a number of Legacy NorthStar Shares equal the quotient of one divided by the Exchange Ratio, at the price equal to $11.50.

“PIPE Financing” means the issuance and/or sale of the Legacy NorthStar Ordinary Shares and the PIPE Warrants pursuant to PIPE Agreements.

“PIPE Investors” means the certain investors who are party to the PIPE Agreements under which each such investor each agreed to purchase Legacy NorthStar Ordinary Shares and PIPE Warrants.

“PIPE Warrants” means the warrants issued at Closing pursuant to the PIPE Agreements in connection with the PIPE Financing, with each PIPE Warrant entitling the holder thereof to acquire one (1) Common Share at a per share exercise price of $11.50.

“Plan of Arrangement” means the plan of arrangement and any amendments, supplements, modifications or variations thereto made in accordance with the plan of arrangement, the applicable provisions of the Business Combination Agreement or made at the direction of the Court in the Final Order with the prior written consent of Legacy NorthStar and Viking.

“Registration Rights Agreement” means the amended and restated registration rights agreement entered into at the Closing, by and among Viking, the Sponsor and certain securityholders of Legacy NorthStar.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Advisors” refer to KingsRock’s network of more than 120 senior advisors who assist in sourcing potential acquisition targets and creating long-term value in the business combination.

“Sponsor” means Viking Acquisition Sponsor I, LLC, a Delaware limited liability company, the sponsor of Viking.

“Sponsor Letter Agreement” means that certain letter agreement, dated as of April 16, 2026, by and between Viking and Sponsor.

“Strategic Partners” refer to KingsRock’s established strategic relationships with selected leading investors and financing providers.

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Transactions” means the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account established by Viking upon the consummation of its initial public offering and into which a certain amount of net process of the Viking IPO, together with a certain amount of proceeds of a private placement of units simultaneously with the closing date of the Viking IPO, was deposited.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of October 30, 2025, between Viking and Continental Stock Transfer & Trust Company, as trustee.

“U.S.” means the United States of America.

“Viking” means Viking Acquisition Corp. I, a Cayman Islands exempt company.

“Viking Class A Ordinary Shares” means, prior to the Continuation, Class A ordinary shares of Viking, par value $0.0001 per share.

“Viking Class A Shares” means (a) for all periods prior to the Continuation, Viking Class A Ordinary Shares, and (b) for all periods from and after the Continuation until amended pursuant to the Plan of Arrangement, the Class A Common Shares in the capital of NorthStar.

“Viking Class B Ordinary Shares” means, prior to the Continuation, Class B ordinary shares of Viking, par value $0.0001 per share.

“Viking Class B Shares” means (a) for all periods prior to the Continuation, Class B Ordinary Shares, and (b) for all periods from and after the Continuation Class B Common Shares in the capital of NorthStar.

“Viking Common Shares” means, collectively, the Viking Class A Shares and the Viking Class B Shares.

“Viking Founder Shareholders” means the holders of the Viking Founder Shares.

“Viking Founder Shares” means the Viking Class B Shares or the Viking Class A Shares issued upon conversion of the Viking Class B Shares.

“Viking IPO” means the initial public offering of Viking consummated on November 3, 2025.

“Viking Ordinary Shares” means, collectively, the Viking Class A Ordinary Shares and the Viking Class B Ordinary Shares.

“Viking Private Placement” means the private placement of Viking Private Placement Units consummated concurrently with the Viking IPO.

“Viking Private Placement Units” means units of Viking sold in a private placement consummated concurrently with the Viking IPO, each unit comprised of one Viking Class A Share and one-third of one Viking Public Warrant.

“Viking Private Warrant” means a warrant to purchase one Viking Class A Share at an exercise price of $11.50 per share sold in a private placement consummated concurrently with the Viking IPO.

“Viking Private Warrant Agreement” means that certain Private Warrant Agreement, dated October 30, 2025, by and between Viking and Continental Stock Transfer & Trust Company.

“Viking Public Shareholders” means the holders of Viking Public Shares that were eligible to have all or a portion of their Viking Public Shares redeemed in connection with the Business Combination.

“Viking Public Shares” means the Viking Shares included in units of Viking sold in the Viking IPO.

“Viking Public Units” means units of Viking sold in the Viking IPO, each unit comprised of one Viking Class A Share and one-third of one Viking Public Warrant.

“Viking Public Warrant” means a warrant to purchase one Viking Class A Share at an exercise price of $11.50 per share included in a Viking Public Unit sold in the Viking IPO.

“Viking Public Warrant Agreement” means that certain Public Warrant Agreement, dated October 30, 2025, by and between Viking and Continental Stock Transfer & Trust Company.

“Viking Shares” means, collectively, the Viking Ordinary Shares.

“Viking Warrant Agreement” means, collectively, the Viking Public Warrant Agreement and the Viking Private Warrant Agreement.

“Viking Warrants” means, collectively, the Viking Public Warrants and the Viking Private Warrants.

ABOUT THIS PROSPECTUS

This document forms part of a registration statement on Form F-1 filed with the SEC by NorthStar using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We may also use the shelf registration statement to issue up to 2,219,998 Common Shares that may be issued upon the exercise of the NS Warrants. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus, except with respect to amounts received by us upon exercise of the NS Warrants to the extent such NS Warrants are exercised for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. You should read carefully this entire prospectus, including information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus. Unless the context otherwise requires, the terms “NorthStar,” the “Company,” “we,” “us” and “our” in this prospectus refer to NorthStar Earth & Space Enterprises, Inc. and its consolidated subsidiaries.

Overview

NorthStar is a data analytics company developing a dedicated infrastructure for space-based Space Situational and Domain Awareness (“SSDA”). We are a highly differentiated space data analytics company that monitors activity in space and provides early detection and tracking of active space threats that come from deliberate maneuvers in space. We fuse optical data from third-party spacecrafts that host sensors dedicated to our mission and designed to our specifications with other satellite-based sensors and combine these inputs with ground-based radar, optical, and RF data from partner networks, delivering real-time resident space object (“RSO”) detection, tracking, and analytics to defense, civil-space, and commercial operators. Our extensive development portfolio includes orbital dynamics and machine learning algorithms for a variety of applications for SSDA and space traffic management (“STM”).

Risk Factor Summary

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section of this prospectus entitled “Risk Factors.” In particular, such risks include, but are not limited to, the following:

Risks Related to Our Business

•        Our constellation expansion depends on the successful launch of host satellites carrying our sensors, and launch failures or delays could significantly set back our deployment schedule and revenue trajectory.

•        Increasing orbital congestion and debris, as well as satellite malfunctions, pose risks to our sensor-hosting satellites and could disrupt our ability to collect SSDA data.

•        Errors or failures in our SSDA analytics that contribute to satellite collisions or mission failures could expose us to significant product liability claims and reputational harm.

•        Solar activity, space weather, and adverse atmospheric phenomena could damage our sensors, disrupt data collection and communications, or interrupt ground station operations.

•        Failure to maintain a reputation for accurate, timely, and reliable SSDA data could irreparably harm our competitive position in defense and commercial markets.

•        Our AI and machine learning models may produce inaccurate outputs that adversely affect collision avoidance and customer decision-making.

•        We depend on a limited number of vendors and specialized supply chain components, and disruptions to these relationships could impair our operations.

•        Our strategic partnerships with satellite operators, sensor manufacturers, launch providers, and data partners may underperform or fail to deliver expected capabilities.

•        Our ability to perform on U.S. government contracts depends on our company, employees and subcontractors maintaining required security clearances, and the loss of, or failure to obtain, necessary clearances could impair our operations.

•        Scaling our operations and managing future growth effectively is uncertain, and failure to scale our organization, systems, and processes in line with our growth could harm our business.

•        We face intense competition from established defense contractors, government agencies, and well-funded emerging space companies, and increased competition or the emergence of alternative data sources could erode our competitive position.

•        Geopolitical risks, international regulatory shifts, and restrictions on cross-border data flows could adversely affect our global operations and customer relationships.

•        Recruiting and retaining qualified scientific, engineering, and operational personnel in a competitive talent market may be challenging and could impede execution of our strategy.

Risks Related to Our Capital Resources

•        We have a history of operating losses and negative cash flow and may not achieve or sustain profitability for the foreseeable future, and we may be unable to adequately plan and manage our costs as we scale.

•        Our actual operating results may differ significantly from any guidance we may provide.

•        Our revenue growth may be slower than anticipated due to the early-stage nature of our business, and a delayed revenue ramp could weaken our financial position for an extended period.

•        We will likely require additional equity or debt financing to fund our operations, constellation expansion, and growth initiatives, and such financing may not be available on acceptable terms or at all.

•        Our sales efforts require considerable time and expense, and our sales cycles are often long and unpredictable, which makes it difficult to forecast revenue and manage our business.

•        Our results of operations are subject to significant period-to-period fluctuations and may not be reliable indicators of future performance.

•        Operating across multiple jurisdictions exposes us to foreign exchange fluctuations that could adversely affect our financial results.

•        Our revenue may be concentrated in a small number of large government contracts, and changes in government spending priorities or procurement delays could materially reduce demand for our SSDA services.

•        Actual results may differ materially from our expectations due to factors beyond our control, and our transition from demonstration-phase to operational contracts is uncertain.

•        Changes in government spending priorities, defense budget reductions, or shifts in space policy could materially reduce demand for our SSDA services.

Risks Related to Legal and Regulatory Matters

•        Government contracting involves significant compliance obligations, audit rights, and regulatory requirements that increase our costs and expose us to the risk of contract penalties, suspension, or debarment.

•        We are subject to anti-corruption, anti-bribery, anti-money laundering, and economic sanctions laws across multiple jurisdictions, and non-compliance could expose us to severe penalties and reputational harm.

•        Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on our business and could increase the cost of components for our sensor payloads.

•        We are subject to environmental laws and regulations, and failure to comply with these requirements or changes in applicable environmental standards could impose additional costs and operational constraints.

•        Multi-jurisdictional tax obligations, intercompany transfer pricing, and potential changes in tax law could adversely affect our financial results.

•        We are subject to, or may in the future become subject to, legal proceedings and litigation that could be costly, time-consuming, and distracting.

Risks Related to Technology, Privacy and Intellectual Property

•        We rely on third-party licenses for technology and intellectual property that are critical to our platform, and the loss or adverse modification of those licenses could disrupt our operations.

•        Third parties may assert intellectual property infringement claims against us, and we may be subject to claims that our employees have misappropriated trade secrets or proprietary information from former employers.

•        Our intellectual property applications in applicable jurisdictions may not be granted, and we face risks that third parties may challenge or circumvent our issued patents.

•        Our handling of sensitive government, defense, and personal data subjects us to complex and evolving data privacy and protection laws, and non-compliance could result in significant penalties and loss of government contracts.

•        We may not be able to adequately protect or enforce our intellectual property rights, our applications may not be granted, and we currently enjoy only limited geographical patent protection.

•        We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties, and our confidentiality and assignment agreements may be insufficient.

•        Our analytics platform incorporates open-source software components, which may expose us to security vulnerabilities, licensing obligations, and the risk of being required to publicly disclose proprietary source code.

•        Cybersecurity threats targeting our software, networks, cloud infrastructure, or mission data could disrupt our operations and expose sensitive defense-related information.

•        Software errors or outages in our mission systems, analytics platform, or customer-facing tools could interrupt services, and data corruption or telemetry loss could impair our product reliability and erode customer confidence.

Risks Related to Securities Ownership

•        NorthStar may become, a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

•        The price of NorthStar’s securities may be subject to significant fluctuations, based on various factors including an inability to achieve milestones set forth by management, quarterly or annual fluctuations in results of operations, financial results which deviate from analysts’ expectations, general economic conditions, legislative changes, changes in business prospects, developments that affect the industry as a whole, the breadth of the public market for NorthStar’s securities, the attractiveness of alternative investments, and other events and factors that are beyond NorthStar’s control.

•        Future sales of shares by shareholders could cause NorthStar’s stock price to decline.

•        NorthStar’s governance documents permit it to issue an unlimited number of common shares without seeking approval of the shareholders. NorthStar may complete additional financings in the future, which may have a dilutive or negative effect on existing shareholders.

•        As a foreign private issuer of securities in the United States, NorthStar is permitted to and has adopted certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American Company Guide; these practices may afford less protection to shareholders than they would enjoy if NorthStar complied fully with the NYSE American Company Guide.

•        NorthStar may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.

•        NorthStar’s securities may be subject to restrictions on resale in Canada.

•        Canadian law and NorthStar’s governance documents contain certain provisions which limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

•        NorthStar’s governance documents provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to its internal affairs are required to be litigated in the Province of Québec, Canada, and contain an exclusive federal forum provision for certain claims under the Securities Act, which could limit your ability to obtain a favorable judicial forum for disputes with NorthStar.

•        As a company organized under the CBCA, with some of its directors and officers residing outside of the United States, it may be difficult for investors to enforce civil liabilities against NorthStar based solely upon the federal securities laws of the United States.

Risks Related to Being a Public Company

•        NorthStar incurs significant expenses and administrative burdens as a public company, compared to our historical expenses in similar areas, which could have an adverse effect on NorthStar’s business, financial condition and results of operations.

•        Some members of our management have limited experience in operating within a public company environment.

•        The failure of NorthStar to establish and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and/or NI-52-109 could impair its ability to produce accurate financial statements and other disclosures on a timely basis and could have a material adverse effect on its business and the market price of Common Shares.

•        We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness or otherwise fail to maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our stock price and access to the capital markets.

•        NorthStar’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

•        Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require NorthStar to change its compensation policies.

Corporate Information

We were incorporated under the name Viking Acquisition Corp. I on July 24, 2025 as a Cayman Islands exempted company. Upon the Closing, we continued as a corporation existing under the Canada Business Corporations Act and changed our name to NorthStar Earth & Space Enterprises, Inc. Our principal executive office is located at 384 Rue Saint-Jacques #300, Montreal, Quebec H2Y 1S1, Canada, and our telephone number is (514) 595-7474. Our website address is https://northstar-data.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”), was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including (i) being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions, (ii) not being required to have our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), (iii) certain reduced disclosure requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, (iv) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, and (v) exemptions from the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2031 (the last day of the fiscal year ending after the fifth anniversary of the effectiveness of Viking’s IPO registration statement).

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Shares may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors — Risks Related to Being a Public Company.”

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Issuer	NorthStar Earth & Space Enterprises, Inc. (formerly known as Viking Acquisition Corp. I)
Securities Offered by the Selling Securityholders	• 28,146,709 Common Shares; • 2,219,998 Common Shares issuable to certain securityholders upon the exercise of NS Warrants; and • 219,998 NS Warrants.
Use of Proceeds

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except to the extent the NS Warrants are exercised for cash. We may receive an aggregate of up to $25,529,977 from the exercise in full of the NS Warrants for cash. We expect to use the net proceeds from the exercise of the NS Warrants, if any, for general corporate purposes. See “Use of Proceeds” in this prospectus for more information.

Market for our Securities	Our Common Shares are listed on NYSE American under the symbol “NSTR.” The NS Warrants are listed on NYSE American under the symbol “NSTR.WS.”
Risk Factors	See “Risk Factors” and other information included elsewhere in this prospectus for a discussion of factors you should consider before investing in our securities.

In this prospectus, unless otherwise indicated, the number of Common Shares outstanding is as of the Closing and is based on 41,322,854 Common Shares issued and outstanding as of the Closing Date and excludes:

•        10,886,643 Common Shares reserved for issuance upon exercise of the NS Warrants;

•        5,301,980 Common Shares reserved for issuance under the NorthStar Earth & Space Enterprises, Inc. 2026 Long-Term Incentive Plan, plus any annual increases under the terms thereof; and

•        652,084 Common Shares reserved for issuance pursuant to Options existing as of the Closing Date.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws and “forward-looking information” for purposes of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect NorthStar’s current views with respect to, among other things, its capital resources, performance and results of operations. Likewise, all of NorthStar’s statements regarding anticipated growth in operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward looking.

The forward-looking statements contained in this prospectus reflect NorthStar’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        market risks;

•        NorthStar’s business relationships, performance, and business generally;

•        failure to realize the anticipated benefits of the Business Combination;

•        failure to maintain the listing of NorthStar’s securities on NYSE American;

•        the risk that the price of NorthStar’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, national security tensions, and macro-economic and social environments affecting its business;

•        laws and regulations governing NorthStar’s research and development activities, and changes in such laws and regulations;

•        any failure to commercialize NorthStar’s service offering on the expected timeline or at all;

•        environmental regulations and legislation;

•        the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues;

•        fluctuations in currency markets;

•        NorthStar’s ability to complete and successfully integrate any future acquisitions;

•        increased competition in the commercial space industry; and

•        limited supply of materials and supply chains disruptions.

The forward-looking statements contained herein are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause NorthStar’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statements, please see the section entitled “Risk Factors.” There may be additional risks that NorthStar does not presently know or that NorthStar currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in making these forward-looking statements prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. While such forward-looking statements reflect NorthStar’s good faith beliefs, they are not guarantees of future performance. NorthStar disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to NorthStar.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein, before deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, cash flows, financial condition, results of operations and future prospects. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial may also impair our business or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our constellation expansion depends on the successful launch of host satellites carrying our sensors, and launch failures or delays could significantly set back our deployment schedule and revenue trajectory.

Although NorthStar does not own or operate launch vehicles, our constellation expansion plans are directly dependent on the successful launch of satellites operated by our hosted-payload partners. A launch failure would result in the permanent loss of the affected sensors and would require us to procure, integrate, and arrange for the launch of replacement sensors, a process that typically takes twelve to twenty-four months or longer. Our planned expansion of our sensor constellation, with the next deployment phase targeted for late 2027 or early 2028, is subject to the launch schedules, vehicle availability, and technical readiness of our hosted-payload partners. Any material delay in our planned sensor deployments would postpone our ability to achieve the revisit rates and orbital coverage required to meet customer service-level commitments, potentially jeopardizing existing contracts. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

Our ability to execute our constellation expansion plan is critically dependent on the reliability of our hosted-payload partners’ launch programs. We have limited contractual recourse in the event of a launch failure, and replacement timelines are subject to the availability of suitable host satellites, the negotiation of new hosted-payload agreements, and the lead times required for sensor fabrication and qualification. A significant launch failure during our planned 2027 expansion phase could result in a multi-year delay in achieving the orbital coverage and revisit rates required to satisfy our contracted service levels, which could trigger customer termination rights and require us to negotiate revised commercial arrangements at less favorable terms. Furthermore, launch insurance may not fully compensate us for the commercial losses associated with a delay, as lost revenue, contract penalties, and reputational harm are typically not covered by standard launch insurance policies.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Sensor integration with third-party host satellites involves complex interface requirements and qualification processes that may cause delays or additional costs.

Integrating our optical sensors as hosted payloads on third-party satellites requires detailed mechanical, electrical, thermal, and data interface agreements, followed by environmental qualification testing, vibration and thermal-vacuum testing, electromagnetic compatibility testing, and integration reviews. Host satellite operators may impose requirements on our sensors that require redesign or modification. Changes in host satellite design, launch vehicle, or orbit can also require re-qualification of our sensors. These processes introduce schedule risk and cost uncertainty. Integration delays or failures can affect not only NorthStar’s sensor deployment but also the launch schedule of the host satellite, potentially straining our relationship with the host operator and triggering contractual penalties. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The interface requirements for hosted payloads are highly specific to each host satellite bus and are subject to change as the host satellite design matures. In some cases, we have been required to redesign or modify sensor components to accommodate late design changes imposed by host satellite operators, resulting in cost overruns and schedule slippage. Environmental qualification testing is particularly time-consuming, as each qualification campaign must demonstrate that our sensor does not interfere with the host satellite’s systems and can survive the mechanical and thermal environments associated with launch and on-orbit operations. Failures during qualification testing can require re-engineering and re-testing, and potentially remanifesting payloads, further extending timelines and increasing costs. These risks are compounded by the fact that our sensors are hosted on satellites owned and operated by third parties whose engineering schedules and priorities we do not control.

Our dependence on ground stations, communications infrastructure, and telemetry systems creates single points of failure that could interrupt our operations.

Our operations rely on ground-based infrastructure, including ground stations for satellite command and control, communications links for downlinking sensor data, and mission-control systems for tasking, scheduling, and data processing. Failure, interruption, or compromise of any of these elements — including but not limited to equipment failure, software defect, power outage, natural disaster, cyber attack, or physical damage — could impair our ability to operate sensors, receive data, or deliver analytics to customers. We rely in part on third-party infrastructure providers and commercial communications networks for ground station access and data transport, and disruptions affecting those providers could impact our operations with little advance warning. Because our sensors are hosted on third-party satellites, our ability to implement contingency command-and-control procedures may be constrained by the operating protocols of the host satellite operator, limiting our flexibility to respond quickly to ground infrastructure failures. A prolonged outage of critical ground infrastructure could result in contract breach, loss of customer confidence, and reputational harm. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our ground segment infrastructure includes facilities in Montreal, McLean (Virginia), and Luxembourg, as well as access to commercial ground station networks operated by third parties. We have invested in redundancy measures to reduce the risk of a single point of failure, but our redundancy capabilities are limited relative to those of larger constellation operators. Certain mission-critical functions, such as the execution of time-sensitive sensor tasking commands, require near-real-time ground-to-satellite uplinks that cannot be easily rerouted if primary communications links are unavailable. In addition, our reliance on third-party commercial networks for data downlink means that we are subject to service interruptions caused by factors entirely outside our control, including provider outages, bandwidth congestion, and changes in the commercial terms under which network access is provided. A prolonged disruption to any element of our ground segment could affect our ability to collect, process, and deliver Space Situational and Domain Awareness (“SSDA”) data to our customers.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our business depends on the continued and expanded operation of our hosted-payload sensor network, and any disruption to those sensors or the satellites hosting them could materially impair our ability to deliver services.

NorthStar delivers its SSDA services through optical sensors hosted on satellites operated by third parties. We do not own or operate the satellites on which our sensors are hosted. As a result, the availability, performance, and continuity of our core data collection capability depend on factors largely outside our control, including the operational status of host satellites, the willingness and ability of host satellite operators to comply with their obligations to us, and the health of the broader commercial small-satellite ecosystem. Any satellite malfunction, orbital maneuver, change in operations, or premature decommissioning by a host satellite operator could reduce or eliminate our data collection capacity from affected sensors. Our contractual dispute with Spire Global Subsidiary, Inc. (“Spire”) arising from an alleged failure by Spire to operate satellites in accordance with our constellation services framework agreement (the “Spire Agreement”) illustrates the operational and legal risks attendant on this dependency. Please see “Business — Legal Proceedings” for further information. We cannot assure you that similar disputes with current or future hosted-payload partners will not arise, or that we will be able to successfully resolve them on favorable terms or in a timely manner. A sustained loss of access to a significant portion of our sensor network could materially impair our service delivery, harm customer relationships, and adversely affect our revenue and financial condition.

Our dependency on third-party host satellite operators creates a structural vulnerability in our business model that distinguishes us from operators of dedicated satellite constellations. Operators of dedicated constellations can respond to satellite failures by activating spare satellites, adjusting orbital configurations, or accelerating replacement launches. We lack these options. If a host satellite operator decides to decommission a satellite early, change its orbital plane, alter its operations in a manner that interferes with our sensor’s performance, or simply fails to meet its contractual obligations to us, we must negotiate a replacement hosting arrangement from scratch — a process that can take twelve to twenty-four months. Our contractual dispute with Spire illustrates the practical difficulty of enforcing hosted-payload agreements and the operational disruption that can result when a hosting relationship deteriorates. We may face similar disputes with our other hosted-payload partners, and there is no guarantee that we will be able to resolve any such disputes on terms that preserve our service delivery capabilities.

We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects. We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate. The risks described above may be exacerbated by our early-stage operating history and the limited resources available to us relative to more established competitors.

Increasing orbital congestion and debris, as well as satellite malfunctions, pose risks to our sensor-hosting satellites and could disrupt our ability to collect SSDA data.

The space environment is becoming increasingly congested. Despite the role our SSDA services play in helping operators avoid collisions, our own sensor-bearing satellites are subject to the same collision risks we help others manage. A collision involving a host satellite could destroy the satellite and any NorthStar sensor aboard it, contributing to a cascading debris field that would further threaten other assets in the affected orbital regime. Beyond collision risk, satellites and the sensors hosted aboard operate in a harsh environment characterized by radiation exposure, extreme thermal cycling, microgravity effects, and charged-particle bombardment. These conditions can cause progressive or sudden degradation of electronics, solar power systems, propulsion units, attitude-control systems, and optical sensors. Any such degradation or failure could result in partial or total loss of data collection capability from one or more sensors. Unlike operators that own their constellation and can replace satellites on their own schedule, NorthStar depends on third-party host satellite operators to maintain and, if necessary, replace satellites hosting our payloads. We carry insurance to partially offset risks of this nature, but insurance may not be available in sufficient amounts, may be subject to coverage exclusions, or may be insufficient to compensate for the full operational and commercial losses resulting from a significant event. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The increasing density of objects in low Earth orbit — including active satellites, decommissioned spacecraft, and debris fragments — creates a growing collision risk for all space assets, including the satellites on which our sensors are hosted. Collision avoidance maneuvers performed by host satellite operators to protect their satellites can alter the orbital parameters of our sensors in ways that affect our data collection geometry and revisit rates, potentially without advance notice to us. In addition, the Kessler syndrome scenario — in which collisions generate debris that causes further collisions in a cascading chain — poses a systemic risk to the entire low Earth orbit environment that could affect multiple host satellites simultaneously. We cannot guarantee that the collision avoidance procedures of our host satellite operators will be effective in protecting their satellites with our hosted sensors from collision events, nor that insurance proceeds will adequately compensate us for the commercial losses resulting from such events.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Errors or failures in our SSDA analytics that contribute to satellite collisions or mission failures could expose us to significant liability claims and reputational harm.

NorthStar’s conjunction screening, collision avoidance analytics, and proximity operations monitoring services are used by satellite operators and defense agencies to make decisions that directly affect the safety and operational continuity of space assets. If an error in our data products contributes to a satellite collision, a mission failure, or the loss of a defense asset, we could face significant liability claims from affected satellite operators, their insurers, or government customers. Our customer contracts typically include limitations of liability and disclaimers of warranty, but these provisions may not be enforceable in all jurisdictions or circumstances. Our professional liability and errors-and-omissions insurance may not cover all categories of claim or may be insufficient in amount to cover losses arising from a significant event. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

The potential consequences of an analytics failure extend beyond direct financial liability. Our reputation in the defense and civil-space community is built on the demonstrated accuracy and reliability of our data products. A single high-profile error — particularly one that contributes to a satellite collision or a mission failure — could result in loss of key government contracts, exclusion from future procurements, and a fundamental loss of customer confidence that would be extremely difficult to rebuild. The interconnected nature of the defense contracting community means that a failure affecting one government customer may become known to other current and prospective customers, amplifying the reputational consequences. In addition, government customers operating classified programs may be unable to discuss the details of any failure publicly, which could prevent us from providing a complete public explanation of the circumstances and further damage our reputation among observers who are aware of the incident but not its cause.

Solar activity, space weather, and adverse atmospheric phenomena could damage our sensors, disrupt data collection and communications, or interrupt ground station operations.

Solar flares, radiation storms, coronal mass ejections, and elevated geomagnetic activity can damage satellite electronics, degrade sensor performance, and disrupt ground-to-space and space-to-ground radio frequency communications. Heightened solar activity increases atmospheric drag in low Earth orbit, altering satellite trajectories in ways that affect the accuracy of orbit-determination models and trajectory propagation, which are core components of our SSDA analytics. Our hosted-payload sensors have limited radiation shielding given the mass and volume constraints imposed by host satellites, which may make them more vulnerable to radiation damage than purpose-built systems. A severe space weather event affecting multiple sensors simultaneously could significantly reduce our constellation capacity. In addition, our ground stations are subject to weather-related outages caused by extreme precipitation, high winds, lightning, ice accumulation, and other atmospheric events, and cloud cover and atmospheric turbulence can reduce the volume and quality of observations available for fusion into our analytics. Sustained or repeated disruptions to our data collection pipeline could cause us to miss service-level commitments, potentially triggering contract remedies or customer dissatisfaction. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

Space weather events are, by their nature, difficult to predict with sufficient advance notice to allow meaningful mitigation. While space weather forecasting capabilities have improved, the lead time available before a significant solar event may be insufficient to allow protective actions such as placing satellites in safe mode or suspending sensor operations. Our hosted-payload sensors have limited radiation shielding given the mass and volume constraints imposed by host satellite operators, which may make them more vulnerable to single-event upsets and cumulative radiation damage than purpose-built dedicated space systems with more generous mass budgets. The current solar cycle is expected to remain active through the mid-2020s, increasing the frequency and severity of space weather events during our planned constellation expansion period. A severe space weather event during a period of active constellation deployment could simultaneously damage multiple sensors and disrupt the ground communications infrastructure needed to assess the extent of the damage and coordinate a response.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Failure to maintain a reputation for accurate, timely, and reliable SSDA data could irreparably harm our competitive position in defense and commercial markets.

Our business fundamentally depends on the trust of customers who make mission-critical decisions based on our analytics. A significant error in our data products, a prolonged service outage, or a miscalculation of conjunction probability could severely damage our reputation in ways that would be extremely difficult to remediate. The defense and civil-space customer community is relatively small and interconnected, and a single high-profile service failure could affect our relationships with multiple current and prospective government customers simultaneously. The reputational consequences of a data quality failure in the national security space sector are amplified by the classified nature of some of our customers’ programs, which may prevent us from fully explaining the circumstances of a failure. Reputation in the defense contracting sector is closely tied to program performance history that follows a company through successive procurement cycles. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

The defense and civil-space customer community evaluates vendors not only on the basis of current performance but also on the basis of historical reliability and program track record. A reputational setback early in our post-Business Combination operating history could affect our ability to win competitive procurements for years after the underlying incident has been resolved. The classified nature of certain defense programs means that even if we perform well on those programs, we cannot leverage that performance publicly to build our reputation in the broader market. Conversely, if we experience a failure on a classified program, we may be limited in our ability to explain the context and circumstances to other customers or investors, potentially creating an adverse inference that is more damaging than the underlying facts would warrant.

Our artificial intelligence (AI) and machine learning models may produce inaccurate outputs that adversely affect collision avoidance and customer decision-making.

NorthStar’s analytics platform relies on AI and machine learning models for orbit determination, maneuver detection, anomaly identification, pattern-of-life analysis, and conjunction probability assessment. These models are trained on historical data and may not perform accurately under novel conditions. Machine learning models can also be sensitive to distributional shifts in their input data that may not be immediately apparent to operators. Outputs from our AI models influence critical decisions by satellite operators and defense agencies, including decisions to perform collision-avoidance maneuvers. Inaccurate model outputs could lead to unnecessary fuel expenditure, missed collision warnings, or incorrect threat assessments, any of which could harm our customers and expose us to liability or loss of contract. The regulatory landscape for AI in defense and national security applications is evolving, with new frameworks being developed for the testing, validation, and responsible use of AI in high-stakes decision environments. Compliance with new AI governance requirements may require significant investment in model documentation, explainability, and audit capabilities. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our AI and machine learning systems are integrated across our entire analytics pipeline, from raw sensor data ingestion through orbit determination, catalog maintenance, conjunction probability assessment, and anomaly detection. The interdependence of these systems means that errors introduced at an early stage of the pipeline can propagate and compound through subsequent processing steps, potentially producing outputs that appear internally consistent but are materially incorrect. We conduct validation testing and maintain human oversight of our automated systems, but the volume and cadence of data processing required by our operational systems makes it impractical to manually verify every output. The regulatory environment governing the use of AI in defense applications is evolving rapidly, and new frameworks requiring enhanced model documentation, explainability, and audit capabilities may require significant investment in our AI governance infrastructure before we can demonstrate compliance to government customers.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

We depend on a limited number of vendors and specialized supply chain components, and disruptions to these relationships could impair our operations.

Our optical sensors incorporate highly specialized components sourced from a limited number of vendors, some of which are sole-source suppliers with no readily available alternative. Sole-source vendors have significant leverage over pricing, delivery timelines, and contractual terms, and may prioritize other customers over NorthStar in the event of capacity constraints. The global supply chain for space-grade components is subject to disruptions, including but not limited to disruptions from geopolitical tensions, export control restrictions, semiconductor shortages, raw material constraints, and manufacturing yield limitations. Delivery timelines for custom space-grade components can be lengthy, and component obsolescence is a risk, as certain radiation-hardened components may be discontinued without adequate notice, requiring costly redesign and requalification efforts. A vendor bankruptcy, acquisition, discontinuation of a product line, or export-control-related restriction on supply could require us to identify and qualify alternative suppliers, a process that can take a year or more for space-grade components and may require regulatory re-certification of affected sensors. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

The concentration of specialized component supply among a small number of vendors reflects the limited commercial market for space-grade hardware, which has historically been dominated by government-funded programs with limited production volumes. This market structure gives established suppliers significant pricing power and the ability to impose long lead times that we cannot easily circumvent. We have sought to maintain safety stocks of critical components where feasible, but the cost of holding large component inventories is significant, and the risk of component obsolescence means that inventory accumulated in advance of need may not be compatible with future sensor designs. Export control regulations, including ITAR and the EAR, impose additional complexity on the procurement of certain specialized components from non-U.S. suppliers, and changes in the export control classification of key components could require us to obtain additional licenses or to identify domestic alternatives at higher cost.

Our strategic partnerships with satellite operators, sensor manufacturers, launch providers, and data partners may underperform or fail to deliver expected capabilities.

NorthStar’s asset-light business model is fundamentally dependent on the performance and reliability of a network of strategic partnerships across the value chain. These include hosted-payload satellite operators, sensor manufacturers and integration partners, ground-based radar and RF data providers, launch providers, and cloud and computing infrastructure providers. Contracts cannot fully protect against all forms of partner underperformance, and legal remedies are typically inadequate compensation for the operational disruption caused by a partnership failure. Partners may experience their own financial difficulties, be acquired by competitors, reprioritize their business focus, or face regulatory or technical constraints that impair their ability to perform. The failure or sustained underperformance of any key partnership could create service delivery gaps, impair our orbital catalog, delay our constellation expansion, and harm our relationships with government and commercial customers. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our asset-light business model is predicated on the assumption that our network of strategic partners will perform reliably and in accordance with their contractual obligations. In practice, the performance of complex technology partnerships is difficult to fully specify in a contract, and disputes about the scope and quality of performance are common. Partners who are themselves operating under financial stress may reduce investment in the capabilities that underpin their obligations to us, potentially degrading their performance in ways that do not clearly constitute a breach but nonetheless affect the quality of the services we receive. In addition, the consolidation of the commercial space industry — through acquisitions, mergers, and bankruptcies — can result in our partners being acquired by entities with different strategic priorities that may be less committed to fulfilling existing hosted-payload or data-sharing arrangements. We may have limited remedies in such situations, particularly if the acquiring entity assumes our contracts at face value but deprioritizes their performance.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our ability to perform on U.S. government contracts depends on our company, employees and subcontractors maintaining required security clearances, and the loss of, or failure to obtain, necessary clearances could impair our operations.

Certain of our U.S. government contracts require our employees and subcontractors to hold personal security clearances at various classification levels. The security clearance investigation and adjudication process can take many months to complete. Clearances can be denied, suspended, or revoked based on personal conduct, financial issues, foreign contacts, or other adjudicative factors, and cleared employees may leave for other positions. If key employees responsible for performing cleared work are unable to obtain or maintain required clearances, we may be unable to perform under affected contracts, may need to replace cleared personnel on short notice, or may be required to restructure our performance approach in costly and disruptive ways. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The adjudication of security clearance applications and the investigation of clearance renewals are conducted by government agencies whose timelines and decisions are not subject to external review or appeal in most circumstances. We have experienced delays in clearance processing for certain employees, and there is no guarantee that we will be able to obtain clearances for all personnel whose roles require access to classified information. In addition to personal security clearances, certain of our U.S. government contracts require us to maintain a facility security clearance, which is itself subject to renewal and is sensitive to changes in our corporate ownership structure. Our Canadian corporate structure and the introduction of new shareholders may require additional Foreign Ownership, Control or Influence (FOCI) mitigation measures including imposition of a proxy board or other operational requirements that could affect our facility security clearance status and limit the classified work we are authorized to perform.

Scaling our operations and managing future growth effectively is uncertain, and failure to scale our organization, systems, and processes in line with our growth could harm our business.

As we expand our sensor constellation, broaden our customer base, and deepen our presence in the United States, Canada, and Europe, our operational complexity will increase substantially. We may encounter challenges in scaling our operational processes, information systems, and internal controls at a pace that matches our growth. Our management team has not previously managed a company of the scale we are seeking to become, and we cannot assure you that we will be able to successfully manage the organizational, operational, and financial complexity that accompanies rapid growth. Failure to effectively manage this scaling could result in service delivery failures, contractual non-compliance, loss of government authorizations, or internal control deficiencies. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The complexity of scaling a multi-jurisdictional space analytics business is compounded by the specialized nature of our workforce, the technical depth of our product suite, and the regulatory requirements of our government customers. Our internal systems and processes were designed to support a smaller organization, and we may need to make substantial investments in enterprise resource planning, financial reporting, compliance infrastructure, and human resources capabilities to support our planned growth trajectory. Failure to make these investments in a timely manner could result in operational inefficiencies, compliance failures, and service delivery gaps that impair our relationships with customers and regulatory authorities. The challenges of rapid organizational growth are particularly acute in the defense sector, where the loss of a key program manager or technical lead can disrupt ongoing government programs in ways that are difficult to remediate and that can affect our competitive standing in future procurement competitions.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

We face intense competition from established defense contractors, government agencies, and well-funded emerging space companies, and increased competition or the emergence of alternative data sources could erode our competitive position.

The market for space domain awareness, space situational awareness, and related data analytics services is intensely competitive and rapidly evolving. We compete against large, well-resourced defense prime contractors such as Lockheed Martin, Northrop Grumman, Raytheon, and L3Harris, which have existing relationships with defense agencies, established cleared facilities and personnel, and substantially greater financial resources than NorthStar. We also compete against government agencies that provide free or subsidized space object tracking data, and against emerging commercial SSDA companies that have launched dedicated space-based SSA satellites. Competitors are investing in alternative sensing modalities and analytics approaches, including ground-based radar systems, synthetic aperture radar satellites, passive radio-frequency monitoring constellations, and advanced artificial intelligence platforms. These technologies may improve in accuracy, coverage, or cost-effectiveness and could reduce the relative value of our data and services. As more competitors deploy space-based sensors and develop comparable or superior datasets, the uniqueness of our data may diminish, and we may face increased pricing pressure, reduced margins, and challenges in retaining existing customers or winning new contracts. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

The competitive dynamics of the SSDA market are also affected by the actions of government agencies that provide free or subsidized space object tracking data. The U.S. Space Surveillance Network, operated by the U.S. Space Force, provides publicly available conjunction data messages through Space-Track.org that are used by many satellite operators as a baseline for collision avoidance. While NorthStar’s commercial data is intended to offer superior accuracy, coverage, and timeliness relative to government-provided data, we cannot guarantee that commercial customers will consistently value these advantages sufficiently to justify subscription fees for our services. In addition, government investment in enhancing the Space Surveillance Network’s capabilities could reduce the performance gap between government-provided data and our commercial offerings, weakening the commercial case for our products. The emergence of additional commercial SSDA providers — some of which are backed by well-capitalized investors and are deploying dedicated SSA satellites with capabilities that may exceed those of our hosted sensors — increases the competitive pressure on our pricing and market positioning.

Geopolitical risks, international regulatory shifts, and restrictions on cross-border data flows could adversely affect our global operations and customer relationships.

NorthStar’s operations in Canada, the United States, and Luxembourg, and our contracts with U.S., Canadian, and European defense agencies, expose us to risks arising from geopolitical tensions. Changes in the geopolitical relationship between our operating jurisdictions and other major space-faring nations could affect the terms on which we may share data across borders, limit our ability to serve certain customers, or result in the imposition of sanctions or other restrictions that impair our business. The conflict in Ukraine and rising tensions in various regions have heightened the strategic sensitivity of SSDA capabilities and may increase the regulatory and operational complexity of our international activities. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The sensitivity of SSDA data to geopolitical considerations is heightened by the dual-use nature of space situational awareness capabilities. Data that supports collision avoidance for civil satellite operators can also provide intelligence about the orbital characteristics and maneuvering patterns of military satellites operated by foreign governments. As a result, the export, sharing, and commercialization of SSDA data are subject to evolving controls that reflect the geopolitical climate at any given time. Changes in U.S.-China, U.S.-Russia, or NATO-related geopolitical dynamics could result in new export restrictions, licensing requirements, or classification policies that limit our ability to serve certain customers or to share data across our international operations. In addition, our operations in Luxembourg expose us to EU-level data governance requirements that may impose additional constraints on the cross-border transfer of sensitive space data.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Recruiting and retaining qualified scientific, engineering, and operational personnel in a competitive talent market may be challenging and could impede execution of our strategy.

Our business requires personnel with specialized expertise in astrophysics, satellite sensor engineering, orbital mechanics, multi-modal data fusion, machine learning, and defense systems integration. We compete for talent against established aerospace and defense prime contractors, well-capitalized technology companies, and other funded space ventures, many of which offer significantly greater compensation and resources. Our operations in Montreal, McLean (Virginia), and Luxembourg create additional complexity in attracting talent. The loss of any key executive or technical leader could disrupt our strategy, impair continuity of ongoing defense programs, and create uncertainty among our customers and partners. We do not maintain key-person life insurance on our executives. Failure to attract, train, and retain this specialized workforce could delay product development, impair customer delivery, and increase operational risk. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our recruitment challenges are compounded by our current status as a pre-profitability company, which limits our ability to offer the combination of base salary, equity compensation, and career development opportunities that attract top talent in competitive markets. The specialized nature of our workforce requirements — which include orbital mechanics specialists, satellite sensor engineers, multi-modal data fusion experts, and defense systems integrators — means that the pool of qualified candidates is small and heavily recruited by well-resourced competitors. Our geographic footprint across Montreal, McLean (Virginia), and Luxembourg adds further complexity, as candidates with the required technical backgrounds and security clearances may be concentrated in specific labor markets where our competitive position is weaker. We have implemented equity compensation programs and other retention incentives, but these may not be sufficient to prevent key employee departures, particularly following the Business Combination when employees may experience liquidity on their existing equity holdings.

Cost overruns from hosted-payload integration, sensor development, or supply chain disruptions may significantly increase our capital requirements.

Developing, integrating, and deploying hosted sensors on third-party satellites involves complex engineering, interface compatibility requirements, environmental qualification testing, and integration timelines that are difficult to estimate with precision. Cost overruns can result from technical challenges discovered during design or integration, design revisions required by host satellite operators, changes in launch vehicle compatibility, supplier delays, additional environmental testing triggered by integration anomalies, and unforeseen regulatory requirements. Engineering cost overruns in the space sector often compound: a delay in sensor delivery pushes back the launch date or could result in the host launching without us, which may trigger additional hosting fees or require renegotiation or even new negotiations of the hosted-payload agreement, which in turn delays the expected revenue from the sensors and extends the period of negative cash flow. Material cost overruns could require us to raise additional capital sooner than anticipated, potentially on dilutive terms. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

The compounding nature of integration cost overruns is a particular risk in the hosted-payload model. A delay in sensor delivery that pushes back a planned launch date may result in the loss of a launch slot, requiring us to either wait for the next available slot on the same launch vehicle or negotiate a new launch arrangement entirely. Either outcome extends the period during which we bear the costs of sensor production and integration without generating the revenue that the deployed sensor would have produced. In addition, delays in sensor deployment can cause us to miss contracted delivery milestones under our government contracts, potentially triggering remedies ranging from fee reductions to contract termination. The cumulative effect of even modest cost overruns and schedule slippages across multiple sensor programs could require us to raise additional capital sooner than anticipated, potentially on terms that are more dilutive to existing shareholders than we currently project.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Insurance for launch and on-orbit risks may be unavailable, insufficient, or prohibitively expensive.

The market for satellite launch and on-orbit insurance is limited, volatile, and subject to significant capacity constraints. A small number of insurers dominate the space insurance market, and their collective appetite for risk is sensitive to recent loss experience across the industry. Following high-profile satellite or launch failures, insurers can substantially increase premiums, tighten coverage terms, reduce policy limits, or withdraw from the market entirely. NorthStar’s hosted-payload model introduces additional insurance complexity: our sensors are not the primary insured asset on the host satellites, and insurance proceeds from a host satellite loss are typically payable to the satellite operator, not to NorthStar. Our ability to recover the replacement cost of lost sensors may be limited, delayed, or subject to dispute. We cannot guarantee that we will be able to obtain adequate insurance coverage for our sensor assets on commercially reasonable terms, or at all. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The structure of our hosted-payload arrangements creates particular complexity in the context of satellite insurance. Because our sensors are hosted on satellites owned by third-party operators, the primary insurance for the host satellite is placed by the host operator, and any insurance proceeds resulting from a total loss of the satellite are payable to the host operator rather than to us. We may negotiate contractual provisions requiring the host operator to share insurance proceeds attributable to our sensor payload, but the enforceability and adequacy of such provisions may be uncertain, particularly in the context of a total loss settlement where the host operator has its own financial interests to protect. The market for payload-specific insurance is limited, and coverage for the replacement cost of lost sensors may be difficult to obtain at commercially reasonable premiums.

Our services depend on complex multi-source data fusion, and failures in sensors, data pipelines, or analytics algorithms could reduce the accuracy or availability of our products.

NorthStar’s core value proposition is the fusion of optical data from our space-based sensors with radar, optical, and radio-frequency data from third-party ground and space networks to generate high-confidence orbital analytics. This data fusion pipeline is technically complex and depends on the continuous, reliable operation of multiple independent data sources, downlink systems, processing infrastructure, and proprietary algorithms. Failures at any stage can propagate through our pipeline and affect the accuracy, timeliness, or completeness of our SSDA outputs. We also rely on third-party data sources that may be incomplete, delayed, or inaccurate, which could degrade the quality of our analytics and damage customer relationships. Unlike our own space-based optical sensors, we have limited ability to independently verify or cross-check deficiencies in third-party data before those deficiencies propagate through our analytics pipeline. Customers who experience degraded product quality as a result of third-party data failures may not distinguish between deficiencies attributable to our own systems and those attributable to external data sources, and reputational harm could result regardless of the underlying cause. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The data fusion architecture that underlies our SSDA analytics is highly sensitive to the quality and consistency of the input data streams. Our orbital catalog is continuously updated using observations from multiple sources, and the accuracy of our conjunction assessments depends on the coherence of these multi-source inputs. When data from one source is temporarily unavailable or degraded, our algorithms must compensate by relying more heavily on other sources, which may have different accuracy characteristics, coverage patterns, or latency profiles. This compensation introduces additional uncertainty into our outputs that may not be immediately apparent to customers. Furthermore, our algorithms are calibrated on historical data patterns, and changes in the orbital environment — such as the deployment of large new satellite constellations or the fragmentation of existing satellites — can alter the statistical properties of our input data in ways that reduce the reliability of our existing calibrations.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

The commercial market for SSDA services is still developing, and demand from commercial customers remains uncertain.

While government demand for SSDA services is growing, the commercial market for SSDA products — including services to commercial satellite operators, space insurers, and in-orbit service providers — remains nascent and is not yet characterized by predictable, recurring demand. Commercial satellite operators may underestimate collision risk, rely on free government-provided space surveillance data, or defer investment in third-party SSDA services in the absence of regulatory mandates requiring active collision avoidance. Even where commercial satellite operators, insurers, and in-orbit service providers acknowledge the value of enhanced SSDA data, they may delay purchasing decisions due to budgetary constraints, internal procurement complexity, or the need to integrate external analytics into existing operational workflows. The U.S. government provides publicly available space object tracking data through the Space Surveillance Network and the 18th Space Control Squadron, including conjunction data messages distributed via Space-Track.org. Satellite operators and other potential commercial customers may choose to rely on this government-provided data rather than purchasing our commercial SSDA services. If commercial SSDA demand develops more slowly than anticipated, our revenue growth may be constrained to government contracts, which are subject to their own procurement uncertainties. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The development of the commercial SSDA market has been slower than many industry observers anticipated, in part because the regulatory frameworks that would drive demand for commercial SSDA services — such as mandatory active collision avoidance requirements for commercial satellite operators — have not yet been implemented in most jurisdictions. In the absence of regulatory mandates, satellite operators can delay the adoption of commercial SSDA services without immediate operational consequences, relying instead on free government-provided conjunction data. We believe that increasing orbital congestion will eventually drive demand for higher-quality commercial SSDA data, but the timing and pace of this market development are uncertain, and our financial projections incorporate assumptions about commercial market growth that may prove optimistic if regulatory tailwinds materialize more slowly than we expect.

Our services depend on the continued availability of third-party ground-based radar, RF, and optical telescope data, and the loss of key data providers could materially impair our analytics.

NorthStar’s data fusion pipeline incorporates observational data obtained from third-party ground-based radar networks, radio-frequency monitoring systems, and optical telescope facilities over which we have no operational control. The completeness, timeliness, and accuracy of these external data feeds are subject to outages, sensor failures, calibration errors, transmission delays, and changes in the commercial or contractual terms under which third-party data providers make their data available. If a key third-party data provider reduces the coverage, cadence, or quality of its data, or ceases to make data available to us entirely, the accuracy and completeness of our orbital catalog and conjunction assessments could be materially impaired. Unlike our own space-based optical sensors, we have limited ability to independently verify or cross-check deficiencies in third-party data before those deficiencies propagate through our analytics pipeline. Customers who experience degraded product quality as a result of third-party data failures may not distinguish between deficiencies attributable to our own systems and those attributable to external data sources, and reputational harm could result regardless of the underlying cause. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our data fusion pipeline is designed to degrade gracefully when individual data sources are unavailable, but there are limits to the extent to which our algorithms can compensate for the loss of a major data provider. Certain third-party data sources provide coverage of orbital regimes or object classes that are not well served by other available sources, and the temporary or permanent loss of such a provider could create gaps in our catalog that cannot be readily filled. The commercial terms under which we access third-party data are subject to renegotiation, and we cannot guarantee that renewal terms will be as favorable as our existing arrangements. In addition, some of our third-party data providers are themselves early-stage companies that may face financial difficulties, be acquired by entities that are less willing to provide data to us, or exit the market entirely, leaving us without access to data that currently underpins a portion of our service offering.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Risks Related to Our Capital Resources

We have a history of operating losses and negative cash flow and may not achieve or sustain profitability for the foreseeable future, and we may be unable to adequately plan and manage our costs as we scale.

We have incurred net losses since our inception, including net losses of approximately C$21.2 million for the year ended December 31, 2025 and approximately C$27.4 million for the year ended December 31, 2024. Further, we had negative cash flows from operating activities of approximately $C5.7 million for the year ended December 31, 2025 and approximately $C8.7 million for the year ended December 31, 2024. These losses and negative cash flows are the result of the substantial investments we have made to grow our business. We expect to continue to incur significant losses as we invest in expanding our sensor constellation, hiring personnel, developing new analytics capabilities, and pursuing regulatory approvals and contract opportunities across multiple jurisdictions. Our path to profitability depends on successfully scaling revenues from government and commercial customers at a pace that exceeds the growth of our operating expenses. As we scale our operations, expand our sensor constellation, grow our workforce, and increase our commercial customer base, our total operating expenses will increase substantially. Key cost drivers include personnel costs, computing infrastructure costs, sensor development and hosted-payload integration costs, compliance and administrative costs, and business development costs. While we expect to generate positive cash flows over time, the aforementioned anticipated increased expenditures will make it harder for us to achieve profitability and positive cash flow and we cannot guarantee we will achieve either in the near term or at all. Our current and future operating expenses are also uncertain and impacted by various factors outside of our control, including the impact of inflation, evolving regulatory requirements, raw material availability, and global supply chain challenges. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant operating losses and negative cash flows, and there is no guarantee we will achieve or sustain profitability or positive cash flows. To the extent we have negative cash flows from operating activities in any future periods, all or a portion of the funds raised in connection with the Business Combination and the PIPE Financing may be used to fund such negative cash flows. Even if we are able to successfully develop and scale our products and services, there can be no assurance that we will be commercially successful. See the risk factor entitled “We will likely require additional equity or debt financing to fund our operations, constellation expansion, and growth initiatives, and such financing may not be available on acceptable terms or at all” in this section.

Our actual operating results may differ significantly from any guidance we may provide.

From time to time, we may release guidance in our quarterly earnings releases or otherwise regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which would include forward-looking statements, would be based on projections prepared by our management. Neither our registered public accountants nor any other independent expert or outside party is expected to compile or examine the projections. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, such as pandemics and public health emergencies, global conflicts and the effects of changes to interest rates and inflation on our cost estimates and expectations. Any material change to the assumptions or estimates underlying the projections, or any material overruns or other unexpected increase in costs, could have a material adverse effect on the projections and the guidance on which it is based. Actual results may vary from our guidance and the variations may be material. Investors are urged not to rely upon our guidance in making an investment decision regarding our Common Shares.

The forward-looking statements and guidance we may provide will be based on estimates and assumptions that are subject to significant uncertainty. Our management prepares these estimates using a combination of historical trend analysis, customer pipeline assessment, and market research, but because we have not previously operated as a publicly traded company, our track record in estimating future results in a public company environment is limited. Investors who rely on our guidance in making investment decisions may experience significant losses if actual results differ materially from our projections. The complexity of our business model — which combines government contracting, commercial subscriptions, and data partnership revenues across multiple currencies and jurisdictions — makes accurate financial forecasting particularly challenging.

We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects. We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Adverse macroeconomic conditions, including inflation, rising interest rates, and global economic uncertainty, could reduce demand for our services and impair our ability to access capital markets.

Our business is subject to general macroeconomic conditions that affect both the demand for our services and our ability to finance our operations. Periods of elevated inflation can increase our operating costs in ways that are difficult to pass through to government customers operating under fixed-price contracts. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, and increased costs of labor. Rising interest rates increase the cost of any debt financing we may pursue and can reduce investor appetite for pre-profitability growth companies. A broader economic slowdown or recession could cause commercial satellite operators and insurers to reduce their spending on data and analytics services. Global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing, and deliveries. The Canadian or U.S. governments’ budget deficits and national debts, or an inability to complete the budget process for any government fiscal year and consequently having to operate on a continuing resolution, could further reduce demand for our services. Adverse macroeconomic conditions could simultaneously increase our costs, reduce our revenue opportunities, and impair our access to capital markets. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

Macroeconomic conditions affect our business through multiple channels simultaneously. Elevated inflation increases the cost of our personnel, computing infrastructure, and component procurement, while fixed-price government contracts limit our ability to recover these cost increases. Rising interest rates increase the cost of any debt financing we may need to pursue and reduce the present value of our future cash flows in the eyes of investors, potentially compressing our valuation multiples and increasing the cost of equity capital. A sustained economic slowdown could reduce the willingness of commercial satellite operators and insurers to invest in SSDA services, particularly if their own financial performance is under pressure. Furthermore, macroeconomic uncertainty can lead government customers to defer or reduce discretionary spending on data and analytics services, even in cases where the strategic case for such services is well established.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our revenue growth may be slower than anticipated due to the early-stage nature of our business, and a delayed revenue ramp could weaken our financial position for an extended period.

Our current revenue base, while growing and validated through contracts across multiple government jurisdictions, is not yet sufficient to cover our total operating expenses. Our revenue growth trajectory depends on the successful deployment and commissioning of additional sensors, the successful conversion of pipeline opportunities into contracted recurring services, the maturation of commercial SSDA demand, and the continuation and expansion of our government customer relationships. Our historical growth rates reflect a period of early-stage customer acquisition and market validation that may not be repeatable as our business matures and the market becomes more competitive. Each of these dependencies involves significant uncertainty and timeline risk. A sustained shortfall in revenue relative to our projections would increase our cumulative losses, accelerate our cash consumption, and could require us to raise additional capital on terms that are dilutive or unfavorable to existing shareholders. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our revenue growth plan depends on the successful execution of several distinct initiatives that must proceed approximately in parallel to achieve our projected financial trajectory. We must successfully deploy and commission additional sensors on schedule, convert our existing pipeline of government and commercial prospects into executed contracts, build out our commercial sales organization and customer success capabilities, and manage the transition from smaller demonstration-phase engagements to larger operational recurring revenue contracts. Each of these initiatives faces its own execution risks, and a setback in any one of them can affect the others. For example, a delay in sensor deployment may reduce our ability to demonstrate enhanced service capabilities to prospective customers, extending sales cycles and delaying contract conversions.

We will likely require additional equity or debt financing to fund our operations, constellation expansion, and growth initiatives, and such financing may not be available on acceptable terms or at all.

Our business is capital-intensive. Expanding our sensor constellation requires significant capital expenditure for sensor development, integration, hosted-payload agreement negotiations, and launch services. Continued investment in our analytics platform, data processing infrastructure, and commercial sales capabilities will require additional capital beyond what our current contracts generate. We may need to raise capital through public or private equity offerings, debt financings, government grants, or strategic partnerships. The availability and terms of such financing are subject to capital market conditions, our financial performance, the progress of our commercialization strategy, and investor appetite for space-sector companies. If we are unable to raise needed capital on acceptable terms or in sufficient amounts, we may be required to curtail operations, delay constellation expansion, or forego growth opportunities. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

The terms on which we may be able to raise additional capital will be heavily influenced by our financial performance, the state of the capital markets at the time of our financing, and investor sentiment toward the space sector and toward pre-profitability growth companies more generally. If we are required to raise capital in adverse market conditions — for example, following a period of disappointing financial results or at a time when investor sentiment toward space technology companies is negative — we may be forced to accept terms that are significantly more dilutive to existing shareholders than would be the case in more favorable conditions. In addition, any future equity financing will increase the total number of shares outstanding, which may reduce per-share earnings and book value even if the proceeds are deployed effectively.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our sales efforts require considerable time and expense, and our sales cycles are often long and unpredictable, which makes it difficult to forecast revenue and manage our business.

Selling SSDA and data analytics services to government agencies and large commercial customers involves complex, multi-stage sales processes that can span many months or years from initial engagement to executed contract. Government sales require navigating formal procurement processes, including requests for information, requests for proposals, source selection evaluations, and congressional notifications, any of which can be delayed, restructured, or cancelled without advance notice. These long and unpredictable sales cycles require us to invest significant resources in business development and customer engagement well in advance of any revenue recognition. If sales that we expect to close in a given quarter are delayed into subsequent periods, our financial results may fall significantly short of our projections. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Government sales cycles are particularly difficult to predict because procurement decisions are subject to multiple layers of review and approval within the customer organization, each of which can introduce delays or cause the scope of a planned purchase to be revised. We have experienced situations in which anticipated contract awards have been delayed by months or years due to changes in agency leadership, budget renegotiations, or shifts in program priorities, and we cannot guarantee that our existing pipeline will convert to executed contracts on the timelines we project. In the commercial sector, the decision to adopt a new data and analytics service often requires buy-in from multiple stakeholders within the customer organization, including mission operations teams, procurement officers, legal and compliance departments, and senior management, each of which may have different evaluation criteria and different timelines.

Our forward-looking statements involve substantial uncertainty and may not be achieved, and our key operating metrics may not be reliable predictors of future performance.

This document contains forward-looking statements relating to our expected constellation deployment schedule, anticipated revenue growth, future contract pipeline conversion, defense market opportunity, and the development of the commercial SSDA market. These statements are based on the assumptions and estimates of our management as of the date of this document and are subject to significant risks and uncertainties. We also track and disclose certain operational and financial metrics that we use internally to evaluate the progress of our business. These metrics are calculated using internal systems and methodologies that have not been independently verified or audited. Our market opportunity estimates are based on numerous assumptions about factors that are difficult to predict with precision, including government procurement timelines, competitive dynamics, sensor performance in orbit, and commercial customer adoption rates. Investors should treat our metrics and projections as illustrative of management’s current expectations rather than as reliable predictions of actual future results. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

The assumptions underlying our forward-looking statements include expectations about the pace of sensor deployment, the conversion rate of our sales pipeline, the growth of the commercial SSDA market, and the renewal and expansion of our government contracts. Each of these assumptions is subject to significant uncertainty, and the projections as a whole represent a best-case scenario in which most of our key initiatives succeed approximately on schedule. Investors should recognize that even relatively modest deviations from our projected trajectory — such as a six-month delay in sensor deployment or a lower-than-expected conversion rate in our commercial pipeline — could result in financial results that differ materially from our projections. Our key operating metrics are calculated using internal methodologies that have not been independently verified and may not be directly comparable to similar metrics reported by other companies in our industry.

Our results of operations are subject to significant period-to-period fluctuations and may not be reliable indicators of future performance.

Our quarterly and annual financial results are likely to vary significantly due to a number of factors that are difficult to predict, including the timing of large contract awards, the commencement of performance under contracts, costs incurred in connection with proposal preparation, sensor deployment, and platform development that are often borne before the associated revenue is recognized, and variability in demand for our services and solutions. Government customers frequently complete their procurement processes toward the end of their fiscal years, creating disproportionate revenue concentration in certain quarters. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter or year. Our financial results in any single quarter or year should not be considered indicative of our future performance. Additional factors that may cause our financial results to fluctuate include the terms of customer contracts that affect the timing of revenue recognition, timing of shipments and product deliveries, timing of significant bid and proposal costs, timing of acquisitions and related costs, the costs of remediating unknown defects or performance problems of our planned product offerings, and volatility or fluctuations in foreign currency exchange rates and interest rates. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The period-to-period variability in our financial results reflects structural characteristics of our business that are unlikely to diminish significantly in the near term. Government procurement timelines concentrate contract awards in certain periods of the calendar year, particularly near the end of government fiscal years, creating a pattern of uneven revenue recognition that makes quarterly results a poor predictor of annual performance. In addition, the costs associated with proposal preparation, sensor integration, and platform development are often incurred well in advance of the revenues they are intended to generate, creating timing mismatches that can make individual quarters appear significantly more or less profitable than the underlying business trajectory would suggest.

Commercial customers may delay or decline to adopt advanced SSDA analytics solutions, limiting the pace of our commercial revenue growth.

Even where commercial satellite operators, insurers, and in-orbit service providers acknowledge the value of enhanced SSDA data, they may delay purchasing decisions due to budgetary constraints, internal procurement complexity, the need to integrate external analytics into existing operational workflows, or uncertainty about regulatory mandates that would require active collision avoidance. Adoption of advanced analytics solutions often requires customers to make changes to their mission operations architecture, staff training programs, and data interfaces, any of which can extend sales cycles and delay revenue recognition well beyond initial customer engagement. If adoption of our analytics platform by commercial customers is slower than we anticipate, our commercial revenue growth may be constrained for an extended period, increasing our dependence on government contracts and limiting our ability to diversify our revenue base. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Commercial satellite operators that are accustomed to relying on government-provided tracking data may require an extended period of evaluation before committing to a commercial SSDA subscription. This evaluation period typically involves a parallel-run phase during which customers compare our data outputs to those they receive from government sources, assess the integration burden associated with incorporating our analytics into their operational workflows, and build the internal business case for the incremental expenditure. We have found that this evaluation process can extend for twelve to twenty-four months in some cases, and there is no guarantee that customers who complete an evaluation will ultimately choose to subscribe to our service.

Operating across multiple jurisdictions exposes us to foreign exchange fluctuations that could adversely affect our financial results.

NorthStar operates through legal entities in Canada, the United States, and Luxembourg, and derives revenues and incurs operating expenses in Canadian dollars, U.S. dollars, Euros, and potentially other currencies. Our consolidated financial results are reported in Canadian dollars, and fluctuations in exchange rates can materially affect the Canadian-dollar value of our revenues, expenses, assets, and liabilities when translated for reporting purposes. We do not currently maintain a comprehensive foreign currency hedging program, and hedging instruments available to us may not be cost-effective or may not perfectly offset our exposure. As we expand the geographic scope of our government and commercial contracts, our multi-currency exposure will increase, further complicating financial forecasting and reporting. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our foreign exchange exposure arises from the mismatch between the currencies in which we earn revenues and the currencies in which we incur expenses. A significant proportion of our revenues from U.S. government contracts is denominated in U.S. dollars, while a significant portion of our operating expenses — including personnel costs at our Montreal headquarters — are denominated in Canadian dollars. Fluctuations in the CAD/USD exchange rate can therefore affect our reported margins in ways that are independent of our underlying operating performance. In addition, our European operations generate revenues and incur expenses denominated in Euros, creating a three-currency exposure that complicates our financial planning and reporting.

Our revenue may be concentrated in a small number of large government contracts, and changes in government spending priorities or procurement delays could materially reduce demand for our SSDA services.

NorthStar currently derives all of its revenue from a limited number of government contracts, including contracts with the U.S. Space Force Joint Task Force-Space Defense Commercial Operations, DARPA, the Canadian 3rd Canadian Space Division under the National Master Standing Offer, and various European agencies. Government customers may decline to exercise contract options, reduce the funded scope of task orders, delay or cancel programs, or reallocate funding to competing priorities without the financial remedies that would typically apply to a commercial customer termination. Government spending priorities can shift rapidly due to changes in political leadership, geopolitical developments, fiscal constraints, and evolving assessments of national security threats. Government procurement processes are governed by complex regulations and typically involve multi-stage competitive evaluations followed by protest periods during which unsuccessful bidders may challenge award decisions. Even after contract award, funding under U.S. government contracts is typically released on an annual appropriation cycle. These procurement dynamics make it extremely difficult to forecast the timing of new contract awards or the receipt of funded task orders. The loss of any single large customer — whether due to non-renewal, budget reallocation, competitive displacement, contract termination, dissatisfaction with service quality, or changes in the customer’s internal priorities — could cause a significant decline in our revenue that would be difficult to replace quickly. We cannot assure you that any of our current government contracts will be renewed, extended, or expanded on favorable terms or at all.

The concentration of our revenue in a small number of government contracts creates a vulnerability that is difficult to address in the near term, given the long lead times required to develop new government customer relationships and the competitive nature of government procurement. Our government customers can reduce or eliminate funding for programs that support our contracts through mechanisms — such as reprogramming appropriations, reducing task order funding, or declining to exercise contract options — that may give us limited advance notice and limited contractual recourse. The uncertainty created by U.S. federal budget continuing resolutions, which fund government agencies at prior-year levels during periods of congressional inaction on annual appropriations, is a particular risk for companies like ours that are seeking to grow their government revenue base.

We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects. We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate. The risks described above may be exacerbated by our early-stage operating history and the limited resources available to us relative to more established competitors.

Actual results may differ materially from our expectations due to factors beyond our control, and our transition from demonstration-phase to operational contracts is uncertain.

Many of the factors that will determine our future financial performance are beyond our ability to control or predict, including government budget decisions, changes in defense procurement policy, the pace of commercial SSDA market development, the performance of our hosted-payload satellite partners, the actions of competitors, adverse geopolitical developments, changes in export control regulations, unforeseen technical challenges in our sensor or analytics systems, and broader macroeconomic conditions. NorthStar’s current revenue profile reflects the early-stage, demonstration-phase nature of many of our government engagements. Transitioning from demonstration-phase relationships to large, competitively awarded, firm-fixed-price operational contracts requires navigating complex government acquisition processes, competing against both incumbent contractors and well-resourced new entrants, satisfying additional security, compliance, and technical readiness requirements, and maintaining uninterrupted service delivery during the transition period. We may also be unable to convert orders in our backlog into recognized revenue. Government contracts included in our backlog are subject to annual appropriations and may be funded incrementally, funded at a lower level, or not funded at all. Government contracts are also subject to termination for convenience, meaning that a customer can terminate a contract at any time for any reason. Investors should not place undue reliance on our backlog as a measure of future revenue. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

Government customers that are subject to annual appropriations represent a particular renewal risk because the continuation of their spending on our services depends not only on their satisfaction with our performance but also on budgetary decisions made by appropriators who are several steps removed from the program managers with whom we work directly. A reduction in agency budgets that is unrelated to our performance can result in reduced task order funding or the non-exercise of contract options, creating revenue shortfalls that we may be unable to anticipate or offset. The loss of a major government customer would also affect our ability to maintain the security clearances and past performance credentials required to compete for new government contracts, potentially creating a self-reinforcing cycle of reduced competitiveness.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

The loss of one or more of our largest customers could have a disproportionate and material adverse effect on our revenue and financial condition.

We currently derive all of our revenue from a small number of large government customers. The loss of any single large customer — whether due to non-renewal, budget reallocation, competitive displacement, contract termination, dissatisfaction with service quality, or changes in the customer’s internal priorities — could cause a significant decline in our revenue that would be difficult to replace quickly. Government customers in particular operate on multi-year budget cycles and procurement timelines, meaning that if we lose a major government customer, we may not be able to replace that revenue through new contract awards for an extended period. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The transition from demonstration-phase government contracts to large operational contracts requires us to clear several hurdles simultaneously. We must demonstrate that our services have achieved a level of operational maturity and reliability that justifies a significant increase in investment by our government customers. We must also navigate the formal government acquisition process, which includes competitive solicitations, source selection evaluations, and protest periods during which unsuccessful bidders can challenge award decisions. Furthermore, the conversion of our existing backlog into recognized revenue is subject to the risk that government contracts included in our backlog are funded incrementally, reduced in scope, or terminated for the convenience of the government, which is a standard contractual right that most government contracts reserve.

Changes in government spending priorities, defense budget reductions, or shifts in space policy could materially reduce demand for our SSDA services.

Our business is substantially dependent on government spending on space situational awareness, space domain awareness, and related national security space capabilities. Government spending priorities can shift rapidly due to changes in political leadership, geopolitical developments, fiscal constraints, and evolving assessments of national security threats. A change in U.S. administration or congressional priorities, a reduction in NATO allied defense spending commitments, a shift toward reliance on government-operated SSA systems rather than commercial services, or a reallocation of space defense budgets toward other capability areas could significantly reduce demand for our services. The U.S. federal budget process — including continuing resolutions, appropriations delays, and shifts in defense spending priorities — may also delay, reduce, or eliminate funding for programs on which we depend. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Changes in U.S. space policy — including shifts in the balance between government-operated and commercially-provided space situational awareness services — could fundamentally alter the addressable market for our offerings. Several U.S. government agencies have historically sought to develop in-house SSA capabilities, and a policy shift toward greater reliance on government-operated systems could reduce the market available to commercial providers like us. Similarly, the European Space Agency and certain national space agencies in Europe have ongoing programs to develop their own SSA capabilities, which could reduce the demand for commercial SSDA data from European defense agencies. We cannot guarantee that policy decisions will develop in a manner that is favorable to our commercial prospects.

Our corporate expenditures are subject to numerous risks and uncertainties, and our participation in classified government programs limits our ability to provide investors with full transparency.

A portion of our government business involves, or may in the future involve, programs that are classified or that are subject to restrictions on public disclosure. The classified nature of these programs limits our ability to describe the scope, value, or strategic significance of this work in our public disclosures, to discuss program performance or contract status in earnings calls or investor presentations, and to explain circumstances that may have a material effect on our business or financial condition. As a result, investors may not have access to information that would be material to an investment decision, and our disclosed financial results, backlog, and business prospects may not fully reflect the totality of our government relationships. Classification restrictions could also limit our ability to respond to negative news or market rumors relating to our defense programs, which could increase share price volatility.

The classified nature of a portion of our government business creates an additional layer of complexity for investors seeking to assess the value and sustainability of our revenue base. Because we cannot disclose the scope, value, or performance of our classified programs, investors are unable to evaluate this component of our business on the same basis as our unclassified activities. This information asymmetry may cause investors to assign a lower valuation to our classified business than would be justified by its actual performance and strategic significance, potentially resulting in a persistent discount in our share price relative to the intrinsic value of our business.

Risks Related to Legal and Regulatory Matters

Government contracting involves significant compliance obligations, audit rights, and regulatory requirements that increase our costs and expose us to the risk of contract penalties, suspension, or debarment.

Performing under U.S., Canadian, and European government contracts subjects us to a complex set of regulatory requirements, including cost accounting standards, truthful cost and pricing data, small business subcontracting plans, cybersecurity compliance, organizational conflicts of interest, and mandatory disclosure obligations. The U.S. government has broad rights to audit our contract costs, and audit findings can result in cost disallowances, demands for repayment, and adjustments to future contract pricing. Failure to comply with applicable requirements could result in contract termination, monetary penalties, suspension from contracting, or debarment from future government contract awards. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Government contract compliance requires ongoing investment in systems and processes for tracking allowable and unallowable costs, maintaining adequate documentation for audit purposes, and ensuring that our employees are aware of and adhere to the applicable regulatory requirements. The Defense Contract Audit Agency and equivalent audit bodies in Canada and Europe have broad authority to examine our contract costs and business practices, and audit findings can result not only in cost adjustments to the specific contracts under review but also in forward-pricing adjustments that affect the economics of future contracts. The mandatory disclosure obligations applicable to U.S. government contractors require us to self-report certain violations and irregularities, even in cases where voluntary disclosure may result in adverse consequences.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

We are subject to anti-corruption, anti-bribery, anti-money laundering, and economic sanctions laws across multiple jurisdictions, and non-compliance could expose us to severe penalties and reputational harm.

NorthStar’s international operations subject us to a complex web of anti-corruption, anti-bribery, and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act, the U.K. Bribery Act 2010, and equivalent European Union and national frameworks. These laws prohibit our officers, directors, employees, agents, and business partners from offering or providing anything of value to government officials for the purpose of obtaining or retaining business. Non-compliance — whether by our employees, agents, or third-party partners — could result in significant civil penalties, criminal prosecution, disgorgement of profits, debarment from government contracting, and severe reputational harm. We are also subject to governmental export and import control laws and regulations, as well as laws and regulations relating to foreign ownership and economic sanctions. Export control laws and regulations and economic sanctions in the United States and other jurisdictions prohibit the shipment of certain products and services to, or from, certain embargoed or sanctioned states, countries, governments and persons. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges.

The anti-corruption and sanctions compliance requirements applicable to our business are particularly complex given our multi-jurisdictional operations and our reliance on a network of international partners, agents, and subcontractors. We have implemented compliance policies and training programs designed to ensure that our employees and business partners understand and adhere to applicable requirements, but the effectiveness of these programs depends on the willingness and ability of individuals at all levels of our organization to comply with policies that may sometimes conflict with short-term commercial incentives. The extraterritorial reach of the FCPA and equivalent Canadian and

European frameworks means that violations occurring outside the United States can still trigger U.S. enforcement action, and the penalties for violations can be severe. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on our business and could increase the cost of components for our sensor payloads.

Changes in global political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories or countries where we purchase our components, sell our services, or otherwise conduct our business may adversely affect the progress of our business development and the financial performance of our business. The United States has instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the United States and other countries. NorthStar’s optical sensors and supporting hardware incorporate specialized components that may be sourced from suppliers in the United States, Canada, Europe, and potentially other jurisdictions. Tariffs imposed on components could increase our sensor development and manufacturing costs. Trade policy changes can also affect the availability of components from specific suppliers and force redesigns that create delays in our constellation deployment timeline. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with such changes, and any failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

The impact of trade policy changes on our business is difficult to predict because the relevant policies are set by political actors responding to a complex and evolving geopolitical environment. The imposition of tariffs on space-grade components imported from specific countries could significantly increase our sensor manufacturing costs if alternative domestic suppliers are not available or are not cost-competitive. In addition, export control restrictions on the transfer of certain technologies to specific countries could limit our ability to source components from overseas suppliers or to share technical data with our international partners. Changes in trade policy can occur with limited advance notice and may require us to restructure our supply chain in ways that are costly and time-consuming.

We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We are subject to environmental laws and regulations, and failure to comply with these requirements or changes in applicable environmental standards could impose additional costs and operational constraints.

NorthStar’s operations are subject to environmental laws and regulations in Canada, the United States, and Luxembourg governing matters including hazardous materials handling, electronic waste disposal, facility emissions, and the environmental aspects of satellite end-of-life deorbit and disposal. We use certain hazardous chemicals and materials in our sensor development and testing activities, and our ground station infrastructure is subject to facility-level environmental compliance requirements. Compliance with evolving environmental regulations and sustainability expectations may require additional investment and could affect the economics of our constellation expansion strategy. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The environmental regulatory requirements applicable to our operations are evolving in response to growing awareness of the environmental footprint of space activities. The proliferation of satellite constellations in low Earth orbit has prompted regulators in the United States, the European Union, and internationally to propose new requirements for satellite deorbit timelines, debris mitigation practices, and sustainable space operations. While NorthStar does not own the satellites on which our sensors are hosted, we may be indirectly affected by regulatory changes that alter the commercial economics of satellite operations for our hosted-payload partners, potentially making it more difficult or expensive to negotiate new hosting arrangements.

Multi-jurisdictional tax obligations, intercompany transfer pricing, and potential changes in tax law could adversely affect our financial results.

NorthStar operates through legal entities in Canada, the United States, and Luxembourg and conducts intercompany transactions among these entities. Tax authorities in each jurisdiction may challenge the pricing of our intercompany transactions and seek to reallocate income and expenses in a manner that increases our aggregate tax liability. Changes in domestic corporate tax rates, limitations on the deductibility of certain expenses, changes in the treatment of research and development incentives, or adverse changes in the tax treaty network between our operating jurisdictions could increase our effective tax rate. Disputes with tax authorities in any jurisdiction could result in significant assessments, penalties, and interest charges. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Tax planning for a multi-jurisdictional company involves significant complexity, particularly where the company’s operations span jurisdictions with different corporate tax rates, different rules for the allocation of intercompany profits, and different approaches to the taxation of intellectual property and research and development activities. We have structured our operations with the goal of optimizing our tax position, but our tax planning strategies may be challenged by tax authorities who take a different view of how our income and expenses should be allocated among our operating jurisdictions. The global trend toward increased tax transparency and the implementation of minimum tax regimes pursuant to the OECD’s Pillar Two framework may also affect our effective tax rate in ways that we cannot currently predict with precision.

Export control regulations, including ITAR and EAR, may restrict our ability to share technical data, hire non-U.S. personnel, and conduct business internationally.

Our technology, including our sensor designs, data fusion algorithms, photometric analysis methodologies, and SSDA analytics, may be subject to the International Traffic in Arms Regulations, the Export Administration Regulations, and equivalent Canadian Controlled Goods Program regulations and EU dual-use export control frameworks. ITAR and EAR requirements may restrict our ability to share technical data with our non-U.S. employees, contractors, and subcontractors without prior authorization, even for internal development activities. Delivering our SSDA services to foreign government customers may require export licenses, technical assistance agreements, or manufacturing license agreements that are time-consuming to obtain and may impose conditions on the scope of permitted activities. Non-compliance could result in significant civil penalties, criminal prosecution, debarment from U.S. government contracting, and loss of export privileges. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner.

Our exposure to export control regulations is amplified by the fact that our sensor technology and data analytics capabilities are developed by a workforce that includes both U.S. and non-U.S. persons working in multiple countries. The deemed export rules under ITAR and the EAR treat the disclosure of controlled technology to a foreign national — regardless of where the disclosure occurs — as an export that may require authorization. This means that routine technical discussions among members of our international team could, without careful management, constitute unauthorized deemed exports subject to civil and criminal penalties. We have implemented export compliance training and technology control plans, but the complexity of our operations and the breadth of the applicable regulations make it difficult to ensure that all required controls are consistently applied.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Changes in FCC, NOAA, or equivalent foreign regulatory frameworks governing spectrum access and commercial remote sensing could require modifications to our operations and increase our compliance costs.

Our operations depend on radio-frequency spectrum allocations used for satellite telemetry, command and control, and data downlink, which are subject to regulation by the Federal Communications Commission in the United States and by equivalent spectrum management authorities in Canada, Luxembourg, and other jurisdictions. Changes in

FCC spectrum allocation policies, the introduction of new sharing frameworks in frequency bands we rely upon, or the revocation or modification of existing spectrum licenses held by our hosted-payload satellite partners could disrupt our data downlink operations. In the United States, NOAA’s regulatory framework governing commercial remote-sensing activities is subject to ongoing rulemaking and policy development, including potential changes to the categories of systems requiring a NOAA license, the conditions attached to licenses, and the enforcement of compliance requirements. Analogous regulatory changes by foreign regulators could affect our ability to collect SSDA data from sensors hosted on non-U.S. satellites, or downlinked in non-U.S. jurisdictions or to distribute analytics derived from that data to certain customers. Compliance with new or modified spectrum or remote-sensing regulatory requirements could require technical modifications to our ground infrastructure, changes to our data collection procedures, and additional legal and regulatory expenditure. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The FCC’s spectrum management authority and NOAA’s commercial remote sensing regulatory authority are subject to ongoing rulemaking proceedings that could affect our operations in ways that are difficult to anticipate. The FCC has indicated an interest in revising its approach to spectrum sharing in certain frequency bands used for satellite communications, and any changes to the sharing framework applicable to frequencies used by our host satellites could affect our data downlink capacity. NOAA’s framework for regulating commercial remote sensing is also evolving, and the agency has indicated that it may expand the scope of its licensing requirements to cover additional categories of sensing systems.

Our operations require licenses, spectrum authorizations, and regulatory approvals in multiple jurisdictions, and evolving space traffic management frameworks could impose significant compliance costs.

NorthStar operates across Canada, the United States, and Luxembourg and conducts data collection activities that are subject to satellite licensing, radio-frequency spectrum authorization, remote-sensing regulatory regimes, and defense export requirements in each jurisdiction. Our hosted sensors require regulatory clearance from satellite licensing authorities in the jurisdictions governing the host satellites, and changes in the licensing status of a host satellite could affect the regulatory basis on which our sensors operate. The regulatory landscape governing space operations, satellite licensing, debris mitigation, and space traffic management is evolving in the United States, the European Union, Canada, and through international bodies. New regulatory requirements could affect the terms on which our hosted-payload providers operate their satellites, impose mandatory data-sharing obligations on our SSDA products, create liability exposure for conjunction analysis failures, or require modifications to our analytics platform. End-of-life and deorbit requirements are also evolving: changes to applicable deorbit rules could require host satellite operators to decommission satellites earlier than anticipated, potentially reducing the operational life of our hosted sensors. We cannot predict the pace or content of future regulatory developments, and compliance with new frameworks may require significant investment or operational changes. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The regulatory framework governing space operations is evolving rapidly in response to the rapid growth of commercial satellite activity and increasing concerns about the sustainability of key orbital environments. New space traffic management frameworks — including proposed rules for active debris removal, mandatory collision avoidance maneuvers, and orbital slot allocation — could impose new obligations on our hosted-payload partners that affect the commercial economics of their satellite operations. The pace and content of these regulatory developments are difficult to predict, and compliance with new frameworks may require investments in systems, processes, and legal expertise that are not currently reflected in our financial projections.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Government restrictions or contractual limitations on data rights could limit our ability to commercialize our SSDA data and analytics.

A significant portion of our technology and data pipeline has been developed under contracts and grants with government agencies, including DARPA, the U.S. Space Force JCO, the Canadian Space Agency, the Luxembourg Space Agency, and ESA. Government contracts and grants typically include provisions governing the allocation of rights in technical data, software, and intellectual property developed with government funding. Under U.S. government contracting rules, the government typically acquires at minimum unlimited rights or government purpose rights in data and software developed predominantly with government funds, which can allow the government to use, modify, and disclose such data without restriction and to provide it to third parties, including our competitors. Evolving national security controls, data localization requirements, and classification policies could further restrict the commercialization of SSDA data derived from defense-focused collection activities. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

The intellectual property rights that arise from government-funded research and development are governed by a complex framework of statutory provisions, contract clauses, and agency policies that can vary significantly depending on the type of funding, the nature of the work performed, and the agency involved. The allocation of data rights between NorthStar and our government customers is a commercially sensitive issue that we negotiate on a contract-by-contract basis, and the outcome of these negotiations affects our ability to commercialize our technology in the commercial market. Evolving national security controls, data localization requirements, and classification policies could further restrict the commercialization of SSDA data derived from defense-focused collection activities.

We are subject to, or may in the future become subject to, legal proceedings and litigation that could be costly, time-consuming, and distracting.

In addition to our contractual dispute and related proceedings with Spire, we may from time to time be involved in legal disputes, regulatory proceedings, contract disputes, intellectual property litigation, employment disputes, and other legal actions that arise in the normal course of our business. Litigation and regulatory proceedings are inherently unpredictable, can be extremely costly, and divert significant management time and resources regardless of their ultimate outcome. An adverse judgment or settlement in a significant case could result in material financial liability, injunctive relief that restricts our operations, loss of intellectual property rights, or damage to our relationships with government customers. We maintain insurance coverage for certain categories of legal liability, but our insurance may not cover all claims asserted against us or may be insufficient in amount. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice.

Our litigation risk is compounded by the fact that our business involves the application of novel technologies and business models in regulated industries where the applicable legal frameworks are still developing. Litigation in areas such as space liability, data rights, and commercial space contracting involves significant legal uncertainty, and the outcome of legal proceedings in these areas can be difficult to predict even with the assistance of experienced counsel. In addition, certain of our government customers may seek to assert rights against us in the event of program performance failures, contract disputes, or data quality issues, and the contractual remedies available to government customers are more extensive than those typically available to commercial customers.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

We are currently party to significant arbitration with Spire, in which an adverse outcome has been awarded and which could result in material financial liability to Northstar.

In August 2024, we filed a Motion for Interlocutory Injunction against Spire in the Ontario Superior Court of Justice, alleging that Spire failed to operate satellites hosting our sensors in accordance with the Spire Agreement and failed to replace satellites subject to a block failure within contractually required timelines. We subsequently filed a Request for Arbitration with the International Chamber of Commerce International Court of Arbitration (“ICC”) on September 30, 2024. On February 24, 2025, a U.S. magistrate judge granted our motion to compel Spire to arbitrate its payment claim, staying the U.S. proceeding pending ICC arbitration. On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the ICC seeking monetary damages and other relief relating to the Spire Agreement. Spire denied all claims and asserted counterclaims, including for amounts due under the Spire Note, for costs incurred in connection with an interlocutory injunction obtained by NorthStar in the Superior Court of Justice of Ontario, and for costs of the arbitration. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims (but did not address enforcement of the obligation to provide four replacement satellites at no additional cost) and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire an aggregate amount of approximately $12.4 million, comprised of amounts due under a vendor financing promissory note issued by NorthStar to Spire, damages in respect of the interlocutory injunction and costs of the arbitration. The ICC tribunal noted in the award that the Spire Agreement has never been terminated. The Spire Note is reflected in current liabilities on NorthStar’s financial statements accompanying this prospectus, and NorthStar expects to record liabilities in respect of the award on its unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026.

NorthStar is evaluating the award and its implications (including in respect of the parties’ ongoing rights and obligations under the Spire Agreement), and is considering all available options consistent with applicable law and the terms of the Spire Agreement, including as it concerns the four replacement satellites. Any such actions and their outcomes are inherently uncertain and could materially affect future results.

Risks Related to Technology, Privacy and Intellectual Property

We rely on third-party licenses for technology and intellectual property that are critical to our platform, and the loss or adverse modification of those licenses could disrupt our operations.

Certain components of our SSDA analytics platform and sensor systems incorporate technology and intellectual property licensed from third parties. These licenses may be subject to termination for breach, expiration without renewal, or adverse modification of terms upon renewal. If a licensor terminates our license, we may be required to identify and integrate alternative technology under significant time pressure. Replacing a critical licensed component may require extensive development, testing, and validation work that takes months or years to complete, during which our service delivery capabilities may be impaired.

Our reliance on third-party technology licenses creates a vulnerability in our platform that we mitigate but cannot eliminate through contractual protections. License agreements typically include provisions that allow the licensor to terminate in the event of a material breach, and a dispute about the scope or satisfaction of our obligations under a license agreement could result in a termination that forces us to modify or discontinue affected service capabilities on short notice. We have sought to reduce this risk by developing proprietary alternatives to certain licensed components, but this process is time-consuming and may not produce results that match the performance or cost profile of the licensed technology. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Third parties may assert intellectual property infringement claims against us, and we may be subject to claims that our employees have misappropriated trade secrets or proprietary information from former employers.

The space technology, data analytics, and artificial intelligence sectors are characterized by a large and growing volume of patents and by active patent assertion activity by both operating companies and non-practicing entities. As NorthStar raises its public profile, we may become a more attractive target for intellectual property claims by third parties who assert that our SSDA methods, orbital analytics algorithms, AI/ML models, sensor designs, or data processing methodologies infringe their patents or other intellectual property rights. Many of our key employees were previously employed by competing space technology companies, defense contractors, government agencies, or research institutions and may have had access to proprietary information and trade secrets at those prior employers. We may face claims from former employers alleging that our employees misappropriated or are using trade secrets in the development of our technology. Third-party IP claims are expensive and time-consuming to defend, divert management attention, and can result in substantial legal fees even when we ultimately prevail. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

We have implemented employee agreements, confidentiality policies, and onboarding procedures designed to reduce the risk of inadvertent misappropriation of prior employer trade secrets, but these measures cannot provide complete protection against claims by former employers. The cost of defending against trade secret claims — even meritless ones — can be significant, and the threat of such claims may inhibit our ability to recruit talent from competing organizations. In addition, the outcome of patent infringement litigation is difficult to predict, and even a partial finding of infringement could result in injunctive relief that prevents us from using technologies that are integrated throughout our platform, requiring costly modifications or redesigns.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our intellectual property applications in applicable jurisdictions may not be granted, and we face risks that third parties may challenge or circumvent our issued patents.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will be issued, or that our issued patents will afford protection against competitors with similar technology. Companies with greater resources may be able to develop workaround technologies or challenge our patents through inter partes review or other proceedings. If we fail to comply with our obligations under license or technology agreements with third parties, we may be required to pay damages or could potentially lose intellectual property rights that are critical to our business. The legal protections afforded by any additional patents or other intellectual property registrations may not adequately cover the full scope of our business activities or permit us to gain or keep any competitive market position. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The patent prosecution process is inherently uncertain, and the issuance of a patent does not guarantee that the patent will provide meaningful competitive protection. Patent claims are often narrowed during prosecution in response to prior art cited by patent examiners, and the resulting issued claims may not cover the full scope of our technology or may be circumventable by competitors through the development of alternative approaches. A successful inter partes review challenge could result in the cancellation of patent claims that we depend on to protect our technology, leaving us without legal recourse against competitors who adopt approaches similar to our own.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Our handling of sensitive government, defense, and personal data subjects us to complex and evolving data privacy and protection laws, and non-compliance could result in significant penalties and loss of government contracts.

NorthStar collects, processes, stores, and transmits significant volumes of data in connection with its SSDA services, including satellite telemetry data, space object tracking data, imagery analytics, and data derived from our operations in support of defense and civil-space agencies. Some of this data may be subject to U.S. federal data protection requirements, including the Privacy Act, FISMA, and DoD cybersecurity frameworks. In Canada, we are subject to PIPEDA and provincial privacy laws. Our European operations are subject to the EU General Data Protection Regulation, which provides for penalties of up to 4% of global annual revenue for material violations. Our current and potential future operations and sales also subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. These regimes, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. The full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time. Failure to comply with applicable data protection requirements could result in regulatory enforcement actions, loss of government contracts, and reputational harm. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The data privacy and cybersecurity requirements applicable to our government contracts are among the most demanding of any commercial sector. The DoD’s Cybersecurity Maturity Model Certification framework imposes tiered cybersecurity requirements based on the sensitivity of the information handled under each contract, and full certification at higher levels — which may be required for certain of our contracts — requires demonstrating compliance with a comprehensive set of security practices and undergoing a third-party assessment. The cost of achieving and maintaining CMMC compliance is significant, and our current cybersecurity posture may not meet all applicable requirements. Failure to comply with applicable data protection requirements could result in regulatory enforcement actions, loss of government contracts, and reputational harm.

We may not be able to adequately protect or enforce our intellectual property rights, our applications may not be granted, and we currently enjoy only limited geographical patent protection.

We hold issued U.S. patents covering aspects of our space-based SSDA sensor concept of operations, image processing methodology, and space object detection and tracking systems, with additional patent applications pending. We cannot guarantee that our issued patents will provide meaningful competitive protection, that pending applications will result in issued patents, or that our patents will not be challenged, invalidated, or circumvented by competitors. We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or that the claims included in a patent application will ultimately be allowed. We do not have worldwide patent rights for our planned products, services and related proprietary technologies. Filing, prosecuting and defending patents on our intellectual property worldwide can pose several challenges, including cost-prohibitive examination fees, translation fees, and attorneys’ fees across jurisdictions. The breadth of claims in patents may vary from jurisdiction to jurisdiction, and certain patent offices may require narrower claims. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Protecting against the unauthorized use of our intellectual property is expensive and difficult, particularly internationally, and unauthorized parties may attempt to copy or reverse engineer our technology. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Any of these events could adversely affect our business, operating results, financial condition and prospects.

The breadth of our intellectual property portfolio is currently limited relative to the scope of our technology platform, and we have not yet been able to obtain comprehensive patent protection for all of the innovations that underpin our competitive differentiation. Our patent prosecution strategy has prioritized coverage in the United States, Canada, and the European Union, but we may not have patent protection in all of the jurisdictions where our technology may be commercially significant. In jurisdictions where we lack patent protection, competitors may be able to develop and commercialize products that incorporate approaches similar to our own without infringing our patents. The trade secrets and proprietary know-how that constitute a significant portion of our intellectual property may be more difficult to protect than patents, particularly as our workforce grows.

We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties, and our confidentiality and assignment agreements may be insufficient.

Our confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. However, those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. We have not obtained intellectual property assignment agreements from all employees, consultants and contractors, which also may result in the misappropriation of our intellectual property. We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, or conflicting obligations of third parties involved in developing our patented technology. We may also be subject to liabilities or damages resulting from claims that we or our employees wrongfully misappropriated, used, or disclosed trade secrets or other confidential information of our competitors or other third parties. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or the right to use or license valuable intellectual property. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The ownership of inventions created by employees, consultants, and contractors is determined by applicable employment and contract law, which varies across our operating jurisdictions. In Canada, the rules governing employee invention ownership differ from those in the United States and Luxembourg, and the enforceability of assignment agreements may depend on the specific language used, the circumstances under which the invention was made, and the applicable jurisdiction’s treatment of intellectual property created by employees in the course of their employment. We have sought to obtain intellectual property assignment agreements from our key technical personnel, but we cannot guarantee that all such agreements have been executed or that all required assignments have been made.

Our analytics platform incorporates open-source software components, which may expose us to security vulnerabilities, licensing obligations, and the risk of being required to publicly disclose proprietary source code.

Our SSDA analytics platform, data fusion pipeline, and mission operations software incorporate components licensed under open-source software licenses. Open-source software is generally provided without warranties, indemnification, or support commitments, and the public availability of open-source code may make it easier for adversaries to identify and exploit vulnerabilities in our systems. Open-source software projects may be abandoned by their maintainers without notice, leaving known security vulnerabilities unpatched. Certain open-source licenses contain provisions that may require any software incorporating open-source components to be made available under the same license terms. If we inadvertently trigger disclosure obligations, we could be required to publicly release portions of our proprietary source code. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks. Our ability to respond effectively to these risks depends in part on factors that are outside our control and that may change without notice. Even if we are able to identify these risks in advance, we may not have the resources or capabilities to address them in a timely or cost-effective manner. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Open-source software has been incorporated into our platform to reduce development costs and accelerate time to market, but this practice introduces risks that require careful management. The identification and tracking of all open-source components in our software stack is technically challenging, particularly given the complexity of our platform and the number of dependencies involved. We have implemented open-source software governance procedures, but there is a risk that open-source components have been incorporated without adequate review of the applicable license terms, potentially triggering compliance obligations that require disclosure of our proprietary code.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Advances in competing technologies could reduce the value of our space-based optical data and services, and we may be unable to maintain our technological differentiation.

Our competitive advantage is based in part on the uniqueness of our space-based optical dataset and our analytics capabilities. However, the space technology sector is characterized by rapid technological change, and competitors are investing in alternative sensing modalities and analytics approaches, including ground-based radar systems, synthetic aperture radar satellites, passive radio-frequency monitoring constellations, and advanced artificial intelligence platforms. These technologies may improve in accuracy, coverage, or cost-effectiveness and could reduce the relative value of our data and services. Technological advancements may also shorten product life cycles or render aspects of our platform less competitive or obsolete. The development of new technologies or analytical approaches by government agencies or defense prime contractors could also reduce the market demand for our commercial SSDA services. If we are unable to maintain our technological differentiation or compete effectively against these alternative technologies, our business, financial condition, and results of operations could be materially adversely affected. We cannot assure you that our research and development efforts will result in commercially successful products or that any technological advantages we currently enjoy will be sustainable.

The competitive dynamics of the space technology sector are characterized by rapid technological change, and our competitive position depends in part on our ability to develop and deploy new capabilities faster than our competitors. Large defense prime contractors have significantly greater research and development budgets than we do, and they are investing in alternative SSDA approaches that could ultimately prove more capable or cost-effective than our hosted-payload optical sensing model. We cannot guarantee that our technology development efforts will produce capabilities that remain competitive against these alternative approaches over the long term, and a loss of technological differentiation could significantly impair our ability to win new contracts and retain existing customers.

Cybersecurity threats targeting our software, networks, cloud infrastructure, or mission data could disrupt our operations and expose sensitive defense-related information.

NorthStar provides SSDA and related intelligence services to U.S., Canadian, and European defense and national security agencies, including DARPA, the U.S. Space Force JCO, the Canadian 3rd Canadian Space Division, the French Ministry of Armed Services, and NATO DIANA. As a result, our systems, networks, and data products are likely targets of sophisticated cyberattacks. We are also at risk for interruptions, outages and breaches of operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers. A successful cyberattack could compromise the integrity of our analytics platform, corrupt or exfiltrate sensitive SSDA data, disrupt service delivery to government customers, or expose classified or controlled unclassified information. Cyber incidents could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. A significant breach could result in contract termination, loss of security clearances or access authorizations, regulatory sanctions, and reputational harm. We are assessing the continually evolving privacy and data security regimes and measures we believe are appropriate in response. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, could result in significant liability, costs, and a material loss of revenue. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The cybersecurity risks we face are amplified by the sensitivity of the information we handle and the sophistication of the threat actors who are likely to target us. Nation-state threat actors — particularly those associated with countries that have strategic interests in concealing the capabilities or orbital characteristics of their space assets — have both the motivation and the resources to conduct highly sophisticated cyberattacks against SSDA providers. Such attacks may include supply chain compromises, insider threats, and advanced persistent threats that remain undetected for extended periods. We invest in cybersecurity measures including network segmentation, encryption, intrusion detection systems, and incident response capabilities, but we cannot guarantee that these measures will be sufficient to prevent a sophisticated adversary from compromising our systems.

We regularly review our practices and procedures in this area, but we cannot guarantee that our current or future measures will be adequate.

Software errors or outages in our mission systems, analytics platform, or customer-facing tools could interrupt services, and data corruption or telemetry loss could impair our product reliability and erode customer confidence.

Our SSDA services are delivered through proprietary software platforms, including our Si² analytics suite, our Conjunction Analysis System, and associated mission operations, data fusion, and customer delivery software. These platforms are technically complex and are subject to software defects, integration failures, undetected edge-case errors, and unplanned outages. Our government and defense customers operate on demanding 24/7 operational timelines and may have contractual service-level requirements that impose financial penalties or termination rights if we fail to meet specified thresholds. Software updates and patches introduce the risk of regressions that may not be caught in testing. The reliability and trustworthiness of NorthStar’s analytics also depends on the quality, completeness, and timeliness of the underlying observational data. Data corruption — whether from sensor noise, detector artifacts, downlink bit errors, clock synchronization failures, software processing bugs, or anomalies in third-party data feeds — can introduce errors into our orbital catalog and analytics outputs. Telemetry loss resulting from ground-station outages or host satellite anomalies can create gaps in data coverage that reduce catalog completeness and degrade conjunction-screening accuracy. Customer confidence in data quality, once damaged, is extremely difficult to restore in the defense and civil-space sector. We cannot assure you that our mitigation efforts will be effective or that the steps we have taken will be sufficient to address these risks.

The operational complexity of our mission systems creates a significant software quality assurance challenge. Our SSDA analytics platform comprises multiple interconnected software components that must operate correctly both individually and in concert, and the interactions between components can produce unexpected behaviors that are difficult to identify in advance through testing. We employ software development and testing practices designed to reduce the risk of defects reaching production systems, but the complexity of our platform means that some defects will inevitably pass through these controls. The consequences of a significant software defect or data processing error for our government customers can be severe, and our liability under applicable contracts may not be adequately covered by our errors and omissions insurance.

Risks Related to Securities Ownership

NorthStar may become, a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If NorthStar is or becomes a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations”), such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements.

Because Viking was a blank-check company with no active business prior to the Business Combination, Viking may have been classified as a PFIC for its taxable year ended December 31, 2025. NorthStar expects it should be treated as the same corporation as Viking for purposes of the PFIC rules, and the PFIC income and asset tests in respect of NorthStar for the current taxable year should be applied based on the income and assets of the combined business.

Because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine the PFIC status of NorthStar for any taxable year until after the close of that taxable year. Accordingly, there can be no assurance as to the PFIC status of NorthStar for the current taxable year or any future taxable year.

If NorthStar is, or is treated as, a PFIC for any taxable year during a U.S. Holder’s holding period, the U.S. Holder generally will be subject to adverse U.S. federal income tax consequences, including (subject to certain elections described in the subsection entitled “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules — PFIC Elections”) increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements.

Please see the section entitled “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to the PFIC status of NorthStar. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to them.

The price of NorthStar’s securities may be subject to significant fluctuations, based on various factors including an inability to achieve milestones set forth by management, quarterly or annual fluctuations in results of operations, financial results which deviate from analysts’ expectations, general economic conditions, legislative changes, changes in business prospects, developments that affect the industry as a whole, the breadth of the public market for NorthStar’s securities, the attractiveness of alternative investments, and other events and factors that are beyond NorthStar’s control.

The trading price of NorthStar’s shares will be volatile and could be subject to significant fluctuations in response to various factors, some of which are beyond its control. These factors include:

•        actual or anticipated fluctuations in operating results;

•        failure to meet or exceed financial estimates and projections of the investment community or that NorthStar provides to the public;

•        issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•        announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•        changes in competitive factors;

•        operating and share price performance of other companies in the industry or related markets;

•        the timing and magnitude of investments in the growth of the business;

•        actual or anticipated changes in laws and regulations;

•        additions or departures of key management or other personnel;

•        increased labor costs;

•        disputes or other developments, including litigation, related to intellectual property or other proprietary rights;

•        the ability to market new and enhanced solutions on a timely basis;

•        sales of substantial amounts of shares or other securities by the Board, executive officers or significant shareholders or the perception that such sales could occur;

•        changes in NorthStar’s capital structure, including the number of shares outstanding, future issuances of securities or the incurrence of debt; and

•        general economic, political and market conditions and changes thereto.

Broad market and industry factors may seriously affect the market price of NorthStar’s securities, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources. As a result of these and other factors, the market price of NorthStar’s securities may be volatile in the future.

The coverage and recommendations of NorthStar’s business or its securities by securities or industry analysts, or the absence thereof, could adversely affect the trading price and volume of NorthStar’s shares, warrants and other securities.

The trading market for NorthStar’s securities is influenced in part by research and other reports that industry or securities analysts publish about NorthStar or its business or industry from time to time. We do not control these analysts or the content and opinions included in their reports. NorthStar may be slow to attract equity research coverage, and the analysts who publish information about its securities will have had relatively little experience with NorthStar, which could affect their ability to accurately forecast NorthStar’s results and make it more likely that NorthStar fails to meet their estimates. If no or few analysts commence equity research coverage of NorthStar, the trading price and volume of its securities would likely be negatively impacted. If analysts do cover NorthStar and one or more of them downgrade its securities, or if they issue other unfavorable commentary about NorthStar or its industry or inaccurate research, NorthStar’s stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on NorthStar, it could lose visibility in the financial markets. Any of the foregoing would likely cause NorthStar’s stock price and trading volume to decline, perhaps significantly. Accordingly, we cannot assure you of the likelihood that an active trading market will be developed or maintained, the liquidity of any trading market, your ability to sell NorthStar’s securities when desired or the price that you may be able to obtain in any such sale.

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause NorthStar’s stock price to decline.

Sales, or the perception of potential sales, of a substantial number of our Common Shares, NS Warrants and/or shares issuable upon conversion or exercise thereof by the Selling Securityholders and/or by our existing securityholders could cause the market price of our Common Shares to decline. This risk may be heightened because the Selling Securityholders may have acquired, or have the right to acquire, securities at prices significantly below the current market price of our Common Shares and therefore may have an incentive to sell even if public investors experience losses on their investment.

The Selling Securityholders can sell, under this prospectus, (a) up to 28,146,709 Common Shares issuable and (b) up to 2,219,998 Common Shares issuable upon the exercise of NS Warrants. Depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any shares they may have purchased in the open market based on variable market price.

Sales of a substantial number of our Common Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares.

The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described elsewhere in this prospectus.

In addition, shares underlying any outstanding options and restricted stock units will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of NorthStar’s shares could decline.

NorthStar’s governance documents permit it to issue an unlimited number of common shares without seeking approval of the shareholders. NorthStar may complete additional financings in the future, which may have a dilutive or negative effect on existing shareholders.

NorthStar’s governance documents permit it to issue an unlimited number of Common Shares. Subject to the requirements of the CBCA and applicable securities laws and securities exchange rules and policies, NorthStar is not required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

NorthStar’s governance documents also permit it to issue an unlimited number of preferred shares, issuable in series and, subject to the requirements of the CBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as the Board may determine, and which may be superior to those of the Common Shares. The issuance of preferred shares could, among other things, have the effect of delaying, deferring or preventing a change in control and might adversely affect the market price of the Common Shares. Subject to the provisions of the CBCA, the NYSE American and any other securities exchange that NorthStar’s shares may be listed on, NorthStar may not be required to obtain the approval of the holders of Common Shares for the issuance of preferred shares or to determine the maximum number of shares of each series of preferred shares, create an identifying name for each series and attach such special rights or restrictions as the Board may determine.

We anticipate orders for, and revenues from, our services to be project based, so our financial condition and results of operations are likely to fluctuate on a quarterly and annual basis in future periods, which could cause our financial results for a particular period to fall below expectations, resulting in a decline in the market price of its shares.

We anticipate orders for, and revenues from, our services to be project based, so our financial condition and results of operations are likely to fluctuate on a quarterly and annual basis in future periods, which could cause our financial results for a particular period to fall below expectations, resulting in a decline in the market price of our shares. Our results may vary from period to period as a result of fluctuations in the number of customers purchasing or taking delivery of our planned products and services as well as fluctuations in the timing and amount of our expenses. As a result, comparing our results of operations on a period-to-period basis may not be meaningful, and the results of any one period should not be relied on as an indication of future performance.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

•        our ability to attract new customers and retain any future customers, including in a cost-effective manner;

•        our ability to accurately forecast revenue and losses and appropriately plan our expenses;

•        the timing of new product and services introductions, which can initially have lower gross margins;

•        commencement, completion or termination of contracts during any particular quarter;

•        the effects of increased competition on our business;

•        our ability to successfully maintain our position in and expand in existing markets as well as successfully enter new markets;

•        our ability to protect our existing intellectual property and to create new intellectual property;

•        supply chain interruptions and manufacturing or delivery delays;

•        the length of the installation cycle for a particular location or market;

•        disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel;

•        the impact of, and changes in, governmental or other regulation affecting our business; and

•        the impact of epidemics or pandemics on our workforce, or those of our potential future customers, suppliers, vendors or business partners.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on our stock price.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make the Common Shares less attractive to investors.

As an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, NorthStar is entitled to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” to the extent permitted under applicable Canadian securities laws and applicable stock exchange requirements, for as long as it continues to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in NorthStar’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

As a result, NorthStar’s shareholders may not have access to certain information they may deem important. NorthStar will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of its Common Shares that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2031. Investors may find NorthStar’s securities less attractive because it will rely on these exemptions. If some investors find NorthStar’s securities less attractive as a result of its reliance on these exemptions, the trading prices of NorthStar’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

When NorthStar loses its “emerging growth company” status, depending on its filer status at such time, it may no longer be able to take advantage of certain exemptions from reporting, and it will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. NorthStar will incur additional expenses in connection with such compliance and its management will need to devote additional time and effort to implement and comply with such requirements. Such additional expenses and time incurred could impact the future operations of NorthStar.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, NorthStar may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of NorthStar’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As a foreign private issuer of securities in the United States, NorthStar is permitted to and has adopted certain home country practices in relation to corporate governance matters that differ significantly from the NYSE American Company Guide; these practices may afford less protection to shareholders than they would enjoy if NorthStar complied fully with the NYSE American Company Guide.

Because NorthStar qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to United States domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD. Instead, NorthStar will provide such reports and financial statements within the timeframes required by Canadian securities laws. NorthStar will be required to comply with Canadian securities laws and the rules of any stock exchange on which its securities are listed governing the disclosure of material facts and material changes. Additionally, NorthStar reporting insiders will be required to comply with insider reporting requirements under applicable Canadian securities laws. Accordingly, NorthStar shareholders may receive less or different information about NorthStar than they would receive about a U.S. domestic public company.

NorthStar will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information NorthStar will be required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by United States domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a United States domestic issuer.

While it is a foreign private issuer, NorthStar may opt out of certain NYSE American corporate governance rules applicable to public companies organized in the U.S.

We are entitled to rely on a provision in the NYSE American corporate governance rules that allows NorthStar to follow Canadian corporate law with regard to certain aspects of corporate governance. This allows NorthStar to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to domestic issuers listed on NYSE American, which may provide less protection to NS Shareholders than what is accorded to investors under the NYSE American rules applicable to domestic issuers.

Rather than being required to follow all of the corporate governance requirements that apply to domestic companies, a foreign private issuer may follow the corporate governance practice in its home country, except that it must:

•        Disclose publicly each requirement that it does not follow and describe the home country practice that it does follow.

•        Refrain from a disparate reduction or restriction of voting rights of common shareholders, subject to certain exceptions if not prohibited by home country law.

•        Provide a prompt notification if an executive officer of the company becomes aware of any noncompliance by the company of NYSE American rules.

•        Have an audit committee that meets certain requirements, as discussed below.

Additionally, NorthStar reporting insiders will be required to comply with insider reporting requirements under applicable Canadian securities laws.

NorthStar may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.

NorthStar will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act; however, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, NorthStar would lose its foreign private issuer status if a majority of its shareholders are United States residents or if a majority of its directors or management are United States citizens or residents, and NorthStar fails to meet additional requirements necessary to avoid loss of foreign private issuer status. NorthStar may lose its foreign private issuer status or its foreign private issuer status may be impacted in the future if the SEC implements changes to a foreign private issuer’s regulatory accommodations based on their current ongoing reevaluation of the definition for a foreign private issuer. Although we have elected to comply with certain United States regulatory provisions, NorthStar’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to NorthStar under United States securities laws as a United States domestic issuer may be significantly higher. If NorthStar is not a foreign private issuer, it will be required to file periodic reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. NorthStar will also have to mandatorily comply with United States federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. NorthStar may also be required to modify certain of its policies to comply with good governance practices associated with United States domestic issuers. Such conversion and modifications will involve additional costs. In addition, NorthStar may lose its ability to rely upon exemptions from certain corporate governance requirements on NYSE American that are available to foreign private issuers.

As a result, we expect that a loss of foreign private issuer status for NorthStar would increase its legal and financial compliance costs and is likely to make some activities highly time-consuming and costly. We also expect that if NorthStar were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for it to obtain director and officer liability insurance, and NorthStar may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for NorthStar to attract and retain qualified members of its board of directors.

NorthStar’s securities may be subject to restrictions on resale in Canada.

Common Shares received by NorthStar Shareholders, pursuant to the Business Combination and the Common Shares issued upon exercise of the Warrants in accordance with the terms and conditions thereof, do not include legends restricting transfer under Canadian securities laws and may be resold in each of the provinces and territories of Canada, provided that: (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 — Resale of Securities (“NI 45-102”)); (ii) no unusual effort is made to prepare the market or create a demand for the securities that are the subject of such trade; (iii) no extraordinary commission or consideration is paid in respect of such trade; (iv) if the selling securityholder is an “insider” or “officer” (as defined under applicable Canadian securities legislation) of NorthStar, the selling securityholder has no reasonable grounds to believe that NorthStar is in default of applicable Canadian securities legislation; and (v) NorthStar is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (subject to the abridgment of such four month period upon NorthStar becoming a reporting issuer in a jurisdiction of Canada after the Closing and being a reporting issuer at the time of the trade). NorthStar is a reporting issuer in the province of Québec. Each holder of Common Shares is urged to consult the holder’s professional advisors with respect to applicable restrictions.

Canadian law and NorthStar’s governance documents contain certain provisions which limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

Certain provisions under the CBCA, NorthStar’s governance documents and applicable Canadian laws discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which they might otherwise receive a premium for their common shares. For example, the CBCA includes provisions that require any shareholder proposal that includes nominations for the election of directors to be signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented. Additionally, for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the NorthStar Governing Documents) the CBCA generally requires approval by 662/3% of the votes cast by shareholders who voted, or as set out in the articles, as applicable.

For instance, NorthStar’s governance documents contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.

Limitations on the ability to acquire and hold common shares may also be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in a company. Moreover, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded.

Further, changes to laws and regulations in Canada, the United States and elsewhere may impact our ability to conduct our businesses in certain jurisdictions and the ability to negotiate or agree to any merger, acquisition or change of control.

NorthStar’s governance documents provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to its internal affairs are required to be litigated in the Province of Québec, Canada, and contain an exclusive federal forum provision for certain claims under the Securities Act, which could limit your ability to obtain a favorable judicial forum for disputes with NorthStar.

NorthStar’s governance documents include a forum selection provision providing that, unless it consents in writing to the selection of an alternative forum, the courts of the Province of Québec and the appellate courts therefrom, will be the sole and exclusive forum for certain matters, including the following: (i) any derivative action or proceeding brought on its behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to NorthStar; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or NorthStar’s governance documents (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among NorthStar, its affiliates and their respective securityholders, directors and/or officers, but excluding claims related to NorthStar business or that of such affiliates. In addition, NorthStar’s governance documents include a forum selection provision providing that, unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, regardless of whether such complaint also involves parties other than NorthStar (including, but not limited to, any underwriters or auditors retained by NorthStar).

The forum selection provision also provides that NorthStar’s securityholders are deemed to have consented to personal jurisdiction in the designated courts and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. The forum selection provision may impose additional litigation costs on securityholders in pursuing any such claims. This provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for U.S. federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and NorthStar’s governance documents provide that the U.S. federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Application of the Federal Forum Provision means that suits brought by NorthStar Shareholders to enforce any duty or liability created by the Securities Act must be brought in U.S. federal court and cannot be brought in any state court.

Section 27 of the Exchange Act creates exclusive U.S. federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by NorthStar Shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in U.S. federal court. NorthStar Shareholders will not be deemed to have waived its compliance with the U.S. federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of NorthStar’s securities shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, NorthStar’s securityholders cannot waive compliance with the U.S. federal, state or applicable Canadian securities laws and the rules and regulations thereunder. These provisions may limit NorthStar’s securityholders’ ability to bring a claim in a judicial forum they find favorable for disputes with NorthStar or its directors, officers, or other employees, which may discourage lawsuits against NorthStar and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in NorthStar’s governance documents to be inapplicable or unenforceable in an action, NorthStar may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition. The courts of the Province of Québec and appellate courts therefrom and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to NorthStar than its shareholders.

As a company organized under the CBCA, with some of its directors and officers residing outside of the United States, it may be difficult for investors to enforce civil liabilities against NorthStar based solely upon the federal securities laws of the United States.

NorthStar is incorporated under the CBCA with its registered office located in Québec, Canada. A majority of NorthStar’s directors and officers reside outside of the United States and all or a substantial portion of its assets and those of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon NorthStar or its directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of United States courts obtained in actions against NorthStar or such persons predicated upon the civil liability provisions of the United States federal securities laws or the securities or blue-sky laws of any state within the United States or (ii) would enforce, in original actions, liabilities against NorthStar or such persons predicated upon the United States federal securities laws or any such state securities or blue-sky laws.

NorthStar’s ability to be successful will partly depend upon the efforts of NorthStar’s board of directors, management and key personnel and the loss of such persons could negatively impact the operations and profitability of NorthStar’s business.

NorthStar’s ability to be successful is partly dependent upon the efforts of the Board, management and key personnel. We cannot assure you that the Board, management and key personnel will be effective or successful or remain with NorthStar. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause NorthStar’s management to have to expend time and resources helping them become familiar with such requirements and distract from a focus on NorthStar’s business.

NorthStar will have broad discretion in the use of the net proceeds and may not use them effectively.

NorthStar’s management has broad discretion in the application of the net proceeds that NorthStar received pursuant to the Business Combination, including spending on service and technology development, public company compliance, working capital, possible acquisitions, and other general corporate purposes, and NorthStar may spend or invest these proceeds in a way with which NS Shareholders disagree. The failure by NorthStar’s management to apply these funds effectively could harm NorthStar’s business and financial condition. Pending their use, NorthStar may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

NorthStar may amend the terms of the NS Warrants in a manner that may be adverse to warrant holders with the approval by the holders of at least 50% of the then outstanding NS Warrants.

Each NS Warrant Agreement provides that (a) the terms of the NS Warrants governed thereunder may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of such NS Warrant Agreement to the description of the terms of the NS Warrants governed thereunder, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under such NS Warrant Agreement as the parties to such NS Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the NS Warrants governed thereunder, provided that the approval by the holders of at least 50% of the then-outstanding NS Warrants governed thereunder is required to make any change that adversely affects the interests of the registered holders of NS Warrants governed thereunder. NorthStar’s ability to amend the terms of the NS Warrants governed by a NS Warrant Agreement with the consent of at least 50% of the then outstanding NS Warrants governed thereunder is broad. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Common Shares purchasable upon exercise of a warrant.

NorthStar may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

NorthStar will have the ability to redeem outstanding NS Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per NS Warrant, provided that the last reported sales price of Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which NorthStar gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by NorthStar, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, NorthStar may redeem the NS Warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your NS Warrants. Pursuant to the NS Warrant Agreements, in the event NorthStar decides to redeem the warrants, it will be required to mail notice of such redemption to the registered warrant holders not less than 30 days prior to the redemption date.

NorthStar’s warrant agreements designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with NorthStar.

The NS Warrant Agreements provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that NorthStar irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. NorthStar has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the NS Warrants shall be deemed to have notice of and to have consented to the forum provisions in its warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the NS Warrant Agreements, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of NS Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a NS Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with NorthStar, which may discourage such lawsuits. Alternatively, if a court were to find this provision of NS Warrant Agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, NorthStar may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of its team and Board.

NorthStar may not pay dividends and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of Common Shares.

NorthStar may retain any future earnings to finance the growth and development of the business and, therefore, may not pay any cash dividends on Common Shares in the short, medium or long term. Any determination to pay dividends in the future will be at the discretion of the Board and will be dependent upon its future financial condition, results of operations and capital requirements, general business conditions and other relevant factors. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Risks Related to Being a Public Company

NorthStar incurs significant expenses and administrative burdens as a public company, compared to our historical expenses in similar areas, which could have an adverse effect on NorthStar’s business, financial condition and results of operations.

NorthStar faces increased legal, accounting, administrative and other costs and expenses as a public company that NorthStar did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated thereunder, applicable Canadian securities laws, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has increased costs and made certain activities more time-consuming. A number of those requirements require NorthStar to carry out activities NorthStar has not done previously. For example, NorthStar has additional board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with applicable Canadian securities laws and SEC reporting requirements are being incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), NorthStar could incur additional costs addressing those issues, and the existence of those issues could adversely affect NorthStar’s reputation or investor perceptions of it. The additional reporting and other obligations imposed by these rules and regulations have increased legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs require NorthStar to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Some members of our management have limited experience in operating within a public company environment.

Some of our executive officers have limited experience in the management of a publicly traded company. The management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. and Canada and will need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require costs greater than expected.

The failure of NorthStar to establish and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and/or NI-52-109 could impair its ability to produce accurate financial statements and other disclosures on a timely basis and could have a material adverse effect on its business and the market price of Common Shares.

As a public company, NorthStar is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, applicable Canadian securities laws, the rules and regulations of the applicable listing standards of NYSE American and any other stock exchange on which its securities may be listed. The requirements of these rules and regulations are expected to increase NorthStar’s legal, accounting, and financial compliance costs, making some activities more difficult, time-consuming, and costly and placing significant strain on its personnel, systems, and resources. The Sarbanes-Oxley Act and applicable Canadian securities laws require, among other things, that public companies maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine disclosure controls and other procedures that are designed to ensure that information required to be disclosed by NorthStar in the reports that it will file with the SEC and under applicable Canadian securities laws is recorded, processed, summarized, and reported within the time periods specified in SEC rules and applicable Canadian securities laws, as the case may be, and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to NorthStar’s principal executive and financial officers. NorthStar’s internal control over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act or National Instrument 52-109 Certifications of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”) that it eventually will be required to meet.

We intend to seek to improve NorthStar’s internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of NorthStar’s disclosure controls and procedures and internal control over financial reporting, we anticipate that NorthStar will need to expend significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, NorthStar may experience additional material weaknesses in its controls. NorthStar’s controls and any new controls that we develop may become inadequate because of changes in conditions in its business. Further, weaknesses in NorthStar’s disclosure controls and internal control over financial reporting may be discovered in the future.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm NorthStar’s results of operations or cause it to fail to meet its reporting obligations and may result in a restatement of its financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of NorthStar’s internal control over financial reporting that it will eventually be required to include in its periodic reports that will be filed with the SEC and under Canadian securities laws. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in NorthStar’s reported financial and other information, which would likely have a negative effect on the trading price of its securities. In addition, if NorthStar is unable to continue to meet these requirements, it may be subject to adverse regulatory consequences, including sanctions by the SEC, Canadian securities regulators or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. NorthStar will be required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and applicable Canadian securities laws and are required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. NorthStar’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, NorthStar’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which NorthStar’s internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on NorthStar’s business and results of operations and could cause a decline in the price of its securities.

We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness or otherwise fail to maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our stock price and access to the capital markets.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. In addition, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K, pursuant to the rules and regulations of the SEC regarding compliance with Section 404 of the Sarbanes-Oxley Act. Neither we nor our independent registered public accounting firm were required to, and therefore did not, perform an evaluation of the effectiveness of our internal control over financial reporting as of or for any period included in our financial statements included herein, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act or NI 52-109. The process of designing, implementing and testing the internal control over financial reporting required to comply with these obligations is time-consuming, costly and complicated. We have identified a material weakness in our internal control over financial reporting relating to the sufficiency and adequacy of resources with an appropriate level of technical accounting experience. This material weakness has led to a conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2025. Our inability to remediate this material weakness, our discovery of additional control deficiencies or material weaknesses in internal control, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting, could adversely affect our results of operations, our stock price and investor confidence in our Company.

Our management plans to take action to remediate this material weakness in our internal control over financial reporting. As of the date of this prospectus, the remediation plans are actively underway, and management expects to complete the remediation actions during 2026 and to incur approximately $0.5 million in associated costs. However, the remediation process is ongoing, and we cannot assure that it will be completed within this timeframe or that additional remediation costs will not be incurred. In addition, we could in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover other errors in financial reporting. The remediation of such deficiencies or material weaknesses may require significant costs and devotion of a substantial amount of management’s attention, diverting financial resources or management’s time from operating our business. During the course of our evaluation, we may identify areas requiring improvement and may be required to design additional enhanced processes and controls to address issues identified through this review. In addition, there can be no assurance that such remediation efforts will be successful, that our internal control over financial reporting will be effective as a result of these efforts or that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods.

If we fail to remediate this material weakness and maintain effective disclosure controls and procedures or internal control over financial reporting, we may not be able to rely on the integrity of our financial results, which could result in inaccurate or late reporting of our financial results, which inaccuracies may lead to a requirement to restate our financial statements, as well as delays or the inability to meet our future reporting obligations or to comply with SEC rules and regulations or applicable Canadian securities laws. As a result, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Shares could decline. We could also become subject to investigations by the stock exchange on which our Common Shares are listed, the SEC, Canadian securities regulatory authorities or other regulatory authorities, which could require additional financial and management resources. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could restrict our future access to the capital markets as a result of a loss of investor confidence, limitations on our ability under the Securities Act to conduct certain transactions or a reduction in liquidity if our common shares do not remain listed on a national securities exchange. Reduced access to capital or increased use of financial resources to remedy deficiencies in or maintain the effectiveness of internal controls may reduce our liquidity and ability to operate our business.

NorthStar’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

NorthStar’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake.

Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in NorthStar’s control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require NorthStar to change its compensation policies.

Accounting rules and interpretations for certain aspects of NorthStar’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of NorthStar’s financial statements. Furthermore, changes in accounting rules and interpretations or in NorthStar’s accounting assumptions and/or judgments, such as those related to asset impairments, could significantly impact its financial statements. In some cases, NorthStar could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could have a material adverse effect on NorthStar’s business, prospects, liquidity, financial condition and results of operations.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the Selling Securityholders to resell their securities. We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholders pursuant to this prospectus, except to the extent the NS Warrants are exercised for cash.

We would receive up to an aggregate of $25,529,977 from the exercise of the NS Warrants, assuming the exercise in full of all such for cash. We expect to use any net proceeds from the exercise of the NS Warrants for general corporate purposes. We will have broad discretion over any use of proceeds from the exercise of the NS Warrants. There is no assurance that the holders of the NS Warrants will elect to exercise any or all of such warrants. The exercise price of the NS Warrants is $11.50 per share. We believe the likelihood that holders will exercise their NS Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of the Common Shares. If the trading price for the Common Shares is less than $11.50 per share, we believe holders of NS Warrants will be unlikely to exercise their NS Warrants. To the extent that the NS Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Common Shares may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Investors should not purchase our Common Shares with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board may deem relevant.

MARKET INFORMATION

On October 2, 2026, our Common Shares began trading on NYSE American under the symbol “NSTR”. On October 29, 2026, the closing sale price of our Common Shares was $3.54 per share.

Our NS Warrants are currently listed on NYSE American under the symbol “NSTR.WS”. On October 29, 2026, the closing sale price of our NS Warrants was $0.15 per warrant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 20-F (the “Form 20-F”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Viking and NorthStar, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”). The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the business combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, assume that the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New NorthStar’s financial condition or results of operations would have been had the Business Combination occurred on the date indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New NorthStar. The actual financial position and results of operations of New NorthStar may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Viking was derived from the unaudited financial statements of Viking as of and for the six months ended June 30, 2026 and the audited financial statements of Viking for the year ended December 31, 2025, which are incorporated by reference. The historical financial information of NorthStar was derived from the unaudited consolidated financial statements of NorthStar as of and for the six months ended June 30, 2026 and the audited consolidated financial statements of NorthStar for the year ended December 31, 2025, which are incorporated by reference. This information should be read together with Viking’s and NorthStar’s unaudited and audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Viking” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NorthStar” and other financial information, incorporated by reference.

Description of the Business Combination

On October 1, 2026 (the “Closing Date”), NorthStar Earth & Space Enterprises, Inc. (the “Company”), a corporation existing under the Canada Business Corporations Act (the “CBCA”), consummated its previously announced business combination pursuant to that certain business combination agreement, dated April 16, 2026, as amended on May 15, 2026 and July 15, 2026 (the “Business Combination Agreement”), by and among Viking Acquisition Corp. I, a Cayman Islands exempted company (“Viking”), NorthStar Earth & Space Inc., a corporation existing under the CBCA (“NorthStar”), and Viking NS Amalgamation Corp., a corporation existing under the CBCA and wholly owned subsidiary of Viking (“NewCo”).

The Business Combination Agreement provided for, among other things and subject to its terms and conditions: (i) the continuation of Viking from the Cayman Islands to Canada in accordance with the Cayman Islands Companies Act (As Revised) and the CBCA (the “Continuation”); (ii) an arrangement under Section 192 of the CBCA (the “Arrangement”), pursuant to which, among other things, NewCo and NorthStar amalgamated under the CBCA (the “Amalgamation”) to form one corporate entity, with NewCo surviving the Amalgamation as a wholly owned subsidiary of the Company (the “Amalgamated Company”); (iii) the change of the Viking’s corporate name to “NorthStar Earth & Space Enterprises, Inc.”; (iv) the adoption of new articles by the Company, pursuant to which all outstanding Viking Class A Shares were redesignated as New NS Common Shares, a new class of preferred shares was created and the Viking

Class B Shares were eliminated; (v) the exchange of NorthStar securities and equity awards for securities and equity awards of the Company; and (vi) the listing of the New NS Common Shares and New NS Public Warrants on the NYSE American LLC (“NYSE American”) (collectively, with the other transactions contemplated in the Business Combination Agreement and the documents contemplated therein, the “Business Combination”).

On or immediately prior to the Amalgamation and following the Continuation, among other things: (i) NorthStar completed the recapitalization contemplated by the Plan of Arrangement, including the conversion, exchange or amendment, as applicable, of its outstanding shares, convertible debentures, shareholder loans, warrants and options; (ii) the PIPE Financing was consummated pursuant to the PIPE Agreements, pursuant to which the PIPE Investors purchased NorthStar Ordinary Shares that were exchanged pursuant to the Amalgamation for an aggregate of 3,000,000 New NS Common Shares, for an aggregate purchase price of $30.0 million, and received NorthStar PIPE Warrants that were exchanged pursuant to the Amalgamation for New NS PIPE Warrants to acquire an aggregate of 3,000,000 New NS Common Shares at an exercise price of $11.50 per share; (iii) the Sponsor transferred an aggregate of 3,000,000 Viking Class B Shares to the PIPE Investors, proportionally to their respective investments in the PIPE Financing; (iv) each then-issued and outstanding Viking Class B Share was exchanged for one Viking Class A Share; (v) the articles of the Company were amended to, among other things, redesignate the Viking Class A Shares as New NS Common Shares, create an unlimited number of preferred shares, issuable in series, and eliminate the Viking Class B Shares; (vi) each then-issued and outstanding Viking Warrant was amended to become a New NS Warrant; and (vii) the Company issued 500,000 New NS Common Shares to the Sponsor pursuant to the Sponsor Letter Agreement.

On the Closing Date, pursuant to the Arrangement and the Amalgamation, (i) NorthStar and NewCo amalgamated under the CBCA to form one corporate entity, with NewCo surviving the Amalgamation as the Amalgamated Company, a wholly owned subsidiary of the Company; (ii) each then-issued and outstanding NorthStar Ordinary Share, other than any NorthStar Ordinary Shares in respect of which Dissent Rights were duly exercised, was exchanged for that number of New NS Common Shares equal to the Exchange Ratio; (iii) each then-issued and outstanding NorthStar PIPE Warrant was exchanged for one New NS PIPE Warrant to acquire one New NS Common Share at an exercise price of $11.50 per share, subject to adjustment; and (iv) each then-issued and outstanding NorthStar Option was exchanged for a New NS Exchange Option in accordance with the Plan of Arrangement. Following the Closing, up to 10,000,000 additional New NS Common Shares may be issued to the Earnout Recipients upon the achievement of the applicable revenue-based performance targets. The Sponsor will be entitled to receive 10% of any New NS Earnout Shares issued if the applicable trading-price condition set forth in the Sponsor Letter Agreement is satisfied.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Viking acquired all of the outstanding equity interests of NorthStar in the Business Combination, Viking was treated as the “acquired” company and NorthStar was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of NorthStar issuing stock for the net assets of Viking, accompanied by a recapitalization. The net assets of Viking were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NorthStar.

NorthStar was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The shareholders of NorthStar have the greatest voting interest in New NorthStar;

•        NorthStar comprises the ongoing operations of New NorthStar; and

•        NorthStar’s existing senior management is the senior management of New NorthStar.

The following table sets out share ownership of New NorthStar immediately following the Business Combination, excluding the dilutive effect of New NorthStar Earnout Shares, Viking Public Warrants, Viking Private Placement Warrants, NorthStar Warrants, NorthStar Options, and NorthStar PIPE Warrants:

Pro Forma Ownership	Shares	%
Public Shareholders	149,423	0.4%
Initial Shareholders(1)	5,826,667	14.1%
NorthStar Shareholders	29,346,764	71.0%
PIPE Investors(2)	6,000,000	14.5%
Total	41,322,854	100.0%

____________

(1)      Includes 4,666,667 Founder Shares (excluding 3,000,000 Founder Shares to be transferred by the Sponsor to the PIPE Investors), 660,000 Private Placement Shares, and 500,000 shares issued by Viking to the Sponsor at Closing for consideration of the Sponsor Letter.

(2)      Includes 3,000,000 PIPE Shares and 3,000,000 Founder Shares to be transferred by the Sponsor to the PIPE Investors (1,000,000 of which PIPE Shares will be issued to Pangaea, and 1,000,000 of which Founder Shares will be transferred to Pangaea). Of the 3,000,000 PIPE Shares, 679,109 shares were purchased by the PIPE Investors in the open market.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, are based on the unaudited and the audited historical financial statements of Viking and NorthStar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets
Cash	C$	434,080	C$	1,011,959	C$	32,995,643	A	C$	33,954,229
						12,157,010	C
						(174,947)	D
						(10,433,217)	E
						(2,036,299)	O

Prepaid insurance		—		99,518		348,312	E		447,830
Prepaid expenses		164,718		10,749		—			175,467
Accounts receivable		2,677,404		—		—			2,677,404
Other receivables		4,552,525		—		—			4,552,525
Total current assets		7,828,727		1,122,226		32,856,502			41,807,455

Long term prepaid insurance		—		33,172		—			33,172
Cash and marketable securities held in Trust Account		—		334,942,465		(325,320,868)	C		—
						(12,157,010)	C
						2,535,413	N
Property and equipment, net		2,051,015		—		—			2,051,015
Right of use assets		403,123		—		—			403,123
Prepaid expenses		1,421,000		—		—			1,421,000
Intangible assets, net		4,474,899		—		—			4,474,899
Total Assets	C$	16,178,764	C$	336,097,863	C$	(302,085,963)		C$	50,190,664

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	C$	15,357,737	C$	—	C$	(425,000)	E	C$	14,932,737
Accrued offering costs		—		120,843		—			120,843
Accrued expenses		—		1,469,783		(1,289,147)	E		180,636
Promissory notes		11,507,205		—		(1,996,513)	O		9,510,692
Short-term loans		2,284,860		—		—			2,284,860
Deferred revenue		2,641,990		—		—			2,641,990
Shareholder loans		5,550,639		—		(5,550,639)	F		—
Advance from a shareholder		1,985,004		—		—			1,985,004
Current portion of loan payable		2,408,335		—		—			2,408,335
Current portion of long-term debt		60,596		—		—			60,596
Lease liability, current		422,279		—		—			422,279
Total current liabilities		42,218,645		1,590,626		(9,261,299)			34,547,972

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026 — (Continued)

	NorthStar (Historical)	Viking (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Deferred underwriting fee	—	13,079,456	(13,079,456)	D	—
Earnout Shares liability	—	—	109,148,060	L	109,148,060
Loan payable, net of current portion	10,591,665	—	—		10,591,665
Long-term debt, net of current portion	36,409	—	—		36,409
Convertible debentures	108,159,000	—	(108,159,000)	F	—
Non-convertible debentures	—	—	10,963,154	F	10,963,154
Total liabilities	161,005,719	14,670,082	(10,388,541)		165,287,260

Temporary equity
Viking class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value	—	334,942,465	(325,320,868)	C	—
			(12,157,010)	H
			2,535,413	N
NorthStar class A preferred shares, no par value, 250,000 shares issued and outstanding	25,000,000	—	(25,000,000)	F	—
NorthStar class B preferred shares, no par value, 355,401 shares issued and outstanding	32,535,234	—	(32,535,234)	F	—
NorthStar class B-1 preferred shares, no par value, 140,000 shares issued and outstanding	14,000,000	—	(14,000,000)	F	—
NorthStar class B common stock, $0.01 par value, 87,504 shares issued and outstanding	875	—	(875)	F	—

Shareholders’ (deficit) equity
Viking preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—		—
Viking class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding	—	94	1,090	B	—
			118	H
			71	I
			(1,373)	J

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2026 — (Continued)

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Viking class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding		—		1,090		(1,090)	B		—
NorthStar class A common shares, $0.01 par value, 462,023 shares issued and outstanding		4,620		—		(4,620)	F		—
New NorthStar share capital		—		—		31,609,826	A		105,250,771
						174,287,214	F
						1,373	J
						(100,647,642)	M
Additional paid-in capital		3,939,897		—		1,385,817	A		—
						12,904,509	D
						(6,083,316)	E
						(48,729,419)	G
						12,156,892	H
						(71)	I
						32,926,109	K
						(109,148,060)	L
						100,647,642	M

Accumulated deficit		(219,933,415)		(13,515,868)		(2,287,442)	E		(219,973,201)
						48,729,419	G
						(32,926,109)	K
						(39,786)	O

Accumulated other comprehensive loss		(374,166)		—		—			(374,166)
Total shareholders’ (deficit) equity		(216,363,064)		(13,514,684)		114,781,152			(115,096,596)
Total liabilities and shareholders’ (deficit) equity	C$	16,178,764	C$	336,097,863	C$	(302,085,963)		C$	50,190,664

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Revenue
Services revenue	C$	8,354,971	C$	—	C$	—		C$	8,354,971
Grant income		330,600		—		—			330,600
		8,685,571		—		—			8,685,571

Operating Expenses:
Program and technical management		7,518,590		—		—			7,518,590
General and administrative expenses		10,751,346		2,143,551		(248,044)	BB		12,646,853
Sales and marketing expenses		1,780,506		—		—			1,780,506
Depreciation and amortization expenses		1,341,287		—		—			1,341,287
Loss from operations		(12,706,158)		(2,143,551)		248,044			(14,601,665)

Other Expense (Income):
Interest income on marketable securities held in Trust Account		—		(5,688,953)		5,688,953	AA		—
Interest income		(10,294)		—					(10,294)
Interest expenses		1,351,347		—		(329,546)	CC		912,778
						(109,023)	DD

Foreign exchange loss		147,894		—					147,894
Change in fair value of convertible debenture		9,265,000		—		(8,650,973)	CC		614,027
Gain on extinguishment of a liability		(3,040,000)		—					(3,040,000)
R&D tax credit		(1,689,601)		—					(1,689,601)
Total other expense (income), net		6,024,346		(5,688,953)		(3,400,589)			(3,065,196)
Net (loss) income	C$	(18,730,504)	C$	3,545,402	C$	3,648,633		C$	(11,536,469)
Basic and diluted net loss per Class A and Class B Common Stock	C$	(35.10)
Basic and diluted net income per share, Class A ordinary shares			C$	0.11
Basic and diluted net income per share, Class B ordinary shares			C$	0.11
Pro forma weighted average number of shares outstanding – basic and diluted									41,322,854
Pro forma net loss per share – basic and diluted								C$	(0.28)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	NorthStar (Historical)		Viking (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
Revenue
Services Revenue	C$	10,645,373	C$	—	C$	—		C$	10,645,373

Operating Expenses:
Program and technical management		10,288,464		—		—			10,288,464
General and administrative expenses		6,314,572		1,749,387		(83,290)	BB		7,980,669
Sales and marketing expenses		2,155,493		—		—			2,155,493
Depreciation and amortization expenses		2,686,362		—		—			2,686,362
Loss from operations		(10,799,518)		(1,749,387)		83,290			(12,465,615)

Other Expense (Income):
Interest income on marketable securities held in Trust Account		—		(1,910,140)		1,910,140	AA		—
Unrealized gain on marketable securities held in Trust Account		—		(127,540)		127,540	AA		—
Interest income		(24,907)		—		—			(24,907)
Interest expenses		2,333,936		—		(616,838)	CC		1,495,070
						(222,028)	DD

Foreign exchange gain		(43,514)		—		—			(43,514)
Change in fair value of convertible debenture		10,259,000		—		(9,257,822)	CC		1,001,178
R&D tax credit		(2,127,027)		—		—			(2,127,027)
Total other expense (income), net		10,397,488		(2,037,680)		(8,059,008)			300,800
Net (loss) income	C$	(21,197,006)	C$	288,293	C$	8,142,298		C$	(12,766,415)
Basic and diluted net loss per Class A and Class B Common Stock	C$	(40.98)
Basic net income per share, Class A ordinary shares			C$	0.01
Basic net income per share, Class B ordinary shares			C$	0.01
Diluted net income per share, Class A ordinary shares			C$	0.01
Diluted net income per share, Class B ordinary shares			C$	0.01
Pro forma weighted average number of shares outstanding – basic and diluted									41,322,854
Pro forma net loss per share – basic and diluted								C$	(0.31)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as NorthStar was determined to be the accounting acquirer, primarily due to the fact that NorthStar’s shareholders continue to control New NorthStar. Under this method of accounting, although Viking acquired all of the outstanding equity interests of NorthStar in the Business Combination, Viking was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of NorthStar issuing stock for the net assets of Viking, accompanied by a recapitalization. The net assets of Viking were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of NorthStar.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, assumes that the Business Combination and related transactions occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 present pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, has been prepared using, and should be read in conjunction with, the following:

•        Viking’s unaudited balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, which are incorporated by reference; and

•        NorthStar’s unaudited consolidated balance sheet as of June 30, 2026 and the related notes for the six months ended June 30, 2026, which are incorporated by reference.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, have been prepared using, and should be read in conjunction with, the following:

•        Viking’s unaudited statement of operations for the six months ended June 30, 2026 and Viking’s audited statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference; and

•        NorthStar’s unaudited statement of operations for the six months ended June 30, 2026 and NorthStar’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference.

The historical financial statements of Viking have been translated into and are presented in CAD (as adjusted) for the purposes of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

•        at the period end exchange rate as of June 30, 2026 of $1.00 to C$1.42168 for the balance sheet;

•        the average exchange rate for the period from January 1, 2026 through June 30, 2026, of $1.00 to C$1.37802 for the statement of operations for the period ending on that date; and

•        the average exchange rate for the period from July 24, 2025 (inception) through December 31, 2025, of $1.00 to C$1.38817 for the statement of operations for the period ending on that date.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Viking believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Viking believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of New NorthStar would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of New NorthStar. They should be read in conjunction with the historical financial statements and notes thereto of Viking and NorthStar.

Accounting Policies

Upon consummation of the Business Combination, management of New NorthStar performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of New NorthStar did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the business combination.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. NorthStar and Viking have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statements of operations do not reflect a provision for income taxes or any amounts that would have resulted had New NorthStar filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)    Reflects the consummation of the PIPE Financing by NorthStar and the conversion of NorthStar PIPE Warrants and NorthStar PIPE Shares into 2,320,891 New NS Common Shares and 2,320,891 New NS Warrants upon the Closing.

(B)    Represents the conversion of Viking Class B Ordinary Shares into Viking Class A Ordinary Shares on a one-for-one basis.

(C)    Reflects the redemption of 22,171,468 Viking Public shares at a per share redemption price of C$14.67, for an aggregate payment of C$325.3 million and the liquidation and reclassification of C$12.2 million of cash and marketable securities held in Trust Account to cash that became available following the Business Combination.

(D)    Reflects the settlement of deferred underwriting fees upon the Closing of the Business Combination.

(E)    Reflects the payment of C$5.3 million of Viking transaction costs at the Closing of which C$1.3 million of these fees were accrued as of the pro forma balance sheet date. C$0.3 million related to the D&O insurance is reflected as an adjustment to prepaid insurance. The amount of C$2.3 million is reflected as an adjustment to accumulated deficit. The C$1.4 million of PIPE fees is reflected as an adjustment to additional paid-in capital. Viking transaction costs exclude the deferred underwriting fees included in (D) above.

Reflects the payment of C$5.1 million of NorthStar transaction costs at Closing of which C$0.4 million of these fees have been accrued as of the pro forma balance sheet date. The remaining amount of C$4.7 million is reflected as an adjustment to additional paid-in capital.

(F)    Represents the issuance of an aggregate of 29,346,764 New NS Common Shares to the existing shareholders and debtholders of NorthStar upon the Closing of the Business Combination.

(G)    Represents the elimination of Viking’s historical accumulated deficit after recording the transaction costs as described in Adjustment (E) above, and the expenses recognized on the Sponsor’s transfer of shares as described in Adjustment (K) below.

(H)    Reflects the reclassification of 828,532 Viking Class A Ordinary Shares subject to redemption to permanent equity.

(I)     Represents the issuance of 500,000 shares to the Sponsor by New NorthStar at Closing for consideration of the Sponsor Letter. Management determined that the issuance obligation of the 500,000 shares by New NorthStar is a freestanding, equity-linked share issuance obligation which is equity classified.

(J)     Represents the conversion of 9,655,199 Viking Class A Ordinary Shares into the same number of New NS Common Share.

(K)    Represents the impact of the fair value of the 3,000,000 Viking Class A Ordinary Shares transferred by the Sponsor to the PIPE Investors.

(L)    Reflects the estimated fair value of the Earnout Shares liability based on the assumptions used in the valuation. Changes in those assumptions could result in different fair value measurement and therefore could have affected the amounts presented in the pro forma financial information. Because the Earnout Shares are accounted for as a liability and remeasured at fair value at each reporting date, changes in assumptions used in the valuation model may result in significant non-cash gains or losses in future periods, which could materially affect the future combined results of operations.

The Earnout Shares were valued using a Monte Carlo simulation. Below are the significant assumptions used in the simulation:

Underlying Metric Volatility:	17.2%
Stock Volatility:	57.3%
Required Revenue Metric Risk Premium (Continuous)	4.8%
Correlation Coefficient	0.34
Stock price:	$7.72

(M)   Represents the reclassification within equity to reflect no par common stock.

(N)    Reflects the interest earned in the Trust account subsequent to June 30, 2026 of C$2.5 million and the accretion of ordinary shares subject to possible redemption of C$2.5 million.

(O)    Reflects the repayment of promissory notes upon the Closing of Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest period presented.

(BB) Represents the elimination of administrative service compensation that is ceased paying upon the Business Combination. Commencing on October 31, 2025, the date that Viking’s securities are first listed in New York Stock Exchange, Viking agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination, Viking ceased paying these monthly fees.

(CC) Represents the elimination of interest expense and change in fair value on the shareholder loans and convertible debentures after giving effect the Business Combination as if it had occurred on January 1, 2025.

(DD) Represents the elimination of interest expense on the promissory notes after giving effect the Business Combination as if it had occurred on January 1, 2025.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025, the beginning of the earliest period presented.

(BB) Represents the elimination of administrative service compensation that is ceased paying upon the Business Combination. Commencing on October 31, 2025, the date that Viking’s securities are first listed in New York Stock Exchange, Viking agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination, Viking ceased paying these monthly fees.

(CC) Represents the elimination of interest expense and change in fair value on the shareholder loans and convertible debentures after giving effect the Business Combination as if it had occurred on January 1, 2025.

(DD) Represents the elimination of interest expense on the promissory notes after giving effect the Business Combination as if it had occurred on January 1, 2025.

Loss per share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New NorthStar’s shares outstanding, assuming the Business Combination occurred on January 1, 2025, the beginning of the earliest periods presented.

	As of and for the Six Months Ended June 30, 2026
Net loss	C$	(11,536,469)
Shareholders’ deficit		(115,096,596)
Weighted average shares outstanding(1)		41,322,854
Net loss per common share, basic and diluted	C$	(0.28)
Book deficit per share	C$	(2.79)
	For the Year Ended December 31, 2025
Net loss	C$	(12,766,415)
Weighted average shares outstanding(1)		41,322,854
Net loss per common share, basic and diluted	C$	(0.31)

____________

(1)      For the purposes of calculating diluted earnings per share, all the shares underlying the Viking Public Warrants, Viking Private Placement Warrants, NorthStar Warrants, NorthStar Options, NorthStar PIPE Warrants, and Earnout Shares should have been assumed to have been issued. However, since this results in anti-dilution, the effect of such issuance was not included in calculation of diluted loss per share.

BUSINESS

Company Overview

NorthStar is a data analytics company developing a dedicated infrastructure for space-based Space Situational and Domain Awareness (“SSDA”). We are a highly differentiated space data analytics company that monitors passive debris and provides early detection and tracking of active space threats that come from deliberate maneuvers in space. We fuse optical data from third-party spacecrafts that host sensors dedicated to our mission and designed to our specifications with other satellite-based sensors and combine these inputs with ground-based radar, optical, and RF data from partner networks, delivering real-time resident space object (“RSO”) detection, tracking, and analytics to defense, civil-space, and commercial operators. With the use of hosted payloads, we provide a relatively asset-light solution, leveraging other parties’ investment in space infrastructure with our sensors, concept of operations, and data analytics. NorthStar has been engaged by key defense and civil customers, including the Canadian 3CSD, DARPA, the Luxembourg Space Agency, and the European Space Agency, among others, for their mission critical operations. Our team is comprised of individuals who are experienced leaders in the field of astrophysics, data analytics, image processing, orbit dynamics, algorithm development, and software applications.

Space has become an increasingly congested and contested environment due to increased proliferation of new satellite systems, particularly in Low Earth Orbit (“LEO”), by the increased threat to those new systems from orbital debris that is increasing at an exponential rate, and active satellite maneuvers that threaten the viability and sustainability of the global space economy. In addition, space is increasingly contested from a military perspective. Commercial satellite communications (“SATCOM”), earth observation, military, and GPS satellites are all critical elements of national interest and security. Allies in NATO and Five Eyes (“FVEY”) countries must be properly informed to counter the increased activity from hostile nations to develop space-based systems to undermine military readiness and directly threaten critical satellite assets through continuous and active scanning or space activities to effectively inform timely and accurate decisions related to threats.

NorthStar provides an early warning and active scanning wide field of view (“WFoV”) service for commercial and military satellite operators. NorthStar recognizes that space has become the front-line of military engagement, evolving rapidly amidst rising geopolitical tensions. To safeguard its sovereign interests, support the warfighter and contribute effectively to allied defense operations, the United States and its allies recognize the need to urgently deploy a world-class SSDA capability. This includes delivering early warning and threat detection services for both national and allied assets — a priority underscored by the U.S. Golden Dome for American (“GD4A”) missile warning and defeat architecture.

In January 2024, NorthStar launched what we believe is the world’s first system that incorporates both space-based and ground-based data for SSDA. NorthStar aggregates unique data provided by its optical sensors on leased LEO satellites coupled with existing images or observation captured from ground-based systems (radar and telescope) within a powerful ground processing network. NorthStar’s business model is asset light, deploying its value proposition through hosted payloads on satellites operated by third parties to maintain minimal capital expenditures.

NorthStar has developed proprietary data analytics over the past decade to provide a dual-use information service well-timed for defense and civilian space communities, including space agencies, satellite operators, the military (U.S. and NATO) and reinsurance/insurance organizations around the world. The NorthStar “SI2” (Space Information & Intelligence) service enables these organizations and companies to identify and track RSOs throughout near space, providing an early warning system for all operators.

Our patented processing and data capabilities enable our clients to observe, monitor, and predict space object behavior and then take actions to mitigate any threats. It is not enough for satellite operators to know they are under threat; an operator needs to know where to safely move to avoid it, and if other operators also need to move, creating a synchronized surveillance and collision avoidance system.

Opportunities for Space Technology Companies in Defense Modernization

The current period represents an unusually strong inflection point for space technology in defense markets. Geopolitical conflict, renewed focus on homeland defense, and sustained increases in allied defense budgets are converging with technological readiness in proliferated satellites, data fusion, and commercial space infrastructure. Governments are increasingly integrating commercial and dual-use space capabilities into mission-critical defense architectures, while

NATO allies have adopted a higher defense-investment commitment that targets a combined 5% of GDP annually (3.5% for core defense and 1.5% for broader defense- and security-related investments) by 2035, with annual national plans to demonstrate a credible path to the goal.

Market Opportunity for Space Domain Awareness/Space Situational Awareness (SSDA)

NorthStar operates in a rapidly growing segment of the global space economy. Industry analysts estimate that the global space economy could reach $1.8 trillion in value by 2035, according to McKinsey’s 2024 Space Report, driven by the increasing commercialization of space, expanded defense and intelligence use cases, and continued innovation across satellite services, launch infrastructure, and analytics platforms.

Geopolitical developments are accelerating demand for advanced SSDA capabilities, particularly in the Arctic. NATO allies have increasingly identified the Arctic as a critical theater for homeland defense, as the shortest flight paths for intercontinental ballistic missiles launched from northern Russia toward major population centers in the United States and Europe traverse the Arctic region, including airspace near Greenland. Russia has materially expanded its Arctic military footprint, operating dozens of bases, radar installations, airfields, and ports, and deploying nuclear-armed submarines and advanced missile systems from the Kola Peninsula and surrounding areas. In response, NATO, driven by Nordic member states and reinforced by heightened U.S. strategic engagement in Greenland, has elevated Arctic security as an alliance-wide priority, consistent with defense initiatives emphasizing persistent domain awareness, mission assurance, and interoperability across allied forces. These dynamics are driving increased demand from the U.S. and allied defense organizations, including programs aligned with the U.S. Space Force and innovation frameworks such as NATO DIANA, wherein NorthStar is a participating entity, for space-based sensing, tracking, and data fusion solutions that support continuous monitoring of the space domain, enable timely identification of anomalous or hostile activity, and integrate with existing command-and-control and early warning architectures.

One manifestation of this is the Golden Dome for America (GD4A). GD4A is emerging as an integrated homeland-defense architecture rather than a single standalone program. Its success depends on fusing sensing, data transport, processing, and command-and-control across domains — particularly space. U.S. defense policymakers and national security space leadership have emphasized proliferated and resilient space architectures (including missile warning and tracking constellations and associated data transport layers) as foundational enablers of next-generation missile defense concepts aligned with GD4A. From a commercial standpoint, GD4A creates attractive opportunities for space technology companies that can integrate into a system-of-systems environment. As government stakeholders prioritize rapid fielding and interoperability with legacy assets, companies that reduce integration risk and accelerate deployment timelines are positioned to capture meaningful roles within the evolving GD4A ecosystem.

Meanwhile, outside the U.S. we believe there is also a growing opportunity for space technology companies in NATO allied countries due to defense-spending commitments. NATO’s longstanding Defense Investment Pledge includes spending at least 2% of GDP on defense and (as a guideline) allocating at least 20% of defense expenditures to major equipment, including research and development. NATO’s summit declarations reaffirm that, in many cases, expenditure beyond 2% of GDP will be needed to meet capability requirements across all domains. However, in 2025, NATO leaders agreed to a higher ambition: invest 5% of GDP annually by 2035, measured as at least 3.5% of GDP on core defense (troops, weapons, operations) plus up to 1.5% of GDP on broader defense- and security-related investments such as infrastructure adaptation and cybersecurity, alongside annual national plans and periodic review. Public reporting varies on interim milestones, but some allies have referenced interim targets around 2030 for reaching the 3.5% core-defense component. See “Risk Factors — Risks Related to Our Capital Resources — Changes in government spending priorities, defense budget reductions, or shifts in space policy could materially reduce demand for our SSDA services.”

For non-U.S. space technology companies, this translates into an expanded addressable procurement demand across sovereign and allied programs for ISR (Intelligence, Surveillance, Reconnaissance), SSDA, resilient SATCOM, missile warning/tracking enabling data layers, and dual-use analytics. The spending mix and the interoperability imperative can favor suppliers that combine performance with rapid deployment and integration, and that can scale from a national award to full NATO adoption.

Within this broader context, the capabilities and technological advancements for SSDA and Space Traffic Management (“STM”) have emerged as critical enablers of national security, orbital sustainability, and commercial mission assurance. As of 2024, there are over 9,000 active satellites in orbit and more than 35,000 pieces of tracked debris, with significantly more untracked objects (estimated at over 100 million), posing persistent risks to operational space assets. The proliferation of both unintentional debris and hostile counterspace activities has underscored the limitations of traditional, ground-based tracking systems.

The SSDA/STM market is expected to experience significant growth. According to Allied Market Research, the STM market is projected to expand from approximately $15.9 billion in 2025 to $44.9 billion by 2034. Separately, the SSDA market is estimated to grow from approximately $1.8 billion in 2023 to $3.0 billion by 2033. This expansion is fueled by increasing satellite congestion, rising geopolitical tensions, and a shift in national security priorities toward space resilience and domain awareness. For comparison, the Earth Observation market — similar in persistent sensing and data analytics — was estimated at $15 billion globally in 2025.

For non-U.S. space technology companies, this translates into an expanded addressable procurement demand across sovereign and allied programs for ISR (Intelligence, Surveillance, Reconnaissance), SSDA, resilient SATCOM, missile warning/tracking enabling data layers, and dual-use analytics. The spending mix and the interoperability imperative can favor suppliers that combine performance with rapid deployment and integration, and that can scale from a national award to full NATO adoption.

Within this broader context, the capabilities and technological advancements for SSDA and Space Traffic Management (“STM”) have emerged as critical enablers of national security, orbital sustainability, and commercial mission assurance. As of 2024, there are over 9,000 active satellites in orbit and more than 35,000 pieces of tracked debris, with significantly more untracked objects (estimated at over 100 million), posing persistent risks to operational space assets. The proliferation of both unintentional debris and hostile counterspace activities has underscored the limitations of traditional, ground-based tracking systems.

The SSDA/STM market is expected to experience significant growth. According to Allied Market Research, the STM market is projected to expand from approximately $15.9 billion in 2025 to $44.9 billion by 2034. Separately, the SSDA market is estimated to grow from approximately $1.8 billion in 2023 to $3.0 billion by 2033. This expansion is fueled by increasing satellite congestion, rising geopolitical tensions, and a shift in national security priorities toward space resilience and domain awareness. For comparison, the Earth Observation market — similar in persistent sensing and data analytics — already exceeds $15 billion globally.

Global developments underscore the importance of SSDA capabilities. NATO has officially recognized space as the fifth operational domain, prompting member states to increase defense budgets and prioritize resilient space infrastructure. Recent shifts in NATO policy include an increase in targeted defense spending from 2% to 5% of GDP by 2035, with SSDA and STM explicitly cited as priority areas. The EU Space Program and the U.S. Golden Dome initiative further affirm the growing commitment of allied nations to orbital safety and security.

In addition, space is becoming unsafe and harder to monitor, driven by a confluence of factors. The number of satellites orbiting the Earth is increasing rapidly (estimated to grow from 12,0001 today to 100,000 by 20302). This is occurring while the space domain has become overpopulated with debris: there is estimated to be more than 140 million free floating, uncontrolled space debris objects circling Earth, ranging in size from rocket boosters (including the original Sputnik booster launched in 1957) to fragments of less than 1 cm. As the number of satellites grows, so will space refuse, but on an exponential rather than linear scale. Fewer than 30,000 of these objects, which travel at 25,000 kmph, have been identified and catalogued. An object the size of a softball can destroy orbiting satellites or severely damage a space station. Detritus less than 1 cm can puncture a space suit and potentially fatally harm an astronaut.

____________

1        https://www.livescience.com/space/space-exploration/how-many-satellites-could-fit-in-earth-orbit-and-how-many-do-we- really-need

2        https://spacenews.com/the-uks-astra-carta-moment-building-a-space-sustainability-growth-platform

The severity of this situation was exacerbated in November 2021 when the Russian government recklessly conducted an anti-satellite test, producing more than 1,500 large pieces of debris and thousands of smaller objects. The International Space Station crew evacuated into their escape pods to avoid a potential catastrophe. While the station avoided a direct hit, the crisis magnified the ability of hostile nations to disrupt both civilian and military satellites and spacecraft. In addition to outright attacks, Russian and Chinese spacecraft have been observed “buzzing” commercial satellites, potentially either to commit cyber-attacks or to shut down essential communications. In 2019, NATO officially declared space as the fifth operational domain sharing equal importance with land, sea, air and cyber3. Consequently, the emergence of space as a novel military theater is demanding more sophisticated tactical defenses.

As reported in the Financial Times4, European officials increasingly view Russia’s proximity operation satellites as part of a broader hybrid-warfare threat that targets the command-and-data layer of Western space assets. By maneuvering close to commercial and dual-use satellites, these systems can potentially sit inside narrow uplink beams to intercept telemetry, track ground-station activity, and map communications patterns, exposing structural vulnerabilities in older European spacecraft that lack modern encryption. The concern is less about immediate attacks and more about persistent reconnaissance, i.e., building a targeted picture that could enable signal spoofing, operational disruption, or strategic intelligence gathering during a crisis. In that sense, Russian Luch satellite and similar capabilities highlight a shift in the threat landscape — space competition is moving toward control of data flows and analytic dominance, where commercial satellites supporting defense mission become attractive grey-zone targets without crossing the threshold into conflict. Accordingly, orbital espionage in now operational, not theoretical.

NorthStar has been tracking the Russian Luch as part of its work for the U.S. Space Force’s Joint Commercial Operations (“JCO”). Like its previous satellite tracking work, NorthStar has tracked the Luch (Olymp) 2 rendezvous-proximity operation (RPO) that has been ongoing with Intelsat 39 for quite some time as well as the recent Luch (Olymp) “1” breakup event, which took place in the graveyard orbit beyond GEO. While it was at end of life, it is still significant that such a well-known satellite underwent some sort of catastrophic event that resulted in debris generation that NorthStar is tracking as part of its work for the JCO.

These threats are increasing in frequency and complexity. In 2018, the United States issued “Space Policy Directive-3” with an emphasis on three major points: (1) that the space debris problem is urgent and worsening rapidly, (2) that a “whole of government” approach is necessary to help mitigate it, and (3) strong cooperation with industry and international partners is essential in order to mitigate the threat. That directive was released before the Russian attack, which heightened the urgency of the issue and highlighted SSDA as the primary and near-term technical solution.

____________

3        NorthStar Statement of Work Proposal agreed with Luxembourg Directorate of Defence, May 31, 2022.

4        Russian spy spacecraft have intercepted Europe’s key satellites, officials believe, Financial Times, 4 February 2026.

While there are ground-based radar alternatives that cover a portion of the LEO and GEO5 orbital planes, they are limited in several ways. First, they only see a small portion of space (i.e., they can’t “see” over oceans or in Russian or Chinese territory). Second, they are largely inaccurate, with a false positive rating of over 90%. Third, they are static: they are only “aware” of what is in their optical plane; they can’t see what is about to enter it and they do not possess predictive capabilities for awareness of future threats. Hence, there is an enormous risk of the “unknown unknowns”. To make matters worse, the medium earth orbit (“MEO”) is completely “dark” from an SSDA standpoint. This is a critical gap because MEO is where all the Global Positioning Satellites and critical military satellites (valued at over $90 billion) reside. They are among the obvious first strike targets in any future geopolitical confrontation, which will leave ground forces effectively blind and exposed. Geopolitical conflict in or near any of NorthStar’s operating countries could materially impact its ability to generate revenues and cash flows in those regions.

NorthStar’s Business Model

NorthStar offers a comprehensive suite of SSDA services comprised of data delivery, analytics, and operational support to provide: (1) anomaly “threat” detection: alerts for unexpected behavior of “high interest objects”; (2) proximity and approach detection: early warning of close approaching and potentially threatening objects; (3) conjunction warning: early identification and quantification of collision risk; and (4) Flight Plan Validation: detection of satellite drift outside planned flight box. NorthStar’s architecture enables the delivery of a system of systems that provides actionable insights from raw data collection to decision-ready intelligence. NorthStar’s integrated model allows for rapid adaptation to emerging threats and mission needs, ensuring high-confidence custody, threat characterization, and timely delivery of space domain awareness products to defense, intelligence, and civil space operators.

NorthStar offers a complete range of services to monitor active threats

MANEUVER DETECTION & ANALYSIS

UNCORRELATED TRACKS (UCTs) IDENTIFICATION

?

PATTERN OF LIFE AND BEHAVIORAL ANALYSIS

A
B

NEIGHBOURHOOD (GEO)

STATE VECTORS

CONJUNCTION PREDICTION

CO-ORBITAL/CO-PLANAR (LEO)

SENSOR PASS SCHEDULE

WATERFALL PLOT

PHOTOMETRIC ANALYSIS

© NorthStar Earth & Space, Inc. 2026

See Appendix for fuller list of services and descriptions

Highly Confidential | 15

NorthStar Commercial SSA/SDA Platform Features

All NorthStar products are in operation and “in-service” to generate revenues with our existing client base. NorthStar has an active product and technology roadmap to enhance existing services in order to maintain a competitive edge in the market. NorthStar’s primary focus is to continually scale NorthStar services to reduce latency and improve detection performance.

____________

5        GEO refers to Geostationary Earth Orbit or Geosynchronous Equatorial Orbit (altitude ~36,000 km). GEO satellites match the rotation of the Earth as they travel, and so remain above the same point on the ground.

The cornerstone of NorthStar’s offering is its automated sensor-agnostic data processing and analytics pipeline. NorthStar’s patented pipeline process transforms raw images or observational data from different sensor phenomenology into highly contextualized information, offering precise state vectors, monitoring of satellites’ photometric signatures to detect anomalies, maneuvers and spawning, and prediction of conjunction events with precise trajectory propagation. NorthStar’s SI2 capabilities offer operational services like conjunction warning systems, proximity detection, and flight plan validation. Additionally, its Modeling & Simulation services, including ‘What-if’ analyses, support mission planning through space architecture and operation simulations.

NorthStar’s platform automatically fuses multiple data sources, including optical, radar, and passive RF, through its Data Fusion engine, enhancing the prediction of space object trajectories and behavioral characteristics. The processing of data throughout the chain has inherent features of data integrity and traceability, ensuring end-to-end security and reliability. The system is intentionally designed to meet the future demands of a congested and contested space environment including capabilities such as the detection and tracking of uncorrelated tracks (“UCTs”) and quickly developing pattern of life analyses to detect and alert any deviation from nominal behavior.

NorthStar has been providing several of these products and services to the U.S. Space Force, through their JCO group since August 2023. These services include:

•        Space-Based Data-as-a-Service:    Delivers space object tracking data generated from NorthStar’s proprietary satellite constellation, providing global, real-time orbital observations.

•        Image Processing Services:    Processes customer-supplied imagery to extract accurate space object tracking data using NorthStar’s proprietary algorithms.

•        Observation Management:    Calibrates and catalogs third-party sensor data — optical, radar, and RF — into a coherent, standardized dataset for downstream analytics.

•        Space Object Identification (SOI):    Offers identification services that combine observations and cataloging to classify space objects.

•        Data Fusion Services:    Provides 24/7 automated curation and fusion of observational data into high-confidence orbital states.

•        Operations Services:    Maintains a 24/5 SDA analytics team offering mission-critical support including maneuver detection, proximity operations monitoring, conjunction screening, spawning event detection, and forensic analysis.

•        NorthStar Analytics Software Toolset:    Empowers operators with a suite of real-time analytics tools for independent or integrated analysis.

•        Training and Simulation:    Offers synthetic event simulations and user training to improve response readiness and system proficiency.

This integrated approach allows NorthStar to deliver both recurring subscription-based services and project-based services while leveraging software scalability and minimal infrastructure costs. See “Risk Factors — Risks Related to Our Business — We face intense competition from established defense contractors, government agencies, and well-funded emerging space companies, and increased competition or the emergence of alternative data sources could erode our competitive position.”

Competitive Strengths

Technological Advantage:    Best-in-class proprietary data analytics platform utilizing AI/ML models

NorthStar has developed its system to address five critical technological capabilities that it believes no commercial SSA system presently provides:

1.      “a priori” knowledge of object location is not required to detect and track space objects;

2.      the technology is “Always On” and always observing/monitoring;

3.      true global coverage: it will scan all near Earth orbits simultaneously (LEO, MEO, GEO, HEO (Highly Elliptical Orbit), and Cislunar), including in GPS-denied and contested domains, and does not have ground station or weather constraints;

4.      it detects changes in the space environment faster and with greater accuracy than other systems; and

5.      it reduces false warning while delivering more precise tracking.

Proven leader in active space threat monitoring utilizing space-based sensors vs. ground-based sensors only

NorthStar believes it was first-to-market with commercial space-based SSDA sensors. It launched its first sensors on satellites in January 2024. In addition, NorthStar was one of only two companies (among 52 applicants) selected for DARPA’s Space-domain Wide Area Tracking and Characterization (Space-WATCH) program, an initiative designed to enhance Space Domain Awareness (SDA) by integrating commercial and government data sources to detect, characterize, and track potential threats in orbit.

Under this program, NorthStar was awarded a contract to deliver high-resolution, space-based observations, and analytics from its optical sensor constellation. The contract supports DARPA’s broader objective of creating a persistent, real-time monitoring infrastructure that can identify anomalous behaviors, such as uncoordinated maneuvers or adversarial satellite activity. During the program, it was determined that the U.S. Warfighter requires a 20-minute revisit rate of all objects in space. Accordingly, NorthStar is expanding its constellation of sensors to a total of 96, including 24 long-wave infrared sensors. The next deployment is scheduled for early 2027.

NorthStar Data Services – Multidimensional Capability for SDA

Image Processing
Calibration & Detection
Uncorrelated Track Identification
Space Infrastructure
Multi-Source Data Fusion
A
B
State Vector Generation
Photometric Analysis
Conjunction Prediction
Maneuver Detection & Analysis
Visible / Neuromorphic
LWIR
Sun Exclusion
Processing Algorithm Architecture
IP and OD Requirements
Space Segment constraints
Discretization performance & accuracy requirements
Information / Data Definitions
Space Segment Deployment
Software Implementation
CONOPS
Mission Planning & Operations
The NorthStar System
Pipeline Architecture
Pipeline Definition
Data quantity and timing
Ground Network infrastructure
Processing Hardware Definition
Security Restrictions
Platform requirements
Data system architecture & requirements
Data Infrastructure Deployment
Coverage
Detection Limit
Orbit Determination Accuracy
Revisit & Custody
Data Availability Gap
Scalable Deployment & Automation

NorthStar Earth and Space Systems. proprietary information. Use or disclosure of information contained on this page is subject to the restrictions.
10

NorthStar’s participation in Space-WATCH demonstrates the strategic value of its proprietary platform and establishes a precedent for future collaboration with U.S. national security agencies seeking responsive, commercial-grade space situational awareness capabilities.

Validated and Patented Technology

NorthStar validated its Concept of Operations (“CONOPS”) including its ground and space-based data fusion and analytics under the Space-WATCH program. In addition, NorthStar has patented its CONOPS including its system and method of detecting and analyzing objects in space, as well as its ability to simulate objects and events. To date, NorthStar has been issued five patents by the U.S. Patent Office and has eight additional patents in the approval process. See “— Intellectual Property” below for details on NorthStar’s specific patents.

The processing chain of NorthStar’s CONOPS that is concerned with capturing raw images from space-based sensors operating in scanning mode (i.e., no a priori information related to existing Resident Space Objects — RSO) and converting the raw images into accurate state vectors was validated by demonstration during the DARPA Space-WATCH program. The primary purpose of the Space-WATCH program was to demonstrate added value to space monitoring using space-based sensors, not to conduct an official validation. The validation is a by-product of the performance of the system’s usefulness, validity of the output data, and the demonstration of the successful operation of the entire data processing chain in operation from image capture to delivery of state vectors.

Uniquely Positioned to Meet the Needs of the Warfighter

NorthStar delivers advanced earth and space intelligence to measure, characterize, and predict critical events. NorthStar’s platform is designed to support the protection of space assets and address the operational needs of the modern warfighter by:

•        Enhancing threat detection & early warning against hostile actions in space;

•        Enabling more timely, secure, and informed decisions for joint force commanders;

•        Protecting satellite-based assets critical to C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance), navigation, & strike coordination;

•        Supporting the “Look Wide, Look Close, Call the Shot” Space Force CONOPS, providing a strategic framework to respond to space-based threats; and

•        Supporting resilient space operations.

NorthStar’s technological capabilities also include:

•        Detecting and identifying high-accuracy catalogs of space objects using space-based optical and electro-optical (“EO”) sensors for detailed characterization;

•        Identifying unexpected behaviors or potential threats from resident space objects, leveraging AI for rapid analysis, and tipping/cueing for further investigation, alerting unexpected behavior of Resident Space Objects;

•        Disseminating critical tracks and intelligence to warfighters within tactical timelines; and

•        Fusing data from multiple sources and analyzing such information to create a comprehensive view.

In addition, NorthStar is source-agnostic and fully adaptable to any third-party data, as depicted in the diagram below.

Source-agnostic data pipeline

3

Integrates ground-based & space-based data sources to maintain custody of space & detect anomalies in real time

3rd Party Data
NORTHSTAR EARTH & SPACE Data
NORTHSTAR EARTH & SPACE
Data Processing / Applications support
Plug & play with third party APIs
Contextualized Data
Ra / Dec
State Vectors
Catalogue
3D Objects position & Velocity Mapping
Change Detection
Celestial surveillance from LEO to Cislunar
Simulation

© NorthStar Earth & Space, Inc. 2026

Highly Confidential | 13

Threats Present Opportunity: NorthStar’s Growth Strategies

A Relatively Asset-Light SSDA Strategy

NorthStar’s strategy involves pursuing contracts with defense and intelligence agencies, leveraging pilot projects and demonstrations to engage users, while offering scalable pricing models. The primary customers that NorthStar will target are the U.S. Department of Defense (including the USSF and Space Command), NATO and civilian space agencies (such as the NOAA and ESA). The secondary wave of customers that NorthStar will target are commercial satellite operators and insurers. Next, we will target sales via direct relationships and partnerships with prime defense contractors. See “Risk Factors — Risks Related to Our Capital Resources — Our revenue may be concentrated in a small number of large government contracts, and changes in government spending priorities or procurement delays could materially reduce demand for our SSDA services.”

Our asset-light business model allows for rapid growth with minimal capital expenditure. We offer a scalable commercial solution to enhance threat detection, reduce collision risk, and ensure mission assurance in increasingly congested orbital environments. This will include dual-use systems validated by DARPA that will enable Non-Earth Imaging (NEI) Tip & Cue operations, ideal for AI/ML applications based on the high-volume data generated by NorthStar. See “Risk Factors — Risks Related to Our Capital Resources — Our revenue growth may be slower than anticipated due to the early-stage nature of our business, and a delayed revenue ramp could weaken our financial position for an extended period.”

We are working with sensor manufacturers and hosted payload providers including Kepler, Amazon Leo, Honeywell, and others to develop a constellation of dedicated performance specific sensors on orbit. We will fuse the data from our bespoke sensors with imagery or observations collected from ground-based sensors as set forth in the diagram below. We expect our space-based sensors will improve the quality of SSDA and increase revisit rates for intervals to all RSOs.

Bespoke sensors in space first improve quality and then revisit rates

Roadmap for deployment

Completed
Phase 1

- NorthStar is fully operational and uses third-party data
- 80 million observations per day

Phase 2

- Increased proprietary data enhances the quality of the system
- 8 bespoke electro-optical sensors
- 120-minute revisit rate of all resident space objects

Phase 3

- Critical mass achieved – more powerful than any combination of systems
- 36 bespoke electro-optical sensors with 12 LWIR (Long Wave Infrared) sensors
- 60-minute revisit rate of all resident space objects

Phase 4

- Meeting full requirements of the **warfighter**
- 96 payloads in orbit
- **20-minute** revisit rate of all resident space objects

© NorthStar Earth & Space, Inc. 2026

Highly Confidential | 16

We are also focused on developing automation, calibration, and multi-modal processing at the edge. This will enable automated “tip & cue” capability. “Tip and cue” refer to when we detect something of interest, like a suspicious movement. We will generate an early detection “tip,” which is an alert that further investigation is needed. Once a tip is generated, the information is relayed to a more specialized, higher-resolution sensor, such as another satellite with advanced imaging capabilities. This secondary sensor then “cues” in the area of interest to acquire more precise data and gather detailed information about the target.

Golden Dome is a multi-layer, all-domain SDA, missile, and air defense shield designed to protect the U.S. homeland against (1) ballistic missiles (ICBM, IRBM, SLBM), (2) hypersonic glide vehicles (HGVs) and other advanced cruise missiles and (3) anti-satellite weapons (ASAT), which are specialized space systems designed to disable or destroy satellites for strategic military purposes, such as by disrupting communications or navigation events. The U.S. Space Force has a projected near-term budget of approximately $27 billion and approximately $175 billion total spend to fund the Golden Dome project.

We believe our core capabilities make us a leading candidate to win and expand contracts in this strategically vital project. NorthStar brings a fully automated, space-based sensor network and always-on processing pipeline purpose-built for scale. Our core capabilities include (1) multi-sensor and multi-modal sensing network (demonstrated capability, CONOPS confirmed, architecture defined); (2) autonomous ingest and processing data that will detect nefarious activity and allow us to alert the U.S. Warfighter and its allies (“Tip & Cue”); (3) near-real-time analytics (not post-pass batch processing), and (4) analytics including photometric, maneuver, spawning, conjunction, pattern of life, and ASAT anomaly alerts.

With a full constellation in place, NorthStar will provide Golden Dome (1) persistent, global coverage, (2) multi-angle observations, (3) multi-phenomenology sensing, and (4) resilience through proliferation. As a result, NorthStar can provide an integrated coherent picture of what is occurring in space.

Earth Observation

In addition to our SSDA capabilities, we have also developed an earth observation system that uses hyperspectral imaging to detect changes in the chemical composition of objects on earth. Hyperspectral imaging (HSI) is a technique that analyzes a wide spectrum of light instead of just assigning primary colors (red, green, blue) to each pixel. The light striking each pixel is broken down into many different spectral bands to provide more information on what is imaged. For instance, NorthStar can track the early stages of an oil spill by monitoring the change in the chemical characteristics of the ocean, as oil breaches a pipeline. Another example is forestry management. The system can identify the species of trees, detect initial traces of fire, and then predict where that fire will travel based on what type of tree burns the fastest. Current GPS and imaging satellites cannot detect hyperspectral changes.

We have provided these services on a small scale to the Canadian Coast Guard for wetlands monitoring, and to the Canadian Space Agency and the Government of Québec for hyperspectral monitoring of crops. The imaging is conducted from sensors resident on small planes rather than satellites. While our current core capabilities are focused on SSDA applications, we believe these earth observation capabilities (which require an additional dedicated sensor) represent an important expansion opportunity.

Customer Opportunity

NorthStar has strong relationships with its current customers as well as several prospective customers. It also has been in active discussions with several substantial government and commercial entities as part of its pipeline of opportunities in both space surveillance (SI2) and earth observation (EI2).

Pricing and Commercial Leverage

NorthStar expects to achieve scalable pricing through two main methods: subscriptions and data licensing tiers, in the form of observations per day or the number of objects tracked NorthStar provides bundled options that can include high-priority and/or customer alerting.

Intellectual Property

NorthStar holds five U.S. patents for various aspects of its Concept of Operations in which Resident Space Objects are imaged passively as they enter the sensor field of view, with the relevant observations being derived through an automated pipeline after the images are downlinked. Relevant U.S. patents and applications include:

•        U.S. Patent No. 12,028,654, entitled “SYSTEM AND METHOD FOR GENERATING A PLURALITY OF CELESTIAL IMAGE FEATURES FROM A PLURALITY OF IMAGES OF A SKY”;

•        U.S. Patent No. 12,249,055, entitled “SYSTEM FOR GENERATING AND PROCESSING A PLURALITY OF CELESTIAL IMAGE FEATURES FROM A PLURALITY OF IMAGES OF A SKY AND METHODS OF USE THEREOF”;

•        U.S. Patent No. 12.319,444, entitled “SYSTEMS AND METHODS CONFIGURED FOR SIMULATING SPACE-BASED IMAGING OF RESIDENT SPACE OBJECTS”;

•        U.S. Patent No. 12,249,055, entitled “SYSTEM FOR GENERATING AND PROCESSING A PLURALITY OF CELESTIAL IMAGE FEATURES FROM A PLURALITY OF IMAGES OF A SKY AND METHODS OF USE THEREOF”; and

•        U.S. Patent No. 12,307,638, entitled “SYSTEMS AND METHODS FOR ASSESSING A PRESENCE OR ABSENCE OF CELESTIAL OBJECTS FROM A PLURALITY OF IMAGES OF A COSMIC SPACE ACQUIRED BY A PLURALITY OF IMAGING SATELLITES.”

In addition to the patents listed above, NorthStar has applied for nine additional patent application: seven U.S. patent applications and two PCT patent applications. As of June 30, 2026, NorthStar owned the following:

•        U.S. Patents:    5 issued patents and 7 pending or allowed patent applications.

•        Foreign Patents:    2 Patent Cooperation Treaty (PCT) applications, due for a national phase entries in May and December of 2026.

•        Trademarks:    NorthStar holds registered trademarks over its name and logo in the U.S., Canada, the UK and Europe.

NorthStar’s issued U.S. patents are scheduled to expire between 2043 and 2044.

Contracts and Agreements

Canada

National Master Standing Offer, 3 Canadian Space Division

NorthStar is an awarded vendor under Canada’s National Master Standing Offer (NMSO), the Government of Canada’s primary procurement framework for operational space surveillance and tracking capabilities. Through this vehicle, the Canadian 3CSD, the space division of the Royal Canadian Air Force, can procure mission-critical services without a competitive procurement process, enabling faster contracting and operational delivery. NorthStar has received six requests for quotes from 3CSD spanning operational support, training, automated data fusion, and space-based tracking services. Six contracts have been formally awarded and executed. Under the current contracts, NorthStar will be providing the following services:

1.      SME Operations Support, providing embedded NorthStar expertise to directly support Canadian JCO space operations over a multi-month period.

2.      Training and simulation services supporting the Canadian JCO, including scenario-based simulations and operator training to support effective use of NorthStar’s analytics software and data products.

3.      Automated, 24/7 state-vector delivery and data curation services, fusing large-scale tracking data into operationally usable outputs for the Canadian Department of National Defence (“DND”).

4.      Continuous 24/7 automated data curation and real-time data fusion services, including high-volume star-tracker data ingestion.

5.      Delivery of NorthStar-generated space object tracking data from its space-based sensor network, expanding DND’s operational space surveillance coverage.

6.      Delivery of NorthStar-generated space object tracking data from Terran Orbital Corporation space assets, supporting customer-tasked collections and ongoing capability expansion.

Based on ongoing engagement with 3CSD, NorthStar expects additional contracts to convert in the near term, reflecting growing adoption of its operational space surveillance capabilities within Canada’s national defense space operations.

Canadian Space Agency

CSA — STDP-Advancing SSA Data Processing Performance

NorthStar was awarded non-dilutive research and development funding from the Canadian Space Agency under the Space Technology Development Program (“STDP”) to accelerate the development of next-generation ground data-processing infrastructure for Space Situational Awareness. The project advances NorthStar’s ability to process millions of space-based optical observations per day to detect, track, and catalogue both known and previously unknown Resident Space Objects (including uncorrelated tracks), through innovations in initial orbit determination, track association, and massively parallel data-processing architectures. The work delivers scalable, low-latency, commercially reliable software components that grow in step with NorthStar’s expanding constellation, strengthening catalog completeness, automation, and operational resilience, key competitive advantages for commercial and government SSA customers.

CSA-ESA S2P-COSMIC

CSA and ESA are funding development of an enhancement of our space-based SSA services that will enable the detection of Resident Space Objects (RSOs) under very low signal-to-noise ratio conditions. Implemented as an onboard processing capability using machine learning algorithms, we will deliver faster, more reliable detections of faint objects, small debris, and targets with deliberately low signatures and reduce our operational costs. By processing the satellites onboard, we will significantly reduce the volume of data that needs to be downloaded so that only space objects will be downloaded.

The target markets are government defense and civil organizations, commercial satellite operators in LEO and GEO, and emerging sectors such as in-orbit servicing and space insurance. These users require higher-quality SSA data to ensure safe operations, manage risks, and maintain custody of objects in increasingly congested and contested orbital regimes.

Key characteristics of the product are improved revisit rates, reduced error covariances, and lower latency through onboard processing. The driving forces for adoption include the rapid growth of satellite deployments, limitations of free government SSA services, defense organizations’ increasing reliance on commercial data, and the need for insurers and operators to access trusted, higher-fidelity information.

CSA Smart Earth

NorthStar was awarded CSA’s SmartEarth contract under the newly launched ‘Satellite Mobilization for Biodiversity Action (SAMBA) initiative to advance the development of sophisticated mapping of forest species using state-of-the-art space based hyperspectral imagery.

NorthStar’s patented capabilities and world class expertise will enable more rapid integration of hyperspectral data generated from space missions into the database of information used to monitor and protect forest ecosystems. With more enhanced information regarding the type, abundance, and distribution of tree species that compose the forests, scientists, ecologists, environmental professionals, and policy makers will be equipped with much better insight into the health of the forests to vastly improve the overall management and conservation of forests worldwide.

United States

Our U.S. subsidiary has won prime contracts with DARPA and the U.S. Space Force JCO cells.

DARPA

For DARPA, NorthStar was a participant in the Space-domain Wide Area Tracking and Characterization (Space-WATCH) program, an initiative designed to enhance Space Domain Awareness (SDA) by integrating commercial and government data sources to detect, characterize, and track potential threats in orbit. Under this program, NorthStar was awarded a contract to deliver high-resolution, space-based observations, and analytics from its optical sensor constellation. The contract supports DARPA’s broader objective of creating a persistent, real-time monitoring infrastructure that can identify anomalous behaviors, such as uncoordinated maneuvers or adversarial satellite activity.

The Space-WATCH program consisted of two technical areas (TAs), and a working group:

•        TA1:    Commercially hosted sensing and detection. Commercial satellite operators will use their existing or modified sensors on orbit to observe their surroundings/low earth orbit (LEO) and then sell this data to the U.S. government. The U.S. government will not own or operate satellites or sensor equipment. Instead, they will only purchase data collected and sold to them from commercially owned satellites and sensors.

•        TA2:    Real-time automated data fusion and exploitation. Advanced algorithms and processing to ingest and process data collected from TA1 and turn it into actionable information for government operators. Results will also be fed back into the marketplace in order to adjust the dynamic pricing model.

DARPA also selected NorthStar among its successful performers across multiple areas to receive non-dilutive funding and guidance to accelerate the expansion and commercialization of its product offering.

U.S. Space Force, Joint Task Force-Space Defense Commercial Operations (“JCO”)

For the U.S. Space Force JCO, NorthStar provides advanced data processing and fusion services. Initially, NorthStar served as a sensor pre-processing provider. In this role, NorthStar addressed a critical interoperability challenge, enabling the JCO to integrate new sensors without disrupting downstream data pipelines — a capability JCO leadership has described as a “critical gap filler.” Our system architecture supports plug-and-play data integration, agnostic sensor type, location, or provenance. Building on this foundation, NorthStar evolved into a data fusion provider in two regional JCO cells — JCO-Meridian, supporting Europe, Africa, and Central Asia, and JCO-Pacific, covering the Pacific Rim. Our team delivers daily orbital analytics that update space object trajectories across JCO operations centers. We then began incorporating multiple data sources including radar and passive radiofrequency (“RF”) sources, fusing together the data, and further extending our services to process simulated data for recurring JCO training events. Our contributions now span the full operational lifecycle, including sensor data pre-processing, EO and RF fusion, space-based sensing calibration, space-to-space and simulated data processing, as well as sensor hosting, deployment, and commercial crew augmentation. These services have expanded significantly beyond their original role as risk-reduction efforts and are now fully embedded within the JCO’s operational framework.

Department of Commerce

NorthStar also previously received a Department of Commerce NOAA award for GEO Pilot and has participated in over ten Department of Defense and Department of Commerce co-sponsored Sprint Advanced Concept Training (SACT) Civil-Commercial series of exercises to including performance on U.S. government directed Desired Learning Objectives (DLOs), and ad hoc tasking during real world events (e.g., the November 2022 Russian Anti-satellite test, the Russian Luch Olympic maneuvering, and Chinese orbital debris satellite events, among others).

Europe

NorthStar Europe S.à r.l. (“NorthStar Europe”) currently provides services to the European Space Agency (ESA), the French Ministry of Armed Services (MinArm) (through subcontract with Telespazio France), the European Commission’s European Innovation Council (EIC) and SMEs Executive Agency (EISMEA) and NATO DIANA.

LuxIMPULSE

NorthStar Europe has a multi-phase framework contract with the ESA under the LuxIMPULSE program (which is jointly managed by the ESA and the LSA), which supports the development and commercialization of advanced space technologies. The initial contract phases — call-up orders 1 and 2 (COO-01 and COO-02) funded the research, development, and operational deployment of NorthStar’s Conjunction Analysis System (“CAS”), a proprietary cloud-based software platform that predicts and mitigates collision risks for satellites in low earth orbit. CAS incorporates high-precision orbit propagation, collision probability algorithms, maneuver detection tools, and automated ingestion of satellite data. Under COO-02, NorthStar successfully transitioned CAS operations to Europe and upgraded the platform to operations-ready status, integrating key analytics and infrastructure to support future commercial delivery.

Subsequent phases, including COO-04 (currently in execution) and the recently completed COO-03 are intended to enhance CAS’s commercial utility and expand NorthStar’s technology footprint. COO-03 includes development of advanced collision avoidance maneuver (CAM) optimization and modular platform components that can be repurposed across NorthStar’s broader service architecture. COO-04 will focus on commercialization and differentiation of CAS through enhancements to data fusion, quality control, and user experience, as well as the introduction of Launch and Early Orbit Phase (LEOP) analysis capabilities. These efforts align with the EU’s evolving regulatory landscape — including anticipated SSA requirements under the forthcoming EU Space Act — and position NorthStar to serve both government and commercial customers seeking resilient space safety solutions. NorthStar expects to structure the next COO — COO-05 — later this year.

Ministère des Armées

NorthStar, under subcontract to Telespazio France, is delivering SSDA services to the French Ministry of Armed Services. The service covers data provision from NorthStar’s space-based optical SSDA constellation, including real-time observations and derived products such as orbit determination, maneuver detection, and conjunction analysis. The scope of work includes both routine service delivery and tasking-based data collection, supporting national space defense operations.

NorthStar’s role is to provide high-quality, unclassified SSDA data through a secure service interface that meets French defense standards. The contract includes onboarding processes, service-level monitoring, and defined delivery timelines. NorthStar is also responsible for ensuring system interoperability and data accessibility, with provisions for onboarding new mission elements and scaling services as needed.

ALBATOR

NorthStar Europe is part of ALBATOR, an EU-funded coalition aimed at enhancing Europe’s strategic capabilities in SSA and Space Traffic Management (STM). The project, funded under the Horizon Europe program, supports the development of commercial-grade, space-based services to detect, track, and characterize space objects. NorthStar’s contribution focuses on leveraging its proprietary constellation of optical sensors and advanced data analytics to deliver timely and accurate orbital intelligence.

The overall mission of the project is to strengthen European autonomy and resilience in space safety through commercial innovation. NorthStar is tasked with delivering key enabling technologies and services, including data fusion, real-time anomaly detection, and integration with European space infrastructure. The coalition recognizes NorthStar’s ability to provide scalable, dual-use capabilities that address both civil and defense needs across the EU, reinforcing Europe’s capacity to operate safely and sustainably in an increasingly congested space environment.

NATO DIANA

NorthStar was selected from 3,680 applicants to join the NATO Defence Innovation Accelerator for the North Atlantic (DIANA) 2026 cohort. As part of the DIANA program, NorthStar will continue to enhance the automatization of its Space Domain Awareness (SDA) services to increase operational value within the alliance and to accelerate the commercialization of services for the benefit of NATO stakeholders and allied defense organizations.

NorthStar leads numerous support activities for international SDA programs, providing real-time insights that improve space safety, threat detection, and mission resilience. NorthStar’s participation in DIANA will expand the reach and impact of these services through direct engagement with NATO stakeholders and test centers.

NorthStar’s system is interoperable with NATO systems to ensure seamless integration into workflows and reinforce more rapid transatlantic cooperation. NorthStar is pioneering the ability to transform inputs from various sensors to deliver space information & intelligence (SI2). With DIANA, NorthStar will deliver advanced SDA by automating the fusion of EO and passive RF signals to continuously track space objects of interest and detect rapid maneuvers (i.e. anomalies) to produce a complete and more accurate orbital picture. The result is a resilient SDA service with continuous tracking of high-interest objects that support tactical responses to emerging threats and increase mission assurance for allied space operations.

ESA Raptor

NorthStar was awarded a contract by the European Space Agency (“ESA”) to head a consortium to develop a new capability to improve the accuracy of satellite orbit predictions by addressing atmospheric drag uncertainty in Low Earth Orbit (LEO). As space becomes increasingly congested, predicting satellite movements with greater precision is critical for safe operations. By developing better drag models, operators improve navigation reliability, making space safer.

Solar and geomagnetic activity heats the upper portion of Earth’s atmosphere. The heating changes the density of the upper atmosphere and the drag experienced by satellites in LEO (between 160 km and 2000 km altitude), which alters their orbits. Small errors in space weather forecasting may adversely impact collision risk assessments, re-entry predictions, and satellite operations during launch and early orbit phases.

Through this ESA-funded project, NorthStar and its partners will develop advanced methods to improve estimates of variations in density of the thermosphere located at an altitude between 80 km and 1000 km where most LEO satellites operate. Heating from space weather can cause temperature changes anywhere from 500 ⁰C to 1500 ⁰C during strong storms. The air in the upper atmosphere is very thin, so one would not “feel” the temperature changes to the same extent as on Earth, but the resulting impact on the orbits of satellites in LEO is measurable. To deliver more accurate and reliable orbit navigation predictions, the consortium will combine satellite orbital data with space weather information and atmospheric models.

Employees

NorthStar strives to attract, develop and retain world-class talent. We work to create a culture of collaboration and are committed to fostering an enriching environment for our workforce. As of June 30, 2026, our global workforce consisted of approximately 86 employees including contractors. NorthStar’s workforce operates out of three geographical locations: Canada (global headquarters), the United States, and Luxembourg (European headquarters).

Facilities

Our corporate headquarters are in Montreal where we lease approximately 8,740 square feet of office space. Our Montreal office primarily conducts research and development activities and some of our back-office functions. Our U.S. headquarters are in McLean, VA where we focus on U.S. government operations. Our European headquarters are in Luxembourg where we focus on both research and development activities and serving our European commercial and governmental clients. We believe our facilities are adequate and suitable for our current needs.

Research and Development

NorthStar is actively advancing a portfolio of funded and internal R&D programs focused on scaling space domain awareness (SDA) capabilities and developing next-generation sensing and analytics technologies. In parallel, NorthStar is evolving its product & technology roadmap to advance next-generation analytics, sensing, and data fusion capabilities to support large-scale space operations. These efforts position NorthStar as a leading provider of scalable, high-precision space-based SDA solutions for both commercial and defense markets.

Government Regulation and Compliance

Our industry is highly regulated due to the sensitive nature of space-based technologies, space domain awareness and satellite-derived data services. In addition, we engage with governmental agencies and commercial counterparties in multiple jurisdictions, including Canada, the United States, Europe and other jurisdictions. We must comply with, and are affected by, laws and regulations relating to the development, commercialization and provision of our services, including laws and regulations applicable to satellite operations, remote sensing, spectrum use, cybersecurity, export controls, sanctions, data protection, government contracting and national security matters.

Our business depends in part on third-party satellite operators, launch providers, ground station operators and telecommunications infrastructure providers that are themselves subject to extensive regulatory oversight. Accordingly, our business may be adversely affected by regulatory actions or compliance failures affecting such third parties, including failures to obtain or maintain required licenses, permits, authorizations or approvals.

Our business and operations are subject to various foreign, federal, provincial, state and local laws and regulations. These include laws and regulations administered by governmental authorities in Canada, the United States, Europe and other jurisdictions relating to satellite communications, remote sensing, spectrum coordination, orbital debris mitigation, cybersecurity, privacy and data protection, investment screening, import and export controls, anti-corruption, economic sanctions and government procurement.

Our business also depends on access to and use of radio frequency spectrum, satellite communications infrastructure and space-based observational data. International allocations of radio frequency spectrum are coordinated through the International Telecommunication Union (“ITU”), while national spectrum and licensing regimes are administered by governmental regulators, including Innovation, Science and Economic Development Canada (“ISED”), the Federal Communications Commission (the “FCC”) and other foreign regulatory authorities. Changes in spectrum allocation, spectrum sharing frameworks, orbital debris mitigation requirements or other space regulatory policies could adversely affect the availability, reliability or cost of services upon which we rely.

Although NorthStar does not directly operate launch vehicles and may not directly hold all licenses associated with satellites utilized in connection with its services, our business depends on third parties obtaining and maintaining required governmental approvals and operating in compliance with applicable laws and regulations. These approvals may include authorizations relating to spectrum use, satellite operation, launch and reentry, remote sensing and national security review. Delays, denials, modifications, suspensions or revocations of such approvals could adversely affect our business, financial condition and results of operations.

Given the strategic and geopolitical relevance of space domain awareness and space-based monitoring technologies, our business may also be subject to heightened governmental scrutiny, including with respect to national security, foreign investment, data access, cybersecurity and international collaboration. Government authorities may impose restrictions on the dissemination, transfer or use of certain data, technologies or services, particularly in connection with defense, intelligence or dual-use applications.

Our technologies, software, technical data and services may be subject to export control and trade sanctions laws and regulations in various jurisdictions, including the U.S. Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), Canadian export control laws and regulations administered by the Office of Foreign Assets Control (“OFAC”) and comparable foreign regulatory regimes. Compliance with these laws may require export licenses or other governmental authorizations and may restrict our ability to provide products or services in certain jurisdictions or to certain end users. Any failure to comply with applicable export control or sanctions laws could result in fines, penalties, reputational harm or restrictions on our business activities.

In addition, evolving privacy, cybersecurity and data protection laws in Canada, the United States, Europe and other jurisdictions may impose additional obligations and compliance costs on our business. These laws and regulations may restrict the collection, processing, transfer, storage and use of certain data and may expose us to regulatory investigations, litigation or penalties in the event of non-compliance or data security incidents.

The laws and regulations applicable to the space industry continue to evolve, including in areas relating to commercial space operations, space traffic coordination, orbital sustainability, remote sensing and national security oversight. Changes to existing laws and regulations or the adoption of new laws, regulations or governmental policies could increase regulatory uncertainty and adversely affect our business, financial condition and results of operations. Additionally, in certain circumstances, we may be required to prioritize government clients with respect to the provision of our data and services in connection with national security situations and emergencies.

However, based on information currently available to us, we do not believe that compliance with existing governmental regulations will have a material adverse effect on our capital expenditures, earnings or competitive position. Additional information regarding the regulations affecting our business and the related risks is included under “Risk Factors.”

Legal Proceedings

From time to time, NorthStar may become involved in litigation or other legal proceedings arising in the ordinary course of business. NorthStar is not currently a party to any litigation or legal proceedings that, in the opinion of NorthStar’s management, are likely to have a material adverse effect on our business. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can adversely impact NorthStar’s operations due to defense and settlement costs, the division of management resources, and other related factors.

On March 1, 2022, NorthStar and Spire entered into the Spire Agreement, pursuant to which Spire agreed to manufacture, launch and operate four satellites, providing the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed to provide NorthStar with U.S. $4,500,000 in vendor financing for services to be rendered by Spire to NorthStar thereunder, through a promissory note bearing interest at an annual rate of 14% (the “Spire Note”).

The four satellites were launched in January 2024. One satellite was lost in space, and the other satellites did not function in accordance with the Spire Agreement’s requirements. Among other things, NorthStar asserted that Spire failed to manufacture and launch four replacement satellites at no additional cost to NorthStar, as required by the Spire Agreement.

On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the ICC, seeking monetary damages and other relief relating to the Spire Agreement. Spire denied all claims and asserted counterclaims, including for amounts due under the Spire Note, for costs incurred in connection with an interlocutory injunction obtained by NorthStar in the Superior Court of Justice of Ontario, and for costs of the arbitration. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims (but did not address enforcement of the obligation to provide four replacement satellites at no additional cost) and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire an aggregate amount of approximately $12.4 million, comprised of amounts due under the Spire Note, damages in respect of the interlocutory injunction and costs of the arbitration. The ICC tribunal noted in the award that the Spire Agreement has never been terminated. The Spire Note is reflected in current liabilities on NorthStar’s financial statements accompanying this prospectus, and NorthStar expects to record liabilities in respect of the award on its unaudited interim consolidated financial statements as of and for the six months ended June 30, 2026.

NorthStar is evaluating the award and its implications (including in respect of the parties’ ongoing rights and obligations under the Spire Agreement), and is considering all available options consistent with applicable law and the terms of the Spire Agreement, including as it concerns the four replacement satellites. Any such actions and their outcomes are inherently uncertain and could materially affect future results.

Competition

NorthStar leads SDA capabilities vs. other space technology companies

		Ground optical			Ground radar					Passive RF					Space-based optical				
Company	NORTHSTAR	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18
Type	Private	Private	US	Private	US	US	US	Private	Private	US	US	FR	Private	Private	US	CA	Private	Private	Private
Identify active threats	✓	-	X	-	X	-	X	X	X	X	-	X	X	X	X	X	X	-	-
Scalable to warfighter specifications	✓	X	X	X	-	-	X	-	X	X	X	X	-	X	-	-	-	-	-
Adaptable to new requirements	✓	-	✓	-	X	-	-	-	-	✓	X	-	✓	-	X	-	✓	-	✓
Identify anomalies (Catalogue UCTs)	✓	-	X	X	✓	✓	X	-	X		X	X	X	X	✓	✓	-	-	-
Multi-Source fusion capability	✓	✓	-	✓	-	-	✓	✓	✓	✓	✓	✓	-	-	-	-	-	-	-

NorthStar's WFOV system uniquely scans for active threats with no prior knowledge of an object's existence required

✓ Capable X Not Capable - Capability not demonstrated

© NorthStar Earth & Space, Inc. 2026

Highly Confidential | 18

In general, competitive solutions involve either a fixed ground-based radar or a ground-based telescope. A fixed radar can array acts as a virtual fence with a very wide lateral field of view and captures signatures of objects passing over the fence. The “revisit” rates are limited to the number of times the objects pass over the radar. Also, current systems, e.g., Lockheed Martin’s Space Fence do not have enough arrays to capture objects more than once per orbit and some objects may never pass over the radar field of view. Some companies offer ground-based optical systems that involve telescopes that are deployed in multiple locations and can be pointed at objects of interest. However, telescopes are better suited to GEO observations as the objects tend to be stationary versus the observer. Telescopes are not suited to observe objects in LEO or MEO and have a reduced operational timeframe due to atmospheric conditions (clouds, light pollution).

Another strategy incorporates ground-based RF receivers. Ground RF receivers work by focusing an antenna on the position of an object and reading its RF emissions (from transmission arrays or other RF producing components onboard). However, if an object does not emit RF emissions, the object is not “seen”. The system needs to listen within the right frequency band, and the RF receiver must be able to acquire the RF signature of the object from more than one location at the same time to obtain information that can then be used to determine its orbit.

Since Spire launched satellites dedicated to NorthStar in 2024, two companies have each launched a satellite for SSA: Vyoma and Digantara. Vyoma, a German company launched its first SSA satellite in 2025 and plans to launch a second satellite in the fourth quarter of 2026. While NorthStar is focused on providing services to the United States, Canada, and Europe, Vyoma is committed to offering Europe’s geostrategic autonomy. Digantara is an Indian company that also launched its first SSA satellite in January 2025.

EXECUTIVE COMPENSATION

This section presents the executive compensation of Legacy NorthStar prior to the consummation of the Business Combination, including presenting equity awards on a pre-Business Combination basis. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination, which became effective at the Closing.

NorthStar’s named executive officers for the year ended December 31, 2025, which consisted of NorthStar’s principal executive officer and the next two most highly compensated executive officers, were:

•        Stewart Bain, NorthStar’s Chief Executive Officer

•        Yann Picard, Executive Director of Products

•        Brendan Thorn, Director of Operations

Summary Compensation Table

The following table sets forth information regarding the compensation of NorthStar’s named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Nonequity Incentive Compensation	Bonus ($)	All Other Compensation ($)	Total ($)
Stewart Bain
Chief Executive Officer	2025	$295,897	0	0	0	0	295,897
Chief Executive Officer	2024	$283,155	0	0	0	0	283,155

Yann Picard
Executive Director of Products	2025	$185,371	0	0	0	0	185,371
Executive Director of Products	2024	$177,426	0	0	0	0	177,426

Brendan Thorn
Director of Operations	2025	$178,446	0	0	0	0	178,446
Director of Operations	2024	$152,024	0	0	0	0	152,024

Narrative to Summary Compensation Table

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to NorthStar. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2025 annual base salaries for our named executive officers as of December 31, 2025 were $295,897 for Mr. Bain, $185,371 for Mr. Picard and $178,446 for Mr. Thorn.

The 2024 annual base salaries for our named executive officers as of December 31, 2024 were $283,155 for Mr. Bain, $177,426 for Mr. Picard and $152,024 for Mr. Thorn.

The “Salary” column of the Summary Compensation Table above shows the actual base salaries earned by each named executive officer in 2025 and 2024.

Equity Compensation

For the year ended December 31, 2025, NorthStar had two forms of compensating employees and senior management through equity, namely stock options and warrants, as further described below.

Legacy NorthStar Stock Option Plan

Legacy NorthStar adopted a stock option plan (“Legacy NorthStar Stock Option Plan”) pursuant to which employees, directors, officers and consultants of Legacy NorthStar and its subsidiaries were eligible to receive stock options to acquire common shares of NorthStar. The Legacy NorthStar Stock Option Plan was administered by the Legacy NorthStar Board (or a delegated committee), which had discretion to determine participants, the number of options granted, and the applicable terms and conditions.

The aggregate number of shares reserved for issuance under the Legacy NorthStar Stock Option Plan was capped at 10% of NorthStar’s issued and outstanding shares, subject to a 5% per-participant limit at any time, each calculated on a fully diluted basis.

In connection with the Closing, the Legacy NorthStar Stock Option Plan was terminated.

2026 Long-Term Incentive Plan

In connection with the Business Combination, NorthStar adopted the NorthStar Earth & Space Enterprises, Inc. 2026 Long-Term Incentive Plan (the “Incentive Plan”), which became effective at the Closing.

The Incentive Plan provides for grants of awards to certain qualified directors, executive officers, employees and consultants of NorthStar and its subsidiaries in the form of stock options, restricted share units, deferred share units or other equity-based awards based on Common Shares, with the number of Common Shares initially reserved for issuance under the Incentive Plan equal to 10% of the total number of Common Shares outstanding on a fully-diluted basis immediately following the Closing. A summary of the Incentive Plan’s terms is below.

General.    The purpose of the Incentive Plan is to attract, retain and reward those directors, executive officers, employees and consultants of the Company and its subsidiaries (“Participants”), to compensate them for their contributions to the success of the Company and its subsidiaries, and to align the interests of our people with the interests of our shareholders. These incentives are provided through the grant of (a) stock options to purchase Common Shares, (b) restricted share units, being a unit equivalent in value to a Common Share, providing Participants the right to receive Common Shares, (c) deferred share units, being a unit equivalent in value to a Common Share, providing Participants the right to receive Common Shares, and (d) other share-based awards as determined from time to time (each an “Award” and collectively, the “Awards”).

Administration.    Subject to the Governance, Compensation and Nominating Committee reporting to the Board on all matters relating to the Incentive Plan and obtaining approval of the Board, the Incentive Plan shall be initially administered and interpreted by the Governance, Compensation and Nominating Committee. The Governance, Compensation and Nominating Committee is authorized, in its sole discretion, to determine eligible participants, grant Awards, establish the form or forms of Award agreements, cancel or amend Awards, and make all other determinations necessary for the administration of the Incentive Plan, subject to the terms of the Incentive Plan. Subject to obtaining approval of the Board, the Governance, Compensation and Nominating Committee may delegate any or all of its powers and duties under the Incentive Plan to a subcommittee of directors or to any officer of the Company to the extent permitted by applicable law or the applicable stock exchange rules.

Authorized Shares.    Subject to adjustment as provided for in the Incentive Plan, the aggregate maximum number of Common Shares reserved for issuance under the Incentive Plan initially is 5,301,980 Common Shares. The maximum number of shares reserved for issuance will automatically increase on January 1st of each year during the term of the Incentive Plan, commencing on the first January 1 following the Closing Date, in an amount equal to the lesser of (i) 5% of the total number of Common Shares outstanding as of the December 31 immediately prior to such January 1 and (ii) such smaller number of Common Shares as is determined by the Board. Any Common Shares subject to an Award which has been exercised or settled in cash will again be available for issuance under the Incentive Plan.

Options.    The Governance, Compensation and Nominating Committee will establish the exercise price at the time each Option is granted, which exercise price must in all cases be not less than the fair market value of a Common Share on the date of grant. The Governance, Compensation and Nominating Committee shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted or such shorter period as the Governance, Compensation and Nominating Committee may require. Unless otherwise determined by the Governance, Compensation and Nominating Committee, all unexercised Options shall be cancelled at the expiry of such Options. Should the expiration date for an Option fall during or within ten (10) days of the end of a blackout period imposed by the Company, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) business day after the end of the blackout period, such tenth (10th) business day to be considered the expiration date for such Option for all purposes under the Incentive Plan. At the time of the grant of any Option, the Governance, Compensation and Nominating Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an incentive stock option under Section 422 of the Code.

Non-Transferability of Awards.    Except as specifically provided in a grant agreement approved by the Governance, Compensation and Nominating Committee, each Award granted under the Incentive Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntary or by operation of law, exception by will or by the laws of succession of the domicile of the deceased Participant.

Forfeiture.    Except as otherwise determined by the Governance, Compensation and Nominating Committee, upon termination of a Participant’s active employment or active engagement during the period to which forfeiture conditions apply (as provided in the grant agreement), the Participant’s Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Governance, Compensation and Nominating Committee may provide, by resolution or other action or in any grant agreement, or may determine in any individual case, that forfeiture conditions relating to an Award shall be waived in whole or in part.

Change in Control.    The Incentive Plan provides that in the event of a change of control, as defined in the Incentive Plan, unless all Participants are provided with replacement awards in accordance with the Incentive Plan effective on or immediately after the time of such change of control, all Awards shall immediately vest.

Amendment and Termination.    The Incentive Plan will terminate on the date which is ten (10) years from the effective date of the Incentive Plan. The Governance, Compensation and Nominating Committee may suspend or terminate the Incentive Plan at an earlier date without the consent of the Participants; provided that such suspension, termination, amendment or revision shall not adversely alter or impair the rights or tax treatment of any Participant. Shareholder approval is required for any amendment that changes the grant date, vesting periods, settlement date, among other things.

Warrants

In 2025, Legacy NorthStar granted warrants to an executive officer to purchase up to 10,000 common shares of NorthStar at an exercise price of $0.01 per share. In connection with the Closing, these warrants were exchanged for Options.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of NorthStar’s common stock underlying outstanding stock options held by each named executive officer as of December 31, 2025.

	Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date
Stewart Bain	3/14/2024	3/14/2024	1,500	4,500	0.83	3/14/2034
	12/9/2025	12/9/2025	—	2,541	0.83	12/9/2035

Yann Picard	3/14/2024	3/14/2024	63	187	0.83	3/14/2034
	6/1/2024	6/1/2024	200	600	0.83	6/1/2034
	12/9/2025	12/9/2025	—	450	0.83	12/9/2035

Brendan Thorn	6/18/2024	6/18/2024	38	112	0.83	6/18/2034
	12/9/2025	12/9/2025	—	1,200	0.83	12/9/2035

Executive Compensation Arrangements

We have entered into employment agreements with each of our named executive officers. The following summaries describe the material terms of these agreements and are qualified in their entirety by reference to the agreements, as amended, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Stewart Bain

NorthStar Earth & Space Inc. entered into an employment agreement with Stewart Bain, our President and Chief Executive Officer, effective September 1, 2023. The agreement provides that Mr. Bain serves as our President and Chief Executive Officer on a full-time basis and reports to the Chairman of the Board or such other person designated by the Chairman.

Under the agreement, Mr. Bain is entitled to an annual base salary of C$415,800, payable in accordance with our regular payroll practices. Mr. Bain is eligible to receive an annual discretionary bonus of up to 50% of his base salary, based on achievement of objectives established by mutual agreement between Mr. Bain and the Chairman and on individual and enterprise performance, subject to recommendation by the Governance, Compensation and Nominating Committee and approval by the Board.

At the time of execution of the agreement, Mr. Bain was entitled, at the discretion of the Board, to receive an additional 6,000 options under our employee stock option plan. The options vest over four years, or such other period determined by the Board, and are subject to the terms of the applicable plan and option agreement. Mr. Bain also remains eligible for a project payment in the fixed amount of C$150,000 based on delivery of the first four satellites into orbit and sufficient enterprise financing for an 18-month period. Mr. Bain is entitled to reimbursement of reasonable business expenses, five weeks of vacation per calendar year and participation in our employee benefit plans, including health, disability and death insurance, subject to the terms of those plans.

Mr. Bain’s employment may be terminated by us for cause without notice or payment in lieu of notice, or without cause upon written working notice, pay in lieu of notice or a combination of both equal to 12 months of base salary, subject to Mr. Bain’s execution of a release of claims. Mr. Bain may resign by providing at least three months’ prior written notice, subject to our right to waive the notice period in whole or in part. Mr. Bain is also subject to confidentiality, non-competition, non-solicitation and intellectual property assignment obligations.

Yann Picard

NorthStar Earth & Space Europe S.à r.l. entered into a long-term employment agreement with Yann Picard, effective October 1, 2023, as amended effective June 1, 2024. Under the agreement, as amended, Mr. Picard serves as Executive Director of Products and reports to the Chief Executive Officer.

Under the agreement, as amended, Mr. Picard is entitled to an annual gross base salary of €158,880, payable in 12 monthly installments, subject to applicable deductions. Mr. Picard is eligible to receive a discretionary annual bonus of up to 30% of his base salary, in accordance with the company’s compensation plan, as amended from time to time. Bonus payments are discretionary and based on the company’s financial performance and/or Mr. Picard’s achievement of goals established annually with his manager.

Mr. Picard is entitled to reimbursement of reasonable business expenses, a monthly mobile phone allowance of up to €40 and 30 days of paid annual holiday, in addition to public holidays, subject to applicable policies and law. Mr. Picard is also eligible to participate in the employee stock option plan of NorthStar Earth & Space Inc. Following completion of his trial period, Mr. Picard became eligible, at the discretion of the Board of Managers, to receive an option to purchase up to 250 Class A common shares. The June 2024 amendment provides for an additional grant of 800 options under the employee stock option plan. These options vest over four years, or such other period determined by the Board, and are subject to the terms of the applicable plan.

Mr. Picard’s employment agreement is for an indefinite term and may be terminated in accordance with Luxembourg law. Other than in the event of termination for serious misconduct, the agreement provides for statutory notice periods upon dismissal of two months for less than five years of service, four months for five to less than 10 years of service and six months for 10 or more years of service. Mr. Picard is subject to confidentiality, intellectual property assignment, non-competition and non-solicitation obligations. If the post-employment non-competition covenant is enforced, Mr. Picard is entitled to monthly compensation equal to 30% of his most recently received gross remuneration during the restricted period, subject to the company’s waiver rights.

Brendan Thorn

NorthStar Earth & Space Europe S.à r.l. entered into a long-term employment agreement with Brendan Thorn, effective July 3, 2023, as amended effective August 1, 2024 and May 1, 2025. Under the agreement, as amended, Mr. Thorn serves as Director of Operations of Europe and reports to the General Manager of NorthStar Luxembourg, or, if no General Manager has been appointed, to the Category A Manager or another designated person.

Under the agreement, as amended, Mr. Thorn is entitled to an annual gross base salary of €160,000, inclusive of any May 2025 index adjustment and subject to future applicable index adjustments and applicable deductions. Mr. Thorn may be eligible to receive discretionary bonus payments based on the company’s financial performance and/or Mr. Thorn’s achievement of goals established annually with his manager.

Mr. Thorn is entitled to reimbursement of reasonable business expenses, 18 meal vouchers per month with a face value of €10.80, a monthly mobile phone allowance of up to €40 and 30 days of paid annual holiday, in addition to public holidays, subject to applicable policies and law. Following completion of his trial period, Mr. Thorn may be eligible to participate in the company’s employee stock option plan, as determined by the company’s board.

Mr. Thorn’s employment agreement is for an indefinite term and may be terminated in accordance with Luxembourg law. Other than in the event of termination for serious misconduct, the agreement provides for statutory notice periods upon dismissal of two months for less than five years of service, four months for five to less than 10 years of service and six months for 10 or more years of service. Mr. Thorn is subject to confidentiality, intellectual property assignment, non-competition and non-solicitation obligations.

Directors Compensation

Directors who are employed or otherwise remunerated by NorthStar (or its subsidiaries) do not receive any compensation for their services as directors. During the year ended December 31, 2025, the aggregate amount of NorthStar’s non-employee directors’ cash compensation paid to or earned by such directors for service on the board of directors of NorthStar was $25,188.

The following table summarizes the information concerning the compensation of NorthStar’s non-employee directors for services rendered to NorthStar during the fiscal year ended December 31, 2025

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)	Total ($)
Kamilia Sofia	25,188	0	0	25,188

Compensation Arrangements after the Business Combination

Executive Officers

NorthStar’s executive officers provide services to NorthStar pursuant to their existing employment contracts with NorthStar (or its subsidiaries) pursuant to which such officers are entitled to, among other things, an annual base salary, participation in incentive bonus programs, and health benefits.

Directors

NorthStar has a formal non-employee director compensation policy. Such a policy may include compensation in the form of a cash retainer and/or equity compensation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(Expressed in thousands of CAD dollars, except as otherwise noted and per share amounts)

The following discussion and analysis provide information which NorthStar’s management believes is relevant to an assessment and understanding of NorthStar’s consolidated results of operations and financial condition. The discussion should be read together with the audited consolidated financial statements of NorthStar for the years ended December 31, 2025, and 2024 and the related notes, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), the unaudited interim consolidated financial statements of NorthStar for the three and six months ended June 30, 2026, and 2025 and the related notes, and the unaudited pro forma condensed combined financial information that is included elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information” within this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. NorthStar’s actual results may differ materially from those anticipated in these forward-looking statements, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” because of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. All references to $, USD, or dollar herein are to U.S. dollars. All references to C$, CAD are to Canadian dollars. All references to EUR or € are to Euro.

This section relates to the business, financial condition and results of operations of Legacy NorthStar for the three and six months ended June 30, 2026 and the years ended December 31, 2025 and 2024, which precede the completion of the Business Combination but otherwise describes the business and operations of the Company after giving effect to the Business Combination.

Overview

NorthStar is a data analytics company developing a dedicated infrastructure for space-based Space Situational and Domain Awareness (“SSDA”). We are a highly differentiated space data analytics company that monitors activity in space and provides early detection and tracking of active space threats that come from deliberate maneuvers in space. We fuse optical data from third-party spacecrafts that host sensors dedicated to our mission and designed to our specifications with other satellite-based sensors and combine these inputs with ground-based radar, optical, and RF data from partner networks, delivering real-time resident space object (“RSO”) detection, tracking, and analytics to defense, civil-space, and commercial operators. Our extensive development portfolio includes orbital dynamics and machine learning algorithms for a variety of applications for SSDA and space traffic management (“STM”).

Recent Developments

Business Combination

On April 16, 2026, NorthStar entered into a Business Combination Agreement (the “Business Combination”) with Viking Acquisition Corporation I (“Viking”), a special purpose acquisition company, providing for a Business Combination.

Pursuant to the Business Combination Agreement, among other things, Viking continued as a corporation existing under the CBCA in accordance with the Companies Act and the CBCA, as NorthStar and, promptly following the Continuation, NorthStar, Legacy NorthStar and NewCo affected the Arrangement under Section 192 of the CBCA in accordance with the Plan of Arrangement, pursuant to which, among other things, NewCo and Legacy NorthStar amalgamated (the “Amalgamation”) to form one corporate entity and NewCo survived the Amalgamation as a wholly owned subsidiary of NorthStar and the other transactions contemplated by the Plan of Arrangement were consummated.

Following the Closing of the Business Combination:

•        NorthStar securityholders received common shares of NorthStar.

•        Viking’s public shareholders hold common shares of the combined company on a one-for-one conversion basis.

•        the combined company’s securities are listed on NYSE American under the ticker symbols “NSTR” and “NSTR.WS.”

The transaction is expected to provide NorthStar with access to capital to support the cost of sensors, their integration and deployment on hosted payloads, and associated non-recurring engineering, as well as to fund continued investment in product development and operational expansion.

The historical financial statements of Legacy NorthStar represent the financial statements of the combined company for accounting purposes, and the transaction is accounted for as a reverse recapitalization.

Thales Alenia Space France Promissory Note Modification

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of its promissory note. Under this agreement, the Company agreed to (i) immediately upon signature of the agreement to pay 150,000 EUR to TAS as a reduction of the outstanding remaining balance, and (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 at April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

LuxIMPULSE

NorthStar Europe has a multi-phase framework contract with the European Space Agency (“ESA”) under the LuxIMPULSE program that supports the development and commercialization of its space traffic management system. During the six months ended June 30, 2026, NorthStar began the fourth phase of development. In the fourth phase, NorthStar is expanding its space safety service offering to satellite operators through enhancements to data fusion, quality control, and user experience, as well as the introduction of Launch and Early Orbit Phase (“LEOP”) analysis capabilities.

Management believes the technology and capabilities developed under the LuxIMPULSE program may have broader commercial applications for satellite operators beyond NorthStar’s work with ESA. NorthStar has not yet entered into commercial contracts based on these capabilities, and there can be no assurance that it will do so, or that any such commercialization efforts will generate material revenue.

Additionally, management believes its capabilities developed under the LuxIMPULSE program may be relevant to addressing new regulatory requirements relating to space traffic management and space safety if the European Commission adopts the EU Space Act in its current or a similar form. There can be no assurance that it will be adopted or will not be materially revised during the legislative process.

Spire Litigation

On March 1, 2022, NorthStar entered into a space-as-a-service contract (the “Spire Agreement”) with Spire Global Subsidiary, Inc. (“Spire”) pursuant to which Spire agreed to manufacture, launch and operate four satellites, providing the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed to provide NorthStar with US$4,500,000 in vendor financing for services to be rendered by Spire to NorthStar thereunder, through a promissory note bearing interest at an annual rate of 14% from October 20, 2023 to October 20, 2024 and increased to 18% from October 21, 2024 to July 31, 2026.

The four satellites were launched in January 2024. One satellite was lost in space, and the other satellites did not function in accordance with the Spire Agreement’s requirements. Among other things, NorthStar asserted that Spire failed to manufacture and launch four replacement satellites at no additional cost to NorthStar, as required by the Spire Agreement.

On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the International Chamber of Commerce (“ICC”) seeking monetary damages and other relief relating to the Spire Agreement. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire amounts due under the Spire promissory note of US$6,759,035, including accrued interest of US$2,259,035 for the period from October 20, 2023 to July 31, 2026, as reflected on the accompany condensed consolidated balance sheet as C$9,510,693, including accrued interest of C$906,055. Damages of Spire and legal/arbitration fees and expenses of Spire of C$7,607,588, including accrued interest of C$158,165. This liability has been recorded in general and administrative expense, and in program and technical management. In connection with this decision, NorthStar has reversed the liability of C$3,040,000 associated with the Variable Interest Entity.

Trends and Factors Affecting Our Performance

Our results of operations and financial condition are influenced by several key factors, including:

•        Customer acquisition and retention

•        Revenue growth and pricing dynamics

•        Cost of revenue and gross margin expansion

•        Investment in research and development

•        Scalability of operating infrastructure

•        Geopolitical and regulatory conditions

Components of Results of Operations

Basis of Presentation

Our financial statements are presented in Canadian Dollars “C$”, the parent company’s functional currency, and have been prepared in accordance with U.S. GAAP and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

Revenue

Our revenue is derived primarily from contracts with customers to provide engineering, research, technical, and data services.

Operating Expenses

Operating expenses consist of program and technical management expenses, sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses.

Other Expenses, net

Other expenses, net consists of interest income generated from our cash accounts, interest expenses incurred on our outstanding debt obligations, change in fair value of convertible debentures, and research and development tax credits.

Results of Operations

Comparison of the three months ended June 30, 2026 and 2025

Our results of operations for the periods indicated are summarized in the table below:

	For the three months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Revenue
Services revenue	5,994,464	4,225,877	1,768,587	42%
Grant revenue	80,800	0	80,800
	6,075,264	4,225,877	1,849,387	44%
Operating Expenses:
Program and technical management	4,818,060	2,460,622	(2,357,438)	-96%
General and administrative expenses	9,563,473	658,666	(8,904,807)	-1352%
Sales and marketing expenses	1,267,220	637,691	(629,529)	-99%
Depreciation and amortization expenses	670,751	673,058	2,307	0%
Loss from operations	(10,244,240)	(204,160)	(10,040,080)	-4918%

	For the three months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Other Expenses (income)
Interest income	(6,226)	—	6,226
Interest expenses	687,244	516,609	(170,635)	-33%
Foreign exchange (gain) loss	87,460	(83,249)	(170,709)	-205%
Change in fair value of convertible debentures	858,000	2,880,637	2,022,637	70%
Gain on extinguishment of a liability	(3,040,000)	—	3,040,000
R&D tax credit	(546,169)	(409,187)	136,982	33%
Net loss	(8,284,549)	(3,108,970)	(5,175,579)	-166%

Comparison of the six months ended June 30, 2026 and 2025

Our results of operations for the periods indicated are summarized in the table below:

	For the six months ended June 30		Variance
	2026 C$	2025 C$	Change C$	Change C$
Revenue
Services revenue	8,354,971	6,068,654	2,286,317	38%
Grant revenue	330,600	—	330,600
	8,685,571	6,068,654	2,616,917	43%
Operating Expenses:
Program and technical management	7,518,590	4,840,837	(2,677,753)	-55%
General and administrative expenses	10,751,346	1,633,709	(9,117,637)	-558%
Sales and marketing expenses	1,780,506	1,145,592	(634,914)	-55%
Depreciation and amortization expenses	1,341,287	1,346,058	4,771	0%
Loss from operations	(12,706,158)	(2,897,542)	(9,808,616)	-339%

Other Expenses (income)
Interest income	(10,294)	(2,498)	7,796	312%
Interest expenses	1,351,347	1,022,219	(329,128)	-32%
Foreign exchange (gain) loss	147,894	(23,115)	(171,009)	-740%
Change in fair value of convertible debentures	9,265,000	5,761,275	(3,503,725)	-61%
Gain on extinguishment of a liability	(3,040,000)	—	3,040,000
R&D tax credit	(1,689,601)	(1,177,142)	512,459	44%
Net loss	(18,730,504)	(8,478,281)	(10,252,223)	-121%

Revenue

For the three months ended June 30, 2026

Revenue increased by C$1.9 million, or $44%, to C$6.1 million for the three months ended June 30, 2026 from C$4.2 million for the three months ended June 30, 2025. C$4.7 million of the increase was attributable to revenue recognized under new contracts entered into during the period, partially offset by the wind-down of services under certain contracts of C$2.0 million, and due to decrease in a contract of C$0.8 million.

For the three months ended June 30, 2026, revenue was C$6.1 million, of which 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for approximately 98% of total revenue for three months ended June 30, 2026. In addition, C$1.4 million, or 22% of revenue for the three months ended June 30, 2026 was recurring in nature, consisting primarily of subscription-based data analytics services, recurring service arrangements, ongoing monitoring services and research and development contracts.

For the six months ended June 30, 2026

Revenue increased by C$2.6 million, or 43%, to C$8.7 million for the six months ended June 30, 2026 from C$6.1 million for the six months ended June 30, 2025. C$6.7 million of the increase was attributable to revenue recognized under new contracts entered into during the period, partially offset by the wind-down of services under certain contracts of C$2.5 million, and due to decrease in a contract of C$0.9 million.

For the six months ended June 30, 2026, revenue was C$8.7 million, of which 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for 84% of total revenue for six months ended June 30, 2026. In addition, C$1.8 million, or 20% of revenue for the six months ended June 30, 2026 was recurring in nature, consisting primarily of subscription-based data analytics services, recurring service arrangements, ongoing monitoring services and research and development contracts.

Program and technical management

For the three months ended June 30, 2026

Program and technical management expenses increased by C$2.4 million, or 96%, to C$4.8 million for the period ended June 30, 2026 from C$2.5 million for the three months ended June 30, 2025. The increase reflected higher third-party data acquisition costs of C$0.6 million and elevated processing costs commensurate with expanded data volumes of C$0.2 million, compensation costs from increased headcount of C$0.4 million, as well as C$1.2 million of expenses of Spire that was directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement.

For the six months ended June 30, 2026

Program and technical management expenses increased by C$2.7 million, or 55%, to C$7.5 million for the period ended June 30, 2026 from C$4.8 million for the six months ended June 30, 2025. The increase reflected higher third-party data acquisition costs of C$0.7 million, elevated processing costs commensurate with expanded data volumes of C$0.4 million, compensation costs from increased headcount of C$0.4 million, as well as C$1.2 million of expenses of Spire that was directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement.

General and administrative

For the three months ended June 30, 2026

General and administrative expenses increased by C$8.9 million to C$9.6 million for the three months ended June 30, 2026 from C$0.7 million for the three months ended June 30, 2025. The increase was driven by higher litigation legal fees/arbitration costs of C$8.3 million, including C$6.3 million of legal fees/arbitration costs of Spire that were directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement, as well as audit and accounting fees of C$0.4 million incurred in connection with the merger.

For the six months ended June 30, 2026

General and administrative expenses increased by C$9.1 million to C$10.8 million for the six months ended June 30, 2026 from C$1.6 million for the six months ended June 30, 2025. The increase was driven by higher litigation legal fees/arbitration costs of C$8.3 million, including C$6.3 million of legal fees/arbitration costs of Spire that were directed by the ICC tribunal to be paid by NorthStar to Spire as a part of the Spire litigation settlement, as well as audit and accounting fees of C$0.6 million incurred in connection with the merger.

Sales and Marketing expenses

For the three months ended June 30, 2026

Sales and marketing expenses increased by C$0.6 million to C$1.3 million for the three months ended June 30, 2026 from C$0.6 million for the three months ended June 30, 2025. The increase was driven by higher communication expenses of C$0.6 million in connection with the merger.

For the six months ended June 30, 2026

Sales and marketing expenses increased by C$0.6 million to C$1.8 million for the six months ended June 30, 2026 from C$1.1 million for the three months ended June 30, 2025. The increase was driven by higher communication expenses in connection with the merger.

Interest expenses

For the three months ended June 30, 2026

Interest expenses increased by C$0.2 million, or 35%, to C$0.7 million for the three months ended June 30, 2026 from C$0.5 million for the period June 30, 2025. The increase was driven by the increase in interest rate of a promissory note during the three months June 30, 2026, compared to the prior period.

For the six months ended June 30, 2026

Interest expenses increased by C$0.3 million, or 33%, to C$1.4 million for the six months ended June 30, 2026 from C$1.0 million for the period June 30, 2025. The increase was driven by the increase in interest rate of a promissory note during the six months June 30, 2026, compared to the prior period.

Change in fair value of convertible debentures

For the three months ended June 30, 2026

Change in fair value of convertible debentures increased to C$0.8 million for the three months ended June 30, 2026, as a result of the fair value of convertible debentures increasing from C$107.3 million to C$108.2 million. The increase was driven by the accretion of three months of interest totaling C$2.6 million, and it was partially offset by the impact of estimated conversion date and by the accrued interest ceased on June 30, 2026 of C$1.8 million.

For the six months ended June 30, 2026

Change in fair value of convertible debentures increased to C$9.2 million for the six months ended June 30, 2026, as a result of the fair value of convertible debentures increased from C$98.9 million to C$108.2 million. The increase was driven by an appreciation of the enterprise value totaling C$4.7 million attributable to an increase in our forecasted by the accretion of six months of interest totaling C$4.5 million.

R&D tax credit

For the three months ended June 30, 2026

R&D tax credit increased by C$0.1 million, or 33%, to C$0.5 million for the three months ended June 30, 2026 from C$0.4 million for the three months ended June 30, 2025. The increase reflected higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

For the six months ended June 30, 2026

R&D tax credit increased by C$0.5 million, or 44%, to C$1.7 million for the six months ended June 30, 2026 from C$1.2 million for the six months ended June 30, 2025. The increase reflected higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

Comparison of the Years Ended December 31, 2025 and 2024

Our results of operations for the periods indicated are summarized in the table below:

	For the years ended December 31,				Variance
	2025 C$		2024 C$		Change C$		Change %
Revenue
Services Revenue	C$	10,645,373	C$	8,375,737	C$	2,269,636	27%

Operating Expenses
Program and technical management		10,288,464		9,634,544		(653,920)	(7)%
General and administrative expenses		6,314,572		5,269,195		(1,045,377)	(20)%
Sales and marketing expenses		2,155,493		3,243,384		1,087,891	34%
Depreciation and amortization expenses		2,686,362		2,682,872		(3,490)	(0.1)%
Impairment of setup fees and launch costs		—		10,198,603		10,198,603	100.0%

Loss from Operations		(10,799,518)		(22,652,861)		11,853,343	52%

Other Expenses, net:
Interest income		(24,907)		(91,219)		(66,312)	(73)%
Interest expenses		2,333,936		1,274,135		(1,059,801)	(83)%
Foreign exchange loss (gain)		(43,514)		143,932		187,446	130%
Change in fair value of convertible debenture		10,259,000		5,347,000		(4,912,000)	(92)%
R&D tax credit		(2,127,027)		(1,958,302)		168,725	9%
Net loss	C$	(21,197,006)	C$	(27,368,407)	C$	6,171,401	23%

Revenue

Revenue increased by C$2.3 million, or 27%, to C$10.6 million for the year ended December 31, 2025 from C$8.4 million for the year ended December 31, 2024. The increase was driven 91% from existing customers and 9% from new customers.

For the year ended December 31, 2025, revenue was C$10.6 million, 100% of the revenue was derived from contracts with government agencies and other public-sector customers. Our top three customers accounted for approximately 91% of total revenue for the year ended December 31, 2025. In addition, approximately C$9.7 million, or 91%, of revenue for the year ended December 31, 2025 was recurring in nature, consisting primarily of subscription-based data analytics services, ongoing monitoring services and research and development contracts, while approximately C$0.9 million, or 9%, was non-recurring or project-based, consisting primarily of research and development contracts.

Program and technical management

Program and technical management expenses increased by C$0.6 million, or 7%, to C$10.3 million for the year ended December 31, 2025 from C$9.6 million for the year ended December 31, 2024. The increase was driven 3.3% by higher purchases of third-party data and increased Amazon Web Services (“AWS”) costs related to processing larger data volumes, as our data center is hosted on AWS.

General and administrative

General and administrative expenses increased by C$1.0 million, or 20%, to C$6.3 million for the year ended December 31, 2025 from C$5.3 million for the year ended December 31, 2024. The increase was driven 30% by higher legal fees due to Spire litigation; the unfavorable variance was partially offset by departed employees and consultants that were not replaced.

Sales and marketing

Sales and marketing expenses decreased by C$1.1 million, or 34%, to C$2.2 million for the year ended December 31, 2025 from C$3.2 million for the year ended December 31, 2024. The decrease was driven 10% by departed employees and 22% by departed consultants that were not replaced.

Depreciation and amortization

Depreciation and amortization expenses were C$2.69 million for the year ended December 31, 2025, compared to C$2.68 million for the year ended December 31, 2024.

Impairment of setup fees and launch costs

Impairment of setup fees and launch costs were nil for the year ended December 31, 2025, compared to C$10.2 million for the year ended December 31, 2024. The decrease was driven entirely by the impairment loss of setup fees and launch costs that were recorded in 2024 due to the failures of the satellites resulting in the inability to retrieve a certain number of images per day pursuant to a Service Level Agreement, which defined the number and quality of those images.

Interest expenses

Interest expenses increased by C$1.1 million, or -83%, to C$2.3 million for the year ended December 31, 2025 from C$1.3 million for the year ended December 31, 2024. The increase was driven entirely by higher interest expenses due to the increase in shareholder loans, increase of the fixed and variable interest rate of the promissory notes, and the increase of compounded interest expense.

Change in fair value of convertible debenture

Change in fair value of convertible debenture increased by C$4.9 million, or -92%, to C$10.3 million for the year ended December 31, 2025 from C$5.3 million for the year ended December 31, 2024. The increase was driven entirely by the increase in accrued interest for the year 2025.

R&D tax credit

R&D tax credit increased by C$0.2 million, or 9%, to C$2.1 million for the year ended December 31, 2025 from C$1.9 million for the year ended December 31, 2024. The increase was driven entirely by higher enhanced eligibility and higher expenditure limits introduced by the Canadian federal government.

Government assistance

Government assistance consists of contribution received from Canadian Space Agency Class Grant and Contribution Program to Support Research, Awareness and Learning in Space Science and Technology (“CSA-STDP”) of C$0.2 million for the funding of a project called “Advancing SSA Data Processing Performance.”

Amounts received from above government assistance program were reflected as reductions of expenses in the consolidated financial statements.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating and investing activities.

For the three months ended June 30, 2026 and 2025, we incurred net losses of C$8.3 million and C$3.1 million, respectively, and for the six months ended June 30, 2026 and 2025, we incurred net losses of C$18.7 million and C$8.5 million, respectively. We expect to incur additional losses and increased expenses in future periods as we continue to scale our business, invest in research and development efforts, increase employee headcount and incur additional expenses associated with being a public company.

We expect our capital expenditures and working capital requirements to increase as we scale our business and our commercialization efforts and become a public company. Achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, obtain adequate financing to fund our business plan and hire and retain appropriate personnel. To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, and common shares, as well as cash flows from our operations. Following the consummation of the Business Combination, we expect to initially finance our operations with the cash on hand from the Closing and, in the future, may seek additional equity or debt financing to support our continued operations and growth.

Contractual Obligations, Commitments and Contingencies

Contractual obligations, commitment and contingencies include the following as of June 30, 2026:

•        The Company’s commitment under operating lease relating to office premises amount to approximately present value of lease liabilities of C$0.4 million.

•        Contractual obligations include the following debts:

Short-term debt:

•        Shareholder loans of C$5.6 million

•        Short-term loans of C$2.3 million

•        Advance from a shareholder of C$2.0 million

•        Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) — current portion of loan payable C$1.5 million

•        Repayment contribution received from Strategic Innovation Fund (“SIF”) — current portion of loan payable C$1.0 million

•        Promissory notes of C$11.5 million

•        Leasehold improvement financing-current portion of long-term debt C$0.06 million

Long-term debts

•        Repayment contribution received from Strategic Innovation Fund (“SIF”) of C$8.5 million

•        Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) of C$2.0 million

•        Leasehold improvement financing — long-term debt C$0.04 million

•        Convertible debentures of C$108.2 million

Effective June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor.

The Company committed US$3,550,000 for the installation, integration, and launch of the Payloads, of which US$1,000,000 (C$1,421,000) was recorded as long-term prepaid expenses in the accompanying consolidated financial statements. The remaining balance is expected to be disbursed as follows:

2026	US$	1,600,000
2027	US$	280,000
2028	US$	670,000

Separately on January 28, 2026, the Company signed an ATP with a Vendor for a commencement of the design and fabrication of four optical Payloads and US$ 829,500 were paid during this phase. On July 16, 2026, the Company entered into a full contract agreement with the same Vendor to develop the four optical payloads for contract value US$7,277,808 including amounts previously paid as per the ATP.

Historical Cash Flows

Our consolidated cash flows from operating, investing and financing activities were as follows:

	For the six months ended June 30,
	2026 C$		2025 C$
Cash used in operating activities	C$	(1,833,232)	C$	(2,060,878)
Cash used in investing activities	C$	(861,339)	C$	(32,684)
Cash provided by financing activities	C$	1,715,681	C$	2,549,818

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2026 was C$1.8 million, reflecting a net loss of C$18.7 million, offset by C$9.1 million of non-cash adjustments. This is primarily as a result of a C$9.2 million change in the fair value of convertible debentures, C$1.3 million of depreciation and amortization, and C$1.2 million of interest expense, and reversal of VIE liability of $3.0 million — together with a C$7.8 million source of cash from changes in operating assets and liabilities, driven primarily by a C$11.1 million increase in accounts payable and accrued liabilities, a C$1.8 million increase in accounts receivable, a C$1.9 million increase in other receivables and a C$0.5 million increase in deferred revenue.

Net cash used in operating activities for the six months ended June 30, 2025 was C$2.1 million, reflecting a net loss of C$8.5 million, offset by C$8.7 million of non-cash adjustments primarily as a result of a C$5.8 million change in the fair value of convertible debenture, C$1.3 million of depreciation and amortization, and C$1.0 million of interest expense. This is partially offset by a C$2.3 million use of cash from changes in operating assets and liabilities, driven primarily by a C$0.9 million increase in other receivables, a C$0.5 million decrease in accounts receivable, C$0.5 million decrease in deferred revenue, C$1.0 million increase in accounts payable and accrued liabilities.

Investing Activities

Net cash used in investing activities was a C$0.9 million for the six months ended June 30, 2026, compared to flat for the six months ended June 30, 2025. Net cash used in investing activities for the six months ended June 30, 2026 reflects payment made to a vendor to construct four optical payloads that will be used to provide services to customers once construction completes and the assets are placed into service.

Financing Activities

Net cash provided in financing activities was a C$1.7 million for the six months ended June 30, 2026, compared to net cash provided by financing activities for C$2.5 million for the six months ended June 30, 2025. Net cash used in financing activities for the three months ended June 30, 2026, reflects repayment on promissory note of C$0.2 million, offset by proceed from advance from a shareholder of C$2.0 million.

Net cash provided by financing activities for the six months ended June 30, 2025, reflects proceeds from shareholder loans of C$1.0 million, and research and development financing of C$1.7 million, partially offset by repayments on other long-term debt obligations of C$0.1 million.

Critical Accounting Estimates

Our condensed consolidated financial statements and the related notes included elsewhere in this prospectus are prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make certain estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as related disclosures. We base our estimates on historical expense and on various other assumptions that we believe to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates on an ongoing basis. To the extent that there are material differences between these estimates and our actual result, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We believe that the following critical accounting policies involve a greater degree of judgment or complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our condensed consolidated financial condition and results of operations.

Revenue recognition

The Company generates revenue from services provided under fixed-price contracts with government and government-agency customers, which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected.

At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver data products over the contractual term daily. The availability of the data products could be intermittent and result in a day when a data product is not delivered. There are no minimum annual or contractual guarantees for data products, and there are no adjustments to the transaction price for days when a data product is not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone representing an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project and is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones to correlate to the entity’s progress.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflects the transfer of control of services to customers.

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the age, province or state, and country of residence, and the respective positions of the executive officers, senior management, key employees and directors of NorthStar. All of the directors’ terms will expire at the following annual general meeting of shareholders of NorthStar.

Name	Age	Province/State and Country of Residence	Position
Executive Officers
Stewart Bain	64	Ontario, Canada	Chief Executive Officer and Director(3)
Beth Michelson	57	Connecticut, USA	Chief Financial Officer, President of NorthStar U.S. and Director(3)
Peter Klimas	44	Ontario, Canada	Chief Technology Officer
Nadia Rochdi	52	Québec, Canada	Executive Director of Products (Earth Information and Intelligence)
Yann Picard	49	Normandy, France	Executive Director of Products
Matthew Linton	44	Colorado, USA	Chief Legal Counsel, Secretary and Head of Human Resources
Kevin O’Connell	66	Maryland, USA	Executive Chairman of NorthStar U.S.

Director Nominees (excluding those already listed above)
Charles Sirois	72	Québec, Canada	Chairman(1)(3)
Paul Pizzani	66	Connecticut, USA	Lead Independent Director(2)(3)(5)
Philipp von Girsewald	55	Ciudad Autónoma de Buenos Aires, Argentina	Director(3)(4)
Bob Reeves	55	Ontario, Canada	Director(3)(4)(5)
Denis Sirois	56	Québec, Canada	Director(3)
Kim Crider	62	New Hampshire. USA	Director(3)(4)(5)

____________

(1)      Serves as board chair.

(2)      Serves as a lead independent director.

(3)      Serves as a director.

(4)      Member of the NorthStar audit committee (the “Audit Committee”). Mr. Bob Reeves serves as chair of the Audit Committee.

(5)      Member of the NorthStar governance, compensation and nominating committee (the “Governance, Compensation and Nominating Committee”). Mr. Paul Pizzani serves as chair of the Governance, Compensation and Nominating Committee.

Executive Officers

Stewart Bain has served as Chief Executive Officer of NorthStar since October 2026. Previously, Mr. Bain served as Legacy NorthStar’s Chief Executive Officer since the company began in 2018. As Chief Executive Officer, he is responsible for setting the company’s strategic direction and overseeing the development and execution of NorthStar’s space-based data and analytics services focused on space situational and domain awareness. Mr. Bain is the Founder of NorthStar and has led the company’s growth from its early development through the design, deployment, and commercialization of its space-based infrastructure and data services. In this role, he oversees corporate strategy, technology & product development, partnerships, mergers & acquisitions, and international expansion. At NorthStar, Stewart has focused on the benefits of a system of systems approach that prioritizes data driven algorithms to deliver high quality commercial services to precisely monitor activity in space resulting from NorthStar’s patented Concept of Operations. Prior to founding NorthStar, Mr. Bain held senior business, engineering, technical leadership, and program management roles in the aerospace sector. Since 1996, he led international business opportunities in North America and Europe for EMS Technologies and UBE (Japan) where he was recognized with a NASA R&D 100 award for his distinguished business contributions to the advancement of high temperature polyimide composite systems for dual-use applications. Early in his career, he contributed to the engineering design and integration of major space programs, including RADARSAT, International Space Station (ISS), and led numerous teams responsible for the development of advanced optical and RF payloads, guidance navigation and control systems, spaceborne antennas, optical systems, and mission-critical subsystems supporting Earth observation and space operations. Mr. Bain is a founding member of the Board of Space Canada, part of the Canadian delegation to the UNOOSA/COPUOS Expert Working Group on Space Situational Awareness and recently served as the Chairman of Space Canada’s Industry Defence Working Group. Stewart has an MBA from Queen’s University in Kingston and a Master of Engineering from Carleton University in Ottawa. We believe Mr. Bain is qualified to serve on the Board because of his extensive leadership experience in the aerospace sector and his role in securing strategic partnerships and financings for NorthStar as Chief Executive Officer.

Beth Michelson has served as the Chief Financial Officer of NorthStar since October 2026, Previously, Ms. Michelson served as the President of NorthStar U.S. since December 2025, Legacy NorthStar’s Chief Financial Officer since May 2024, and on the Legacy NorthStar Board since December 2022. Ms. Michelson has also worked at Cartesian since 2006, serving as a Senior Managing Director from 2017 and as a partner since 2023, where she has originated and led numerous investments in digital infrastructure, specialized manufacturing and distribution, and telecommunications services. She serves on the board of directors of Thermal Management Solutions Ltd, and Xipron LLC (dba Tiendamia), and previously served on the board of directors and as audit committee chairperson of Safeguard Scientifics (NASDAQ:SFE) and on the Global Advisory Board of Columbia Business School’s Chazen Institute for Global Business. Prior to the formation of Cartesian, Ms. Michelson served as Vice President at an affiliate of AIG Capital Partners, leading investments in media and telecommunications globally. Earlier in her career, Ms. Michelson was an Associate at Wasserstein Perella Emerging Markets focusing on private equity investments and structured products, worked in financing for media and entertainment at Dresdner Bank AG, and worked in the U.S. House of Representatives. Ms. Michelson received her Master’s in Business Administration and Master of International Affairs from Columbia Business School and Columbia’s School of International and Public Affairs, respectively, and holds a bachelor’s degree with distinction from the University of Michigan. She is a qualified financial expert and a CFA® charterholder. We believe Ms. Michelson is qualified to serve on the Board because of her extensive leadership experience and knowledge of financial matters, business strategy, and operations.

Peter Klimas has served as the Chief Technology Officer of NorthStar since October 2026. Previously, Mr. Klimas served as Executive Director of Engineering at Legacy NorthStar since May 2024. In this role, he leads the company’s engineering strategy and oversees the development, deployment, and operation of its space-based infrastructure and data services. A founding member of the organization, Mr. Klimas has played a central role in shaping NorthStar’s technological roadmap, supporting fundraising and partnership initiatives, and aligning customer requirements and the company’s space domain awareness solutions. From 2017-2024, he served in various roles at NorthStar, including as Senior Director of Systems Engineering, Director of Infrastructure, and Principal Technical Director, providing technical leadership across NorthStar’s satellite development programs and managing multidisciplinary engineering teams. Prior to joining NorthStar, Mr. Klimas held engineering and technical leadership roles in the aerospace and telecommunications sectors, contributing to major international space programs including the James Webb Space Telescope, Sapphire, and multiple Earth observation missions. Mr. Klimas holds a Master of Applied Science in Mechanical and Aerospace Engineering and a Bachelor of Aerospace Engineering from Carleton University.

Nadia Rochdi has served as the Executive Director of Products for Earth Information and Intelligence at NorthStar since October 2026. Previously, Ms. Rochdi served as the Executive Director of Products for Earth Information and Intelligence at Legacy NorthStar since 2025 and Technical Director of Earth Observation since 2018, where she is leading the development of innovative solutions leveraging Earth Observation and data analytics including AI/Machine learning, to empower environmental monitoring and sustainable management of natural resources. Ms. Rochdi has over 20 years of experience in applications development using airborne and space data for monitoring the condition of agriculture, forests, grasslands, and coastal and marine environments. Throughout her career, she has been actively engaged in advancing research and development to bridge the gap between satellite data and decision-making. She has led and contributed to numerous multi-stakeholder collaborations with industry and government partners across Canada and Europe. Her collaborations have included the Canadian Space Agency, Natural Resources Canada, the Department of National Defence, the Governments of Québec and Alberta, the Canadian Coast Guard, and the French National Institute for Agricultural Research (INRA). Ms. Rochdi holds a PhD in Earth Science and remote sensing, and a master in continental biosphere from the Institut National Agronomique-Paris-Grignon (INA-PG) of France.

Yann Picard has served as the Executive Director of Products at NorthStar since October 2026. Previously, Mr. Picard served as Executive Director of Products at Legacy NorthStar since June 2024 and has also served as Director of Sales and Business Development since October 2023. In these roles, he is responsible for product strategy, innovation, and commercialization of the company’s Space Domain Awareness data, analytics, and expert support services. He oversees the product roadmap and its implementation, including research and development and operational deployment and delivery. Prior to joining NorthStar, Mr. Picard served at Safran (formerly Zodiac) Data Systems from January 2011 to October 2023 as Product Line Director for Satellite Communication and Situational Awareness. In that role, he led the development and deployment of WeTrack, the first global commercial RF-based orbital data service network, and managed multidisciplinary engineering teams across multiple locations, supporting the growth of the product line and the company’s position in satellite signal intelligence solutions. Earlier in his career, Mr. Picard held leadership and technical roles at Zodiac Data Systems, where he contributed to advanced communication monitoring solutions and patented technologies in RF satellite tracking and geolocation, and at NXP Semiconductors, where he worked on video processing algorithms and embedded system architecture for multimedia and automotive applications. He began his career at Philips Research as a research scientist specializing in video compression, 3D imaging, and international standardization efforts. Mr. Picard holds master’s degrees in applied mathematics and in signal and image processing and computer science from École Polytechnique and École Nationale Supérieure des Télécommunications.

Matthew Linton has served as NorthStar’s Chief Legal Counsel, Secretary, and Head of Human Resources since October 2026. Previously, Mr. Linton served as Legacy NorthStar’s Chief Legal Counsel, Secretary, and Head of Human Resources since July 2026. Prior to joining NorthStar, Mr. Linton served as Founder and Attorney with Linton Space Law, a Denver, Colorado-based boutique practice focused on space and defense companies, through which he advised venture-backed startups on commercial contracts, securities transactions, export controls, and regulatory strategy. From September 2022 to April 2025, Mr. Linton served as Chief Legal Officer and General Counsel of True Anomaly, a venture-backed national security space company based in Denver, Colorado, overseeing all aspects of corporate governance, board relations, export control compliance (ITAR/EAR), government and commercial contracting, intellectual property strategy, and employment law. Mr. Linton served from November 2019 to September 2022 as Associate General Counsel, Space Operations at Lockheed Martin Space, where he provided legal support across employment, litigation, and commercial and government contracts for the Space Operations business unit. Earlier in his career, he held Of Counsel positions at Ogletree Deakins and Holland & Hart LLP, served as a Trial Attorney with the U.S. Department of Labor and as Assistant Regional Counsel with the Social Security Administration, practiced as an associate at Kennedy Childs & Fogg, and served as a law clerk to Chief Justice Mary Mullarkey of the Colorado Supreme Court. Mr. Linton holds a J.D. from the University of Denver Sturm College of Law and a B.A. in Philosophy, magna cum laude, from the University of Colorado Boulder.

Kevin O’Connell serves as the Executive Chairman of NorthStar U.S. He served as Chairman of the Legacy NorthStar Board from 2023 until October 2026. His career spans nearly four decades at the intersection of space commerce, national security, and public-private collaboration, with a focus on satellite remote sensing policy, regulatory frameworks, and the global space economy. Mr. O’Connell is the Founder and Chief Executive Officer of Space Economy Rising, an independent advisory firm providing strategic, financial, and regulatory advice to space companies, investors, and other stakeholders across the space economy. This role is external to NorthStar and advisory in nature. He currently serves on the Boards of the Space Foundation and the U.S. Geospatial Intelligence Foundation. Most recently in government, Mr. O’Connell served as Director of the Office of Space Commerce at the U.S. Department of Commerce from 2018 to 2021, where he was the principal U.S. government advocate for the commercial space industry. He was the Department’s lead on space situational awareness, space traffic management, and the transition of space safety from the Department of Defense to the Department of Commerce, including by leverage of commercial space capabilities. Mr. O’Connell testified before Congress on multiple occasions regarding space policy and regulation and received the Vice President’s Dedicated Service Award for his support to the National Space Council. Earlier in his career, Mr. O’Connell held senior roles across the U.S. national security and intelligence community and the private sector, including positions within the U.S. Department of Defense, Department of State, National Security Council, Office of the Vice President, and RAND, and served on advisory bodies related to satellite remote sensing and geospatial policy.

Non-Employee Directors

Charles Sirois has served as Chairman of the Board since October 2026. Previously, Mr. Sirois served as Chairman of the Legacy NorthStar Board since 2018. He has overseen businesses across telecommunications, financial services, media, technology, and infrastructure in Canada and internationally. Mr. Sirois is the Founder and Chairman of the Board of Telesystem, a private investment and holding company. He previously founded Telesystem International Wireless Inc., where he served as Chairman of the Board, and later founded Microcell Telecommunications Inc. He also serves as Chairman of the Board of the École de Technologie Supérieure (ÉTS) and of Sphere Media, and as Co-Founder and Chairman of Pangea Agriculture Group and the McPeak-Sirois Group for clinical research in breast cancer. Earlier in his career, Mr. Sirois held senior leadership roles in the telecommunications sector, including as Chairman and Chief Executive Officer of BCE Mobile Communications and Teleglobe, contributing to the development and growth of Canada’s wireless communications industry. Mr. Sirois served as a director of the Canadian Imperial Bank of Commerce (CIBC) from 1997 to 2015 and as Chairman of the Board of CIBC from 2009 to 2015. He also served on the Board of Directors of Rogers Communications from 2012 to 2018, including as Lead Director. Mr. Sirois brings extensive board-level experience in capital markets oversight, corporate governance, and long-term strategic leadership, providing the Board with deep expertise in strategy and capital allocation. Mr. Sirois is a Member of the Order of Canada and of the Ordre national du Québec. We believe Mr. Sirois is qualified to serve on the Board because of his decades of executive leadership experience and his expertise in international business operations.

Paul Pizzani has served as Lead Independent Director of the Board since October 2026. Previously, Mr. Pizzani served as Legacy NorthStar’s Chairman of the Audit Committee and member of the Legacy NorthStar Board since December 2022. He is a Partner at Cartesian Capital Group and their Chief Financial Officer. At Cartesian, he has led numerous investments in digital infrastructure, specialized manufacturing and distribution, and telecommunications services in various countries. Paul currently serves on the boards of directors of Brilia Participacao S.A., Thermal Management Solutions Ltd, Xipron LLC (dba Tiendamia), and previously served on numerous public and private company boards. He also serves on the Accounting Advisory Council and is an Adjunct Professor at the Villanova School of Business. Prior to the formation of Cartesian, Paul managed private equity investments for AIG Capital Partners, the investment arm of the insurance company AIG. Prior to AIG, he was a Managing Director at Wasserstein Perella Emerging Markets, Prior to Wasserstein, Paul spent 12 years in the satellite industry at COMSAT Corporation, a NYSE listed company and member of the Intelsat consortium, most recently as Corporate Treasurer and Officer. Paul is a Chartered Financial Analyst, Certified Public Accountant, and a Certified Management Accountant. He received his Master’s in Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor’s of Science degree in Accountancy from Villanova University. Paul is a qualified financial expert and will serve as both Chairman of the Audit Committee and Lead Independent Director. We believe Mr. Pizzani is qualified to serve on the Board because of his extensive expertise in finance, accounting and senior finance leadership roles.

Philipp von Girsewald serves as Managing Director at KingsRock, bringing over 25 years of experience in M&A, FinTech, and banking, having started with KingsRock as a Senior Advisor in April 2024. He has provided strategic leadership, transaction structuring and innovation across global financial markets. His leadership has also extended to board roles influencing governance and growth strategies across multiple sectors and regions. From September 2025 until the Closing Date, Mr. von Girsewald served as Viking’s Chief Strategy Officer. In March 2025, Mr. von Girsewald founded Deposit Coin Inc., an infrastructure provider for the next generation of stablecoins, and he currently serves as its President and Chief Executive Officer. He is also, since March 2024, the Chief Executive Officer of Girsewald Consult LLC. In addition, he is a member of the Supervisory Board of niiio finance group AG. Prior to joining KingsRock, Mr. von Girsewald served as the Head of Digital Financial Services at NAX Group Inc. between September 2022 and December 2023. He also was the President & Chief Executive Officer of Omni Financial Technology LLC, from November 2023 to May 2025. Before his tenure at NAX Group Inc., he founded and led the U.S. operations of Raisin GmbH (previously Deposit Solution GmbH), a European FinTech company, from April 2018 to September 2022, building the operations and platform. There, he served as the President and Chief Executive Officer of Deposit Solutions LLC from December 2018 to September 2022, as well as the President and Chief Executive Officer of Savebetter LLC between July 2019 and September 2022. Prior to building Raisin US, he spent 20 years between May 1998 and March 2018 at Deutsche Bank in Germany and New York, where he held several senior roles including Global Head of Corporate M&A, Global Head of Regulatory Strategy, and Head of Corporate Investments Americas. He served on the Executive Committee Americas, Deutsche Bank’s Group Investment Committee and its Group Regulatory Committee.

He executed and oversaw various transactions as well as portfolios in venture capital, private equity, and institutional funds. Mr. von Girsewald holds a degree in Economics from the University of Bonn and served as a lieutenant in the German army. His international experience across Germany, Spain, and the U.S. provides him with deep cross-border insights and a disciplined approach to strategy and execution. We believe Mr. von Girsewald is qualified to serve on the Board because of his significant leadership experience and deep understanding of international business operations.

Bob Reeves has served as the President and CEO of the Rogers Private Companies, which are the private family holding companies which control Rogers Communications Inc., Canada’s largest wireless, cable and media provider, since January 2023. Prior to January 2023, Mr. Reeves was the Vice President, Investments of the Rogers Private Companies. In this role, Mr. Reeves focused on investing capital in diversifying global investments including public equities, fixed income, hedge funds, private equity, real estate and commodities. From 2006 to 2008, Mr. Reeves worked for D.E. Shaw & Co. In this role, Mr. Reeves managed the non-hedge fund investments for David E. Shaw, the company’s founder. From 2000-2006, Mr. Rogers served as Vice President, Treasurer of Rogers Telecommunications Limited. From 1997-2000, Mr. Reeves worked for the Woodbridge Company Limited, the private holding company for the Thomson family. From 1995-1997, he served as Vice President, Controller at iStar Internet Inc., Canada’s first publicly traded internet provider. Mr. Reeves is a CFA Charterholder, a Canadian Chartered Accountant, a U.S. Certified Public Accountant, and holds his Chartered Alternative Investment Analyst Designation. He graduated from Acadia University with a Bachelor of Business Administration in 1992. We believe Mr. Reeves is qualified to serve on the Board because of his strong financial and accounting background, decades of investment experience and various senior leadership roles.

Denis Sirois has served as corporate secretary of Telesystem Ltd. since 2020, and has been its Vice President — Investments from 2006 to 2025. Telesystem is a technology focused family holding company with long-term value creation and innovation as core principals. Telesystem has been a catalyst for innovation across the ITC, and Media sectors for more than 40 years. Mr. Sirois has over 30 years of experience in corporate finance, mergers and acquisitions, and private equity. Throughout his career, he has been involved in transactions of all sizes, ranging from start-ups to multinational corporations. Over the last decade, he led investments focused on applied A.I., renewable energy & energy efficiency technologies, and life science & medtech sectors. From 1996 to 2006, Mr. Sirois led the investment portfolio of Exaclan Inc. (a family holding company). Mr. Sirois started his career in 1992 as managing director of BCCL, a leading Québec credit reporting provider acquired by Equifax in 1996. Mr. Sirois currently sits on the Board of Directors of Telesystem Ltd. (and affiliates), Exaclan Inc (and affiliates), NorthStar Earth and Space Inc., and the newspaper Le Devoir Inc. We believe Mr. Sirois is qualified to serve on the Board because of his extensive leadership and investment experience.

Kim Crider is a highly experienced executive and has served as a director on boards for both private and public companies. She has held executive leadership positions in several multi-billion-dollar enterprises over the past 10 years, with deep expertise in aerospace, cybersecurity, data/AI and information technology. Ms. Crider presently has served as a member of the Board of Directors for the National Cybersecurity Center since July 2021, and for the Catalyst Campus for Technology & Innovation since January 2022. She also serves as a Board Advisor for Aalyria Technologies, Inc., a position she has held since January 2022. Ms. Crider served as a member of the Board of Directors of Virgin Orbit National Systems, LLC from April 2022 to August 2023. Ms. Crider is a founding partner and since its inception in May 2023, has served as the Co-Chief Executive Officer of Elara Nova Space Consultancy, LLC, a premier global advisory firm focused on the space sector. From 2016 to 2021, she was President of Kim Crider & Associates, LLC and Leadership Matters, LLC, specialized consulting firms providing executive consulting and coaching services to CEOs, CIOs, CTOs and other C-Suite leaders across industry sectors. A retired Major General in the United States Air Force, after serving in progressive leadership roles from 1986-2019, she also served as the first Chief Technology and Innovation Officer for the United States Space Force, Pentagon Washington D.C. from 2019 to 2021. Ms. Crider earned a Bachelor of Science degree in Electrical Engineering from Duke University in North Carolina, a Master of Business Administration degree from Western New England College in Massachusetts, a Master of Science in Military Studies from Air Command and Staff College in Alabama, a Master of Science in National Resource Strategy from National Defense University in Washington, D.C., and a Graduate Certificate in Organizational Behavior from Harvard University in Massachusetts. We believe Ms. Crider is qualified to serve on the Board due to her public- and private-company board experience and extensive leadership experience in space operations, data, artificial intelligence and cybersecurity.

Family Relationships and Other Arrangements

Charles Sirois is the first cousin of Denis Sirois. Other than this identified relationship, there are no family relationships among NorthStar’s directors and executive officers.

Related Party Transactions

Conflicts of interest are discussed in the section entitled “Certain Relationships and Related Person Transactions.”

Penalties or Sanctions, Individual Bankruptcies and Corporate Cease Trade Orders and Bankruptcies

None of the directors or executive officers of NorthStar, and to the best of NorthStar’s knowledge, no shareholder that holds a sufficient number of securities to affect materially the control of NorthStar, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

None of the directors or executive officers of NorthStar, and to the best of NorthStar’s knowledge, no shareholder that holds a sufficient number of securities to affect materially the control of NorthStar, has, within the 10 years prior to the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

None of the directors or executive officers of NorthStar, and to the best of NorthStar’s knowledge, no shareholder that holds a sufficient number of securities to affect materially the control of NorthStar is, as at the date of this prospectus, or has been within the 10 years before the date of this prospectus: (a) a director, chief executive officer or chief financial officer of any company that was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (c) a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

CORPORATE GOVERNANCE

Annual Meetings

Under the CBCA and the NorthStar Governing Documents, NorthStar must hold its first annual meeting of shareholders within 18 months after the date on which it first comes into existence, and thereafter must hold an annual meeting not later than 15 months after the last annual meeting and not later than six months after the end of the preceding financial year, at such time and at the place within or outside Canada provided in the NorthStar Governing Documents or, in the absence of such provision, at the place within Canada determined by the directors. Alternatively, a meeting of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, or by any combination of in-person attendance and by one or more such telephonic or electronic means.

Board and Shareholder Ability to Call Shareholder Meetings

The NorthStar Governing Documents provide that meetings of the shareholders may be called by the Board at such time in each year as the Board may from time to time determine. In addition, under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition that the directors call a meeting of shareholders for the purposes stated in the requisition. Upon receiving a requisition to call a meeting of shareholders, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to transact the business stated in the requisition unless a record date has been fixed for a meeting of shareholders and notice of the meeting has been given in accordance with the CBCA; the directors of NorthStar have called a meeting of shareholders and have given notice of the meeting in accordance with the CBCA; or the business of the meeting as stated in the requisition includes matters in respect of which the CBCA permits the directors not to call a meeting. If the directors do not call such a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. NorthStar must reimburse the requisitioning shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the corporation generally.

Shareholder Meeting Quorum

The NorthStar Governing Documents provide that a quorum of shareholders is present at a meeting of shareholders if holders of at least 25% of the shares entitled to vote at the meeting are present in person or represented by proxy at the meeting, and at least two persons entitled to vote at the meeting are actually present at the meeting or represented by proxy.

Voting Rights

Under the CBCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the CBCA, the NorthStar Governing Documents, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Bylaws provide that entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution unless a ballot is demanded by any shareholder entitled to vote who is present in person or by proxy, or otherwise required by the CBCA. If voting is conducted by ballot, each person is entitled to the number of votes attaching to the shares such person is entitled to vote.

Shareholder Action by Written Consent

Under the CBCA, shareholder action without a meeting may be taken by a resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders. A written resolution of shareholders is as valid as if it had been passed at a meeting of those shareholders. A written resolution of shareholders dealing with all matters required by the CBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at that meeting, satisfies all the requirements of the CBCA relating to that meeting of shareholders.

Access to Books and Records and Dissemination of Information

NorthStar must keep at its registered office, or at any other place in Canada designed by the directors, the documents, copies, registers, minutes and other records which NorthStar is required by the CBCA to keep including, adequate accounting records. Under the CBCA, any director, shareholder or creditor of NorthStar may, free of charge, examine certain of NorthStar’s records during the usual business hours of NorthStar.

Corporate Governance

The Canadian Securities Administrators (the “CSA”) have issued corporate governance guidelines pursuant to National Policy 58-201 — Corporate Governance Guidelines (the “CSA Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”). The CSA Corporate Governance Guidelines are recommendations respecting reporting issuer corporate governance, including the CSA’s recommendations on the composition of a company’s board of directors (or similar body for a non-corporate entity), director independence, board mandates and position descriptions for the board chair, committee chairs, and the CEO, orientation and continuing education, written codes of conduct or ethics, nomination of directors, compensation and regular board assessments.

NorthStar recognizes that good corporate governance plays an important role in its overall success and in enhancing shareholder value and, accordingly, has adopted certain corporate governance policies and practices which reflect its consideration of the recommended CSA Corporate Governance Guidelines.

The disclosure set out below includes disclosure required by NI 58-101 describing NorthStar’s approach to corporate governance in relation to NorthStar’s corporate governance policies.

Election and Appointment of Directors

At any meeting of NorthStar’s shareholders at which directors are to be elected, a separate vote of NorthStar shareholders entitled to vote will be taken with respect to each candidate nominated for director. Under the CBCA, for all uncontested shareholder meetings, each director nominee will be elected at the meeting only if the number of votes cast “for” the nominee represents a majority of the total votes cast “for” and “against” them. However, under the CBCA majority voting rules, if an incumbent director is not elected by a majority of votes at the meeting, the incumbent director will be permitted to continue in office until the earlier of (i) the 90th day after the meeting and (ii) the day on which their successor is appointed or elected.

Pursuant to the CBCA, any casual vacancy occurring on the Board may be filled by a quorum of the remaining directors, subject to certain exceptions. If NorthStar does not have a quorum of directors, or if there has been a failure to elect the minimum number of directors required by the NorthStar Governing Documents or the CBCA, the directors then in office must forthwith call a special meeting of shareholders to fill the vacancy and, if the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder of NorthStar.

Pursuant to the CBCA, where empowered by a special resolution, the NorthStar directors may, determine the number of directors to be elected at an annual meeting. In addition, where empowered by special resolution, between meetings of shareholders, the NorthStar directors may appoint one or more additional directors, but the number of additional directors may not exceed one third times the number of directors required to have been elected at the last annual meeting of shareholders. For purposes of the CBCA, a special resolution is a resolution submitted to a meeting of shareholders duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast or consented to in writing by all shareholders entitled to vote at such a meeting.

Under the CBCA, at least twenty-five per cent of the directors of a corporation must be resident Canadians, however, if a corporation has less than four directors, at least one director must be a resident Canadian. The minimum number of directors NorthStar may have is three and the maximum number of directors NorthStar may have is ten, as set out in the NorthStar Governing Documents. The CBCA provides that any amendment to the NorthStar Governing Documents to increase or decrease the minimum or maximum number of NorthStar’s directors requires the approval of NorthStar’s shareholders by a special resolution.

Orientation and Continuing Education

The Board has implemented an orientation program for new directors. The Governance, Compensation and Nominating Committee is responsible for developing and overseeing an orientation, education and training program for new directors and ongoing educational and training opportunities for all directors. Directors will be encouraged to be involved in continuing director education on an ongoing basis to enable them to better perform their duties and to recognize and appropriately address issues that arise. The chair of the committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Director Term Limits and Other Mechanisms of Board Renewal

NorthStar maintains a process of board renewal and succession planning. The director nominees are committed to a process of board renewal and succession-planning for directors which seeks to bring fresh thinking and new perspectives to the Board while maintaining an appropriate degree of continuity and adequate opportunity for transition of board and committee roles and responsibilities. In accordance with NorthStar’s corporate governance policies, a non-management director will not stand for re-election at the first annual meeting of shareholders after the 12th anniversary of the date on which the director first began serving on the board; provided that, in special circumstances (including to facilitate orderly board renewal) and on the recommendation of the Governance, Compensation and Nominating Committee, a non-management director may continue to stand for re-election so long as the director continues to receive solid annual performance assessments and meets other Board policies or legal requirements for board service.

Removal of Directors

Pursuant to the CBCA, NorthStar shareholders may remove any director before the expiration of his or her term of office by ordinary resolution at an annual or special meeting of shareholders, provided that, where the holders of any class or series of shares of NorthStar have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. In that event, the shareholders may elect, by ordinary resolution, another individual as director to fill the resulting vacancy. For purposes of the CBCA, an ordinary resolution is a resolution submitted to a meeting of shareholders duly called for the purpose of considering the resolution and passed at the meeting by at least a simple majority of the votes cast or consented to in writing by all shareholders entitled to vote at such a meeting.

Proceedings of Board of Directors

At all meetings of the Board, every question will be decided by a majority of the votes cast and, in the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

NorthStar Board of Directors Conflicts of Interest

Any NorthStar director who is a party to a material contract or transaction or proposed material contract or transaction with NorthStar, or is a director or an officer of, or has a material interest in, any Person who is a party to a material contract or transaction or proposed material contract or transaction with NorthStar, must disclose in writing or request to have entered in the minutes of meetings of directors the nature and extent of such interest, and any such director shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall refrain from voting in respect thereof unless otherwise permitted by the CBCA.

If no quorum exists for the purpose of voting on such a resolution only because a director is not permitted to be present at the meeting due to a conflict of interest, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution. Directors will also be required to comply with the relevant provisions of the CBCA regarding conflicts of interest. NorthStar has also adopted a related party transactions policy.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the NorthStar Governing Documents and subject only to the CBCA, the NorthStar Governing Documents and applicable securities laws, NorthStar shareholders of record entitled to vote will only be able to nominate persons for election to the Board by providing proper notice to NorthStar’s corporate secretary. In the case of annual meetings, proper notice must be given not less than 30 days (or where notice and access is used for the delivery of applicable proxy related materials, 40 days) prior to the date of the annual meeting. However, in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the meeting was made, the notice must be given not later than the close of business on the 10th day following the Notice Date. In the case of a special meeting called for the purpose of electing directors and which is not also an annual meeting of NorthStar shareholders, the notice must be given not later than the close of business on the 15th day following the date on which the first public announcement of the special meeting was made. Such notice must include, among other information, certain information with respect to each shareholder nominating persons for elections to the Board, a written consent of each nominee consenting to serve as a director of NorthStar, disclosure about any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of NorthStar and any other information NorthStar may reasonably require to determine the eligibility of the nominee to serve as a director of NorthStar.

Approval of Amalgamations, Mergers and Other Corporate Transactions

Under the CBCA, certain corporate actions, such as: (i) amalgamations (other than with certain affiliated corporations); (ii) continuances; (iii) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (iv) reductions of stated capital for any purpose, including in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (v) other actions such as liquidations, or arrangements, must be approved by a special resolution of NorthStar shareholders.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability, Indemnification of Directors and Officers and Insurance

Under the CBCA, no provision in a contract, the articles or the bylaws of a corporation or a resolution relieves a director or officer from the duty to act in accordance with the CBCA and its related regulations or relieves him or her from liability for a breach of the CBCA or its regulations.

A director is not liable under the CBCA for certain acts and has complied with its duties under the CBCA if the director acted honestly and in good faith with a view to the best interests of the corporation and, exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation; or (ii) a report of a person whose profession lends credibility to a statement made by the professional person.

Under the CBCA, NorthStar may indemnify its current or former directors or officers or another individual who acts or acted at NorthStar’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with NorthStar or another entity.

The CBCA also provides that NorthStar may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under the NorthStar Governing Documents, NorthStar will indemnify to the fullest extent permitted by the CBCA (i) any director or officer of NorthStar; (ii) any former director or officer of NorthStar; (iii) any individual who acts or acted at NorthStar’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, or investigative action or other proceeding in which the individual is involved because of that association with NorthStar or other entity. NorthStar may also, pursuant to the CBCA and the Bylaws, purchase and maintain insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in NorthStar or a related entity if the individual acts or acted in that capacity at the request of NorthStar. NorthStar has obtained a customary directors’ and officers’ insurance policy.

Derivative Suits and Oppression Remedy

Under the CBCA, a complainant (being a current or former director, officer or security holder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be a proper person to make such an application) of NorthStar may apply to the Superior Court of Québec for leave to bring an action in the name and on behalf of NorthStar or any of its subsidiaries, or to intervene in an existing action to which NorthStar or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of NorthStar or any of its subsidiaries.

No such action may be brought and no intervention in any action may be made unless the complainant has given the requisite notice of the application for leave to the directors of NorthStar or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (i) the directors of NorthStar or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of NorthStar or its subsidiary for the action to be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it thinks fit.

Under the CBCA, a complainant may apply to the Superior Court of Québec for any interim or final order the court thinks fit where the court is satisfied that, in respect of NorthStar or any of its affiliates, any act or omission of NorthStar or any of its affiliates effects or threatens to effect a result, the business or affairs of NorthStar or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner, or the powers of the directors of NorthStar or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of NorthStar.

Foreign Private Issuer Status

NorthStar qualifies as a “foreign private issuer” under the securities laws of the United States and the rules of NYSE American. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. NorthStar intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and NYSE American’s listing standards applicable to foreign private issuers, while availing itself of permitted home-country practices where applicable and disclosed.

NorthStar is relying on this accommodation with respect to Section 802(a) of the NYSE American Company Guide, which requires a majority of the board of directors of a U.S. domestic listed company to consist of independent directors. The laws of Canada do not require NorthStar’s board of directors to be composed of a majority of directors who satisfy the independence standards prescribed by the NYSE American. Accordingly, the Board is not composed of a majority of directors who qualify as independent under the NYSE American independence standards. As of the date of this prospectus, four of the eight members of the Board qualify as independent under Section 803A of the NYSE American Company Guide.

Reporting Obligations under Canadian Securities Laws

NorthStar is a reporting issuer in the Province of Québec and is subject to Canadian continuous disclosure and other reporting obligations under Canadian securities laws. Among these reporting obligations is the requirement that its reporting insiders file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of NorthStar and their interests in, and rights and obligations associated with, related financial instruments. As NorthStar is not a foreign issuer under applicable Canadian securities laws, it is generally not entitled to satisfy its Canadian reporting obligations through periodic and current reports it files with the SEC to satisfy its U.S. reporting obligations using exemptions available to foreign issuers. However, as an “SEC Issuer” (as defined under Canadian securities laws), it may, in certain instances, rely on other available exemptions from its Canadian continuous disclosure and other reporting obligations by filing in Canada its periodic and current reports filed with the SEC to satisfy its U.S. reporting obligations.

Board Mandate

The Board is responsible for supervising the management of NorthStar’s business and affairs, including providing guidance and strategic oversight to management. The Board has adopted a formal mandate which includes responsibilities for the following:

•        overseeing NorthStar’s performance and the quality, depth and continuity of management needed to meet NorthStar’s strategic objectives;

•        appointing NorthStar’s Chief Executive Officer;

•        taking steps to satisfy itself as to the integrity of NorthStar’s Chief Executive Officer and other senior executive officers and that NorthStar’s Chief Executive Officer and other senior executive officers create a culture of integrity throughout the organization; and

•        reviewing and approving management’s strategic and business plans.

The Board has also adopted position descriptions for the board chair, lead independent director, Chief Executive Officer and committee chairs.

Board Committees

NorthStar has a separately standing Audit Committee and Governance, Compensation and Nominating Committee.

Audit Committee

NorthStar has an Audit Committee, which consists of at least three members, each of whom the Board has determined is independent under NYSE American listing rules, NI 58-101, National Instrument 52-110 — Audit Committees (“NI 52-110”) and Rule 10A-3 under the Exchange Act, the NYSE American listing standards applicable to foreign private issuers and the listing standards or any other stock exchange on which its securities are listed. Each member of the Audit Committee meets the financial literacy requirements of NI 52-110 and applicable NYSE American rules, and at least one member qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee consists of three directors, all of whom are persons determined by the Board to be independent directors and all of whom are persons who are financially literate, in each case, within the meaning of NI 52-110. The Audit Committee members have an understanding of the accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. For additional details regarding the relevant education and experience of each member of the Audit Committee, see the section entitled “Management”.

The Board has adopted an audit committee charter which details the principal functions of the Audit Committee. This includes the responsibility for the oversight of, among other things as may be delegated by the Board from time to time:

•        NorthStar’s financial statements and financial reporting processes;

•        the audit process and NorthStar’s internal control over financial reporting, disclosure controls and procedures, and compliance with other related legal and regulatory requirements;

•        the qualifications and independence of NorthStar’s external auditors;

•        the work of NorthStar’s financial management, internal auditors and external auditors;

•        NorthStar’s enterprise risk management, privacy and data security and monitoring of such matters;

•        legal and regulatory compliance;

•        financial reporting risk;

•        equity investments, acquisitions and divestitures that may have a material effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves, or significant components of revenues or expenses;

•        matters pertaining to NorthStar’s material policies and practices respecting cash management and material financing strategies or policies or proposed financing arrangements and objectives; and

•        public disclosure items such as earnings press releases, financial information and guidance and other public reporting requirements.

It is the responsibility of the Audit Committee to maintain free and open means of communication between the Audit Committee, NorthStar’s external auditors, and NorthStar’s management. The Audit Committee has been given full access to NorthStar’s management, records, and external auditors as necessary to carry out these responsibilities. The Audit Committee has the authority to carry out such special investigations as it sees fit in respect of any matters within its various roles and responsibilities. NorthStar will provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Governance, Compensation and Nominating Committee

NorthStar has a Governance, Compensation and Nominating Committee, which consists of at least three members and is comprised solely of directors who are “independent” within the meaning of NI 58-101 and NI 51-110 and who satisfy any applicable independence requirements under U.S. and Canadian securities laws and the NYSE American listing standards applicable to foreign private issuers and the listing standards of any other stock exchange on which its securities are listed.

The Board has adopted a governance, compensation and nominating committee charter which details the principal functions of the Governance, Compensation and Nominating Committee. The Governance, Compensation and Nominating Committee’s purpose is to assist the Board in:

•        NorthStar’s overall compensation philosophy, including developing compensation structure for its senior management including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards;

•        establishing policies and procedures designed to identify and mitigate risks associated with NorthStar’s compensation policies and practices;

•        assessing the compensation of NorthStar’s directors;

•        developing benefit retirement and savings plans and administering NorthStar’s equity-based incentive plans;

•        the appointment, performance, evaluation and compensation of NorthStar’s senior management;

•        the recruitment, development and retention of NorthStar’s senior management;

•        overseeing talent management and succession planning systems and processes relating to NorthStar’s executive officers;

•        developing NorthStar’s corporate governance principles and providing us with governance leadership;

•        identifying individuals qualified to be nominated as members of the Board;

•        monitoring compliance with NorthStar’s principal corporate policies, including its Code of Business Conduct and Ethics;

•        developing policies and search protocols, as appropriate, to promote diversity of board members and NorthStar’s management team;

•        reviewing the structure, composition and mandate of NorthStar’s board committees; and

•        evaluating the performance and effectiveness of the Board and committees thereof.

The Governance, Compensation and Nominating Committee is responsible for establishing and implementing procedures to evaluate the performance and effectiveness of the Board, committees thereof and the contributions of individual directors. The Governance, Compensation and Nominating Committee also takes reasonable steps to evaluate and assess, on an annual basis, directors’ performance and effectiveness of the Board, its committees, individual board members, the board chair, lead independent director and committee chairs. The assessment addresses, among other things, individual director independence, individual director and overall board skills, and individual director financial literacy. The Board receives and considers recommendations from the Governance, Compensation and Nominating Committee regarding the results of the evaluation of the performance and effectiveness of the Board, its committees, individual board members, the board chair, the lead independent director and committee chairs. Governance, Compensation and Nominating Committee also are responsible for orientation and continuing education programs for NorthStar’s directors.

The Governance, Compensation and Nominating Committee has the authority to retain, at NorthStar’s expense, independent legal, financial, compensation consulting and other advisors to assist the Governance, Compensation and Nominating Committee.

Compensation Committee Interlocks and Insider Participation

None of NorthStar’s executive officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers serves on the Governance, Compensation and Nominating Committee, or (ii) as a member of the compensation committee of another entity, one of whose officers serves on the Board.

Independence of Directors

NorthStar’s Common Shares and Warrants are listed on the NYSE American under the ticker symbols “NSTR” and “NSTR.WS”, respectively.

NorthStar has adhered to applicable NYSE American listing standards and Canadian securities laws in determining whether a director is independent. The Board has consulted with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Under NI 58-101, a director is considered to be independent if that person is independent within the meaning of National Instrument 52-110 — Audit Committees (“NI 52-110”). Pursuant to NI 52-110, an independent director is a director who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with a director’s independent judgment.

Each of the NorthStar directors, except for Stewart Bain, Beth Michelson, Charles Sirois and Denis Sirois, has been determined to be an independent director by the Board.

Risk Oversight

The Board oversees the risk management activities designed and implemented by NorthStar’s management. The Board executes its oversight responsibility both directly and through its committees. The Board also considers specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. NorthStar’s management, including its executive officers, are primarily responsible for managing the risks associated with operation and business of NorthStar and provide appropriate updates to the Board and the Audit Committee. The Board delegates to the Audit Committee oversight of its risk management process, the Governance, Compensation and Nominating Committee also considers risk as it performs its respective committee responsibilities. Both committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.

Shareholder Communications with the Board

NorthStar shareholders and interested parties may communicate with the Board, any committee chairperson or the independent directors as a group by writing to the Board or committee chairperson in care of NorthStar’s corporate secretary, Matthew Linton.

Insider Trading Policy

NorthStar has adopted an insider trading policy that applies to its directors, officers and employees and, among other things, prohibits: (i) trading in NorthStar securities while in possession of material non-public information about NorthStar; (ii) recommending or encouraging others to trade, or disclosing material non-public information; (iii) trading by designated personnel during regularly scheduled and discretionary blackout periods; and (iv) for insiders and senior employees, prohibit short sales, hedging or monetization transactions and other derivative transactions involving, directly or indirectly, NorthStar securities.

Code of Business Conduct and Ethics

NorthStar has adopted a Code of Business Conduct and Ethics and posted the Code of Business Conduct and Ethics on its website, and also intends to disclose any amendments to or waivers of certain provisions of its Code of Business Conduct and Ethics in a manner consistent with NI 58-101 and the applicable rules or regulations of the SEC and the NYSE American. The Governance, Compensation and Nominating Committee is responsible for overseeing compliance with the Code of Business Conduct and Ethics and receives reports from management regarding compliance.

Diversity

The following information in this “Diversity” subsection is being provided pursuant to Form 58-101F1 — Corporate Governance Disclosure of the Canadian Securities Administrators.

NorthStar recognizes the importance and benefits of a board of directors and senior management composed of highly talented and experienced individuals and the need to foster and promote diversity among board members and senior management. As of the date of this prospectus, NorthStar does not have a formal written policy regarding the identification and evaluation of candidates for board of directors based on specific diversity criteria.

We believe that a diverse board is critical to our long-term success. While we have not yet adopted a formal policy, the director nominees are committed to a thoughtful and deliberate approach to governance. We believe that rushing the implementation of a diversity policy without comprehensive evaluation could result in a framework that does not fully serve the unique strategic needs of our business.

In the interim, the Governance, Compensation and Nominating Committee will, when identifying candidates to nominate for election to the Board or to appoint as senior management, and in its review of senior management succession planning and talent management:

•        consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to NorthStar’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•        consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions;

•        consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to the Board or for appointment as senior management and in general with regard to succession planning for the Board and senior management; and

•        as required, develop policies and search protocols to promote diversity of board members and NorthStar’s management team and engage qualified independent external advisors to assist in conducting searches for candidates who meet the Board’s criteria regarding skills, experience and diversity.

As of the date of this prospectus, there are 2 women on the Board, representing 25% of the directors. There are no members of visible minorities (as defined in the Employment Equity Act (Canada)) on the Board. There are 2 women executive officers, representing 33% of executive officers. In addition, as a CBCA distributing corporation, NorthStar will provide prescribed annual disclosure respecting diversity among directors and among members of senior management as required by the CBCA and its regulations.

Alternative Forum

The NorthStar Governing Documents include a forum selection provision providing that, unless it consents in writing to the selection of an alternative forum, the courts of the Province of Québec and the appellate courts therefrom, will be the sole and exclusive forum for certain matters, including the following: (i) any derivative action or proceeding brought on its behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to NorthStar; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or NorthStar’s governance documents (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among NorthStar, its affiliates and their respective securityholders, directors and/or officers, but excluding claims related to NorthStar business or that of such affiliates. In addition, the NorthStar Governing Documents include a forum selection provision providing that, unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, regardless of whether such complaint also involves parties other than NorthStar (including, but not limited to, any underwriters or auditors retained by NorthStar).

The forum selection provision also provides that NorthStar’s securityholders are deemed to have consented to personal jurisdiction in the designated courts and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. The forum selection provision may impose additional litigation costs on securityholders in pursuing any such claims. This provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

Amendment of the NorthStar Governing Documents

Under the CBCA, NorthStar may amend its articles by special resolution. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the corporation, including, but not limited to, changes to the corporation’s authorized capital structure, changes to the rights privileges, restrictions and conditions in respect of any of the corporation’s shares, a change in the corporation’s name, the winding up, dissolution or liquidation of the corporation, and a plan of arrangement with shareholders. In certain cases where holders of a class or series of shares would be affected in a manner different from other classes or series, the CBCA entitles such holders to vote separately as a class or series, whether or not those shares otherwise carry voting rights, and requires approval by special resolution of each affected class or series.

Under the CBCA, the Board may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of NorthStar. Where the directors make, amend or repeal any bylaw, they must submit the bylaw, amendment or repeal to NorthStar’s shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal. Where a bylaw is made, amended or repealed by the directors, the bylaw, amendment or repeal is effective from the date of the resolution of the directors until it is confirmed, amended or rejected by shareholders (or, if the directors fail to submit the bylaw, amendment or repeal to shareholders, until the date of the shareholders meeting at which it should have been submitted).

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is subject to the NorthStar Governing Documents and the provisions of applicable law.

Authorized Share Capital

NorthStar’s authorized share capital consists of (a) an unlimited number of Common Shares, of which 41,322,854 are outstanding as of the Closing Date; and (b) an unlimited number of preferred shares, issuable in series, of which none are outstanding as of the Closing Date.

Our Common Shares are listed on NYSE American under the symbol “NSTR.” The NS Warrants are listed on NYSE American under the symbol “NSTR.WS.”

Common Shares

Common Shares are entitled to one (1) vote per share on all matters upon which holders of shares are entitled to vote. Subject to the CBCA and prior rights of the holders of NorthStar preferred shares and any other class ranking senior to the Common Shares, the holders of Common Shares are entitled to receive dividends as, if and when declared by the Board. Subject to the prior payment to the holders of NorthStar’s preferred shares, and any other class ranking senior to the Common Shares, in the event of NorthStar’s liquidation, dissolution or winding-up or other distribution of its assets among its shareholders, the holders of Common Shares will be entitled to share pro rata in the distribution of the balance of NorthStar’s assets. Holders of Common Shares will have no pre-emptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to Common Shares. The special rights or restrictions attached to Common Shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the Board may designate in the future.

Every holder of Common Shares is entitled to receive notice of, attend and vote at general meetings of NorthStar and to receive all notices, accounts and other documents required to be sent to holders of Common Shares under the NorthStar Governing Documents, the CBCA, applicable Canadian securities laws and the NYSE American listing rules. Under the CBCA, NorthStar must give not less than 21 days and not more than 60 days’ written notice of a general meeting. While NorthStar is listed on the NYSE American, notice must be given within any time limits prescribed by the NYSE American listing rules.

Preferred Shares

Preferred shares of the Company are issuable in series by the Board, as follows: (i) the Board determines the maximum number of such shares; (ii) the Board creates an identifying name to such shares; and (iii) the Board attaches special rights, privileges, restrictions or conditions to the shares of each series, including, without limitation, the rate and payment of dividends (which may be cumulative or non-cumulative and variable or fixed), any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on liquidation, dissolution or winding-up, voting rights (if any) and any sinking fund or other provisions. The above is subject to the filing of articles of amendment in accordance with the CBCA to create the series and to include the special rights, privileges, conditions and restrictions attached to the preferred shares of such series.

No series of preferred shares shall have priority over any other series of preferred shares in respect of dividends or return of capital. The preferred shares of the Company shall rank in priority to the Common Shares in respect of distributions of assets of NorthStar or return of capital. Except as required by law and except as provided in any special rights, privileges, conditions or restrictions attaching to any series of preferred shares issued from time to time, the holders of preferred shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.

The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or discouraging potential acquisition proposals and might adversely affect the market price of Common Shares and the voting and other rights of the holders of Common Shares. We have no current plan to issue any preferred shares.

NS Warrants

Each whole warrant entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed herein, at any time commencing on the later of (a) 30 days after the Closing, or (b) November 3, 2026, provided that there is an effective registration statement under the Securities Act covering the Common Shares issuable upon exercise of the NS Warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a “cashless basis” under the circumstances specified in the NS Warrant Agreements) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the NS Warrant Agreements, a warrantholder may exercise its warrants only for a whole number of Common Shares. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Shares pursuant to the exercise of a NS Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No NS Warrant will be exercisable, and we will not be obligated to issue Common Shares upon exercise of a warrant unless the Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NS Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire without value to the holder. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Common Share underlying such unit.

Under the terms of the NS Warrant Agreements, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the warrant shares and thereafter use our commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the NS Warrants in accordance with the provisions of the NS Warrant Agreements. No NS Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the warrant shares and a current prospectus relating thereto. Notwithstanding the above, if our Common Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of NS Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. We will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. To exercise NS Warrants on a cashless basis, each holder would pay the exercise price by surrendering the warrants in exchange for a number of Common Shares equal to the quotient obtained by dividing (x) the product of (i) the number of Common Shares underlying the warrants, and (ii) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) such fair market value. Solely for the purposes of the preceding sentence, “fair market value” shall mean the 10-day average trading price as of the date on which the notice of exercise is received by the warrant agent.

Issuance of Additional Securities

Under the NorthStar Governing Documents, NorthStar is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series, and may do so without shareholder approval unless required by the CBCA, applicable securities laws, or stock exchange rules.

Redemption of warrants for cash when the price per Common Share equals or exceeds $18.00.

Beginning once the warrants become exercisable, we may redeem the outstanding public warrants for cash:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last reported sale price of the Common Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders. We will not redeem the NS Warrants as described above unless a registration statement under the Securities Act covering the Common Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Common Shares is available throughout such 30-trading day period and the 30-day redemption period.

If and when the NS Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the NS Warrants, each warrantholder will be entitled to exercise its NS Warrant prior to the scheduled redemption date. However, the price of the Common Shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a NS Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Common Shares is increased by a share dividend payable in Common Shares, or by a subdivision of Common Shares or other similar event, then, on the effective date of such share dividend, subdivision or similar event, the number of Common Shares issuable on exercise of each NS Warrant will be increased in proportion to such increase in the outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value will be deemed a share dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, (ii) 10-day average closing price means, as of any date, the average last reported sale price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to such date and (iii) fair market value means the 10-day average closing price the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the NS Warrants are outstanding and unexpired after the Business Combination, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Shares on account of such Common Shares (or other shares into which the NS Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Common Share in respect of such event.

If the number of outstanding Common Shares is decreased by a consolidation, combination, or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Common Shares.

Whenever the number of Common Shares purchasable upon the exercise of the NS Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the NS Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter. The NS Warrant Agreements provide that no adjustment to the number of the Common Shares issuable upon exercise of a NS Warrant will be required until cumulative adjustments amount to 1% or more of the number of Common Shares issuable upon exercise of a warrant as last adjusted. Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of Common Shares issuable upon exercise of a warrant and (ii) on the exercise date of any warrant.

In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of us with or into another entity in which any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting power of the securities, or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety, the holders of the NS Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the NS Warrants and in lieu of our Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or any such sale or transfer, that the holder of the NS Warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants were issued in registered form under the NS Warrant Agreements between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the NS Warrant Agreements, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The NS Warrant Agreements provide that the terms of the NS Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the NS Warrant Agreements to the description of the terms of the NS Warrants and the NS Warrant Agreements set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding NS Warrants to make generally any change that adversely affects the interests of the registered holders of NS Warrants.

The NS Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a “cashless basis,” if applicable), by certified or official bank check payable to us, for the number of NS Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their NS Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the NS Warrant Agreements will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — NorthStar’s warrant agreements designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. No fractional shares will be issued upon exercise of the NS Warrants. If, upon exercise of the NS Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the warrantholder.

Private Placement Warrants

Pursuant to the NS Private Warrant Agreement, each outstanding Viking Private Warrant was converted on a one-for-one basis into the same number of NS Warrants, each exercisable to purchase one Common Share.

Options and other incentive awards

The Options will be granted under the Incentive Plan. The Incentive Plan provides for grants of awards to directors, officers, employees and consultants of NorthStar and its subsidiaries (“Participants”) in the form of: (a) stock options to purchase Common Shares, (b) restricted share units, being a unit equivalent in value to a Common Share, providing Participants the right to receive Common Shares, (c) deferred share units, being a unit equivalent in value to a Common Share, available to be awarded to directors of NorthStar in lieu of fees payable to the directors for acting in such capacity; and (d) other share-based awards as determined from time to time by NorthStar to provide for awards of Common Shares or cash (individually or collectively, “Awards”).

The Incentive Plan is administered by the Board, or if the administration of the Incentive Plan is delegated by the Board to a committee or sub-delegated to a member of such committee or an officer of NorthStar (the Board or the committee or sub-delegate or officer, as the case may be, the “Plan Administrator”).

The Plan Administrator will be provided with broad discretionary authority to determine individuals to whom Awards may be made, make Awards, establish terms and conditions of Awards, amend, cancel, adjust or change Awards if appropriate, and otherwise make all determinations and take all other actions necessary or advisable for the implementation and administration of the Incentive Plan.

Total Common Shares initially reserved for issuance under the Incentive Plan is equal to 5,301,980, or 10% of the total number of Common Shares outstanding immediately following the Closing (on a fully-diluted basis, assuming the conversion of all securities convertible into or exercisable for Common Shares).

The Incentive Plan provides for grants of incentive stock options under Section 422 of the United States Internal Revenue Code of 1986, as amended from time to time, arrangements for vesting, termination and expiry of the Awards, cashless exercise of stock options to purchase Common Shares, the treatment of Awards in the event of a change of control of NorthStar, and other customary terms.

Upon closing of the Business Combination, there were a total of 652,084 Options issued and outstanding, exercisable into a total of 652,084 Common Shares. Of such options, 536,790 are exercisable at an exercise price of C$0.072 per Common Share, and 115,294 are exercisable at an exercise price of C$0.001 per Common Share.

Modification of Terms

Under the CBCA, NorthStar may amend its articles by special resolution, which is generally required for significant corporate actions that materially affect shareholder rights, including changes to authorized share capital and changes to rights, privileges, restrictions or conditions attaching to shares. The Board may make, amend or repeal bylaws by resolution, subject to shareholder confirmation, rejection or amendment at the next meeting, with director-made bylaws being effective until that shareholder action.

As noted above, the NS Warrant Agreements permit amendments without holder consent to cure ambiguities or correct defects that do not adversely affect registered holders, and changes that adversely affect registered holders require approval by holders of at least 50% of the then-outstanding public warrants.

Other Attributes

The rights attaching to the Common Shares are materially qualified by the rights of any preferred shares, which, if issued, will rank prior to the Common Shares with respect to dividends and distributions of assets or return of capital and may include dividend and voting rights as determined by the Board, without further common shareholder approval unless required by law or stock exchange rules.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of NS Securities. This section applies only to U.S. Holders that hold their NS Securities as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their particular circumstances, including the alternative minimum tax, the special accounting rules under Section 451(b) of the Code, the “Medicare” tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•        dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

•        banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•        U.S. expatriates or former long-term residents of the United States;

•        persons that own (directly, indirectly, or by attribution) 10% or more (by vote or value) of the stock of NorthStar;

•        partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;

•        persons holding NS Securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•        persons whose functional currency is not the U.S. dollar;

•        persons that received NS Securities as compensation for services;

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds NS Securities, the tax treatment of a partner or other member in such partnership or other pass-through entity generally will depend upon the status of the partner or other member, the activities of the partnership or other pass-through entity and certain determinations made at the partner or member level. If you are a partner or member of a partnership or other pass-through entity holding NS Securities, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of NS Securities.

This discussion is based on the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. NorthStar has not sought, and does not intend to seek, any rulings from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF NS SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a U.S. Holder. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of NS Securities that is, for U.S. federal income tax purposes:

•        an individual who is a U.S. citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences of Ownership and Disposition of NS Securities

Taxation of Distributions

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on the Common Shares to the extent the distribution is paid out of NorthStar’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Shares. Because NorthStar does not expect to maintain calculations of earnings and profits under U.S. federal income tax principles, it is expected that the full amount of distributions (if any) paid by NorthStar will be reported as dividends for U.S. federal income tax purposes.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NS Securities” below) only if the Common Shares are readily tradable on an established securities market in the United States or NorthStar is eligible for benefits under an applicable tax treaty within the United States, and NorthStar is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided that certain holding period requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Common Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of NS Securities

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of the NS Securities. The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its NS Securities so disposed of. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “Exercise, Lapse or Redemption of a NS Warrant” below for a discussion regarding a U.S. Holder’s basis in a Common Share acquired pursuant to the exercise of a NS Warrant. The deductibility of capital losses is subject to certain limitations.

Exercise, Lapse or Redemption of a NS Warrant

Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a NS Warrant for cash. A U.S. Holder’s tax basis in a Common Share received upon exercise of the NS Warrant generally will equal the sum of the U.S. Holder’s tax basis in the NS Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Common Share will commence on the date of exercise of the NS Warrant or the day following the date of exercise of the NS Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the NS Warrant. If a NS Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the NS Warrant.

The tax consequences of a cashless exercise of a NS Warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Shares received generally would equal the U.S. Holder’s tax basis in the warrants exchanged therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Share will commence on the date of exercise of the NS Warrant or the day following the date of exercise of the NS Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Share would include the holding period of the NS Warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the NS Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining NS Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered NS Warrants with an aggregate value equal to the exercise price for the total number of NS Warrants to be deemed exercised. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the NS Warrants deemed surrendered and the U.S. Holder’s tax basis in such NS Warrants. In this case, a U.S. Holder’s tax basis in the Common Shares received would equal the sum of the U.S. Holder’s tax basis in the NS Warrants deemed exercised and the exercise price of such NS Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisers regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each NS Warrant provide for an adjustment to the number of Common Shares for which the NS Warrant may be exercised or to the exercise price of the NS Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of NS Warrants would, however, be treated as receiving a constructive distribution from NorthStar if, for example, the adjustment increases a NorthStar warrant holder’s proportionate interest in NorthStar’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Common Shares which is taxable to the U.S. Holders of such Common Shares as described under “— Taxation of Distributions” above. Such a constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the NS Warrants received a cash distribution from NorthStar equal to the fair market value of the increase in the interest. For certain information reporting purposes, NorthStar is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which NorthStar may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

Generally

The treatment of U.S. Holders of NS Securities could be materially different from that described above if NorthStar is treated as a PFIC for U.S. federal income tax purposes.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder or warrant holder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder or warrant holder, regardless of whether it satisfied either of the qualification tests in subsequent years.

NorthStar expects it should be treated as the same corporation as Viking for purposes of the PFIC rules, and, assuming that is the case, the PFIC income and asset tests in respect of NorthStar should be applied based on the income and assets of the combined business. It is unclear whether NorthStar will be a PFIC for the current taxable year. Moreover, because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine the PFIC status of NorthStar for any taxable year until after the close of the taxable year. Accordingly, there can be no assurance as to the PFIC status of NorthStar for the current taxable year or any future taxable year.

Consequences if NorthStar is Treated as a PFIC

Although PFIC status is generally determined annually, if NorthStar were to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of NS Securities, then subject to the discussion under “PFIC Elections” below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of such securities and (ii) any “excess distribution” made to the U.S. Holder in respect of such securities (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the securities).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the issuer’s first taxable year in which it is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If NorthStar is a PFIC for any taxable year during which a U.S. Holder owns Common Shares and any entity in which it owns Equity Interests is also a PFIC (a “Lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the special and adverse rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

PFIC Elections

In general, if NorthStar were to be a PFIC, a U.S. Holder of Common Shares may avoid certain of the adverse PFIC tax consequences described above in respect of the Common Shares by making and maintaining a timely and valid QEF election for the first taxable year of NorthStar as a PFIC, pursuant to which the U.S. Holder would be required to include in income its pro rata share of NorthStar’s net capital gains as long-term capital gains and other earnings and profits as ordinary income on a current basis, in each case, whether or not distributed, in the taxable year of the U.S. Holder in which or with which NorthStar’s taxable year ends if NorthStar is a PFIC for such taxable year. Alternatively, if the U.S. Holder does not make and maintain a timely and valid QEF election for the first taxable year of NorthStar in which it is treated as a PFIC, the U.S. Holder may avoid certain of the adverse PFIC tax consequences described above in respect of the Common Shares by making a timely and valid QEF election for a subsequent year, along with a purging election with respect to its shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an “excess distribution,” as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s shares.

In order to comply with the requirements of a QEF election, a U.S. Holder would have to receive certain information from NorthStar. For its current taxable year, NorthStar will, upon written request, endeavor to provide the information that a U.S. Holder is required to obtain to make and maintain a QEF election, but there is no assurance that NorthStar will timely provide such information.

In addition, even if NorthStar were to provide the information necessary for a U.S. Holder to make a QEF election with respect to Common Shares, a U.S. Holder may not make a QEF election with respect to its NS Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such NS Warrants (other than upon exercise of such NS Warrants) and NorthStar was a PFIC at any time during the U.S. Holder’s holding period of such NS Warrants, proposed Treasury Regulations would provide that any gain generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such NS Warrants properly makes a QEF election with respect to the newly acquired Common Shares (or has a properly maintained QEF election in effect with respect to Common Shares), the QEF election will apply to the newly acquired Common Shares. Notwithstanding the foregoing, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Common Shares (which may be deemed to have a holding period for purposes of the PFIC rules that includes all or a portion of the period the U.S. Holder held the NS Warrants), unless the U.S. Holder makes a purging election (discussed above). As a result of a purging election, the U.S. Holder will have a new basis and holding period in the Common Shares acquired upon the exercise of the NS Warrants for purposes of the PFIC rules.

Alternatively, if NorthStar were to be a PFIC and if the Common Shares are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The Common Shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the Common Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. NYSE American, where the Common Shares are listed, is a qualified exchange for this purpose. If a U.S. Holder of Common Shares were to make the mark-to-market election, the U.S. Holder generally would recognize as ordinary income any excess of the fair market value of the Common Shares at the end of each taxable year over their adjusted tax basis, and would recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Common Shares over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election. If a U.S. Holder were to make the mark-to-market election, the U.S. Holder’s tax basis in the Common Shares would be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Common Shares in a year in which we are a PFIC would be treated as ordinary income and any loss would be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to-market election, distributions paid on Common Shares would be treated as discussed under “Taxation of Distributions” above. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

U.S. Holders should note that there is no provision in the Code, Treasury Regulations or other official IRS guidance that would give them the right to make a mark-to-market election with respect to any Lower-tier PFIC, the shares of which are not regularly traded, and, therefore, the general rules applicable to ownership of a PFIC described above could continue to apply to a U.S. Holder with respect to any Lower-tier PFIC of NorthStar, even if the U.S. Holder made a mark-to-market election with respect to the Common Shares. Currently, a mark-to-market election may not be made with respect to the NS Warrants.

PFIC Reporting Requirements

If NorthStar were to be a PFIC for any taxable year during which a U.S. Holder owns (or is deemed to own) any Common Shares, the U.S. Holder may be required to file annual reports on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to NorthStar and any Lower-tier PFIC. Failure to do so, if required, will extend the statute of limitations (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the PFIC) until such required information is furnished to the IRS and may result in significant penalties.

THE RULES DEALING WITH PFICS ARE COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING WHETHER THE ELECTIONS DESCRIBED ABOVE ARE AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION.

Information Reporting and Backup Withholding

Dividend payments with respect to Common Shares and proceeds from the sale, exchange or disposition of NS Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders are urged to consult their own tax advisers regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of applicable dollar thresholds are required to report information to the IRS relating to NS Securities, subject to certain exceptions (including an exception for NS Securities held in accounts maintained by U.S. financial institutions), by attaching an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to their tax return, for each year in which they hold NS Securities. In addition, certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to NorthStar. Failure to do so, if required, will extend the statute of limitations (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the NS Securities) until such required information is furnished to the IRS and may result in significant penalties. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of NS Securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF NS SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material Canadian federal income tax considerations generally applicable with respect to the ownership and disposition of Common Shares to a person who is a beneficial owner of such securities immediately following the Business Combination (a “Holder”) and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”): (i) holds the Common Shares as capital property; (ii) deals at arm’s length with NorthStar; (iii) is not affiliated with NorthStar and (iv) has not entered into a “derivative forward agreement” or “synthetic disposition arrangement”, each as defined in the Tax Act, with respect to the Common Shares. Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not use or hold (or is not deemed to use or hold) such securities in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act in force as of the date hereof, the Canada-United States Tax Convention (1980), as amended, (the “Treaty”) and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, state, local, foreign, or other jurisdiction, which may be different from those discussed herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable in respect of the acquisition, holding, or disposition of Common Shares, and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, any amount relating to the acquisition, holding, or disposition of Common Shares, including dividends, adjusted cost base, and proceeds of disposition, must be expressed in Canadian dollars. Amounts denominated in another currency must be converted into Canadian dollars using the “relevant spot rate” (as defined in the Tax Act), which generally is the rate quoted by the Bank of Canada on the particular day, or such other rate of exchange as is acceptable to the Minister of Finance (Canada).

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is resident or is deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their Common Shares as capital property could be entitled to make an irrevocable election under subsection 39(4) of the Tax Act. This election may deem any Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

Dividends on Common Shares

Dividends received or deemed to be received on Common Shares held by a Resident Holder will be included in computing such Resident Holder’s income for the purposes of the Tax Act.

Such dividends received by a Resident Holder who is an individual (including certain trusts) will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to dividends received from “taxable Canadian corporations,” (as defined in the Tax Act) including the enhanced gross-up and dividend tax credit applicable to dividends designated by NorthStar as “eligible dividends” (as defined in the Tax Act). There may be limitations on the ability of NorthStar to designate dividends as “eligible dividends”.

A dividend received (or deemed to be received) by a Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income.

In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard their own circumstances.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act to pay a tax of 38 1/3% that is refundable in certain circumstances on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing such Resident Holder’s taxable income for the taxation year.

Disposition of Common Shares

A disposition or a deemed disposition of a Common Share by a Resident Holder (other than a disposition to NorthStar that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder thereof and any reasonable costs of disposition.

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “Taxable Capital Gain”) realized by the Resident Holder in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “Allowable Capital Loss”) realized in a taxation year from Taxable Capital Gains realized in the year by such Resident Holder. Allowable Capital Losses in excess of Taxable Capital Gains realized in a taxation year may be carried back and deducted in any of the three preceding years or carried forward and deducted in any subsequent year against net Taxable Capital Gains realized by the Resident Holder in such years, to the extent and within the limitations contained in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of any dividends received (or deemed to have been received) by it on such Common Share or shares substituted for such Common Share to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a Common Share directly or indirectly through a partnership or trust. Resident Holders to whom these rules may apply should consult their own tax advisors.

Additional Refundable Tax

A Resident Holder that is either (a) throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act), or that is (b) at any time in the relevant taxation year time a “substantive CCPC” (as defined in the Tax Act), may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), which includes taxable capital gains and dividends or deemed dividends that are not deductible under the Tax Act.

Alternative Minimum Tax

A capital gain realized, or a dividend received or deemed to be received, by a Resident Holder who is an individual (other than certain trusts), may give rise to liability for alternative minimum tax as calculated under the Tax Act. Such Resident Holders should consult their own tax advisors in this regard having regard to their own particular circumstances.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, (i) is not, and is not deemed to be, resident in Canada; (ii) does not, and is not deemed to, use or hold Common Shares in, or in the course of carrying on, a business carried on in Canada; (iii) does not have a “permanent establishment” or “fixed place of business” in Canada; (iv) is not a person who carries on an insurance business in Canada and elsewhere; (v) is not an “authorized foreign bank”, as defined in the Tax Act; and (vi) is not a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada (a “Non-Resident Holder”).

Dividends on Common Shares

Dividends paid or credited, or deemed to be paid or credited, to a Holder of Common Shares will be subject to Canadian withholding tax under the Tax Act at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country in which the Holder is resident for the purposes of such treaty or convention and in respect of which the Holder is entitled to receive benefits thereunder. For example, where a Holder is a beneficial owner of dividends who is a resident of the United States for the purposes of the Treaty and who is fully entitled to benefits under the Treaty, the rate of Canadian withholding tax applicable to such dividends is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a company that beneficially owns at least 10% of NorthStar’s voting shares). Holders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Holder will not be subject to tax under the Tax Act on any capital gain, or entitled to deduct any capital loss, realized on the disposition or deemed disposition of Common Shares, unless the Common Shares are “taxable Canadian property” of the Holder for the purposes of the Tax Act and are not “treaty-protected property” of the Holder for the purposes of the Tax Act at the time of disposition or deemed disposition.

Generally, the Common Shares will not be taxable Canadian property of a Holder at the time of disposition if the Common Shares are listed at that time on a “designated stock exchange” as defined in the Tax Act (which currently includes the NYSE American), unless, at any particular time during the 60-month period immediately preceding the disposition or deemed disposition: (i) one or any combination of (a) the Holder, (b) persons with whom the Holder does not deal with at arm’s length for purposes of the Tax Act, and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of NorthStar; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (a) real or immovable properties situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares may be deemed to be taxable Canadian property.

Even if the Common Shares are or are deemed to be taxable Canadian property of a Holder, any capital gain realized on the disposition or deemed disposition of the Common Shares may not be subject to tax under the Tax Act if, at the time of the disposition, the Common Shares are “treaty-protected property” of the Holder for the purposes of the Tax Act. The Common Shares will generally be treaty-protected property of a Holder for the purposes of the Tax Act if at the time of the disposition any gain from their disposition would, because of an applicable income tax treaty or convention between Canada and the country in which the Holder is resident for the purposes of such treaty and in respect of which the Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.

If the Common Shares are or are deemed to be taxable Canadian property but not treaty-protected property of a Holder at the time of disposition or deemed disposition, such shares will generally be subject to tax under the Tax Act.

Holders whose Common Shares are or may be taxable Canadian property should consult their own tax advisors for advice having regard to their own particular circumstances, including whether their Common Shares are treaty-protected property.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Resales under Rule 144

Under the Securities Act, securities may be sold only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144 under the Securities Act (“Rule 144”). Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell common shares that constitute “restricted securities” as defined in Rule 144 without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell securities pursuant to Rule 144(b)(1) are as follows: (i) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of its affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of its stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of stock of ours pursuant to Rule 144(b)(2) are as follows (1) if the shares being sold are restricted securities, at least six months must have elapsed since the date of acquisition of the shares of stock from us or any of its affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than the following number of shares:

•        1.0% of our common shares then outstanding as shown by the most recent report or statement published by us;

•        the average weekly reported volume of trading in our common shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required to be filed by the seller under Rule 144 or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or

•        the average weekly volume of trading in such securities reported pursuant to an effective transaction report plan or an effective national market system plan, as defined in Regulation NMS under the Exchange Act, during the four-week period described in the preceding bullet.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of common shares.

Rule 145

The common shares to be issued to certain persons or entities pursuant to the registration statement of which this prospectus forms a part will be subject to the provisions of Rule 145 under the Securities Act (“Rule 145”). Under Rule 145, a person or entity that is an affiliate of a party to a merger, acquisition or reclassification (the “merger”) at the time they are submitted for vote or consent is deemed to be an underwriter in connection with any transaction to publicly offer or sell securities acquired in the merger unless the following conditions are met:

•        the conditions set forth under “Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” are met; and

•        either (i) the sale occurs at least 90 days after the securities were acquired in the merger and the conditions applicable to resales under Rule 144(b)(2), other than the notice requirement, are satisfied or (ii) for a person who is not an affiliate of ours on the date of sale (and has not been an affiliate of ours within three months prior to the date of sale), either (A) at least one year has elapsed since the securities were acquired in the merger or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the securities were acquired in the merger.

Securities subject to Rule 145 may be resold pursuant to a registration statement registering their resale which is also registering the resales of the securities acquired in the merger.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Post-Business Combination Related Party Transactions of the Company

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since the Closing, and each currently proposed transaction, in which:

•        we have been or are to be participant;

•        the amount involved exceeded or exceeds $120,000; and

•        any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

From and after the Closing, the Company is required to indemnify and hold harmless each present and former officer, director, manager, employee and agent of the Company, Viking and Legacy NorthStar, as applicable, against certain costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with actions arising out of or pertaining to matters existing or occurring at or prior to the Closing, in each case to the fullest extent permitted under applicable law. For a period of six years after the Closing, the Company is also required to maintain directors’ and officers’ liability insurance covering the applicable indemnified parties with coverage amounts, terms and conditions not less favorable to such indemnified parties than the applicable pre-Closing directors’ and officers’ liability insurance policies.

Effective as of the Closing Date, the Company entered into indemnification agreements with each of our directors and executive officers. Pursuant to such indemnification agreements, the Company has agreed to indemnify and hold harmless our directors and executive officers against judgments, penalties, fines, settlement amounts and costs, charges and expenses, including legal and other fees, reasonably and actually incurred in connection with proceedings arising by reason of their service to the Company, to the fullest extent permitted by applicable law. Such indemnification is generally available provided the applicable individual acted honestly and in good faith with a view to the best interests of the Company and, in the case of proceedings other than civil proceedings, had reasonable grounds for believing that their conduct was lawful. The Company has also agreed to advance eligible expenses within 30 days after request, subject to repayment if it is ultimately determined that the applicable standard for indemnification was not satisfied. In addition, the Company has agreed to use commercially reasonable efforts to maintain directors’ and officers’ liability insurance for the benefit of the indemnitees during their service and for a specified period thereafter.

Lock-Up Agreements

At the Closing, certain Legacy NorthStar Shareholders entered into lock-up agreements pursuant to which, among other things, each such securityholder agreed, without the prior written consent of the Board and subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any Common Shares, any Common Shares issuable upon the exercise of options to purchase Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, in each case held by such securityholder immediately after the effective time of the Business Combination, for a period of 180 days following the Closing.

Registration Rights Agreement

Contemporaneously with the Closing, the Company, the Sponsor and certain securityholders of Legacy NorthStar entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file, as soon as practicable and in any event within 30 days following the Closing Date, a registration statement covering the resale of certain Common Shares and other equity securities of the Company held by the Sponsor and such other securityholders party thereto from time to time. The holders of registrable securities are also entitled to certain takedown, demand, block trade and piggyback registration rights with respect to their registrable securities, in each case on the terms and subject to the conditions set forth in the Registration Rights Agreement. The Registration Rights Agreement amended, restated and terminated the registration rights agreement, dated as of October 30, 2025, by and among Viking, the Sponsor and certain other parties, as of the Closing.

PIPE Financing

On April 16, 2026, Viking, the Sponsor and Legacy NorthStar entered into PIPE Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase Common Shares at a price of $10.00 per share, for aggregate gross proceeds of approximately $30 million, as well as warrants to purchase 3,000,000 Common Shares at an exercise price of $11.50 per share. In addition, the Sponsor transferred to the PIPE Investors (on a pro rata basis proportionally to each PIPE Investor’s investment) an aggregate of 3,000,000 Common Shares (after conversion of the Founder Shares pursuant to the Arrangement) at Closing.

The PIPE Financing was consummated pursuant to the PIPE Agreements on the Closing Date. The Common Shares the Sponsor transferred to the PIPE Investors are included as registrable securities.

Executive Compensation and Director Compensation

See the section titled “Executive Compensation” for information on compensation arrangements with our executive officers and directors, which include, among other things, stock awards, employment agreements, director compensation and certain other benefits.

Pre-Business Combination Related Party Transactions of Viking

The following is a description of each transaction since Viking’s inception, and each currently proposed transaction, in which:

•        Viking was a participant;

•        the amount involved exceeded or exceeds $120,000; and

•        any of Viking’s directors, executive officers, or beneficial holders of more than 5% of any class of Viking’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Founder Shares

On July 24, 2025, the Sponsor paid an aggregate of $25,000, to cover certain offering and formation costs in exchange for an aggregate of 7,666,667 Viking Founder Shares (approximately $0.00326 per share). In connection with the closing of the Viking IPO, the Sponsor purchased 350,000 Viking Private Placement Units at a price of $10.00 per unit, for an aggregate purchase price of $3,500,000, consisting of 350,000 Viking Class A Ordinary Shares and 116,666 Viking Private Placement Warrants. The Viking Private Placement Warrants are identical to the Viking Public Warrants underlying the Viking Public Units sold in the Viking IPO, except that the Viking Private Placement Warrants and the Viking Class A Ordinary Shares underlying the Viking Private Placement Units were not transferable, assignable or salable until thirty (30) days after the consummation of the Business Combination, except to permitted transferees. A portion of the purchase price of the Viking Private Placement Units was added to the proceeds from the Viking IPO held in the Trust Account, such that $230,000,000 was held in the Trust Account at the closing of the Viking IPO. If Viking had not completed its initial business combination within the prescribed timeframe, the Viking Private Placement Warrants (and the underlying Viking Class A Ordinary Shares) would have expired worthless.

Certain of the Strategic Partners and Senior Advisors invested in KingsRock Viking Acquisition, LLC, and through it, indirectly in the Sponsor, thereby sharing in the appreciation of Viking Founder Shares and Viking Private Placement Units held by the Sponsor. However, such parties did not have any right to control KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor prior to the consummation of the Business Combination. In addition, each of Viking’s four independent directors purchased membership interests in KingsRock Viking Acquisition, LLC for $187 which provided them with an indirect interest in 50,000 Viking Founder Shares. In addition, one of the independent directors purchased two other membership interests in KingsRock Viking Acquisition, LLC — one that he purchased for $250 which provided him with an indirect interest in 66,666 Viking Founder Shares, and the other that he purchased for $50,000 which provided him with an indirect interest in 5,000 Viking Private Placement Units. None of Viking’s independent directors had a right to control either KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor, or otherwise, prior to the consummation of the Business Combination.

The Sponsor and Viking’s officers and directors agreed not to transfer, assign or sell any of their Viking Founder Shares until the earlier to occur of (A) six months after the completion of the initial business combination or (B) subsequent to the initial business combination, the date on which Viking consummates a transaction which results in the shareholders having the right to exchange their shares for cash, securities, or other property subject to certain limited exceptions.

Potential Conflicts of Interest

If any of Viking’s directors or officers became aware of a business combination opportunity that fell within the line of business of any entity to which such person then had fiduciary or contractual obligations, such person may have been required to present that business combination opportunity to such entity before presenting it to Viking. Viking disclosed that its directors and officers had certain fiduciary duties or contractual obligations that may have taken priority over their duties to Viking. Members of Viking’s management team, and Viking’s board of directors directly or indirectly owned Viking Founder Shares, Viking Class A Ordinary Shares and/or Viking Private Placement Warrants, and, accordingly, may have had a conflict of interest in determining whether a particular target business was an appropriate business with which to effectuate Viking’s initial business combination.

Administrative Services Agreement

Viking reimbursed an affiliate of the managers of the Sponsor, which was also one of the promoters, KingsRock, in an amount equal to $30,000 per month for office space, utilities and secretarial and administrative support made available to Viking. Viking ceased paying these monthly fees upon completion of its initial business combination.

Reimbursement for Out-of-Pocket Expenses

The Sponsor, directors and officers, and their respective affiliates, were entitled to reimbursement for out-of-pocket expenses incurred in connection with activities on Viking’s behalf, including identifying potential target businesses and performing due diligence on suitable business combinations. Viking’s audit committee reviewed on a quarterly basis all payments made to the Sponsor, Viking’s directors or officers, or Viking’s or any of their respective affiliates, and determined which expenses and the amount of expenses would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Viking’s behalf.

Working Capital Loans

In order to fund working capital deficiencies or finance transaction costs in connection with a potential business combination, the Sponsor, or certain of Viking’s officers and directors or their affiliates could, but were not obligated to, loan Viking funds for working capital. If Viking completed a business combination, Viking could repay such loaned amounts. If Viking’s initial business combination did not close, Viking could use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account could be used for such repayment. Up to $1,500,000 of such working capital loans were convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of the lender, on terms identical to the Viking Private Placement Units. At Closing, the Company had no borrowings under the working capital loans.

Sponsor Letter Agreement

On April 16, 2026, Viking, Legacy NorthStar and the Sponsor entered into the Sponsor Letter Agreement. Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to vote all Viking Founder Shares held by it in favor of the Business Combination Agreement, the Business Combination and related proposals. The Sponsor also agreed that, at the Closing, it would transfer, directly or constructively, 3,000,000 Viking Founder Shares to investors in the PIPE Financing and Viking agreed to issue to the Sponsor at Closing for consideration of the Sponsor Letter Agreement, 500,000 Common Shares. In addition, the Sponsor agreed to pay certain unpaid Viking expenses under the Business Combination Agreement. The parties further agreed that 10% of any earnout shares issued would be allocated to Sponsor if the dollar volume-weighted average price for the Common Shares over any 20 consecutive day trading period within the 30 consecutive trading days beginning on the day immediately following the publication of NorthStar’s Form 20-F or Form 6-K that evidences the satisfaction of the applicable earnout target, is greater than or equal to $10.00.

Original Registration Rights Agreement

As described above under “— Registration Rights Agreement,” the original registration rights agreement, dated as of October 30, 2025, between Viking, the Sponsor and certain other parties was amended, restated and terminated as of the Closing.

Consulting, Management and Other Fees

Members of our management team may be paid consulting, management or other fees from NorthStar with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders.

Legacy NorthStar Relationships and Related Party Transactions

Service Fees

During the years ended December 31, 2025 and 2024, Legacy NorthStar incurred service fees of $292,401 and $264,696, respectively, payable to a subsidiary of shareholder Telesystem Space Inc. (“Telesystem”).

Shareholder Loans

During the years ended December 31, 2025 and 2024, Legacy NorthStar entered into loan agreements with certain shareholders of Legacy NorthStar. The loans bear interest at a rate of 14.5% per annum and initially matured on April 30, 2025. In November 2025, the maturity date of such loans was extended to December 31, 2026. In connection with the consummation of the Business Combination, the Legacy NorthStar shareholder loans were amended to provide that interest would cease to accrue under such Legacy NorthStar shareholder loans after the Legacy NorthStar Recapitalization, following which all accrued interest thereunder up to the date of the Legacy NorthStar Recapitalization was contributed to Legacy NorthStar in consideration for the issuance of Legacy NorthStar Ordinary Shares at a rate of 1 Legacy NorthStar Ordinary Share per C$10 outstanding aggregate principal amount and accrued interest of such Legacy NorthStar shareholder loan.

Shareholder Convertible Debentures

Legacy NorthStar also entered into various convertible debenture financing arrangements with certain shareholders and affiliated parties, including Telesystem, Investissement Québec, Luxembourg Future Fund and Pangaea Three Acquisition Holding III, LLC. Such debentures generally bear interest at rates ranging from 6% to 8% per annum, accrue interest daily, and mature between December 23, 2027 and November 17, 2028. The debentures were convertible into Legacy NorthStar’s common or preferred shares. Certain debentures are secured by, among other things, movable hypothecs without delivery and intellectual property security agreements over the intellectual property assets of Legacy NorthStar, and are subject to intercreditor arrangements among the lenders. In connection with the consummation of the Business Combination, the Legacy NorthStar convertible debentures were amended to provide, among other things, that such debentures would be convertible into Legacy NorthStar Ordinary Shares upon the consummation of the Business Combination at a price per share equal to the fair market value of the Legacy NorthStar Ordinary Shares, less a 25% discount, which debentures were converted into Legacy NorthStar Ordinary Shares at a rate of 1 Legacy NorthStar Ordinary Share per C$7.50 in outstanding aggregate principal amount in accordance with their terms and the Plan of Arrangement.

Related Person Transaction Policy

The Company adopted a related person transaction policy and the Company’s audit committee is responsible for the review, consideration, approval or ratification of related party transactions. For purposes of the Company’s policy, a “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of our board of directors;

•        any person who is a director nominee;

•        any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting stock; and

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of NorthStar Common Shares as of the Closing Date by:

•        each person known by the Company who is the beneficial owner of more than 5% of the issued and outstanding Common Shares;

•        each of the Company’s current named executive officers and directors; and

•        all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person has or shares voting power or investment power over that security and includes any Common Shares that the person has the right to acquire within 60 days, such as through the exercise of options or warrants or the conversion of other securities. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the NorthStar Common Shares is based on 41,322,854 Common Shares issued and outstanding as of the Closing Date.

Beneficial Owner(1)	Common Shares
	Number	%
5% Stockholders
Investissement Québec	5,011,941	12.1%
Luxembourg Future Fund	4,307,965	10.4%
Pangaea Three Acquisition Holdings III, LLC(2)	4,070,937	9.8%
8061289 Canada Inc. (NSDI)	2,867,905	6.9%

Directors and Executive Officers
Stewart Bain(3)	219,546	*
Beth Michelson(4)	23,059	*
Peter Klimas(5)	14,193	*
Nadia Rochdi(6)	5,765	*
Yann Picard(7)	6,053	*
Matthew Linton	—	—
Charles Sirois(8)	10,849,294	26.3%
Paul Pizzani	—	—
Bob Reeves	—	—
Denis Sirois	—	—
Kim Crider	—	—
Philipp von Girsewald	—	—
Kevin O’Connell(9)	7,206	*
All Current Directors and Executive Officers as a Group (13 individuals)	11,125,116	26.9%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o NorthStar Earth & Space Enterprises, Inc., 384 Rue Saint-Jacques #300, Montreal, Quebec H2Y 1S1.

(2)      The percentage reported gives effect to the beneficial ownership limitation contained in the warrants to purchase Common Shares held by Pangaea Three Acquisition Holdings III, LLC (“Pangaea”), which provides that Pangaea may not exercise the warrants to the extent that, after giving effect to such exercise, Pangaea, together with its affiliates and any other persons whose beneficial ownership would be aggregated with Pangaea for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 9.9% of the Company’s outstanding Common Shares.

(3)      Represents 150,842 Common Shares held by S.A. Bain Enterprises Limited and Options held by Stewart Bain, exercisable for an aggregate total of 68,704 Common Shares within 60 days of the Closing Date. Mr. Bain controls S.A. Bain Enterprises Limited. As such, Mr. Bain may be deemed to have beneficial ownership of the securities held directly by S.A. Bain Enterprises Limited. Mr. Bain disclaims any beneficial ownership of the reported shares held by S.A. Bain Enterprises Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)      Represents Options held by Beth Michelson, exercisable for an aggregate total of 23,059 Common Shares within 60 days of the Closing Date.

(5)      Represents Options held by Peter Klimas, exercisable for an aggregate total of 14,193 Common Shares within 60 days of the Closing Date.

(6)      Represents Options held by Nadia Rochdi, exercisable for an aggregate total of 5,765 Common Shares within 60 days of the Closing Date.

(7)      Represents Options held by Yann Picard, exercisable for an aggregate total of 6,053 Common Shares within 60 days of the Closing Date.

(8)      Represents 2,206,743 Common Shares held by 9540253 Canada Inc. and 8,642,551 Common Shares held by Telesystem Space Inc. Mr. Sirois controls Telesystem Space Inc., which in turn controls 9540253 Canada Inc. As such, Mr. Sirois may be deemed to have beneficial ownership of the securities held directly by each of 9540253 Canada Inc. and Telesystem Space Inc. Mr. Sirois disclaims any beneficial ownership of the reported shares held by 9540253 Canada Inc. and Telesystem Space Inc. other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(9)      Represents Options held by Kevin O’Connell, exercisable for an aggregate total of 7,206 Common Shares within 60 days of the Closing Date.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and resale by the Selling Securityholders of up to 28,146,709 Common Shares, consisting of (a) 20,320,042 Common Shares issued to Legacy NorthStar Shareholders, (b) 4,666,667 Common Shares, (c) 500,000 Common Shares initially issued to Sponsor pursuant to the Sponsor Letter Agreement, (d) 660,000 Common Shares originally issued in a private placement in connection with the Viking IPO, and (e) 2,000,000 Common Shares in the aggregate transferred to certain PIPE Investors in connection with the PIPE Financing. This prospectus also relates to (i) 2,219,998 Common Shares that may be issued upon the exercise of NS Warrants and (ii) 219,998 NS Warrants originally issued in a private placement in connection with the Viking IPO.

Sales of the foregoing securities, which comprise a significant portion of our public float, by the Selling Securityholders, or the perception that such sales may occur, could have a significant negative impact on the trading price of our Common Shares.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the securities after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of Common Shares and/or NS Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of these tables, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities. For information regarding transactions between us and the Selling Securityholders, see the section entitled “Certain Relationships and Related Person Transactions.”

Unless otherwise indicated below, the address of each Selling Securityholder listed in the tables below is c/o NorthStar Earth & Space Enterprises, Inc., 384 Rue Saint-Jacques, #300, Montreal, Quebec H2Y 1S1.

The beneficial ownership of the Common Shares is based on 41,322,854 Common Shares issued and outstanding as of the Closing Date. The beneficial ownership of the NS Warrants is based on 10,886,643 NS Warrants issued and outstanding as of the Closing Date.

Name of Selling Securityholder	Common Shares Beneficially Owned Prior to this Offering	Common Shares to be Sold in this Offering	Common Shares Owned After this Offering	Percent
Entities affiliated with Charles Sirois(1)	10,849,294	10,849,294	—	—
Investissement Québec(2)	5,011,941	5,011,941	—	—
Luxembourg Future Fund(3)	4,307,965	4,307,965	—	—
Entities affiliated with Stewart Bain(4)	150,842	150,842	—	—
Cohen & Company Securities, LLC(5)	392,666	392,666	—	—
Clear Street LLC(6)	20,666	20,666	—	—
Entities affiliated with LMR Partners(7)	1,500,000	1,000,000	500,000	1.2%

Name of Selling Securityholder	Common Shares Beneficially Owned Prior to this Offering	Common Shares to be Sold in this Offering	Common Shares Owned After this Offering	Percent
Entities affiliated with Polar Asset Management Partners(8)	1,366,666	800,000	566,666	1.4%
The K2 Principal Fund L.P.(9)	885,245	400,000	485,245	1.2%
Entities affiliated with Periscope Capital(10)	275,000	200,000	75,000	*
Great Point Capital, LLC(11)	270,000	180,000	90,000	*
ExodusPoint Partners Master Fund, LP(12)	1,980,000	1,320,000	660,000	1.6%
3i, LP(13)	150,000	100,000	50,000	*
Aidan Livingston(14)†	205,895	205,895	—	—
Alain Moreau(15)†	47,455	47,455	—	—
Alessandro Cummunale(16)†	97,116	97,116	—	—
GS International Holding LLC(17)†	58,332	58,332	—	—
Alex Wohlin†	8,964	8,964	—	—
Anna Wohlin†	8,964	8,964	—	—
Arjun Pradeep(18)†	97,116	97,116	—	—
Aurelia Lamorre Cargill(19)†	97,116	97,116	—	—
Bella Star(20)†	29,166	29,166	—	—
Bolormaa Luvsandorj(21)†	47,455	47,455	—	—
Bray Kelly(22)†	48,558	48,558	—	—
BWCI Pension Trustees Limited(23)†	48,558	48,558	—	—
Chet Tailor(24)†	29,166	29,166	—	—
Con-Fi GmbH(25)†	33,219	33,219	—	—
David Barcus(26)†	48,558	48,558	—	—
David Posen(27)†	9,491	9,491	—	—
Frank Krings(28)†	14,236	14,236	—	—
Frank Kuhnke(29)†	58,332	58,332	—	—
Fred Brettschneider(30)†	97,083	97,083	—	—
Geoff Tarrant(31)†	94,912	94,912	—	—
George Parker(32)†	29,135	29,135	—	—
Gil Ottensoser(33)†	388,469	388,469	—	—
Greg Raykher(34)†	48,558	48,558	—	—
Gregor Bates(35)†	19,423	19,423	—	—
Hakan Wohlin(36)†	197,672	197,672	—	—
Inhale/Exhale Group(37)†	58,332	58,332	—	—
Josef Ackermann(38)†	38,750	38,750	—	—
Karel Merijn(39)†	29,166	29,166	—	—
KingsRock Advisors LLC(40)†	737,947	737,947	—	—
Leo Greve(41)†	97,116	97,116	—	—
Louis Jaffe(42)†	97,116	97,116	—	—
Madison Trust Company, FBO Tammer Fahmy, M25095487(43)†	9,200	9,200	—	—
Marcelo Blanco(44)†	94,912	94,912	—	—
Matt Farrell(45)†	38,846	38,846	—	—
Matthew Livingston †	35,865	35,865	—	—
Matthias Russwurm(46)†	97,116	97,116	—	—
Michael Ingelog(47)†	94,912	94,912	—	—

Name of Selling Securityholder	Common Shares Beneficially Owned Prior to this Offering	Common Shares to be Sold in this Offering	Common Shares Owned After this Offering	Percent
Mihai Ionescu(48)†	19,423	19,423	—	—
Mikko Bergman(49)†	18,981	18,981	—	—
Mindee Lee(50)†	29,166	29,166	—	—
Nadeem Masud(51)†	142,368	142,368	—	—
Nicholas Aperghis(52)†	23,727	23,727	—	—
Nick Exarchos(53)†	58,332	58,332	—	—
Paul Young(54)†	97,116	97,116	—	—
Quentin Nason(55)†	388,469	388,469	—	—
Radovan Vitek(56)†	350,000	350,000	—	—
RealFin Capital Advisors Ltd(57)†	194,234	194,234	—	—
RedCoral Holdings Ltd.(58)†	58,332	58,332	—	—
Regis Marinier(59)†	58,332	58,332	—	—
Rony Jawhar(60)†	97,116	97,116	—	—
Scott Dauer(61)†	58,270	58,270	—	—
Seth Waugh(62)†	38,750	38,750	—	—
Sumit Chaudhary(63)†	48,558	48,558	—	—
Tammer Fahmy†	124,822	124,822	—	—
Theo Constantinidis(64)†	233,332	233,332	—	—
Theresa Livingston†	1,033	1,033	—	—
Tim O’Callaghan(65)†	9,711	9,711	—	—
Wilder Fulford(66)†	9,491	9,491	—	—
Xavier Lagache(67)†	242,793	242,793	—	—
Yassine Bouhara(68)†	38,750	38,750	—	—

____________

*        Indicates beneficial ownership less than 1%.

†        The business address of the Selling Securityholder is c/o KingsRock Advisors LLC, 900 Third Avenue, 18th Floor, New York, New York 10022.

(1)      Reflects 2,206,743 Common Shares held by 9540253 Canada Inc. and 8,642,551 Common Shares held by Telesystem Space Inc. Charles Sirois controls Telesystem Space Inc., which in turn controls 9540253 Canada Inc. As such, Charles Sirois may be deemed to have beneficial ownership of the securities held directly by each of 9540253 Canada Inc. and Telesystem Space Inc. Mr. Sirois disclaims any beneficial ownership of such securities held by 9540253 Canada Inc. and Telesystem Space Inc. other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address of each of by 9540253 Canada Inc. and Telesystem Space Inc. is 460 McGill Street, Suite 500, Montréal, QC, H2Y 2H2, Canada.

(2)      Reflects 5,011,941 Common Shares held by Investissement Québec. Investissement Québec is a joint-stock company constituted under section 1 of an Act respecting Investissement Québec established by the Government of Québec to favor investments in Québec by Québec-based and international companies. The principal business address of Investissement Québec is 1001 Robert-Bourassa Blvd, Suite 1000, Montréal, Québec, H3B 4L4, Canada.

(3)      Reflects 4,307,965 Common Shares held by Luxembourg Future Fund (“LFF”). LFF has sole voting and investment control over securities held by LFF, because such voting and investment control is vested exclusively with the LFF board of directors. As such, only LFF may be deemed to have beneficial ownership of the securities held by LFF. The registered office of LFF is 15, boulevard F.W. Raiffeisen L-2411 Luxembourg Grand Duchy of Luxembourg.

(4)      Reflects 150,842 Common Shares held by S.A. Bain Enterprises Limited. Stewart Bain controls S.A. Bain Enterprises Limited. As such, Stewart Bain may be deemed to have beneficial ownership of the securities held directly by S.A. Bain Enterprises Limited. Mr. Bain disclaims any beneficial ownership of such securities held by S.A. Bain Enterprises Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The principal business address of S.A. Bain Enterprises Limited is 384 Rue Saint-Jacques #300, Montréal, Québec H2Y 1S1, Canada.

(5)      Reflects (i) 294,500 Common Shares and (ii) 98,166 Common Shares that may be issued upon the exercise of 98,166 NS Warrants held by Cohen & Company Securities, LLC (“Cohen”). Jerry Serowik, a Senior Managing Director of Cohen, exercises voting and/or dispositive power over the shares held by Cohen. Cohen is a registered broker-dealer and has acted as the lead book-running manager for Viking’s initial public offering and as the placement agent for the Company in connection with the PIPE Financing. The shares being offered hereby were issued by the Company to Cohen as transaction-based compensation for Cohen’s performance of certain financial advisory services rendered to the Company in connection with the Business Combination. The principal business address of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(6)      Reflects (i) 15,500 Common Shares held by Clear Street LLC and (ii) 5,166 Common Shares that may be issued upon the exercise of 5,166 NS Warrants held by Clear Street LLC. Clear Street LLC, a Delaware limited liability company (“CS LLC”), is primarily owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC USVI”). Accordingly, CSH LLC, CSG Inc. and CSGC USVI may be deemed to beneficially own the shares held by CS LLC. The principal business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007.

(7)      Reflects (i) (a) 250,000 Common Shares and (b) 250,000 Common Shares that may be issued upon the exercise of 250,000 NS Warrants held by LMR Multi-Strategy Master Fund Limited and (ii) (a) 250,000 Common Shares and (b) 250,000 Common Shares that may be issued upon the exercise of 250,000 NS Warrants held by LMR CCSA Master Fund Limited. Paulina Wolyniec is the Portfolio Manager at LMR Partners LLP, which acts as investment manager to each of LMR Multi-Strategy Master Fund Limited and LMR CCSA Master Fund Limited. The principal business address of each of the foregoing parties is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom.

(8)      Reflects (i) (a) 300,000 Common Shares and (b) 300,000 Common Shares that may be issued upon the exercise of 300,000 NS Warrants held by Polar Multi-Strategy Master Fund and (ii) (a) 100,000 Common Shares and (b) 100,000 Common Shares that may be issued upon the exercise of 100,000 NS Warrants held by Polar Long/Short Master Fund. John Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners Inc., which serves as the investment advisor to each of Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund and has voting and investment control over securities held by each of Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund. Mr. Sabourin, however, disclaims any beneficial ownership of such securities. The principal business address for each of Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

(9)      Reflects (i) 200,000 Common Shares and (ii) 200,000 Common Shares that may be issued upon the exercise of 200,000 NS Warrants held by The K2 Principal Fund L.P. Todd Sikorski is the President of K2 & Associates Investment Management, Inc. and Manager of The K2 Principal Fund L.P. and has voting control and investment control over securities held by The K2 Principal Fund L.P. Mr. Sikorski, however, disclaims any beneficial ownership of such securities. The principal business address for The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2, Canada.

(10)    Reflects (i) (a) 75,000 Common Shares and (b) 75,000 Common Shares that may be issued upon the exercise of 75,000 NS Warrants held by Nautilus Master Fund, L.P. and (ii) (a) 25,000 Common Shares and (b) 25,000 Common Shares that may be issued upon the exercise of 25,000 NS Warrants held by Periscope Multi-Strategy Master Fund LP. Periscope Capital Inc. serves as the investment manager to and has voting and investment control over the securities held by each of Nautilus Master Fund, L.P. and Periscope Multi-Strategy Master Fund LP. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the securities held by each of Nautilus Master Fund, L.P. and Periscope Multi-Strategy Master Fund LP. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of such securities. The principal business address for each of Nautilus Master Fund, L.P. and Periscope Multi-Strategy Master Fund LP is 333 Bay Street, Suite 1240, Toronto, Ontario M5H 2R2, Canada.

(11)    Reflects (i) 90,000 Common Shares and (ii) 90,000 Common Shares that may be issued upon the exercise of 90,000 NS Warrants held by Great Point Capital, LLC. Dan Dimiero, the ultimate control person of Great Point Capital, LLC, has voting and investment control of the securities held by Great Point Capital, LLC. The principal business address of Great Point Capital, LLC is 12301 Research Blvd, Building 4-270, Austin, Texas 78759.

(12)    Reflects (i) 660,000 Common Shares and (ii) 660,000 Common Shares that may be issued upon the exercise of 660,000 NS Warrants held by ExodusPoint Partners Master Fund, LP. Michael Gelband has voting and investment control over securities held by ExodusPoint Partners Master Fund, LP. Mr. Gelband, however, disclaims any beneficial ownership of such securities. The principal business address of ExodusPoint Partners Master Fund, LP. is 65 East 55th Street, New York, New York 10022.

(13)    Reflects (i) 50,000 Common Shares and (ii) 50,000 Common Shares that may be issued upon the exercise of 50,000 NS Warrants held by 3i, LP. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The principal business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(14)    Reflects (i) (a) 194,066 Common Shares and (b) 843 Common Shares that may be issued upon the exercise of 843 NS Warrants held directly by Aidan Livingston and (ii) (a) 7,663 Common Shares and (b) 3,323 Common Shares that may be issued upon the exercise of 3,323 NS Warrants held by Madison Trust Company, FBO Aidan Livingston, M25105615, for the benefit of Mr. Livingston.

(15)    Reflects (i) 45,789 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Alain Moreau.

(16)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Alessandro Cummunale.

(17)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by GS International Holding LLC.

(18)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Arjun Pradeep.

(19)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Aurelia Lamorre Cargill.

(20)    Reflects (i) 28,333 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Bella Star.

(21)    Reflects (i) 45,789 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Bolormaa Luvsandorj.

(22)    Reflects (i) 47,725 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Bray Kelly.

(23)    Reflects (i) 47,725 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by BWCI Pension Trustees Limited as Trustee of the Deutsche Bank Group International Pension Plan ref a/c 1068/154.

(24)    Reflects (i) 28,333 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Chet Tailor.

(25)    Reflects (i) 32,053 Common Shares and (ii) 1,166 Common Shares that may be issued upon the exercise of 1,166 NS Warrants held by Con-Fi GmbH.

(26)    Reflects (i) 47,725 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by David Barcus.

(27)    Reflects (i) 9,158 Common Shares and (ii) 333 Common Shares that may be issued upon the exercise of 333 NS Warrants held by David Posen.

(28)    Reflects (i) 13,736 Common Shares and (ii) 500 Common Shares that may be issued upon the exercise of 500 NS Warrants held by Frank Krings.

(29)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Frank Kuhnke.

(30)    Reflects (i) 95,417 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Fred Brettschneider. Mr. Brettschneider served as a director of Viking prior to the completion of the Business Combination and has served since 2023 as a Senior Advisor to KingsRock, an affiliate of the Sponsor.

(31)    Reflects (i) 91,579 Common Shares and (ii) 3,333 Common Shares that may be issued upon the exercise of 3,333 NS Warrants held by Geoff Tarrant.

(32)    Reflects (i) 28,635 Common Shares and (ii) 500 Common Shares that may be issued upon the exercise of 500 NS Warrants held by George Parker.

(33)    Reflects (i) 381,803 Common Shares and (ii) 6,666 Common Shares that may be issued upon the exercise of 6,666 NS Warrants held by Gil Ottensoser. Mr. Ottensoser served as Chief Financial Officer and a director of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and a Managing Director of KingsRock.

(34)    Reflects (i) 47,725 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Greg Raykher.

(35)    Reflects (i) 19,090 Common Shares and (ii) 333 Common Shares that may be issued upon the exercise of 333 NS Warrants held by Gregor Bates.

(36)    Reflects (i) 193,972 Common Shares and (ii) 3,700 Common Shares that may be issued upon the exercise of 3,700 NS Warrants held by Hakan Wohlin. Mr. Wohlin served as Chief Executive Officer and a director of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and the Founder and Managing Partner of KingsRock.

(37)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Inhale/Exhale Group.

(38)    Reflects 38,750 Common Shares held by Josef Ackermann. Dr. Ackermann served as a director of Viking prior to the completion of the Business Combination and has served as a Senior Advisor to KingsRock since 2020 and as Chairman of its advisory board since 2025.

(39)    Reflects (i) 28,333 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Karel Merijn.

(40)    Reflects (i) 726,591 Common Shares and (ii) 11,356 Common Shares that may be issued upon the exercise of 11,356 NS Warrants held by KingsRock Advisors LLC. KingsRock is an affiliate of the Sponsor. Messrs. Wohlin and Jaffe, whose relationships with Viking are described in footnotes (36) and (42), are the Managing Partners of KingsRock.

(41)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Leo Greve.

(42)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Louis Jaffe. Mr. Jaffe served as Chairman of the Board of Directors of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and the Co-Founder and Managing Partner of KingsRock.

(43)    Reflects (i) 6,900 Common Shares and (ii) 2,300 Common Shares that may be issued upon the exercise of 2,300 NS Warrants held by Madison Trust Company, FBO Tammer Fahmy, M25095487.

(44)    Reflects (i) 91,579 Common Shares and (ii) 3,333 Common Shares that may be issued upon the exercise of 3,333 NS Warrants held by Marcelo Blanco.

(45)    Reflects (i) 38,180 Common Shares and (ii) 666 Common Shares that may be issued upon the exercise of 666 NS Warrants held by Matt Farrell.

(46)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Matthias Russwurm.

(47)    Reflects (i) 91,579 Common Shares and (ii) 3,333 Common Shares that may be issued upon the exercise of 3,333 NS Warrants held by Michael Ingelog.

(48)    Reflects (i) 19,090 Common Shares and (ii) 333 Common Shares that may be issued upon the exercise of 333 NS Warrants held by Mihai Ionescu.

(49)    Reflects (i) 18,315 Common Shares and (ii) 666 Common Shares that may be issued upon the exercise of 666 NS Warrants held by Mikko Bergman.

(50)    Reflects (i) 28,333 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Mindee Lee.

(51)    Reflects (i) 137,368 Common Shares and (ii) 5,000 Common Shares that may be issued upon the exercise of 5,000 NS Warrants held by Nadeem Masud.

(52)    Reflects (i) 22,894 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Nicholas Aperghis.

(53)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Nick Exarchos.

(54)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Paul Young.

(55)    Reflects (i) 381,803 Common Shares and (ii) 6,666 Common Shares that may be issued upon the exercise of 6,666 NS Warrants held by Quentin Nason.

(56)    Reflects (i) 340,000 Common Shares and (ii) 10,000 Common Shares that may be issued upon the exercise of 10,000 NS Warrants held by Radovan Vitek.

(57)    Reflects (i) 190,901 Common Shares and (ii) 3,333 Common Shares that may be issued upon the exercise of 3,333 NS Warrants held by RealFin Capital Advisors Ltd.

(58)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by RedCoral Holdings Ltd.

(59)    Reflects (i) 56,666 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Regis Marinier.

(60)    Reflects (i) 95,450 Common Shares and (ii) 1,666 Common Shares that may be issued upon the exercise of 1,666 NS Warrants held by Rony Jawhar.

(61)    Reflects (i) 57,270 Common Shares and (ii) 1,000 Common Shares that may be issued upon the exercise of 1,000 NS Warrants held by Scott Dauer.

(62)    Reflects 38,750 Common Shares held by Seth Waugh. Mr. Waugh served as a director of Viking prior to the completion of the Business Combination.

(63)    Reflects (i) 47,725 Common Shares and (ii) 833 Common Shares that may be issued upon the exercise of 833 NS Warrants held by Sumit Chaudhary.

(64)    Reflects (i) 226,666 Common Shares and (ii) 6,666 Common Shares that may be issued upon the exercise of 6,666 NS Warrants held by Theo Constantinidis.

(65)    Reflects (i) 9,545 Common Shares and (ii) 166 Common Shares that may be issued upon the exercise of 166 NS Warrants held by Tim O’Callaghan.

(66)    Reflects (i) 9,158 Common Shares and (ii) 333 Common Shares that may be issued upon the exercise of 333 NS Warrants held by Wilder Fulford.

(67)    Reflects (i) 238,627 Common Shares and (ii) 4,166 Common Shares that may be issued upon the exercise of 4,166 NS Warrants held by Xavier Lagache.

(68)    Reflects 38,750 Common Shares held by Yassine Bouhara. Mr. Bouhara served as a director of Viking prior to the completion of the Business Combination and has served as a Senior Advisor to KingsRock since 2021.

Name of Selling Securityholder	Warrants Beneficially Owned Prior to this Offering	Warrants to be Sold in this Offering	Warrants Owned After this Offering	Percent
Cohen & Company Securities, LLC(1)	98,166	98,166	—	—
Clear Street LLC(2)	5,166	5,166	—	—
Aidan Livingston(3)†	4,166	4,166	—	—
Alain Moreau†	1,666	1,666	—	—
Alessandro Cummunale†	1,666	1,666	—	—
GS International Holding LLC†	1,666	1,666	—	—
Arjun Pradeep†	1,666	1,666	—	—
Aurelia Lamorre Cargill†	1,666	1,666	—	—
Bella Star†	833	833	—	—
Bolormaa Luvsandorj†	1,666	1,666	—	—
Bray Kelly†	833	833	—	—
BWCI Pension Trustees Limited(4)†	833	833	—	—
Chet Tailor†	833	833	—	—
Con-Fi GmbH †	1,166	1,166	—	—
David Barcus†	833	833	—	—
David Posen†	333	333	—	—
Frank Krings†	500	500	—	—
Frank Kuhnke†	1,666	1,666	—	—
Fred Brettschneider(5)†	1,666	1,666	—	—
Geoff Tarrant†	3,333	3,333	—	—
George Parker†	500	500	—	—
Gil Ottensoser(6)†	6,666	6,666	—	—
Greg Raykher†	833	833	—	—
Gregor Bates†	333	333	—	—
Hakan Wohlin(7)†	3,700	3,700	—	—
Inhale/Exhale Group†	1,666	1,666	—	—
Karel Merijn†	833	833	—	—
KingsRock Advisors LLC(8)†	11,356	11,356	—	—
Leo Greve†	1,666	1,666	—	—
Louis Jaffe(9)†	1,666	1,666	—	—
Madison Trust Company, FBO Tammer Fahmy, M25095487†	2,300	2,300	—	—
Marcelo Blanco†	3,333	3,333	—	—
Matt Farrell†	666	666	—	—
Matthias Russwurm†	1,666	1,666	—	—
Michael Ingelog†	3,333	3,333	—	—
Mihai Ionescu†	333	333	—	—
Mikko Bergman†	666	666	—	—
Mindee Lee†	833	833	—	—
Nadeem Masud†	5,000	5,000	—	—
Nicholas Aperghis†	833	833	—	—
Nick Exarchos†	1,666	1,666	—	—
Paul Young†	1,666	1,666	—	—
Quentin Nason†	6,666	6,666	—	—
Radovan Vitek†	10,000	10,000	—	—
RealFin Capital Advisors Ltd†	3,333	3,333	—	—
RedCoral Holdings Ltd.†	1,666	1,666	—	—

Name of Selling Securityholder	Warrants Beneficially Owned Prior to this Offering	Warrants to be Sold in this Offering	Warrants Owned After this Offering	Percent
Regis Marinier†	1,666	1,666	—	—
Rony Jawhar†	1,666	1,666	—	—
Scott Dauer†	1,000	1,000	—	—
Sumit Chaudhary†	833	833	—	—
Theo Constantinidis†	6,666	6,666	—	—
Tim O’Callaghan†	166	166	—	—
Wilder Fulford†	333	333	—	—
Xavier Lagache†	4,166	4,166	—	—

____________

*        Indicates beneficial ownership less than 1%.

†        The business address of the Selling Securityholder is c/o KingsRock Advisors LLC, 900 Third Avenue, 18th Floor, New York, NY 10022.

(1)      Reflects 98,166 NS Warrants held by Cohen & Company Securities, LLC (“Cohen”). Jerry Serowik, a Senior Managing Director of Cohen, exercises voting and/or dispositive power over the shares held by Cohen. Cohen is a registered broker-dealer and has acted as the lead book-running manager for Viking’s initial public offering and as the placement agent for the Company in connection with the PIPE Financing. The shares being offered hereby were issued by the Company to Cohen as transaction-based compensation for Cohen’s performance of certain financial advisory services rendered to the Company in connection with the Business Combination. The principal business address of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(2)      Reflects 5,166 NS Warrants held by Clear Street LLC. Clear Street LLC, a Delaware limited liability company (“CS LLC”), is primarily owned by Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”). CSH LLC is wholly owned by Clear Street Group Inc., a Delaware corporation (“CSG Inc.”). A majority of the voting power of CSG Inc. is held by Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC USVI”). Accordingly, CSH LLC, CSG Inc. and CSGC USVI may be deemed to beneficially own the shares held by CS LLC. The principal business address of Clear Street LLC is 150 Greenwich Street, 45th Floor, New York, NY 10007.

(3)      Reflects (i) 843 NS Warrants held directly by Aidan Livingston and (ii) 3,323 NS Warrants held by Madison Trust Company, FBO Aidan Livingston, M25105615, for the benefit of Mr. Livingston.

(4)      Reflects 833 NS Warrants held by BWCI Pension Trustees Limited as Trustee of the Deutsche Bank Group International Pension Plan ref a/c 1068/154.

(5)      Reflects 1,666 NS Warrants held by Fred Brettschneider. Mr. Brettschneider served as a director of Viking prior to the completion of the Business Combination and has served since 2023 as a Senior Advisor to KingsRock, an affiliate of the Sponsor.

(6)      Reflects 6,666 NS Warrants held by Gil Ottensoser. Mr. Ottensoser served as Chief Financial Officer and a director of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and a Managing Director of KingsRock.

(7)      Reflects 3,700 NS Warrants held by Hakan Wohlin. Mr. Wohlin served as Chief Executive Officer and a director of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and the Founder and Managing Partner of KingsRock.

(8)      Reflects 11,356 NS Warrants held by KingsRock Advisors LLC. KingsRock is an affiliate of the Sponsor. Messrs. Wohlin and Jaffe, whose relationships with Viking are described in footnotes (7) and (9), are the Managing Partners of KingsRock.

(9)      Reflects 1,666 NS Warrants held by Louis Jaffe. Mr. Jaffe served as Chairman of the Board of Directors of Viking prior to the completion of the Business Combination and is a manager of the Sponsor and the Co-Founder and Managing Partner of KingsRock.

PLAN OF DISTRIBUTION

We will not receive any proceeds from the sale of Common Shares by the Selling Securityholders pursuant to this prospectus, except with respect to any amounts received by us upon exercise of the NS Warrants to the extent the NS Warrants are exercised for cash. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of NYSE American;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the date of this prospectus;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        through the distribution of securities by any Selling Securityholder to its partners, members or securityholders;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part. To the extent that such members, partners, stockholders or other equityholders is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners, stockholders or other equityholders to use the prospectus to resell the securities acquired in such distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•        the specific securities to be offered and sold;

•        the names of the selling securityholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our Common Shares are listed on the NYSE American under the symbol “NSTR”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

A holder of NS Warrants may exercise its warrants in accordance with the NS Warrant Agreements on or before the expiration date set forth therein by surrendering, at the office of Continental, our warrant agent, the certificate evidencing such NS Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the NS Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the NS Warrant Agreements.

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the securities offered by this prospectus under United States federal securities law. Stikeman Elliott LLP has passed upon certain matters of Canadian law relating to the securities offered by this prospectus.

EXPERTS

The financial statements of Viking Acquisition Corp. I as of December 31, 2025 and for the period from July 24, 2025 (inception) through December 31, 2025 have been so included in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm appearing elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NorthStar Earth & Space Enterprises, Inc. at December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 included in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
UNDER U.S. SECURITIES LAWS

NorthStar is a corporation organized under the laws of Canada. All of NorthStar’s directors and executive officers, except for Beth Michelson, Paul Pizzani, Matthew Linton and Kim Crider, reside outside the United States. The assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon NorthStar or those persons or to enforce against Northstar or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States or other laws of the United States.

NorthStar has appointed Beth Michelson as its agent upon whom process may be served in any action brought against NorthStar under the laws of the United States arising out of this offering or any purchase or sale of securities in connection with this offering. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against NorthStar, its officers or directors, or other said persons, predicated upon the civil liability provisions of the federal securities laws of the United States or other laws of the United States or (ii) would enforce, in original actions, liabilities against NorthStar or such directors, officers or experts predicated upon the federal securities laws of the United States or other laws of the United States. In addition, there is doubt as to the applicability of the civil liability provisions of federal securities laws of the United States to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain a website at http://northstar-data.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

VIKING ACQUISITION CORP. I FINANCIAL STATEMENTS

NORTHSTAR EARTH & SPACE INC. FINANCIAL STATEMENTS

VIKING ACQUISITION CORP. I
CONDENSED BALANCE SHEETS

	June 30, 2026	December 31, 2025

	(Unaudited)
Assets:
Current assets
Cash	$711,805	$1,277,337
Prepaid insurance	70,000	70,000
Prepaid expenses	7,561	23,851
Total current assets	789,366	1,371,188
Long-term prepaid insurance	23,333	58,333
Cash and marketable securities held in Trust Account	235,596,242	231,467,889
Total Assets	$236,408,941	$232,897,410

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Liabilities:
Current liabilities
Accrued offering costs	$85,000	$89,090
Accrued expenses	1,033,835	91,037
Total current liabilities	1,118,835	180,127
Deferred underwriting fee	9,200,000	9,200,000
Total Liabilities	10,318,835	9,380,127

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of approximately $10.24 and $10.06 per share as of June 30, 2026 and December 31, 2025, respectively	235,596,242	231,467,889

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of June 30, 2026 and December 31, 2025	66	66
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding as of June 30, 2026 and December 31, 2025	767	767
Additional paid-in capital	—	—
Accumulated deficit	(9,506,969)	(7,951,439)
Total Shareholders’ Deficit	(9,506,136)	(7,950,606)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$236,408,941	$232,897,410

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
General and administrative costs	$1,281,804	$1,555,530
Loss from operations	(1,281,804)	(1,555,530)

Other income:
Interest income on marketable securities held in Trust Account	(2,119,699)	(4,128,353)
Total other income	2,119,699	4,128,353

Net income	$837,895	$2,572,823

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	23,660,000	23,660,000
Basic and diluted net income per share, Class A ordinary shares	$0.03	$0.08
Weighted average shares outstanding, Class B ordinary shares, basic and diluted	7,666,667	7,666,667
Basic and diluted net income per share, Class B ordinary shares	$0.03	$0.08

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2025	660,000	$66	7,666,667	$767	$—	$(7,951,439)	$(7,950,606)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,008,654)	(2,008,654)
Net income	—	—	—	—	—	1,734,928	1,734,928
Balance – March 31, 2026 (unaudited)	660,000	66	7,666,667	767	—	(8,225,165)	(8,224,332)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(2,119,699)	(2,119,699)
Net income	—	—	—	—	—	837,895	837,895
Balance – June 30, 2026 (unaudited)	660,000	$66	7,666,667	$767	$—	$(9,506,969)	$(9,506,136)

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(UNAUDITED)

Cash Flows from Operating Activities:
Net income	$2,572,823
Adjustments to reconcile net income to net cash used in operating activities:
Interest income earned on marketable securities held in Trust Account	(4,128,353)
Changes in operating assets and liabilities:
Prepaid expenses	16,290
Long-term prepaid insurance	35,000
Accounts payable and accrued expenses	942,798
Net cash used in operating activities	(561,442)

Cash Flows from Financing Activities:
Payment of offering costs	(4,090)
Net cash used in financing activities	(4,090)

Net Change in Cash	(565,532)
Cash – Beginning of period	1,277,337
Cash – End of period	$711,805

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations

Organization and General

Viking Acquisition Corp. I (the “Company”) was incorporated as a Cayman Islands exempted company on July 24, 2025. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (the “Initial Business Combination”). The Company may pursue an Initial Business Combination target in any business or industry. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of June 30, 2026, the Company had not yet commenced operations. All activity for the period from July 24, 2025 (inception) through June 30, 2026 relates to the Company’s formation and the Company’s initial public offering (the “Initial Public Offering”), which is described below, and subsequently to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Sponsor and Financing

The Company’s sponsor is Viking Acquisition Sponsor I, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 30, 2025 (the “IPO Registration Statement”). On November 3, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale (the “Private Placement”) of an aggregate of 660,000 private placement units (each, a “Private Placement Unit”, collectively the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”). Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), the representative of the underwriters purchased 310,000 Private Placement Units.

Transaction costs amounted to $14,339,392, consisting of $5,175,000 of cash underwriting fee (net of $575,000 underwriters’ reimbursement), $9,200,000 of deferred underwriting fee, and $539,392 of other offering costs.

The Trust Account

Following the closing of the Initial Public Offering, on November 3, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units was placed in the trust account (the “Trust Account”), with U.S.-based trust account, Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account will initially be invested only in U.S. government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the consummation

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s first amended and restated memorandum and articles of association provides that, other than the taxes payable (as defined below), if any, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares, $0.0001 par value, of the Company (the “Public Shares”), that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s first amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an Initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay taxes (“taxes payable”)), (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest less taxes payable. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under New York Stock Exchange rules.

Pursuant to the Company’s first amended and restated memorandum and articles of association if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined in Note 5) and Private Placement Units (and any securities underlying the Private Placement Units) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor and management team acquires Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

On April 16, 2026, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with NorthStar Earth and Space Inc., a corporation existing under the Canadian Corporate Statute (“NorthStar”), and Viking NS Amalgamation Corp., a corporation existing under the Canadian Corporate Statute (“NewCo”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination,” the closing of the Business Combination is referred to herein as the “Closing” and the date on which the Closing occurs is referred to herein as the “Closing Date.” In connection with the Closing, it is expected that Viking will change its name to “NorthStar” and Viking is referred to herein as “New Viking” as of the time following such change of name.

Subject to its terms and conditions, the Business Combination Agreement provides, among other things, that (1) at least one business day prior to the Closing Date, the Company will continue from the Cayman Islands to Canada (the “SPAC Continuation”), (2) NorthStar will conduct the Company Reorganization (as defined in the Business Combination Agreement), whereby certain NorthStar loans, debentures, and Company Securities (as defined in the Business Combination Agreement) will be exchanged for or converted into Company Shares, (3) NewCo will amalgamate with and into NorthStar (the “Amalgamation”), with NewCo surviving the Amalgamation as a wholly owned subsidiary of New Viking, pursuant to an arrangement under the applicable provisions of the Canada Business Corporations Act (the “CBCA”) and the plan of arrangement in form to be agreed upon by the parties, and (4) New Viking will adopt amended and restated articles form to be agreed upon by the parties.

Concurrently with the execution of the Business Combination Agreement, on April 16, 2026, the Company and NorthStar entered into Securities Purchase Agreements (the “PIPE Agreement”) with certain institutional investors (the “PIPE Investors”). Pursuant to the PIPE Agreement, the PIPE Investors agreed to subscribe for and purchase, and NorthStar agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate number of shares of NorthStar equal to $30 million of New Viking Shares, on an as exchanged basis, as well as warrants to purchase shares of NorthStar which are to be converted into warrants to acquire 3,000,000 New Viking Shares at Closing. Such warrants will have the same terms as the New Viking Public Warrants (as defined in the PIPE Agreement). In addition, the Sponsor agreed to transfer to the PIPE Investors an aggregate of 3,000,000 Founders Shares at Closing and the Company agreed to issue 500,000 New Viking Shares to Sponsor.

On May 15, 2026, the Company, NorthStar and NewCo entered into Amendment No. 1 to Business Combination Agreement (the “Amendment”). The Amendment (i) revises the sequencing and mechanics of certain transactions contemplated by the Business Combination Agreement, including providing that the redemption of the Company’s

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 1 — Description of Organization and Business Operations (cont.)

public shares will occur prior to the Company’s continuation from the Cayman Islands to Canada and prior to the Closing; (ii) updates the structure and steps of the transactions to be effected at Closing, including with respect to share conversions, warrant conversions and equity exchanges in connection with the Amalgamation; (iii) clarifies the intended U.S. and Canadian tax treatment of the transactions; and (iv) makes related conforming and definitional changes to the Business Combination Agreement.

Risks and Uncertainties

The Company’s ability to complete an Initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an Initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an Initial Business Combination.

Liquidity and Capital Resources

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standard Codification (“ASC”) 205-40, management has determined that the Company’s liquidity condition raises substantial doubt about its ability to continue as a going concern. While the Company has cash of $711,805 and working capital deficit of $329,469 as of June 30, 2026, and these resources may not be sufficient to fund the costs associated with identifying a target business, conducting due diligence, and negotiating an Initial Business Combination.

Accordingly, the Company may require additional capital to sustain operations through the completion of an Initial Business Combination. If the Company is unable to secure adequate financing or complete a Business Combination within the required timeframe, it may be forced to curtail operations or liquidate. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these unaudited condensed financial statements are issued.

The accompanying unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 18, 2026. The interim results for the three and six months ended June 30, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The significant accounting estimates included in these unaudited condensed financial statements are the determination of the fair value of the warrants and share-based compensation. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $711,805 and $1,277,337 and did not have any cash equivalent as of June 30, 2026 and December 31, 2025, respectively.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

Cash and Marketable Securities Held in Trust Account

The Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income on marketable securities held in Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of June 30, 2026, the assets held in the Trust Account, amounting to $235,596,242, of which $13 was held in cash and $235,596,229 was held in marketable securities invested in U.S. Treasury funds. As of December 31, 2025, the assets held in the Trust Account, amounting to $231,467,889, of which $74 was held in cash and $231,467,815 was held in marketable securities invested in U.S. Treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consisted principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares are charged to temporary equity. Offering costs allocated to the Public Warrants and the Private Placement Units are charged to shareholders’ deficit as, after management’s evaluation, the underlying instruments are accounted for as equity classified.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2026 and December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Warrant Instruments

The Company accounted for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

Share-Based Payment Arrangements

The Company accounts for share awards in accordance with FASB ASC 718, “Compensation — Stock Compensation,” which requires that all equity awards be accounted for at their “fair value.” Fair value is measured on the grant date and is equal to the underlying value of the share.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a Business Combination). For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s Initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of June 30, 2026 and December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity,

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

outside of the shareholders’ deficit section of the Company’s condensed balance sheets. As of June 30, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(4,830,000)
Public Shares issuance costs	(14,023,535)
Plus:
Accretion of carrying value to redemption value	24,449,777
Class A ordinary shares subject to possible redemption, December 31, 2025	$231,467,889
Plus:
Accretion of carrying value to redemption value	2,008,654
Class A ordinary shares subject to possible redemption, March 31, 2026	$233,476,543
Plus:
Accretion of carrying value to redemption value	2,119,699
Class A ordinary shares subject to possible redemption, June 30, 2026	$235,596,242

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net income per Ordinary Share (as defined in Note 7) is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from income per Ordinary Share as the redemption value approximates fair value.

The calculation of diluted income per Ordinary Share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the Over-Allotment Option and (iii) Private Placement, since the average price of the Ordinary Shares for the three and six months ended June 30, 2026 was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 7,886,643 Class A ordinary shares in the aggregate. As a result, diluted net income per Ordinary Share is the same as basic net income per Ordinary Share for the periods presented.

The following tables reflect the calculation of basic and diluted net income per Ordinary Share:

	For the Three Months Ended June 30, 2026		For the Six Months Ended June 30, 2026
Basic and diluted net income per ordinary share	Class A	Class B	Class A	Class B
Basic and diluted net income per Ordinary Share
Numerator:
Allocation of net income	$632,835	$205,060	$1,943,168	$629,655
Denominator:
Basic and diluted weighted average Ordinary Shares outstanding	23,660,000	7,666,667	23,660,000	7,666,667
Basic and diluted net income per Ordinary Share	$0.03	$0.03	$0.08	$0.08

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering on November 3, 2025, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one Private Placement Warrant. Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen purchased 310,000 Private Placement Units.

The Private Placement Warrants included in the Private Placement Units are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, underwriters, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by the underwriters and/or their designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

Note 5 — Related Party Transactions

Founder Shares

On July 24, 2025, the Company issued an aggregate of 7,666,667 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for a $25,000 payment (approximately $0.00326 per share) from the Sponsor to cover certain expenses on behalf of the Company. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the Public Shares issuable upon conversion thereof. The Founder Shares are identical to the Public Shares included in the Units being sold in the Initial Public Offering except that the Founder Shares automatically convert into Public Shares at the time of the Initial Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the Initial Business Combination, as may be determined by the directors of the Company) or earlier at the option of the holder and are subject to certain transfer restrictions, as described in more detail below. The Sponsor had agreed to forfeit up to an aggregate of 1,000,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 25% of the Company’s issued and outstanding shares after the Initial Public Offering. The Sponsor, officers, and directors will not be entitled to redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor, officers, and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Units (and any securities underlying the

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 5 — Related Party Transactions (cont.)

Private Placement Units) held by them. On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture.

Certain of the Strategic Partners and Senior Advisors invested in KingsRock Viking Acquisition, LLC, and through it, indirectly in the Sponsor, thereby sharing in the appreciation of Founder Shares and Private Placement Units held by the Sponsor, provided that the Company successfully complete a Business Combination. However, such parties will have no right to control KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor prior to the consummation of a Business Combination. In addition, each of the Company’s four independent directors have purchased membership interests in KingsRock Viking Acquisition, LLC for $187 which will provide them with an indirect interest in 50,000 Founder Shares. In addition, one of the independent directors has purchased two other membership interests in KingsRock Viking Acquisition, LLC — one that he purchased for $250 which will provide him with an indirect interest in 66,666 Founder Shares, and the other that he purchased for $50,000 which will provide him with an indirect interest in 5,000 Private Placement Units. None of the independent directors will have a right to control either KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor, or otherwise, prior to the consummation of a Business Combination. The sale of the Founder Shares to the Company’s independent directors, are in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date.

The third-party valuation firm valued the Founder Shares as of September 15, 2025. The probability of de-SPAC and instrument specific market adjustment was assumed to be 45.0%; the implied Class A ordinary share price was $9.82; volatility of 6.0%; and a discount for lack of marketability of 13.0%. The valuation has identified the fair value of the Founder Shares to be $3.84 per share as of grant date. The total fair value of the 200,000 Founder Shares purchased by the four independent directors and the additional 66,666 Founder Shares purchased by one of the directors is $1,023,997 or $3.84 per share. Because the agreements did not specify any vesting terms or performance conditions, the Founder Shares were considered fully vested upon execution of the agreements. Accordingly, the Company recognized the full share-based compensation expense of $1,023,997 on the grant date.

The Sponsor, officers, and directors agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) six months after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, the date on which the Company consummates a transaction which results in the shareholders having the right to exchange their shares for cash, securities, or other property subject to certain limited exceptions.

Registration Rights

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the Founder Shares and any Class A ordinary shares held by the Sponsor, officers, and directors at the completion of the Initial Public Offering or acquired prior to or in connection with the Initial Business Combination, will be entitled to registration rights pursuant to a registration rights agreement to be signed with the initial shareholders and the representative of the underwriters prior to or on the effective date of the registration statement for the Initial Public Offering. These holders will be entitled to make up to three demands and have “piggyback” registration rights. The representative of the underwriters may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which the prospectus for the Initial Public Offering forms a part and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 5 — Related Party Transactions (cont.)

Administrative Support Agreement

Commencing on October 31, 2025, the date that the Company’s securities are first listed in New York Stock Exchange, the Company agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2026, the Company incurred and paid $90,000 and $180,000 related to these services, respectively. During the year ended December 31, 2025, the Company incurred $60,000 under the administrative services agreement. As of June 30, 2026 and December 31, 2025, amounts outstanding under the administrative services agreement were $0 and $60,000, respectively, with the balances included in accrued expenses in the accompanying balance sheets.

Promissory Note

On July 24, 2025, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummated the Initial Public Offering. As of November 3, 2025, the Company had borrowed $98,194, which was paid in full by the Company at the closing of the Initial Public Offering and the borrowings under the Note are no longer available.

Working Capital Loans

In addition, in order to finance transaction costs in connection with its Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its Initial Business Combination, the Company will repay the Working Capital Loans. In the event that the Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the Private Placement Units. As of June 30, 2026 and December 31, 2025, the Company had no borrowings under the Working Capital Loans.

Note 6 — Commitments and Contingencies

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On November 3, 2025, the underwriters elected to fully exercise their over-allotment option to purchase an additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriters were entitled to a cash underwriting discount of $5,175,000 (2.25% of the gross proceeds of the Units sold in the Initial Public Offering). The underwriters reimbursed certain of the Company’s offering expenses amounting to $575,000.

Additionally, the underwriters are entitled to a deferred underwriting discount of 4.00% of the gross proceeds of the Initial Public Offering held in the Trust Account, $9,200,000 in the aggregate upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 6 — Commitments and Contingencies (cont.)

Service Provider Agreements

The Company has entered into service provider agreements with legal, advisory, accounting and other professional service providers in connection with its proposed Business Combination. Certain fees under these agreements are contractually payable upon the closing of the Business Combination. The Company recognizes the related costs as accrued expenses as the underlying services are rendered. Accrued amounts related to services performed through the reporting date are included in accrued expenses in the accompanying condensed financial statements.

Note 7 — Shareholders’ Deficit

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Shares

The authorized ordinary shares of the Company includes up to 200,000,000 Class A ordinary shares with a par value of $0.0001 per share and 20,000,000 Class B ordinary shares with a par value of $0.0001 per share (the Class A ordinary shares, together with the Class B ordinary shares, the “Ordinary Shares”). If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s Ordinary Shares are entitled to one vote for each Ordinary Share (except as otherwise expressed in the Company’s first amended and restated memorandum and articles of association). As of June 30, 2026 and December 31, 2025, there are 660,000 Class A ordinary shares issued and outstanding, excluding 23,000,000 shares subject to possible redemption.

As of June 30, 2026 and December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding.

Warrants

As of June 30, 2026 and December 31, 2025, there were 7,886,643 Warrants outstanding, including 7,666,645 Public Warrants and 219,998 Private Placement Warrants. Each whole warrant entitles the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein, at any time commencing on the later of (a) 30 days after the completion of an Initial Business Combination, or (b) 12 months from the closing of the Initial Public Offering, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 7 — Shareholders’ Deficit (cont.)

The Company is not registering Public Shares issuable upon exercise of the warrants at this time. However, following the consummation of the Initial Business Combination, under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the Public Shares issuable upon exercise of the warrants and thereafter use its commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the Public Shares issuable upon exercise of the warrant and a current prospectus relating thereto. Notwithstanding the above, if Public Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00. Beginning once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•        In whole and not in part;

•        At a price of $0.01 per warrant;

•        Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout such 30 trading day period and the 30-day redemption period.

The Private Placement Warrants contained in the Private Placement Units will be non-redeemable. The Private Placement Warrants may also be exercised for cash or on a “cashless basis.” The Private Placement Warrants will not expire except upon liquidation.

Note 8 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 8 — Fair Value Measurements (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2026 and December 31, 2025, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2026
Assets:
Cash and marketable securities held in Trust Account	1	$235,596,242
Description	Level	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$231,467,889

The fair value of the Public Warrants is $4,830,000, or $0.63 per Public Warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

November 3, 2025
Underlying stock price	$9.79
Exercise price	$11.50
Volatility	6.50%
Probability of de-SPAC and market adjustment	50.00%
Risk-free rate	3.86%
Expected term to de-SPAC (years)	2.00
Warrant term (years)	7.00

Note 9 — Segment Information

FASB ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their unaudited condensed financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities

VIKING ACQUISITION CORP. I
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2026
(UNAUDITED)

Note 9 — Segment Information (cont.)

from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed statement of operations as net income or loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	June 30, 2026	December 31, 2025
Cash	$711,805	$1,277,337
Cash and marketable securities held in Trust Account	$235,596,242	$231,467,889
	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
General and administrative costs	$1,281,804	$1,555,530
Interest earned on marketable securities held in Trust Account	$2,119,699	$4,128,353

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM will review the interest that will be earned and accrued on cash held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete an Initial Business Combination or similar transaction within the period the Company has to complete an Initial Business Combination. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the accompanying unaudited condensed statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the accompanying unaudited condensed statement of operations and described within their respective disclosures.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the unaudited condensed financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
Viking Acquisition Corp. I:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Viking Acquisition Corp. I (the “Company”) as of December 31, 2025 and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from July 24, 2025 (Inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from July 24, 2025 (Inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Viking Acquisition Corp. I in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Viking Acquisition Corp. I’s auditor since 2025.

San Francisco, CA
March 17, 2026

PCAOB ID Number 100

VIKING ACQUISITION CORP. I
BALANCE SHEET
DECEMBER 31, 2025

Assets:
Current assets
Cash	$1,277,337
Prepaid insurance	70,000
Prepaid expenses	23,851
Total current assets	1,371,188
Long term prepaid insurance	58,333
Cash and marketable securities held in Trust Account	231,467,889
Total Assets	$232,897,410

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Liabilities:
Current liabilities
Accrued offering costs	$89,090
Accrued expenses	91,037
Total current liabilities	180,127
Deferred underwriting fee	9,200,000
Total Liabilities	9,380,127

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of $10.06 per share	231,467,889

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 660,000 issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	66
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding	767
Additional paid-in capital	—
Accumulated deficit	(7,951,439)
Total Shareholders’ Deficit	(7,950,606)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$232,897,410

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

General and administrative costs	$1,260,211
Loss from operations	(1,260,211)

Other income:
Interest income on marketable securities held in Trust Account	1,376,013
Unrealized gain on marketable securities held in Trust Account	91,876
Total other income	1,467,889

Net income	$207,678
Weighted average shares outstanding of Class A ordinary shares, basic	8,576,750
Basic net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding, Class B ordinary shares, basic(1)	7,029,167
Basic net income per share, Class B ordinary shares	$0.01
Weighted average shares outstanding of Class A ordinary shares, diluted	8,576,750
Diluted net income per share, Class A ordinary shares	$0.01
Weighted average shares outstanding, Class B ordinary shares, diluted(1)	7,235,417
Diluted net income per share, Class B ordinary shares	$0.01

____________

(1)      On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture (Note 5).

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – July 24, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	7,666,667	767	24,233	—	25,000
Sale of Private Placement Units	660,000	66	—	—	6,599,934	—	6,600,000
Fair Value of Public Warrants at issuance	—	—	—	—	4,830,000	—	4,830,000
Allocated value of transaction costs to Private Placement Units and Public Warrants	—	—	—	—	(315,857)	—	(315,857)
Share-based compensation expense	—	—	—	—	1,023,997	—	1,023,997
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(12,162,307)	(8,159,117)	(20,321,424)
Net income	—	—	—	—	—	207,678	207,678
Balance – December 31, 2025	660,000	$66	7,666,667	$767	$—	$(7,951,439)	$(7,950,606)

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 24, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

Cash Flows from Operating Activities:
Net income	$207,678
Adjustments to reconcile net income to net cash used in operating activities:
Formation costs paid through promissory note – related party	4,697
Payment of general and administrative costs through advances from related party	12,420
Interest earned on marketable securities held in Trust Account	(1,376,013)
Unrealized gain on marketable securities held in Trust Account	(91,876)
Share-based compensation expense	1,023,997

Changes in operating assets and liabilities:
Prepaid expenses	(23,776)
Long term prepaid insurance	(128,333)
Accounts payable and accrued expenses	91,037
Net cash used in operating activities	(280,169)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(230,000,000)
Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	224,825,000
Proceeds from sale of Private Placement Units	6,600,000
Underwriters’ reimbursement	575,000
Repayment of promissory note – related party	(98,194)
Payment of offering costs	(344,300)
Net cash provided by financing activities	231,557,506

Net Change in Cash	1,277,337
Cash – Beginning of period	—
Cash – End of period	$1,277,337

Noncash investing and financing activities:
Offering costs included in accrued offering costs	$89,090
Deferred offering costs paid through promissory note – related party	$81,002
Deferred underwriting fee payable	$9,200,000

The accompanying notes are an integral part of the financial statements.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations

Organization and General

Viking Acquisition Corp. I (the “Company”) was incorporated as a Cayman Islands exempted company on July 24, 2025. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (the “Initial Business Combination”). The Company has not selected any business combination target and has not, nor has anyone on the Company’s behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company may pursue an Initial Business Combination target in any business or industry. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act”, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2025, the Company had not yet commenced operations. All activity for the period from July 24, 2025 (inception) through December 31, 2025 relates to the Company’s formation and the Initial Public Offering, which is described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Sponsor and Financing

The Company’s Sponsor is Viking Acquisition Sponsor I, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 30, 2025. On November 3, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each “Public Warrant” and collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 private placement units (each “Private Placement Unit”, collectively the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each “Private Placement Warrant” and collectively, the “Private Placement Warrants”). Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), the representative of the underwriters purchased 310,000 Private Placement Units.

Transaction costs amounted to $14,339,392, consisting of $5,175,000 of cash underwriting fee (net of $575,000 underwriters’ reimbursement), $9,200,000 of deferred underwriting fee, and $539,392 of other offering costs.

The Trust Account

Following the closing of the Initial Public Offering, on November 3, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units and the Private Placement Units was placed in the trust account (the “Trust Account”), with U.S.-based trust account, Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account will initially be invested only in U.S. government treasury bills with a maturity of one hundred eighty-five (185) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations and, may at any time be held as cash or cash items, including in demand deposit accounts at a bank. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

The Company’s first amended and restated memorandum and articles of association provides that, other than the taxes payable (as defined below), if any, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares, $0.0001 par value, of the Company (the “Public Shares”), that have been properly submitted in connection with a shareholder vote to approve an amendment to the Company’s first amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if it does not complete an Initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay taxes (“taxes payable”)), (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest less taxes payable. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under NYSE rules.

Pursuant to the Company’s first amended and restated memorandum and articles of association if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor, officers and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) and Private Placement Units (and any securities underlying the Private Placement Units) held by them if the Company fails to complete the Initial Business

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor and management team acquires Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

Liquidity and Capital Resources

In connection with the Company’s assessment of going concern in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements — Going Concern”, the Company does not believe it will need to raise additional funds in order to meet the expenditures required to operate its business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Initial Business Combination. Management has determined that upon the consummation of the Initial Public Offering and the sale of the Private Placement Units, the Company has sufficient funds to finance the working capital needs of the Company within one year from the date of issuance of the financial statements. At December 31, 2025, the Company had $1,277,337 cash and a working capital of $1,191,061.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The significant accounting estimates included in these condensed financial statements are the determination of the fair value of the warrants and share-based compensation. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $1,277,337 and did not have any cash equivalent as of December 31, 2025.

Cash and Marketable Securities Held in Trust Account

The Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of December 31, 2025, the assets held in the Trust Account, amounting to $231,467,889, of which $74 were held in cash and $231,467,815 were held in marketable securities invested in U.S. Treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, — “Expenses of Offering.” Offering costs consisted principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares are charged to temporary equity. Offering costs allocated to the Public Warrants and Private Placement Warrants included in the Private Placement Units are charged to shareholders’ deficit as, after management’s evaluation, these are accounted for under equity treatment.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Warrant Instruments

The Company accounted for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. Such guidance provides that the warrants described above will not be precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity in accordance with ASC 480 and ASC 815.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Share-Based Payment Arrangements

The Company accounts for share awards in accordance with FASB ASC 718, “Compensation-Stock Compensation,” which requires that all equity awards be accounted for at their “fair value.” Fair value is measured on the grant date and is equal to the underlying value of the share.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, in the period of grant for awards that vest immediately and have no future service condition, or in the period the awards vest immediately after meeting a performance condition becomes probable (i.e., the occurrence of a Business Combination). For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates; previously recognized compensation cost is reversed if the service or performance conditions are not satisfied and the award is forfeited.

Class A Ordinary Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with FASB ASC 480-10-S99, the Company classifies Public Shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(4,830,000)
Public Shares issuance costs	(14,023,535)
Plus:
Remeasurement of carrying value to redemption value	20,321,424
Class A ordinary shares subject to possible redemption, December 31, 2025	$231,467,889

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net loss per Ordinary Share (as defined in Note 5) is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from loss per Ordinary Share as the redemption value approximates fair value.

The calculation of diluted income per Ordinary Share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the Over-Allotment Option and (iii) Private Placement, since the average price of the Ordinary Shares for the period from July 24, 2025 (inception) through December 31, 2025, was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 7,886,643 Class A Ordinary Shares in the aggregate. As a result, diluted net loss per Ordinary Share is the same as basic net loss per Ordinary Share for the periods presented.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The following tables reflect the calculation of basic and diluted net loss per Ordinary Share:

	For the Period from July 24, 2025 (Inception) Through December 31, 2025
Basic net income per ordinary share	Class A	Class B
Basic net income per ordinary share
Numerator:
Allocation of net income, as adjusted	$114,136	$93,542
Denominator:
Basic weighted average ordinary shares outstanding	8,576,750	7,029,167
Basic net income per ordinary share	$0.01	$0.01
	For the Period from July 24, 2025 (Inception) Through December 31, 2025
Diluted net income per ordinary share	Class A	Class B
Diluted net income per ordinary share
Numerator:
Allocation of net income, as adjusted	$112,648	$95,030
Denominator:
Diluted weighted average ordinary shares outstanding	8,576,750	7,235,417
Diluted income per ordinary share	$0.01	$0.01

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering on November 3, 2025, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustments (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 660,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,600,000. Each Private Placement Unit consists of one Class A ordinary share and one-third of one Private Placement Warrant. Of those 660,000 Private Placement Units, the Sponsor purchased 350,000 Private Placement Units, and Cohen purchased 310,000 Private Placement Units.

The Private Placement Warrants included in the Private Placement Units are identical to the Public Warrants sold in the Initial Public Offering except that, so long as they are held by the Sponsor, underwriters, or their permitted transferees, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by the underwriters and/or their designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority Rule 5110(g)(8).

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 5 — Related Party Transactions

Founder Shares

On July 24, 2025, the Company issued an aggregate of 7,666,667 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for a $25,000 payment (approximately $0.00326 per share) from the Sponsor to cover certain expenses on behalf of the Company. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the Public Shares issuable upon conversion thereof. The Founder Shares are identical to the Public Shares included in the Units being sold in the Initial Public Offering except that the Founder Shares automatically convert into Public Shares at the time of the Initial Business Combination (with such conversion taking place immediately prior to, simultaneously with, or immediately following the time of the Initial Business Combination, as may be determined by the directors of the Company) or earlier at the option of the holder and are subject to certain transfer restrictions, as described in more detail below. The Sponsor has agreed to forfeit up to an aggregate of 1,000,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 25% of the Company’s issued and outstanding shares after the Initial Public Offering. The Sponsor, officers, and directors will not be entitled to redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor, officers, and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Units (and any securities underlying the Private Placement Units) held by them. On November 3, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture.

Certain of the Strategic Partners and Senior Advisors invested in KingsRock Viking Acquisition, LLC, and through it, indirectly in the Sponsor, thereby sharing in the appreciation of Founder Shares and Private Placement Units held by the Sponsor, provided that the Company successfully complete a Business Combination. However, such parties will have no right to control KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor prior to the consummation of a Business Combination. In addition, each of the Company’s four independent directors have purchased membership interests in KingsRock Viking Acquisition, LLC for $187 which will provide them with an indirect interest in 50,000 Founder Shares. In addition, one of the independent directors has purchased two other membership interests in KingsRock Viking Acquisition, LLC — one that he purchased for $250 which will provide him with an indirect interest in 66,666 Founder Shares, and the other that he purchased for $50,000 which will provide him with an indirect interest in 5,000 Private Placement Units. None of the independent directors will have a right to control either KingsRock Viking Acquisition, LLC or the Sponsor or participate in any decision regarding the disposal of any security held by the Sponsor, or otherwise, prior to the consummation of a Business Combination. The sale of the founder shares to the Company’s independent directors, are in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date.

The third-party valuation firm valued the Founder Shares as of September 15, 2025. The probability of De-SPAC and instrument specific market adjustment was assumed to be 45.0%; the implied Class A share price was $9.82; volatility of 6.0%; and a discount for lack of marketability of 13.0%. The valuation has identified the fair value of the Founder Shares to be $3.84 per share as of grant date. The total fair value of the 200,000 Founder Shares purchased by the four independent directors and the additional 66,666 Founder Shares purchased by one of the directors is $1,023,997 or $3.84 per share.

The Sponsor, officers, and directors agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) six months after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, the date on which the Company consummates a transaction which results in the shareholders having the right to exchange their shares for cash, securities, or other property subject to certain limited exceptions.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 5 — Related Party Transactions (cont.)

Registration Rights

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the Founder Shares and any Class A ordinary shares held by the Sponsor, officers, and directors at the completion of the Initial Public Offering or acquired prior to or in connection with the initial Business Combination, will be entitled to registration rights pursuant to a registration rights agreement to be signed with the initial shareholders and the representative of the underwriters prior to or on the effective date of the registration statement for the Initial Public Offering. These holders will be entitled to make up to three demands and have “piggyback” registration rights. The representative of the underwriters may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which the prospectus for the Initial Public Offering forms a part and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Support Agreement

Commencing on October 31, 2025, the date that the Company’s securities are first listed in New York Stock Exchange, the Company agreed to reimburse an affiliate of the managers of the Sponsor, KingsRock, in an amount equal to up to $30,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from July 24, 2025 through December 31, 2025, $60,000 amount has been accrued for these services in the Company’s balance sheet.

Promissory Note

On July 24, 2025, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2025, or the date on which the Company consummated the Initial Public Offering. As of November 3, 2025, the Company had borrowed $98,194, which was paid in full by the Company at the closing of the Initial Public Offering and the borrowings under the promissory note are no longer available.

Working Capital Loans

In addition, in order to finance transaction costs in connection with its Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its Initial Business Combination, the Company would repay the Working Capital Loans. In the event that the Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any Working Capital Loans, up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units and their underlying securities would be identical to the Private Placement Units. As of December 31, 2025, the Company had no borrowings under the Working Capital Loans.

Due from Sponsor

On November 3, 2025, the Company paid $29,570 in excess of the outstanding borrowings under the Note. On November 6, 2025, the Sponsor returned $29,570 to the Company.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 6 — Commitments and Contingencies

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On November 3, 2025, the underwriters elected to fully exercise their over-allotment option to purchase an additional 3,000,000 Units at a price of $10.00 per Unit.

The underwriters were entitled to a cash underwriting discount of $5,175,000 (2.25% of the gross proceeds of the Units sold in the Initial Public Offering). The underwriters reimbursed certain of the Company’s offering expenses amounting to $575,000.

Additionally, the underwriters are entitled to a deferred underwriting discount of 4.00% of the gross proceeds of the Initial Public Offering held in the Trust Account, $9,200,000 in the aggregate upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

Note 7 — Shareholders’ Deficit

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Shares

The authorized ordinary shares of the Company include up to 200,000,000 Class A ordinary shares with a par value of $0.0001 per share and 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share (except as otherwise expressed in the Company’s first amended and restated memorandum and articles of association). As of December 31, 2025, there are 660,000 Class A ordinary shares issued and outstanding, excluding 23,000,000 shares subject to possible redemption.

As of December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding.

Warrants

As of December 31, 2025, there were 7,886,643 Warrants outstanding, including 7,666,645 Public Warrants and 219,998 Private Placement Warrants. Each whole warrant entitles the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein, at any time commencing on the later of (a) 30 days after the completion of an Initial Business Combination, or (b) 12 months from the closing of the Initial Public Offering, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 7 — Shareholders’ Deficit (cont.)

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not registering Public Shares issuable upon exercise of the warrants at this time. However, following the consummation of the Initial Business Combination, under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration under the Securities Act of the Public Shares issuable upon exercise of the warrants and thereafter use its commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the Public Shares issuable upon exercise of the warrant and a current prospectus relating thereto. Notwithstanding the above, if Public Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00. Beginning once the warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

•        In whole and not in part;

•        At a price of $0.01 per warrant;

•        Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout such 30 trading day period and the 30-day redemption period.

The Private Placement Warrants contained in the Private Placement Units will be non-redeemable. The Private Placement Warrants may also be exercised for cash or on a “cashless basis.” The Private Placement Warrants will not expire except upon liquidation.

Note 8 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 8 — Fair Value Measurements (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$231,467,889

The fair value of the Public Warrants is $4,830,000, or $0.63 per Public Warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the Public Warrants:

November 3, 2025
Underlying stock price	$9.79
Exercise price	$11.50
Volatility	6.50%
Probability of De-SPAC and market adjustment	50.00%
Risk-free rate	3.86%
Expected term to De-SPAC (years)	2.00
Warrant term (years)	7.00

Note 9 — Segment Information

FASB ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

VIKING ACQUISITION CORP. I
Notes to the Consolidated Financial Statements

Note 9 — Segment Information (cont.)

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODMs review several key metrics, which include the following:

December 31, 2025
Cash	$1,277,337
Cash and marketable securities held in Trust Account	$231,467,889
For the Period from July 24, 2025 (Inception) through December 31, 2025
Operating and formation costs	$236,214
Interest earned on marketable securities held in Trust Account	$1,376,013

The CODM reviews the position of total assets to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available with the Company. The CODM will review the interest that will be earned and accrued on cash held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

Operating and formation costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination or similar transaction within the Business Combination period. The CODM also reviews operating and formation costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating and formation costs, as reported on the accompanying statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the accompanying statements of operations and described within their respective disclosures.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to December 31, 2025, the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustments or disclosure in the financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Balance Sheets
(expressed in Canadian dollars, except share and per share amounts)

	June 30, 2026		December 31, 2025
Assets
Current assets
Cash	C$	434,080	C$	1,267,957
Accounts receivable		2,677,404		925,595
Other receivables		4,552,525		2,686,573
Prepaid expenses		164,718		158,226
Total current assets		7,828,727		5,038,351

Property and equipment, net		2,051,015		897,171
Prepaid expenses		1,421,000		—
Right of use assets		403,123		633,692
Intangible assets, net		4,474,899		5,753,441
Total Assets	C$	16,178,764	C$	12,322,655

Liabilities and stockholders’ deficit
Accounts payable and accrued liabilities	C$	15,357,737	C$	2,311,142
Promissory notes		11,507,205		10,707,947
Short-term loans		2,284,860		2,284,860
Deferred revenue		2,641,990		2,108,044
Shareholder loans		5,550,639		5,175,494
Advance from a shareholder		1,985,004		—
Current portion of loan payable		2,408,335		1,808,333
Current portion of long-term debt		60,596		59,472
Lease liability, current		422,279		476,206
Non-controlling interest		—		2,940,000
Total current liabilities		42,218,645		27,871,498

Loans payable, net of current portion		10,591,665		11,191,667
Long-term debt, net of current portion		36,409		66,991
Convertible debentures		108,159,000		98,894,000
Lease liability, non current		—		180,124
Total liabilities		161,005,719		138,204,280

Temporary equity
Class A preferred shares, no par value, 250,000 shares issued and outstanding at June 30, 2026 and December 31, 2025		25,000,000		25,000,000
Class B preferred shares, no par value, 355,401 shares issued and outstanding at June 30, 2026 and December 31, 2025		32,535,234		32,535,234
Class B-1 preferred shares, no par value, 140,000 shares issued and outstanding at June 30, 2026 and December 31, 2025		14,000,000		14,000,000
Class B common stock, $0.01 par value, 87,504 shares issued and outstanding at June 30, 2026 and December 31, 2025		875		875
		71,536,109		71,536,109

Stockholders’ deficit
Class A common shares, $0.01 par value, 462,023 shares issued and outstanding at June 30, 2026 and December 31, 2025		4,620		4,620
Additional paid-in capital		3,939,897		3,935,405
Accumulated other comprehensive loss		(374,166)		(154,848)
Accumulated deficit		(219,933,415)		(201,202,911)
Total stockholders’ deficit		(216,363,064)		(197,417,734)
Total liabilities and stockholders’ deficit	C$	16,178,764	C$	12,322,655

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive loss
(expressed in Canadian dollars, except share and per share amounts)

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Revenue
Services revenue	C$	5,994,464	C$	4,225,877	C$	8,354,971	C$	6,068,654
Grant income		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654
Operating Expenses:
Program and technical management		4,818,060		2,460,622		7,518,590		4,840,837
General and administrative expenses		9,563,473		658,666		10,751,346		1,633,709
Sales and marketing expenses		1,267,220		637,691		1,780,506		1,145,592
Depreciation and amortization expenses		670,751		673,058		1,341,287		1,346,058
Loss from operations	C$	(10,244,240)	C$	(204,160)	C$	(12,706,158)	C$	(2,897,542)

Other Expenses (income)
Interest income		(6,226)		—		(10,294)		(2,498)
Interest expenses		687,244		516,609		1,351,347		1,022,219
Foreign exchange (gain) loss		87,460		(83,249)		147,894		(23,115)
Change in fair value of convertible debentures		858,000		2,880,637		9,265,000		5,761,275
Gain on extinguishment of a liability		(3,040,000)		—		(3,040,000)		—
R&D tax credit		(546,169)		(409,187)		(1,689,601)		(1,177,142)
Total other expenses		(1,959,691)		2,904,810		6,024,346		5,580,739

Net loss	C$	(8,284,549)	C$	(3,108,970)	C$	(18,730,504)	C$	(8,478,281)

Basic and diluted weighted average shares outstanding, Class A and Class B common stock		549,527		542,527		549,527		542,527
Basic and diluted net loss per Class A and Class B Common Stock		(15.59)		(6.25)		(35.10)		(16.66)

Other comprehensive loss:
Foreign currency translation adjustments		(145,376)		286,288		(219,318)		229,687
Total other comprehensive loss		(145,376)		286,288		(219,318)		229,687
Comprehensive loss	C$	(8,429,925)	C$	(2,822,682)	C$	(18,949,822)	C$	(8,248,594)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated Statements of Stockholders’ Deficit
(expressed in Canadian dollars, except share and per share amounts)

For the six months ended June 30, 2026

	Class A Common Shares		Additional Paid in capital		Accumulated Deficit		Accumulated other comprehensive loss		Total Stockholders’ Deficit
	Shares	Amount
Balance as at December 31, 2025	462,023	$4,620	C$	3,935,405	C$	(201,202,911)	C$	(154,848)	C$	(197,417,734)
Net loss for the period	—	—		—		(18,730,504)		—		(18,730,504)
Currency translation adjustment	—	—		—		—		(219,318)		(219,318)
Stock-based compensation	—	—		4,492		—		—		4,492
Balance as at June 30, 2026	462,023	$4,620	C$	3,939,897	C$	(219,933,415)	C$	(374,166)	C$	(216,363,064)

For the six months ended June 30, 2025

	Class A Common Shares			Additional Paid in capital		Accumulated Deficit		Accumulated other comprehensive loss		Total Stockholders’ Deficit
	Shares	Amount
Balance as at December 31, 2024	455,023	C$	4,550	C$	3,902,800	C$	(180,005,905)	C$	(368,970)	C$	(176,467,525)
Net loss	—		—		—		(8,478,281)		—		(8,478,281)
Currency translation adjustment	—		—		—		—		229,687		229,687
Stock-based compensation	—		—		75,266		—		—		75,266
Balance as at June 30, 2025	455,023	C$	4,550	C$	3,978,066	C$	(188,484,186)	C$	(139,283)	C$	(184,640,853)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Unaudited Condensed Consolidated statement of cash flows
(expressed in Canadian dollars)

	For the six months ended June 30,
	2026		2025
Cash flows from operating activities:
Net loss for the period	C$	(18,730,504)	C$	(8,478,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses		1,341,287		1,346,058
Interest expenses		1,243,936		1,006,791
Change in fair value of convertible debentures		9,265,000		5,761,275
Stock-based compensation		4,492		75,266
Net change in right of use asset		230,569		225,772
Non-cash change in shareholder loans		—		327,363
Non-cash change in non-controlling interest		(2,940,000)		—
Change in operating assets and liabilities:
Accounts receivable		(1,751,809)		452,176
Other receivables		(1,865,952)		(991,902)
Short-Term Prepaid expenses		(6,492)		(5,857)
Accounts payable and accrued liabilities		11,076,346		(1,000,925)
Change in deferred revenue		533,946		(557,427)
Change in lease liability		(234,051)		(221,187)
Net cash used in operating activities		(1,833,232)		(2,060,878)

Cash flows from investing activities:
Additions to property and equipment		(861,339)		(32,684)
Net cash provided by investing activities		(861,339)		(32,684)

Cash flows from financing activities:
Proceeds from issuance shareholder loans		—		1,000,000
Payment on long-term debt		(29,458)		(133,570)
Payment on promissory notes		(239,865)		—
Advance from a shareholder		1,985,004		—
Short-term loans		—		1,683,388
Net cash provided by financing activities		1,715,681		2,549,818

Foreign currency translation gain (losses)		145,013		(91,840)

Net change in cash during the period		(978,890)		456,256
Cash beginning of period		1,267,957		1,149,197
Cash end of period		434,080		1,513,613

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

1. Nature of Business

NorthStar Earth & Space Inc. (the “Company”) was incorporated on November 2, 2015, under the Canada Business Corporations Act and is headquartered in Montreal, Quebec, Canada. The Company has the following wholly owned subsidiaries:

•        NorthStar Earth & Space Systems, Inc, incorporated in Delaware

•        NorthStar Earth & Space Europe S.a.r.l. incorporated in Luxembourg

The Company and its subsidiaries offer space-based data and analytics that provide early warning, monitoring, and threat detection services to defense and civilian space communities, including space agencies, satellite operators, and insurance and reinsurance organizations. The Company delivers its services through proprietary data analytics that integrate data collected from a network of space-based optical sensors and complementary ground-based observation systems, including radar and telescopes, processed through a centralized data and analytics platform.

The Company is developing earth observation capabilities that utilize advanced sensing technologies, including hyperspectral imaging, to analyze spectral signatures and detect changes in the chemical composition of objects and environments. These capabilities are intended to provide earth-based monitoring and intelligence services that support risk assessment, environmental monitoring, and sustainable management of Earth’s natural resources.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements are presented in Canadian Dollars (“CAD” or “C$”), the parent company’s functional currency and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and footnotes required for complete consolidated financial statements. In the opinion of our management, these condensed consolidated financial statements contain all normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position at June 30, 2026, results of operations for the three months ended June 30, 2026 and 2025, consolidated statements of stockholders’ deficit for the three months ended June 30, 2026 and 2025, and cash flows for the three months ended June 30, 2026 and 2025. The Company’s results for the three months ended June 30, 2026 are not necessarily indicative of the results expected for the full year. These statements should be read in conjunction with our audited consolidated financial statements for the fiscal year ended December 31, 2025.

These condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, these condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. Such adjustments could be material. We have not been profitable since our inception and achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, and hire and retain appropriate personnel.

To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, common shares, shareholder loans, as well as cash flows from our operations. We expect our current cash resources to be able to fund near-term operations but are dependent on revenues to cover the next 12 months from the date of issuance of these condensed consolidated financial statements. Our ability to continue as a going concern may be dependent upon raising additional financing. On August 10, 2026, Pangaea Three Acquisition Holdings III, LLC (“PTAH III”), a significant shareholder of the Company, provided a support letter to management

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

indicating it would continue supporting the Company’s liquidity over the next twelve months. As of June 30, 2026, PTAH III advanced the Company an amount of C$1,985,004. Based on the Company’s liquidity on the date these condensed consolidated financial statements were issued, the liquidity it expects to generate from operations over the following year, and by incorporating the additional liquidity from PTAH III, the Company expects that it will have sufficient liquidity to continue as a going concern for at least the one-year period following the issuance of these condensed consolidated financial statements.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, useful life of intangible assets and impairment indicators, fair value of stock options granted, determination of discount rate and probability of Qualified Financing Event used to measure the fair value of convertible debentures, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Property, Plant and Equipment, net

Direct costs associated with the construction of assets, as well as renewals and betterments that materially improve or extend the useful lives of the assets, are capitalized.

The Company capitalizes costs related to the development and construction of new projects when management determines that there is a significant likelihood that the project will be completed and placed in service for its intended use. This determination is based on the achievement of key milestones, including, but not limited to, the receipt of required permits and the execution of major contracts, such as engineering, procurement, and construction contracts. Costs incurred prior to the achievement of these milestones are expensed as incurred. Included within property and equipment, net on the accompanying balance sheet was C$1,156,744 and C$0 of assets under construction as of June 30, 2026 and December 31, 2025, respectively, associated with a long-term contract with a vendor to construct four pieces of equipment that will be used to provide services to customers once construction completes and the assets are placed into service.

Leases

On June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor. Upon signing the contract, an initial amount of C$1,421,000 of installation and integration fee was invoiced by the vendor and the Company recorded it as long-term prepaid expenses on the accompanying condensed consolidated balance sheet, which will be reclassified as ROU assets at the lease commencement date.

Intangible Assets, Net

Intangible assets consist of acquired contractual rights associated with a proprietary concept of operations to develop a large scale data processing capability and low earth orbit satellite constellation of a number of satellites featuring, among other capabilities, (i) the ability to generate either hyper spectral or infrared imaging information of the Earth destined for a variety of government and commercial applications, and (ii) the ability to find, catalogue, track and forecast the path of space objects, including those that could pose a risk to operational satellites. As of the acquisition date, the concept of operations had reached commercial readiness and market deployment capability but had not yet undergone formal public launch.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The Company generates revenue from services provided under fixed-price contracts with government and government-agency customers, which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected.

At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver data products over the contractual term daily. The availability of the data products could be intermittent and result in a day when a data product is not delivered. There are no minimum annual or contractual guarantees for data products, and there are no adjustments to the transaction price for days when a data product is not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone representing an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project and is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones to correlate to the entity’s progress.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflects the transfer of control of services to customers.

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

Government Grants

The Company accounts for government grants that are not considered exchange transactions (through ASC 606) under ASC 832, Government Grants (“ASC 832”). These arrangements are generally entered into with governmental, quasi-governmental, or intergovernmental organizations to support research, development, innovation, defense technology initiatives, accelerator programs, and other qualifying activities that further public policy objectives.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Arrangement where the grantor is determined not to meet the definition of a customer under ASC 606, are accounted for under ASC 832. The Company has concluded that its current government grant arrangements do not represent contracts with customers because the grantors do not obtain goods or services that are outputs of the Company’s ordinary activities in exchange for consideration. Accordingly, such arrangements are accounted for outside the scope of ASC 606.

Arrangements that fund research, development, testing, commercialization, and other activities that are core components of the Company’s ordinary business activities and therefore are recognized as grant income as a component of revenue in the consolidated statements of operations.

Government grants are recognized as grant income when management concludes that there is reasonable assurance the Company will comply with the conditions attached to the grant and that the grant proceeds will be received. Grant income is recognized on a systematic basis over the periods in which the related qualifying activities are performed, unless the grant relates to completed activities or achievement of specified conditions, in which case recognition occurs when the applicable recognition criteria have been satisfied.

The Company presents grant income as a component of revenue in the consolidated statements of operations because the grants represent governmental assistance rather than consideration received from customers. Proceeds received in advance of satisfying the applicable recognition criteria are recorded as deferred grant income, a component of deferred revenue in the consolidated balance sheets. As of June 30, 2026 and December 31, 2025, deferred grant income was C$0 and C$161,600, respectively.

During the periods presented, the Company’s government grants primarily consisted of funding received through defense innovation and accelerator programs sponsored by governmental organizations. Such funding was intended to support technology development, innovation activities, and participation in qualifying programs.

Recently Adopted Accounting Pronouncements

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities (“ASU 2025-10”), to provide guidance on how business entities should recognize, measure, and present government grants received. The Company adopted ASC 2025-10 using the modified prospective approach and applied the amendments to grants that were entered after and grants that were not complete as of January 1, 2026. As of June 30, 2026, government grants recognized are reflected as a component of revenue in the consolidated statements of operations.

The following tables disaggregate the Company’s revenue by geographic location where the services or activities occurred:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Service revenue
Canada	C$	4,629,043	C$	—	C$	5,612,448	C$	—
United States		3,672		1,866,112		815,997		3,210,358
European Union		1,361,749		2,359,765		1,926,526		2,858,296
		5,994,464		4,225,877		8,354,971		6,068,654
Grant income
European Union		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

The following table disaggregates the Company’s revenue by type of contract:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Continuous service	C$	4,602,815	C$	455,016	C$	5,931,444	C$	897,570
Milestone		1,391,649		3,770,861		2,423,527		5,171,084
ASC 606 revenue		5,994,464		4,225,877		8,354,971		6,068,654
Grant Income		80,800		—		330,600		—
Non-ASC 606 revenue		80,800		—		330,600		—
	C$	6,075,264	C$	4,225,877	C$	8,685,571	C$	6,068,654

3. Other Receivables

Other receivables consisted of the following:

	June 30, 2026		December 31, 2025
Research and Development tax credits receivable	C$	3,816,628	C$	2,127,027
Sales taxes receivable		557,505		388,357
Government grants funding receivable		178,392		171,189
Total	C$	4,552,525	C$	2,686,573

The receivables are expected be collected within one year from the reporting period.

4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	June 30, 2026		December 31, 2025
Litigation liability	C$	7,607,588	C$	—
Accounts payable		6,478,731		1,302,366
Accrued liabilities		504,292		443,191
Accrued payroll		328,921		565,585
Sales taxes payable		438,205		—
Total	C$	15,357,737	C$	2,311,142

5. Convertible Debentures

Convertible debentures consisted of the following:

	June 30, 2026				December 31, 2025
	Nominal Amount		Fair Value		Nominal Amount		Fair Value
Secured convertible debentures – preferred shares D	C$	54,779,539	C$	52,211,000	C$	52,145,139	C$	49,120,000
Secured convertible debenture – preferred shares C		20,928,192		20,482,000		19,921,735		19,070,000
Secured convertible debenture issued on July 26, 2021		8,004,115		8,901,000		7,772,846		8,686,000
Unsecured convertible debenture issued on September 11, 2018		20,499,380		26,565,000		19,907,076		22,018,000
Total	C$	104,211,226	C$	108,159,000	C$	99,746,796	C$	98,894,000

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

5. Convertible Debentures (cont.)

The key assumptions used to value the convertibles debentures as of June 30, 2026 and December 31, 2025 were as follows:

Discount Rate	2026	2025
Secured convertible debentures – preferred shares D	13.0%	14.0%
Secured convertible debenture – preferred shares C	13.0%	14.0%
Secured convertible debenture issued on July 26, 2021	16.2%	17.4%
Unsecured convertible debenture issued on September 11, 2018	17.2%	18.4%

6. Stock-Based Compensation

Information concerning stock options outstanding was as follows:

	June 30, 2026			December 31, 2025
	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)
Exercise price
$0.83	6,713	6,713	2.25	6,713	6,713	2.75
$0.83	450	450	3.00	450	450	3.5
$0.83	8,024	7,585	4.75	8,024	6,623	5.25
$0.83	31,371	4,398	7.75	31,471	2,623	8.25
	46,558	19,146	4.38	46,658	16,409	4.88

During the three months ended June 30, 2026, 100 options were cancelled due to a departed employee.

Stock-based compensation expense for the three months and six months ended June 30, 2026 and 2025 were presented as follows:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Program and technical management	C$	1,187		16,110	C$	2,374	C$	34,175
General and administrative		136		9,260		273		20,034
Sales and marketing		923		9,626		1,845		21,057
	C$	2,246	C$	34,996	C$	4,492	C$	75,266
7. Net Loss per Share

Basic net loss per share is calculated by dividing net loss attributable to Class A and Class B common stockholders by the weighted-average number of shares of Class A and Class B common stock outstanding during the period. Diluted net loss per share is based upon the diluted weighted average number of shares outstanding during the period. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including preferred stock and stock options, to the extent they are dilutive.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

7. Net Loss per Share (cont.)

The Company calculated net income/(loss) per share using the treasury stock method. The table below sets for the computation of basic and diluted net income/(loss) per share for the periods presented below.

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Net loss	C$	(8,284,549)	C$	(3,108,970)	C$	(18,730,504)	C$	(8,478,281)
Impact on preferred dividend	C$	(280,000)	C$	(280,000)	C$	(560,000)	C$	(560,000)
Basic and diluted weighted average common shares outstanding		549,527		542,527		549,527		542,527
Basic and diluted net loss per share	C$	(15,59)	C$	(6.25)	C$	(35.10)	C$	(16.66)

The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the six months ended June 30, 2026 and June 30, 2025 because the effect of including them would have been antidilutive.

	June 30, 2026	June 30, 2025
Stock Options	46,558	37,427

8. Related Party Transactions

In the normal course of its operations, the Company entered transactions with related companies. These transactions are measured at the exchange amount, which is the amount of consideration determined and agreed to by the related parties. Significant transactions between related parties, other than those disclosed elsewhere in these condensed consolidated financial statements, are as follows:

	For the three months ended June 30,				For the six months ended June 30,
	2026		2025		2026		2025
Service fees from a subsidiary of a shareholder	C$	73,101	C$	70,132	C$	146,202	C$	136,306
Consulting fees paid to director	C$	6,291	C$	6,297	C$	12,583	C$	12,594

9. Commitments and Contingencies

Legal Proceedings

The Company is, from time to time, involved in routine legal matters, and audits and inspections by governmental agencies and other third parties which are incidental to the conduct of its business. This includes legal matters such as initiation and defense of proceedings to protect intellectual property rights, liability claims, employment claims, and similar matters. The Company believes the ultimate resolution of any such legal proceedings, audits, and inspections will not have a material adverse effect on its consolidated balance sheets, results of operations or cash flows.

Vendor Agreements

Effective June 30, 2026, the Company entered into an agreement with a satellite operator (the “Vendor”) to integrate ten (10) of the Company’s proprietary (in respect of design and operation) payloads (the “Payloads”) to be hosted on certain of the Vendor’s ’satellites. (each satellite hosting a Company Payload, a “Host Satellite”). The agreement enables the Company to conduct operations, and provide services to its customers, utilizing the satellite and communications infrastructure provided by the Vendor.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

9. Commitments and Contingencies (cont.)

The Company committed US$3,550,000 for the installation, integration, and launch of the Payloads, of which US$1,000,000 (C$1,421,000) was recorded as long-term prepaid expenses in the accompanying consolidated financial statements. The remaining balance is expected to be disbursed as follows:

2026	US$	1,600.000
2027	US$	280,000
2028	US$	670,000

Separately on January 28, 2026, the Company signed an ATP with a Vendor for a commencement of the design and fabrication of four optical payloads and US$829,500 were fully paid during this phase. On July 16, 2026, the Company entered into a full contract agreement with the same Vendor to develop the four optical payloads for contract value of US$7,277,808 including amounts previously paid as per the ATP.

10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were available to be issued on August 11, 2026. Based upon this review, other than as described below or within these condensed consolidated financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Spire Litigation

On March 1, 2022, NorthStar entered into a space-as-a-service contract (the “Spire Agreement”) with Spire Global Subsidiary, Inc. (“Spire”) pursuant to which Spire agreed to manufacture, launch and operate four satellites, providing the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed to provide NorthStar with US$4,500,000 in vendor financing for services to be rendered by Spire to NorthStar thereunder, through a promissory note bearing interest at an annual rate of 14% from October 20, 2023 to October 20, 2024 and increased to 18% from October 21, 2024 to July 31, 2026.

The four satellites were launched in January 2024. One satellite was lost in space, and the other satellites did not function in accordance with the Spire Agreement’s requirements. Among other things, NorthStar asserted that Spire failed to manufacture and launch four replacement satellites at no additional cost to NorthStar, as required by the Spire Agreement.

On September 30, 2024, NorthStar initiated arbitration proceedings before the International Court of Arbitration of the International Chamber of Commerce (“ICC”) seeking monetary damages and other relief relating to the Spire Agreement. On July 31, 2026, an ICC tribunal issued an award which dismissed NorthStar’s claims and granted Spire’s counterclaim in part. Pursuant to the award, NorthStar was directed to pay to Spire amounts due under the Spire promissory note of US$6,759,035, including accrued interest of US$2,259,035 for the period from October 20, 2023 to July 31, 2026, as reflected on the accompany condensed consolidated balance sheet as C$9,510,693, including accrued interest C$3,116,193. In addition, NorthStar was directed to pay damages of Spire and legal/arbitration fees and expenses of Spire of C$7,607,588, including accrued interest of C$158,165. This liability has been recorded in general and administrative expense, and in program and technical management. In connection with this decision, NorthStar has reversed the liability of C$3,040,000 associated with the Variable Interest Entity, as described below.

Variable Interest Entity

During the year 2025, Northstar Recovery LP, a litigation financing vehicle, (the “Litigation Financing Vehicle”) was formed. The Company is the general partner and managing member of NorthStar Recovery, LP. It was formed solely for the purpose of financing litigation-related costs of the Spire Arbitration (the “Arbitration”) as described above in the Spire litigation section, in which the Company is the plaintiff. The Litigation Financing Vehicle is capitalized by third-party limited partners (“LPs”) and is consolidated by the Company.

NorthStar Earth & Space Inc.
Notes to unaudited condensed consolidated financial statements
(expressed in Canadian dollars)

10. Subsequent Events (cont.)

The Litigation Financing Vehicle is considered a Variable Interest Entity “VIE” because the limited partners, as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance.

As a result of ICC tribunal issued an award which dismissed NorthStar’s claims mentioned above for the Spire litigation, the Limited Partner (“LP”) liability of C$3,040,000 was extinguished as no potential outflow are expected, the Company recognized a gain on extinguishment of a liability of the same amount in the accompany condensed consolidated financial statements. The Company has no obligation to provide additional financial support to the Litigation Financing Vehicle beyond its role as general partner and has not provided any guarantees or other forms of credit support to the Litigation Financing Vehicle as of June 30, 2026.

Thales Alenia Space France Promissory Note Modification

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of the promissory note, under this agreement, the Company will (i) immediately upon signature of this Agreement pay 150,000 EUR to TAS as a reduction of the outstanding, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 as at April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

Business Combination

On April 16, 2026, the Company entered into a Business Combination Agreement (the “BCA”) with Viking Acquisition Corporation I, a Cayman Islands exemption company (“Viking”), and Viking’s wholly owned subsidiary, Viking NS Amalgamation Corp., a corporation existing under the Canadian Corporate Statute (“NewCo”), where NewCo will amalgamate with and into the Company, with NewCo surviving the merger as a wholly owned subsidiary of Viking (“New NorthStar”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination,” the closing of the Business Combination is referred to herein as the “Closing” and the date on which the Closing occurs is referred to herein as the “Closing Date.” In connection with the Closing, it is expected that Viking will change its name to “NorthStar” and Viking is referred to herein as “New Viking” as of the time following such change of name.

Subject to its terms and conditions, the BCA provides, among other things, that (1) at least one business day prior to the Closing Date, the Company will continue from the Cayman Islands to Canada (the “SPAC Continuation”), (2) NorthStar will conduct the Company Reorganization (as defined in the BCA), whereby certain NorthStar loans, debentures, and Company Securities (as defined in the BCA) will be exchanged for or converted into Company Shares, (3) NewCo will amalgamate with and into NorthStar (the “Amalgamation”), with NewCo surviving the Amalgamation as a wholly owned subsidiary of New Viking, pursuant to an arrangement under the applicable provisions of the Canada Business Corporations Act (the “CBCA”) and the plan of arrangement in form to be agreed upon by the parties, and (4) New Viking will adopt amended and restated articles form to be agreed upon by the parties.

Concurrently with the execution of the Business Combination Agreement, on April 16, 2026, the Company and Viking entered into Securities Purchase Agreements (the “PIPE Agreements”) with certain institutional investors (the “PIPE Investors”). Pursuant to the PIPE Agreements, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate number of shares of the Company equal to US$30 million of New Viking Shares, on an as exchanged basis, as well as warrants to purchase shares of NorthStar which are to be converted into warrants to acquire 3,000,000 New Viking Shares at Closing. Such warrants will have the same terms as the New Viking Public Warrants (as defined in the PIPE Agreements). In addition, the sponsor of Viking (the “Sponsor”) agreed to transfer to the PIPE Investors an aggregate of 3,000,000 Viking Founders Shares at Closing and Viking agreed to issue 500,000 New Viking Shares to Sponsor.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
NorthStar Earth & Space Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NorthStar Earth & Space Inc. (the Company) as of December 31, 2025 and 2024, the related consolidated statement of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2018.

Montréal, Canada

May 14, 2026

NorthStar Earth & Space Inc.
Consolidated Balance Sheets
(expressed in Canadian dollars)

	December 31,
	2025		2024
Assets
Current assets
Cash	C$	1,267,957	C$	1,149,197
Accounts receivable		925,595		452,176
Other receivables		2,686,573		1,961,995
Prepaid expenses		158,226		177,124
Total current assets		5,038,351		3,740,492

Property and equipment, net		897,171		949,246
Right of use assets		633,692		1,087,598
Intangible assets		5,753,441		8,310,526
Total Assets	C$	12,322,655	C$	14,087,862

Liabilities and shareholders’ deficit
Accounts payable and accrued liabilities	C$	2,311,142	C$	1,596,824
Promissory notes		10,707,947		9,594,352
Short-term loans		2,284,860		—
Deferred revenue		2,108,044		1,742,620
Shareholder loans		5,175,494		3,037,162
Current portion of loan payable		1,808,333		—
Current portion of long-term debt		59,472		180,399
Lease liability, current		476,206		450,129
Non-controlling interests		2,940,000		—
Total current liabilities		27,871,498		16,601,486

Loans payable		11,191,667		13,000,000
Long-term debt		66,991		126,462
Convertible debentures		98,894,000		88,635,000
Lease liability, non current		180,124		656,330
Total liabilities		138,204,280		119,019,278

Temporary equity
Class A preferred shares, no par value, 250,000 shares issued and outstanding at December 31, 2025 and 2024		25,000,000		25,000,000
Class B preferred shares, no par value, 355,401 shares issued and outstanding at December 31, 2025 and 2024		32,535,234		32,535,234
Class B-1 preferred shares, no par value, 140,000 shares issued and outstanding at December 31, 2025 and December 31, 2024		14,000,000		14,000,000
Class B common stock, $0.01 par value, 87,504 shares issued and outstanding at December 31, 2025 and 2024		875		875
		71,536,109		71,536,109

Stockholders’ equity (deficit)
Class A common shares, $0.01 par value, 462,023 shares issued and outstanding at December 31, 2025 and 2024		4,620		4,550
Additional paid-in capital		3,935,405		3,902,800
Accumulated other comprehensive loss		(154,848)		(368,970)
Accumulated deficit		(201,202,911)		(180,005,905)
Total stockholders’ deficit		(197,417,734)		(176,467,525)
Total liabilities and shareholders’ deficit	C$	12,322,655	C$	14,087,862

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated Statements of Operations and Comprehensive loss
(expressed in Canadian dollars)

	For the years ended December 31,
	2025		2024
Revenue
Services Revenue	C$	10,645,373	C$	8,375,737

Operating Expenses:
Program and technical management		10,288,464		9,634,544
General and administrative expenses		6,314,572		5,269,195
Sales and marketing expenses		2,155,493		3,243,384
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of launch costs		—		10,198,603
Loss from operations		(10,799,518)		(22,652,861)

Other Expenses (Income)
Interest income		(24,907)		(91,219)
Interest expenses		2,333,936		1,274,135
Foreign exchange (gain) loss		(43,514)		143,932
Change in fair value of convertible debenture		10,259,000		5,347,000
R&D tax credit		(2,127,027)		(1,958,302)
Total other expenses, net		10,397,488		4,715,546
Net loss	C$	(21,197,006)	C$	(27,368,407)
Basic and diluted weighted average shares outstanding, Class A and Class B common stock		544,560		542,527
Basic and diluted net loss per Class A and Class B Common Stock	C$	(40.98)	C$	(52.51)

Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments		214,122		(423,368)
Total other comprehensive (loss) income		214,122		(423,368)
Comprehensive loss	C$	(20,982,884)	C$	(27,791,775)

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
(expressed in Canadian dollars)

	Common Shares Class A			Additional Paid in Capital		Accumulated Deficit		Other Comprehensive income (loss)		Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as at December 31, 2023	455,023	C$	4,550	C$	3,707,048	C$	(152,637,498)	C$	54,398	C$	(148,871,502)
Net loss for the year	—		—		—		(27,368,407)		—		(27,368,407)
Currency translation adjustment	—		—		—		—		(423,368)		(423,368)
Stock-based compensation	—		—		195,752		—		—		195,752
Balance as at December 31, 2024	455,023	C$	4,550	C$	3,902,800	C$	(180,005,905)	C$	(368,970)	C$	(176,467,525)
Net loss for the year	—		—		—		(21,197,006)		—		(21,197,006)
Issuance of Class A common shares	7,000		70		—		—		—		70
Currency translation adjustment	—		—		—		—		214,122		214,122
Stock-based compensation	—		—		32,605		—		—		32,605
Balance as at December 31, 2025	462,023	C$	4,620	C$	3,935,405	C$	(201,202,911)	C$	(154,848)	C$	(197,417,734)

The accompanying footnotes are an integral part of these consolidated financial statements

NorthStar Earth & Space Inc.
Consolidated statement of cash flows
(expressed in Canadian dollars)

	For the years ended December 31,
	2025		2024
Cash flows from operating activities:
Net loss	C$	(21,197,006)	C$	(27,368,407)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of setup fees and launch costs		—		10,198,603
Interest expenses		2,211,428		1,274,135
Change in fair value of convertible debentures		10,259,000		5,347,000
Foreign currency translation gain (losses)		(106,593)		183,946
Stock-based compensation		32,605		195,752
Net change in right of use asset		453,906		(174,100)
Change in long-term debt		—		207,821
Non-cash change in shareholder loans		582,104		705,523
Change in operating assets and liabilities:
Accounts receivable		(473,419)		(1,003,000)
Other receivable		(724,578)		—
Additions to other assets		—		(2,171,753)
Prepaid expenses		18,898		12,356
Accounts payable and accrued liabilities		675,946		(303,783)
Change in deferred revenue		365,424		1,347,254
Change in lease liability		(450,129)		171,217
Net cash used in operating activities		(5,666,052)		(8,694,564)

Cash flows from investing activities:
Proceeds from short-term investment		—		6,030,493
Additions to property and equipment		(77,202)		(394,834)
Net cash (used in) provided by investing activities		(77,202)		5,635,659

Cash flows from financing activities:
Capital contributions received from limited partners		2,940,000		—
Issuance shareholder loans		1,000,000		2,200,000
Long-term debt paid		(180,398)		(139,889)
Short-term loan		2,284,860		—
Promissory notes paid		(182,518)		—
Issuance of shares		70		—
Net cash provided by financing activities		5,862,014		2,060,111

Net change in cash		118,760		(998,794)
Cash, beginning of year		1,149,197		2,147,991
Cash, end of year	C$	1,267,957	C$	1,149,197

Supplemental disclosures:
Interest paid	C$	—	C$	—
Income taxes paid	C$	—	C$	—
Initial recognition of right of use asset	C$	—	C$	568,913

The accompanying footnotes are an integral part of these consolidated financial statements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

1. Nature of Business

NorthStar Earth & Space Inc. (the “Company”) was incorporated on November 2, 2015, under the Canada Business Corporations Act and is headquartered in Montreal, Québec, Canada. The Company has the following wholly owned subsidiaries:

•        NorthStar Earth & Space Systems, Inc, incorporated in Delaware

•        NorthStar Earth & Space Europe S.a.r.l. incorporated in Luxembourg

The Company provides commercial space situational awareness services using a combination of space and ground-based sensors, delivering actionable intelligence to government and defense customers.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Additionally, the Company consolidated the financial statements of Northstar Recovery Limited Partnership (“Northstar Recovery LP”), a Litigation Financing Vehicle, formed in 2025 solely for the purpose of funding litigation-related costs (see note 21), it is considered a Variable Interest Entity (“VIE”). It has determined the Company is the primary beneficiary of Northstar Recovery LP and it satisfies both criteria under ASC 810, “Consolidation”, subtopic 10-25-38A. The primary beneficiary is the reporting entity that is required to consolidate the VIE. (see note 20)

Basis of Preparation

The accompanying consolidated financial statements are presented in Canadian Dollars “CAD”, the parent company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

These consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, these consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. Such adjustments could be material. We have not been profitable since our inception and achieving future profitability will depend on our ability to scale our business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, and hire and retain appropriate personnel.

To date, we have financed our operations primarily from sales of redeemable convertible debentures, preferred stock, governmental loans, common shares, shareholder loans, as well as cash flows from our operations. We expect our current cash resources to be able to fund near-term operations but are dependent on revenues to cover the next 12 months from the date of issuance of these consolidated financial statements. Our ability to continue as a going concern may be dependent upon raising additional financing. On May 6, 2026, Pangaea Three Acquisition Holdings III, LLC (“PTAH III”), a significant shareholder of the Company, provided a support letter to management indicating it would continue supporting the Company’s liquidity over the next twelve months. Based on the Company’s liquidity on the date these consolidated financial statements were issued, the liquidity it expects to generate from operations over the following year, and by incorporating the additional liquidity from PTAH III, the Company expects that it will have sufficient liquidity to continue as a going concern for at least the one-year period following the issuance of these consolidated financial statements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Segments

ASC 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results and financial metrics such as revenue, gross profit and loss from operations for the Company as a whole, to make decisions about allocating resources and assessing financial performance therefore there is only on reportable segment.

Functional and Reporting Currency

The financial results and position of foreign subsidiaries and affiliates are translated into Canadian dollars (CAD) using the current rate method, whereby operating results are converted at the average rate of exchange for the period and assets and liabilities are converted at the closing rates on the period end date. Translation gains and losses arising from the translation of the Company’s foreign subsidiaries functional currencies to Canadian currency presentation are recognized in “Other comprehensive loss” and recognized in the Company’s “Consolidated Statements of Operations” upon the sale of the foreign operation. Asset and liability accounts are translated at the exchange rates in effect as at the balance sheet date, and revenues and expenses are translated using monthly average exchange rates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, useful life of intangible assets and impairment indicators, fair value of stock options granted, determination of discount rate and probability of conversion used to measure the fair value of convertible debentures, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known.

Cash

The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. As of December 31, 2025 and 2024, the Company did not hold any cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The allowance for estimated credit losses is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

after all means of collection have been exhausted and determined no longer collectible. There have been no recoveries or write-off of accounts receivable in the years ended December 31, 2025 or 2024. The allowance for credit losses was nil as of December 31, 2025 and 2024.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the shorter of the estimated remaining lease term or the useful lives of the related assets. Repairs and maintenance costs are expensed as incurred, whereas major improvements are capitalized as additions to property and equipment.

Property and equipment are amortized over their estimated useful lives according to the following methods and annual rates:

	Method	Rate
Office furniture	Declining balance	5 years
Leasehold improvements	Straight-line	Lease term
Computer equipment	Straight-line	3 years
Telecommunication	Straight-line	5 years

Intangible Assets, Net

Intangible assets consist of acquired contractual rights associated with a proprietary concept of operations to develop a large scale data processing capability and low earth orbit satellite constellation of a number of satellites featuring, among other capabilities, (i) the ability to generate either hyper spectral or infrared imaging information of the Earth destined for a variety of government and commercial applications, and (ii) the ability to find, catalogue, track and forecast the path of space objects, including those that could pose a risk to operational satellites. As of the acquisition date, the concept of operations had reached commercial readiness and market deployment capability, but had not yet undergone formal public launch.

They are recorded at cost and are amortized based on their estimated useful lives of 10 years using the straight-line method.

Impairment

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. Application of alternative assumptions, such as changes in estimate of future cash flows, could produce significantly different results.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and estimated fair value.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Financial assets measured at cost and amortized cost

When there are indications of possible impairment, the Company determines if there has been a significant adverse change to the expected timing or amounts of future cash flows expected from the financial asset. The amount of any impairment loss is determined by comparing the carrying amount of the financial asset with the highest of three amounts:

•        The present value of the cash flows expected to be generated by holding the asset, discounted using a current market rate of interest appropriate to that asset;

•        The amount that could be realized by selling the asset at the date of the consolidated balance sheet; and

•        The amount the Company expects to realize by exercising its right to any collateral held to secure repayment of the asset, net of all costs necessary to exercise those rights.

A previously recognized impairment loss is reversed to the extent that the improvement can be related to an event occurring after the impairment was recognized, but the adjusted carrying amount of the financial asset shall be no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized.

The estimated fair values of the Company’s cash and cash equivalents, other current receivables, other assets, accounts payable, and accrued expenses and other current liabilities approximate their carrying values.

Fair Value of Financial Instruments

The three levels of the fair value hierarchy are described below:

•        Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date.

•        Level 2 — Valuations based on quoted prices for similar assets or liabilities in markets that are not active, or for which all significant inputs are observable, either directly or indirectly.

•        Level 3 — Valuations that require inputs that reflect the Company’s own assumptions that are both significant to the fair value measurement and unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

As of December 31, 2025 and 2024, other than the convertible debentures discussed below, the Company did not hold any financial assets or liabilities that were measured at fair value on a recurring or nonrecurring basis.

Convertible Debentures

The Company has elected the fair value option under ASC 825, “Financial Instruments”, subtopic 10, for its convertible debentures that contain embedded features which would otherwise require bifurcation and separate accounting under ASC 815, “Derivatives and Hedging”. The election simplifies accounting by measuring the entire instrument at fair value, with changes in fair value recognized in earnings. Fair value is determined using observable market data when available and valuation models when observable inputs are not readily available. Changes in fair value attributable to both credit risk and market risk are recorded in Other Expenses (income) in the Consolidated Statements of Operations and Comprehensive loss.

Instruments for which the fair value option has been elected are classified as short-term or long-term liabilities based on their contractual maturity dates. The convertible debentures have been classified as Level 3.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

Leases

The Company accounts for leases in accordance with FASB ASC 842, “Leases”. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Options to renew a lease are not included in the Company’s initial lease term assessment unless there is reasonable certainty that the Company will renew. The Company monitors its plans to renew its material leases on a quarterly basis.

Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The Company has elected to account for the lease and non-lease components as a combined lease component. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

We remeasure and reallocate the consideration in a lease when there is a modification of the lease that is not accounted for as a separate contract. The lease liability is remeasured when there is a change in the lease term or in the assessment of whether we will exercise a lease option.

We assess ROU assets for impairment in accordance with our long-lived asset impairment policy.

Revenue Recognition

The Company generates revenue from services, provided under fixed-price contracts with government and government-agency customers which typically vary from one to four years. The Company recognized revenue in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenue is recognized when control of promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company applies this standard only to contracts where it is probable that the consideration to which it is entitled will be collected. At contract inception, the Company assesses the services promised within each contract to identify performance obligations and determine whether each promised service is distinct. The Company’s contracts may include promises to transfer multiple services and determining whether services represent distinct performance obligations that should be accounted for separately or together may require judgment.

Continuous service contracts typically require the Company to “stand-ready” to deliver a data products over the contractual term on a daily basis. The availability of the data products could be intermittent and result in a day where a data product is not delivered. There are no minimum annual or contractual guarantees for data products and there are no adjustments to the transaction price for days when a data product was not available. Accordingly, the transaction price is recognized on a straight-line basis over the contract term beginning on the commencement date stated in the contract.

Milestone contracts typically provide customers with engineering, research, and technical services. The company measures progress toward satisfaction of the performance obligation over time using an output method based on the achievement of specified contractual milestones, including satisfactory completion of design reviews, development plans, testing plans, validation tests, and verification tests, among others.

Revenue is recognized upon achievement of each milestone in an amount that reflects the proportion of the transaction price attributable to the services transferred to the customer through that milestone. In determining the amount of revenue recognized, an evaluation of the nature of services provided, the significance of the deliverables completed, and the relative value transferred to the customer at each stage of the project is prepared in consultation with members of accounting, engineering, and operations who have significant experience in achieving such milestones. To the extent that milestone billings do not faithfully depict progress toward satisfaction of the performance obligation, revenue recognition is adjusted to reflect an estimate of the value transferred to the customer.

The Company reviews its measure of progress throughout the contract term and updates estimates as necessary to ensure revenue recognition reflect the transfer of control of services to customers.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

The Company receives payments from customers based on billing schedules established in each contract. Upfront payments and fees are recorded as deferred revenue upon receipt or when due until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the Company’s right to consideration is unconditional, such as when the Company has a contractual right to payment per the terms of the contract. Advance payments are not considered a significant financing component because they are used to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.

The Company has determined that its revenues do not require further disaggregation beyond the single service category presented, as all the revenue share similar economic characteristics, are derived from the same government and government agency customer base and exhibit similar patterns of cash flow generation under the same over-time recognition model.

Revenue Disaggregation

The following table disaggregates the Company’s revenue by type of contract:

	For the year ended December 31,
	2025	2024
Continuous service	$2,143,416	$1,439,672
Milestone	8,501,957	6,936,065
Total revenue	$10,645,373	$8,375,737

Income Taxes

Income taxes are recorded in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided, if, based upon the weight of available evidence, it is more likely than not that some or all the net deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances.

Basic and Diluted Net Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to Class A and Class B common stockholders by the weighted-average number of shares of Class A and Class B common stock outstanding during the year. Diluted net loss per share is based upon the diluted weighted-average number of shares outstanding during the year. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including preferred stock and stock options, to the extent they are dilutive. See to Note 13 — Net Loss Per Share.

Stock-based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the share price, expected volatility and the expected term of the stock options, which are highly complex and subject to significant judgment and estimation uncertainty. The Company calculates an expected volatility using an estimate across similar companies. The expected term is computed

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

2. Summary of Significant Accounting Policies (cont.)

using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Warrants

Warrants issued in relation to compensation or financing are classified as a component of equity. The fair value of compensation warrants is determined at the date of grant using the Black-Scholes Option Pricing Model with assumptions for risk-free interest rates, dividend yields, volatility factors of the expected market price of the Company’s common stock and an expected life of the warrants. The fair value of financings warrants is determined by assigning the residual of the financing fair value and the net proceeds. Warrants are reclassified to share capital when they are exercised.

Research and Development Tax Credits

Research and development expenditures are expensed as incurred. The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures, including infrastructure costs. Research and development tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. The Company’s claim is subject to audit by Canada Revenue Agency who may disallow all or a portion of the amount recorded.

Recent Accounting Pronouncements

Issued in November 2024, ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40), requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832) — Accounting for Government Grants Received by Business Entities. The ASU establishes guidance on the recognition, measurement, presentation and disclosure of a government grant received by a business entity. The guidance is effective for public business entities for annual reporting periods beginning after 15 December 2028, and interim periods within those annual reporting periods. For all other entities, the guidance is effective for annual reporting periods beginning after 15 December 2029. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosure.

3. Other Receivables

Other receivable consisted of the following:

	December 31,
	2025		2024
Sales tax receivable	C$	388,357	C$	272,193
Government grants receivable		171,189		—
Research and development tax credits receivable		2,127,027		1,689,802
	C$	2,686,573	C$	1,961,995

Other receivables are expected to be collected within twelve months of the corresponding balance sheet date.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

4. Property and Equipment, net

Property and equipment, net consisted of the following:

	December 31, 2025
	Cost		Accumulated Amortization		Net Book Value
Office Furniture	C$	51,600	C$	(41,173)	C$	10,427
Leasehold improvements		1,051,727		(299,574)		752,153
Computer equipment		593,877		(459,286)		134,591
Telecommunication		4,606		(4,606)		—
Total	C$	1,701,810	C$	(804,639)	C$	897,171
	December 31, 2024
	Cost		Accumulated Amortization		Net Book Value
Office Furniture	C$	51,600	C$	(38,566)	C$	13,034
Leasehold improvements		1,051,727		(275,967)		775,760
Computer equipment		516,675		(356,338)		160,337
Telecommunication		4,606		(4,491)		115
Total	C$	1,624,608	C$	(675,362)	C$	949,246

Total depreciation expense for the years ended December 31, 2025 and 2024 totaled $129,277 and $125,787, respectively.

5. Intangible Assets

The Company’s identified intangible asset consists of the following:

	December 31, 2025
	Cost		Accumulated Amortization		Net Book Value
Intellectual property	C$	25,570,852	C$	(19,817,411)	C$	5,753,441
	December 31, 2024
	Cost		Accumulated Amortization		Net Book Value
Intellectual property	C$	25,570,852	C$	(17,260,326)	C$	8,310,526

Amortization expense related to intangible assets for the years ended December 31, 2025 and 2024 was C$2,557,085.

Estimated future amortization expense of its intangible assets is as follows:

Year ending December 31,
2026	C$	2,557,085
2027		2,557,085
2028		639,271
Total	C$	5,753,441

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

6. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities is summarized as follows:

	December 31,
	2025		2024
Accrued payroll	C$	565,585	C$	433,026
Accounts payable		1,302,366		705,880
Accrued liabilities		443,191		457,918
	C$	2,311,142	C$	1,596,824

7. Promissory Notes

	December 31,
	2025		2024
Thales Alenia Space France
Promissory note of €1,000,000 ($1,608,900) issued on January 12, 2022, with an initial maturity date of March 14, 2025. A repayment agreement of the promissory was extended on April 29, 2026 (See below for details)	C$	2,113,811	C$	1,948,338

Spire Global Subsidiary, Inc.
Promissory note of US$4,500,000 ($6,162,750) issued on October 20, 2023, bearing interest at an annual rate of 14%, with an initial maturity date of October 20, 2024 (See below for details).		8,594,136		7,646,014
	C$	10,707,947	C$	9,594,352

On March 12, 2025, the Company entered into an agreement with Thales Alenia Space France for the repayments of the promissory note, payments shall be paid in multiple instalments from April 1, 2025 to November 1,2025. Overdue payments will be charged at EURIBOR 1 month + 8%, under this agreement, an initial repayment of EUR 115,000 (approximately C$183,000 as of December 31, 2025) was made on June 2, 2025.

On April 29, 2026, a repayment of the promissory note was extended, for which the Company will (i) immediately upon signature of this Agreement pay EUR 150,000 (approximately C$240,000 as of December 31, 2025) to TAS as a reduction of the outstanding amount, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month, commencing in May 2026, at a rate equal to 12% per annum. Overdue payments will be charged at EURIBOR 6 month + 12%.

On October 20, 2023, the Company issued a promissory note of US$4,500,000 (approximately C$6,525,000 as of December 31, 2025) (the “Note”) to Spire Global Subsidiary, Inc. (“Spire”) The Note arose out of the Constellation Services Framework Agreement (the “Spire Agreement”) that NorthStar and Spire entered into on March 1, 2022.

The Spire Agreement is a “space-as-a-service” contract pursuant to which NorthStar made advance payments to Spire to facilitate Spire’s obligation to manufacture, launch, and operate four satellites, and, in exchange, Spire agreed to provide the infrastructure to deliver images and data from space to NorthStar for use with NorthStar’s patented situational awareness technology. The Spire Agreement contains a mandatory arbitration provision, requiring that any dispute shall be settled by arbitration before the International Court of Arbitration of the International Chamber of Commerce (the “ICC”). On September 20, 2024, as required under the Spire Agreement, the Company filed a Request for Arbitration with the ICC, seeking damages and other relief for material breaches of the Spire Agreement (the “Arbitration”).

In addition to NorthStar’s upfront payments to Spire under the Spire Agreement, Spire agreed in the Note to provide NorthStar with US$4,500,000 (approximately C$6,525,000 as of December 31, 2025) in vendor financing for services to be rendered by Spire to NorthStar under the Spire Agreement bearing interest at an annual rate of 14%. On November 18, 2025, in its responding materials in the Arbitration, Spire consented to the ICC Tribunal’s jurisdiction over the Note. Based on the foregoing, any payment obligation of NorthStar under the Note will be resolved in the Arbitration. Given Spire’s material breaches of the Spire Agreement before the Note’s maturity date, the Company intends to argue that it has no payment obligation under the Note, among other things.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

7. Promissory Notes (cont.)

Since a final Arbitration decision is expected in the second quarter or third quarter of 2026, the Note has been reclassified as a current liability as of December 31, 2025. (See Note 21 Legal Proceedings).

8. Loans Payable

	December 31,
	2025		2024
Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”)	C$	3,500,000	C$	3,500,000
Repayment contribution received from Strategic Innovation Fund (“SIF”)		9,500,000		9,500,000
		13,000,000		13,000,000
Repayment contribution received from Economic Development Agency of Canada for the Region of Québec (“DEC”) – current portion		(1,808,333)		—
	C$	11,191,667	C$	13,000,000

Contribution agreements

Strategic Innovation Fund

On August 30, 2018, the Company entered into a contribution agreement with Her Majesty the Queen in Right of Canada through the Strategic Innovation Fund (“SIF”). Under this agreement, SIF has agreed to make a conditionally repayable contribution of a maximum of C$9,500,000 to the Company to cover the Company’s eligible costs. The Company must respect commitments relating to investments in capital projects, employment and research and development expenditures. Repayments, if any, will be calculated by a formula based on the Company’s future revenue growth over a period of 15 years; the maximum repayment is 150% of the amount of the repayable portion of the funding received. The project involves the research and development related to the architecture as well as system support and simulation and its abilities to innovate to offer new products and services within the spatial sector through the launch of the satellite constellation.

The contribution agreement was amended on December 22, 2020 and the project completion date was extended from September 4,2021 to June 30, 2023.

In 2023, the Company received C$1,412,862 from SIF resulting in a total outstanding amount of C$9,500,000.

Following the amendment of the contract on June 30, 2023, repayment terms were modified to a non-conditional repayment of C$9,500,000 over a 15-year period, with annual payments of C$633,333 beginning on July 1, 2025 until the final payment on July 1, 2039. As a result of this amendment, the total SIF contribution of C$9,500,000 has been reclassified as loan payable.

In accordance with ASC 835-30, government loans are exempt from the requirement to impute interest. Accordingly, the loan is carried at face value, and no interest has been imputed.

In November 2025, repayment terms were amended with the first payment due and payable on January 31, 2027.

Principal repayments to be made during the next five years, are as follows:

2027	C$	1,583,337
2028		950,000
2029		633,333
2030		633,333
2031		633,333
	C$	4,433,336

Economic Development Agency of Canada for the Region of Québec

On August 1, 2018, the Company entered into a contribution agreement with Economic Development Agency of Canada for the Region of Québec (“DEC”). Under this agreement, DEC agreed to pay the Company a repayable contribution of C$3,500,000 to support the project’s eligible costs of the Company in its abilities to innovate to offer new products

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

8. Loans Payable (cont.)

and services within the spatial sector through the launch of the satellite constellation. DEC’s contribution covered the professional fees and salaries incurred starting November 2, 2017 when carrying out the technical feasibility and commercial study as well as the business plan.

The Company shall repay the contribution in 60 equal and consecutive monthly instalments. The Company shall be charged interest on outstanding payments during the period of repayment. Interest calculated and compounded monthly at the average bank rate plus 3% is payable on that amount and accrues during the period beginning on the due date and ending on the day before the day on which payments are received by DEC. The first payment is due and payable on June 1, 2024, being 31 months following the amended project completion date of May 31, 2022.

On May 23, 2024, the repayment terms were amended. The Company shall repay the contribution in 53 equal instalments. The first payment is due and payable on January 1, 2025.

On February 28, 2025, the repayment terms were amended once again, the Company shall repay the contribution in 53 equal instalments. The first payment is due and payable on January 15, 2026.

On November 12, 2025, the repayment terms were amended with the first payment due and payable on December 15, 2026 as per the table below. The repayments owed and payable from January 2025 to December 2026, inclusively, as detailed in the Agreement, remain owed but are not to be paid at the agreed-upon dates — subject to the following:

•        Interests and other fees as provided in the Agreement will accrue on the amount of the January 2025 to December 2026 repayments inclusively, starting on the date of payment indicated in the Agreement for each repayment.

•        Interest accrued as of December 31, 2025 in the amount of C$38,372 was paid on March 9, 2026.

•        Interest accrued as of January 1, 2026, shall be paid by bank transfer on quarterly basis prior to the following due dates:

•        May 15, 2026

•        August 15, 2026

•        November 15, 2026

•        February 15, 2027

Principal repayments to be made during the next four years, are as follows:

2026	C$	1,808,333
2027		700,000
2028		700,000
2029		291,667
	C$	3,500,000

9. Shareholder Loans

In 2025 and in 2024, the Company entered into agreements with certain shareholders whereby such shareholders would provide continuing financial support to the Company. The loans bear interest at an annual rate of 14.5%, with a maturity date of April 30, 2025. In November 2025, the maturity date of the loans have been extended to December 31, 2026.

As of December 31, 2025 and 2024, the Company had C$5,175,494 and C$3,037,162, respectively, of such financing, including accrued interest of C$735,448 and C$118,609, respectively, a portion of the financing were denominated in USD.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture

Subscription and Purchase Agreement — Investissement Québec

On September 11, 2018, the Company issued an Unsecured convertible debenture for a nominal amount of C$13,000,000, bearing interest at 6% per year, accruing daily and calculated and compounded yearly, due on March 11, 2022. The debenture was subsequently extended to December 23, 2027. The debenture is convertible into common shares and or preferred shares of the Company upon a qualified financing at their lowest subscription price per share less a 25% discount, Unsecured and benefiting from a third ranking (in terms of payment) behind the 2021 IQ Debenture and the five 2022 debentures mentioned below, as per an intercreditor agreement amongst them.

On July 16, 2021, the Company issued a Secured convertible debenture (“2021 IQ Debenture”) for a nominal amount of C$6,000,000, bearing interest at 6% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. The debenture is convertible into common shares and/or preferred shares of the Company upon a qualified financing at their lowest subscription price per share less a 25% discount. Secured by a second ranking (in terms of payment) movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on December 23, 2022 for a nominal amount of C$6,000,000 which was cancelled and exchanged for a nominal amount of C$6,433,398 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$3,300,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred Shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Telesystem Space Inc.

The Company issued a Secured convertible debenture on December 23, 2022 to Telesystem Space Inc. for a nominal amount of C$12,305,510 which was cancelled and which exchanged for a nominal value of C$13,194,373 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares at a price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$5,200,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture (cont.)

Subscription and Purchase Agreement — Luxembourg Future Fund

A Secured convertible debenture was issued on December 23, 2022, for a nominal amount of C$13,197,935 which was cancelled and which exchanged for C$14,151,261 on November 17, 2023, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

A Secured convertible debenture was issued on November 17, 2023 for a nominal amount of C$2,000,000, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on November 17, 2028. This debenture is convertible into Class D preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Pangaea Three Acquisition Holdings III, LLC

(an affiliated entity of Cartesian Capital Group LLC)

A Secured convertible debenture was issued on December 23, 2022, or a nominal amount of C$13,617,728, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. This debenture is convertible into Class C preferred shares price of C$100 per share. The instrument is secured by the intellectual property. Secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

Subscription and Purchase Agreement — Luxembourg Space Sector Development SCSp

A Secured convertible debenture was issued on December 23, 2022, for a nominal amount of C$2,169,107, bearing interest at 8% per year, accruing daily and calculated and compounded yearly, due on December 23, 2027. This debenture is convertible into Class C preferred shares price of C$100 per share. The instrument is secured by a movable hypothec without delivery and an intellectual property security agreement on the intellectual property assets of NorthStar, in favor of, Pangaea Three Acquisition Holding III, LLC Luxembourg Future Fund, Telesystem Space Inc., Investissement Québec and Luxembourg Space Sector Development SCSp, with Pangaea Three Acquisition Holding III, LLC acting as collateral agent and as per an intercreditor agreement amongst them.

	As of December 31,
	2025				2024
	Nominal amounts		Fair Value		Nominal amounts		Fair Value
Secured convertible debentures – preferred shares D	C$	52,145,139	C$	49,120,000	C$	47,524,742	C$	44,993,000
Secured convertible debenture – preferred shares C		19,921,735		19,070,000		18,191,889		17,330,000
Secured convertible debenture issued on July 16, 2021		7,772,846		8,686,000		7,221,659		7,493,000
Unsecured convertible debenture issued on September 11, 2018		19,907,076		22,018,000		18,780,260		18,819,000
Total	C$	99,746,796	C$	98,894,000	C$	91,718,550	C$	88,635,000

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

10. Convertible Debenture (cont.)

The Company’s convertible debentures with Investissement Québec are accounted for using a discounted cash flow model. The significant assumptions in the model are the timing and probability of conversion, and the discount rate. The timing and probability are based on Management’s best estimate of the most likely outcome, and the discount rate is based on calibration of the instrument at issuance, adjusted for changes in market yields between issuance and the valuation date.

The Class C and D Debentures also used a discounted cash flow model. The significant assumptions are the variable interest rate, the discount rate.

Some of the class C and D debentures were issued to related parties, they were issued under the same terms and conditions as the ones to non-related parties.

“Qualified Financing Event” means an offering and sale of equity securities of the Corporation for aggregate gross proceeds of at least $100,000,000 whether completed in a single transaction or a series of related transactions, consisting of newly issued treasury shares.

The key assumptions used to value the convertibles debentures as of December 31, 2025 and 2024 were as follows:

Discount Rate	2025	2024
Secured convertible debentures – preferred shares D	14.0%	13.0%
Secured convertible debenture – preferred shares C	14.0%	13.0%
Secured convertible debenture issued on July 16, 2021	17.4%	16.5%
Unsecured convertible debenture issued on September 11, 2018	18.4%	17.5%
Probability of conversion in a Qualified Financing Event	80.0%	80.0%
11. Stockholders’ Deficit

Authorized

The capital of the Company consists of an unlimited number of Class A common shares, an unlimited number of Class B common shares, an unlimited number of Class A preferred shares, an unlimited number of Class B preferred shares, an unlimited number of Class B 1 preferred shares, an unlimited number of Class C preferred shares and an unlimited number of Class D preferred shares, all without par value.

Class A common shares

Voting rights

Holders of Class A common shares shall have the right to receive notice of any meeting of shareholders of the Company, to attend such meeting and to vote thereat based on one (1) vote for each Class A common share held, except at meetings where only the holders of another class of shares are entitled to vote.

Dividends

Holders of Class A common shares shall have the right to receive, after payment of the preferential dividends on the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, pari passu with the holders of Class B common shares, pro rata on a per share basis, any dividend declared by the Company at the times and for the amounts that the directors of the Company may determine by resolution. No dividends will be paid, declared or set apart for payment in respect of any Class A common shares for any calendar year if, as a result thereof, the realizable value of the net assets of the Company would be insufficient to pay the redemption price of the Class A preferred shares, Class B preferred shares, Class B-1 preferred shares, Class C preferred shares and Class D preferred shares.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

The Class A common shares or Class B common shares may not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of common shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In addition, if any dividend is paid by issuing fully paid shares of the Company on either class of common shares an equivalently valued dividend shall be paid by issuing fully paid shares of the Company on the other class of common shares.

Liquidation and distribution

In the event of (i) a distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders, (ii) any amalgamation, merger, reorganization, arrangement or other transaction, involving the Company and any other entity resulting in a surviving, or continuing, or new, entity in which the shareholders of the Company, immediately prior to such amalgamation, reorganization, arrangement or other transaction own less than a majority of the outstanding voting rights immediately after such transaction, or (iii) any sale of all or substantially all of the assets of the Company in one or a series of related transactions, including a sale or license of all or substantially all of the Company’s intellectual property [each, a “Liquidity Event”], or (iv) an offering of shares of the Company to the public in a new share issuance for the first time on any North American or European recognized exchange, including the New York Stock Exchange, NASDAQ or Toronto Stock Exchange [an “Initial Public Offering”] holders of Class A common shares shall have the right, after payment of the preferential amounts owing to the holders of the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive 80% of the remaining property or assets of the Company available for distribution to the Class A common shares or the Class B common shares or of any proceeds.

Class B common shares

Voting rights

Holders of Class B common shares shall have the right to receive notice of any meeting of shareholders of the Company, to attend such meeting and to vote thereat based on one (1) vote for each Class B common share held, except at meetings where only the holders of another class of shares are entitled to vote.

Dividends

Holders of Class B common shares shall have the right to receive, after payment of the preferential dividends on the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, and pari passu with the holders of Class A common shares, pro rata on a per share basis, any dividend declared by the Company at the times and for the amounts that the directors of the Company may determine by resolution. No dividends will be paid, declared or set apart for payment in respect of any Class B common shares for any calendar year if, as a result thereof, the realizable value of the net assets of the Company would be insufficient to pay the redemption price of the Class A preferred shares, Class B preferred shares, Class B-1 preferred shares, Class C preferred shares and Class D preferred shares.

The Class A common shares or Class B common shares may not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of common shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In addition, if any dividend is paid by issuing fully paid shares of the Company on either class of common shares an equivalently valued dividend shall be paid by issuing fully paid shares of the Company on the other class of common shares.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Liquidation and distribution

In the event of a Liquidity Event or an Initial Public Offering, holders of Class B common shares shall have the right, after payment of the preferential amounts owing to the holders of the Class A preferred shares, the Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive 20% of the remaining property or assets of the Company available for distribution to the Class A common shares or the Class B common shares or of any proceeds (the “Carried Interest”). Such Carried Interest shall not be transferable to any third party, provided that in the event of a Liquidity Event or an Initial Public Offering, the holders of Class B common shares, immediately prior to such Liquidity Event or Initial Public Offering, shall be entitled to receive the economic equivalent in cash or shares to the Carried Interest, at the sole discretion of the holders of Class B common shares.

The Class B common shares are presented as temporary equity because, upon the occurrence of a Liquidity Event or an Initial Public Offering, events that are not solely within the control of the Company, the holders are entitled to receive a fixed 20% carried interest in the residual proceeds, in cash or shares at the holders’ discretion. As these provisions could require the Company to transfer assets upon events outside its control, the Class B common shares are classified outside of permanent equity in accordance with SEC redeemable equity guidance.

Class A preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class A preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class B preferred shares, Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, holders of Class A preferred shares shall have the right to receive for each Class A preferred share a yearly non-cumulative dividend of 6% of the stated capital account for the Class A preferred shares issued and outstanding at the time the dividend is declared plus a premium representing the difference between the fair market value of the consideration received by the Company for the Class A preferred shares and their stated capital account divided by the number of Class A preferred shares issued and outstanding on such date. Such dividend shall be declared and paid at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares and Class B common shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year in respect of each outstanding Class A preferred share.

We account for Class A preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class A preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, on December 31, 2025 and 2024, 250,000 shares of class A preferred shares subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the balance sheet at the stated capital amount representing the redemption price.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Liquidation and distribution

In the event of a Liquidity Event (see above), holders of Class A preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares and Class B common shares, but after payment of the preferential amounts owing to the holders of Class B preferred shares, the Class B-1 preferred shares, the Class C preferred shares and the Class D preferred shares, to receive an amount per Class A preferred share equal to the Class A Redemption Price. The holders of Class A preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class B preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class B preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class C preferred shares and the Class D preferred shares, holders of Class B preferred shares shall have the right to receive for each Class B preferred share, pari passu with the holders of Class B-1 preferred shares, pro rata on a per share basis, a yearly non-cumulative dividend of 6% of the stated capital account for the Class B preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class B preferred shares issued and outstanding on such date. Such dividend shall be declared and paid at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares and Class A preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year [and any prior calendar year with respect to any accrued and unpaid dividends for the Class B-1 preferred shares] in respect of each outstanding Class B preferred share and Class B-1 preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class B preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares and Class A preferred shares, and pari passu with the holders of Class B-1 preferred shares but after payment of the preferential amounts owing to the holders of the Class C preferred shares and Class D preferred shares, to receive an amount per Class B preferred share equal to the Class B Redemption Price. The holders of Class B preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

We account for Class B preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class B preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2025 and 2024, there were 355,401 shares of class B preferred shares subject to possible redemption presented as temporary equity, outside of the stockholders’ equity section of the balance sheet.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Class B preferred share to be redeemed of an amount equal to the stated capital account for the Class B preferred shares on the date of the notice of redemption divided by the number of Class B preferred shares issued and outstanding on such date, plus any declared and unpaid dividends for such Class B preferred shares (“Class B Redemption Price”)

Class B-1 preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class B-1 preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class C preferred shares and the Class D preferred shares, holders of Class B-1 preferred shares shall have the right to receive for each Class B-1 preferred share, pari passu with the holders of Class B preferred shares, pro rata on a per share basis, a yearly cumulative dividend of 8% of the stated capital account for the Class B-1 preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class B-1 preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class B 1 preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares and Class A preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year [save and except for any prior calendar year with respect to any accrued and unpaid dividends for the Class B-1 preferred shares] in respect of each outstanding Class B preferred share and Class B-1 preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class B-1 preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares and Class A preferred shares, and pari passu with the holders of Class B preferred shares but after payment of the preferential amounts owing to the holders of the Class C preferred shares and Class D preferred shares, to receive an amount per Class B-1 preferred share equal to the Class B-1 Redemption Price. The holders of Class B-1 preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

We account for Class B-1 preferred stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred stock (including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity.

Class B-1 preferred shares contain certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2025 and 2024, 140,000 shares of class B-1 preferred shares subject to possible redemption were presented as temporary equity, outside of the stockholders’ equity section of the balance sheet at the stated capital amount representing the redemption price.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

Class C preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class C preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Subject to the preferential rights of the Class D preferred shares, holders of Class C preferred shares shall have the right to receive for each Class C preferred share [save and except for any accrued and unpaid dividends for such Class C preferred shares as computed on the date of the last completed calendar year of the Company which shall be paid prior to the payment of any dividend to the holders of all other classes of shares], a yearly cumulative dividend of 8% of the stated capital account for the Class C preferred shares issued and outstanding at the time the dividend is declared divided by the number of Class C preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class C preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares, Class A preferred shares, Class B preferred shares and Class B 1 preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year (and any prior calendar year with respect to any accrued and unpaid dividends for the Class C preferred shares) in respect of each outstanding Class C preferred share.

Class C preferred stock subject to possible redemption would be accounted in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred shares (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity. No class C preferred shares were issued as at December 31, 2025 and 2024.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class C preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of Class A common shares, Class B common shares, Class A preferred shares, Class B preferred Shares and Class B-1 preferred shares but after payment of the preferential amounts owing to the holders of the Class D preferred shares, to receive an amount per Class C preferred share equal to the Class C Redemption Price being the stated capital amount. The holders of Class C preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class D preferred shares

Voting rights

Except where the right to vote is conferred specifically thereon by the Canada Business Corporations Act as amended from time to time, the Class D preferred shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

Dividends

Holders of Class D preferred shares shall have the right to receive for each Class D preferred share [save and except for any accrued and unpaid dividends for such Class D preferred shares as computed on the date of the last completed calendar year of the Company which shall be paid prior to the payment of any dividend to the holders of all other classes of shares], a yearly cumulative dividend of 8% of the stated capital account for the Class D preferred shares issued and

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

11. Stockholders’ Deficit (cont.)

outstanding at the time the dividend is declared divided by the number of Class D preferred shares issued and outstanding on such date. Such dividend shall be declared and paid by issuing fully paid Class D preferred shares of the Company or in money, at the times and for the amounts that the directors of the Company may determine by resolution. No dividend will be paid, declared or set apart for payment in respect of any Class A common shares, Class B common shares, Class A preferred shares, Class B preferred shares, Class B 1 preferred shares and Class C preferred shares for any calendar year unless the full dividend has been paid or declared and set apart for payment for such year (and any prior calendar year with respect to any accrued and unpaid dividends for the Class D preferred shares) in respect of each outstanding Class D preferred share.

Liquidation and distribution

In the event of a Liquidity Event, holders of Class D preferred shares shall have the right, in priority to any distribution of the property or assets of the Company to the holders of all other classes of shares, to receive an amount per Class D preferred share equal to the Class D Redemption Price representing the stated capital amount. The holders of Class D preferred shares shall not be entitled to share further in any distribution of the property or assets of the Company.

Class D preferred stock subject to possible redemption would be accounted in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable preferred stock (including redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred stock is classified as stockholders’ equity. No class D preferred shares were issued as at December 31, 2025 and 2024.

12. Stock-based Compensation

In accordance with the Company’s stock option plan, directors, officers, employees and consultants may be granted stock options. The plan is administrated by the Board and only the Board has full and complete authority to interpret the plan, to grant options pursuant to the plan and to establish the rules and regulations applying to it and to make all other determinations it deems necessary or useful for the administration of the plan. The shares subject to the plan are Class A common shares of the Company.

The total number of shares that may be issued under the plan shall not exceed 10% of the total issued and outstanding shares. The aggregate number of shares reserved for issuance at any time for any one participant shall not exceed 5% of the issued and outstanding shares on a fully diluted basis.

Exercise price per option for shares are fixed by the Board when such option is granted. Each option shall be exercisable during the period and according to the terms and conditions established by the Board, which shall be stipulated in the option agreement. Unless otherwise approved by the Board, an option shall be vested over a period of four years.

In 2019, the Company adopted the amended and restated NorthStar Earth and Space Inc. 2018 Stock Options Plan A (“the 2018 Plan”). As of December 31, 2025, the Current Plan authorizes the Company to award options resulting in the issuance of up to 46,658 Class A common shares stock options. The Current Plan provides grants of options to employees, non-employee directors and officers, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Plan have a contractual term of ten years from the date of the grant and vest over four years.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

12. Stock-based Compensation (cont.)

The assumptions that the Company used in the Black Scholes option-pricing model to determine the grant date fair value of stock options granted to employees and non-employees were as follows, presented on a weighted-average basis:

	For the Years Ended December 31,
	2025	2024
Risk-free rate	2.82%	3.50%
Expected term (in years)	5	7
Expected volatility	75.00%	70.00%
Expected dividend yield	0.00%	0.00%

Information concerning stock options outstanding is as follows:

	2025			2024
	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (Years)
Exercise price
C$0.01	—	—	—	7,000	7,000	1
C$0.83	6,713	6,713	2.75	8,978	8,978	3.75
C$0.83	450	450	3.5	650	650	4.5
C$0.83	8,024	6,623	5.25	10,286	5,920	6.25
C$0.83	31,471	2,623	8.25	14,938	—	9.25
	46,658	16,409	4.88	41,852	22,548	5.88

On December 6, 2023, the Company’s board of directors held a meeting where the directors approved a repricing of the subscription price of all options. As a result, all currently issued and outstanding stock options granted under the Option Agreement were repriced at a subscription price of C$196, furthermore on December 9, 2025, the options were repriced from a subscription price of C$196 to C$0.83 The new options were subject to the same service-based vesting schedule as the original options. The Company accounted for the replacement options as a modification of the terms of the option awards.

During the years ended December 31, 2025 and 2024, 7,000 and 0 stock options, respectively, were exercised. During the years ended December 31, 2025 and 2024, 21,470 and 14,938 stock options, respectively, were granted with an exercise price of C$0.83. During the years ended December 31, 2025 and 2024, 9,664 and 2,000 stock options, respectively, were cancelled.

Stock-based compensation expense for the years ended December 31, 2025 2024 was as follows:

	For the Years Ended December 31,
	2025		2024
Program and technical management	C$	12,768	C$	48,618
General and administrative		2,129		59,469
Sales and marketing		17,708		87,665
	C$	32,605	C$	195,752

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

13. Net Loss per Share

The Company calculated net loss per share using the treasury stock method. The table below sets forth the computation of basic and diluted net income/(loss) per share for the period presented below.

	For the Years Ended December 31,
	2025		2024
Net loss attributable to controlling shareholders	C$	(21,197,006)	C$	(27,368,407)
Impact of preferred dividend	C$	(1,120,000)	C$	(1,120,000)
Basic and diluted weighted average common shares outstanding		544,560		542,527
Basic and diluted net loss per share	C$	(40.98)	C$	(52.51)

The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the years ended December 31, 2025 and 2024 because the effect of including them would have been antidilutive.

	December 31,
	2025	2024
Stock Options	46,658	41,852

14. Related Party Transactions

In the normal course of its operations, the Company entered into transactions with related companies. These transactions are measured at the exchange amount, which is the amount of consideration determined and agreed to by the related parties. Significant transactions between related parties, other than those disclosed elsewhere in these consolidated financial statements, are as follows:

	For the Years Ended December 31,
	2025		2024
Service fees from a subsidiary of a shareholder	C$	292.401	C$	264,696
Consulting fees paid to a shareholder	C$	—	C$	25,000
Consulting fees paid to directors	C$	25,188	C$	45,203

During the year ended December 31, 2025, the Company issued 10,000 warrants as compensation for services at an exercise price of $0.01.

Chief Financial Officer and Chief Legal Officer services

During the years ended December 31, 2025 and 2024, the Company’s shareholder provided certain services to the Company without charge. Specifically, the shareholder performed the functions of Chief Financial Officer and Chief Legal Officer. No amounts have been paid or are payable to the shareholder for these services, and no value for these services has been recorded in the accompanying financial statements. Management has concluded that recording such services at fair value is not required under U.S. GAAP, as they do not create or enhance an asset of the Company and no obligation has been incurred. The Company considers the shareholder to be a related party due to ownership interests.

15. Research and Development Grants Funding

The Company recorded a contribution received from Canadian Space Agency Class Grant and Contribution Program to Support Research, Awareness and Learning in Space Science and Technology (“CSA-STDP”) totaling C$236,312 as reductions of research and development expenses in the accompanying consolidated statement of operations as it related to a project called “Advancing SSA Data Processing Performance” that is accounted for as research and development expenses.

NorthStar Earth & Space Inc.
Notes to consolidated financial statements
(expressed in Canadian dollars)

16. Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents reportable segment loss from operations, including significant expense categories and revenues by country, attributable to the Company’s reportable segment for the years ended December 31, 2025 and 2024.

The CODM allocates operational costs to manage, maintain, and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

	For the years ended December 31,
	2025		2024
Revenue, by country
Services revenue – Canada	C$	660,455	C$	153,490
Services revenue – United States		5,401,535		5,696,141
Services revenue – European Union		4,583,383		2,526,106
Total services revenue		10,645,373		8,375,737

Operating Expenses:
Program and technical management		10,288,464		9,634,544
General and administrative expenses		6,314,572		4,952,526
Sales and marketing expenses		2,155,493		3,243,384
Depreciation and amortization expenses		2,686,362		2,682,872
Impairment of setup fees and launch costs		—		10,515,272
Loss from operations	C$	(10,799,518)	C$	(22,652,861)

17. Income Taxes

The future income tax assets (liabilities) of the Company consist of the following:

	December 31,
	2025		2024
Future income tax assets
Net operating loss carryforward	C$	32,634,310	C$	29,108,240
Start-up costs – United States		823,460		937,040
Property and equipment		45,170		2,269,680
Scientific research and development expenditures		4,106,340		3,413,720
Intangible assets		4,881,450		—
Financing fees		115,490		—
Subtotal Future income tax assets		42,606,220		35,728,680
Future income tax liabilities
Intangible assets		—		(313,350)
Scientific research and development tax credits		(663,860)		(671,540)
Financing fees		—		(94,230)
Subtotal Future income tax liabilities		(663,860)		(1,079,120)
Net future income tax assets		41,942,360		34,649,560
Valuation allowance		(41,942,360)		(34,649,560)
Net future income tax assets	C$	—	C$	—

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

17. Income Taxes (cont.)

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are offset by a valuation allowance at December 31, 2025, and 2024. As of December 31, 2025, the Company recorded a valuation allowance of C$41,942,360 compared to C$34,649,560 as of December 31, 2024. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both December 31, 2025 and 2024, the Company had accrued C$0 for net interest and penalties.

As of December 31, 2025, the Company has net operating loss carryforwards which are available to reduce future years’ Canadian taxable income. These gross operating loss carryforwards expire as follows:

2035	C$	292,000
2036		1,434,000
2037		1,424,000
2038		6,671,000
2039		16,604,000
2040		9,899,000
2041		16,780,000
2042		15,122,000
2043		24,592,000
2044		20,092,000
2045		7,339,391
	C$	120,249,391

In addition to the non-capital losses carried forward, the Company also has scientific research and development expenditures of approximately C$13,900,000 as of December 31, 2025, which may be utilized to reduce Canadian Federal taxable income in future years and do not expire. The Company also has United States Federal non-capital losses of C$3,381,204 carried forward indefinitely which may be utilized to reduce United States federal taxable income in future years and Luxembourg non-capital losses of C$1,177,147 carried forward which may be utilized to reduce Luxembourg taxable income in future years and begin to expire in 2041.

In addition, the Company has scientific research and development non-refundable tax credits of approximately C$2,127,000 as of December 31, 2025, which may be utilized to reduce Canadian Federal taxes payable in future years and begin to expire in 2039. The Company has not recognized the tax credits as there is no reasonable assurance that the tax credits will be realized.

As of December 31, 2025, there were approximately C$3,050,000 of capitalized start-up costs available in the United States to be amortized for United States federal income tax purposes over a period of 15 years since the active conduct of business began in 2022.

In accordance with ASC 740, “Income Taxes”, a valuation allowance has been provided to reflect the uncertainty of realizability of the deferred tax assets. The difference between Northstar effective and statutory tax rate is primarily attributed to the recognition of a valuation allowance against Canada and US losses incurred during the year.

Because of the minority status of the federal government, the business income tax measures contained in Bill C-15, Budget 2025 Implementation Act, No. 1, received Royal Assent and became enacted on 26 March 2026 (substantively enacted on 26 February 2026). Bill C-15 includes, among other business and international income tax measures, enhancements to the SR&ED tax incentive program which generally apply to tax years beginning on or after 16

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

17. Income Taxes (cont.)

December 2024, including expenditure limit, phase-out thresholds, refundability, and capital expenditures. For its taxation year ended December 31, 2025, the Company has estimated the financial impact of the enhancements to the SR&ED claim to increase to C$1,524,000, which is fully refundable.

18. Leases

On October 1, 2018, the Company entered into a 36-month lease agreement for office space in Montréal, Canada. In March 2022, the lease was amended to extend the term through June 30, 2027. The lease pertains to office space located at 384 rue Saint-Jacques, Montréal, covering both the second and third floors, with each floor comprising 4,370 square feet, for a total of 8,740 square feet. The annual rent is C$30 per square foot per floor, totaling C$262,200, payable in equal monthly instalments of C$21,850, without setoff or reduction.

The extended lease is classified as an operating lease under ASC 842, “Leases”, and is non-cancellable. It commenced on June 1, 2022, and has a term of five years and one month, ending June 30, 2027. The lease includes fixed annual rent escalations of at least 3% and variable lease payments based on the Company’s proportionate share of operating costs.

At the lease commencement date, the Company recognized a right-of-use (ROU) asset and a corresponding lease liability of approximately C$1,294,865, measured at the present value of future lease payments using a discount rate of 3.59%, which represents the Company’s incremental borrowing rate at the time the lease was entered into.

Separately, the Company entered into a non-cancellable operating lease agreement for office premises located at 24-28 rue Goethe, Luxembourg, effective February 1, 2024. The lease has an initial term of three years, ending January 31, 2027, and requires monthly base rent payments of EUR11,520 (C$18,514 at December 31, 2025), exclusive of value-added tax (VAT) and estimated operating charges. The lease also includes annual indexation of base rent tied to the Luxembourg consumer price index, subject to a 5% annual cap. This lease does not include any purchase options, residual value guarantees, or renewal terms that the Company is reasonably certain to exercise.

Upon lease commencement, the Company recognized a ROU asset and a corresponding lease liability equal to the present value of future lease payments, using a discount rate of 4.11%, which reflects the Company’s incremental borrowing rate at the lease start date.

Lease expense is recognized on a straight-line basis over the lease term. Operating lease costs for long-term leases recorded in general and administrative expenses in the condensed consolidated statements of operations were C$472,705 and C$446,731 for the years ended December 31, 2025 and 2024, respectively. Operating lease costs for short-term leases recorded in general and administrative expenses in the consolidated statements of operations were C$91,431 and C$63,179 for the years ended December 31, 2025 and 2024, respectively.

Other supplemental information relating to its operating leases is as follows:

	December 31,
	2025	2024
Other supplemental information:
Weighted average remaining lease term (years)
Operating leases	1.38	2.38
Weighted average discount rate
Operating leases	3.79%	3.79%

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

18. Leases (cont.)

The following tables present the maturity analysis of operating lease liabilities as of December 31, 2025:

Operating leases

Years	Operating Leases
2026	C$	492,758
2027		181,839
Total lease payments		674,597
Less interest		18,267
Present value of lease liabilities	C$	656,330

19. Financial Instruments and Risk Management

Financial Risks

The Company is exposed to various financial risks through transactions in financial instruments. The following provides helpful information in assessing the extent of the Company’s exposure to these risks.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company’s main credit risk relates to its trade accounts receivable.

Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument, and the promissory notes will fluctuate because of changes in foreign exchange rates.

The following table provides a summary of foreign currency denominated financial assets and liabilities:

	2025		2024
	EUR	USD	EUR	USD
Cash	150,277	129,272	163,984	260,538
Account receivable	482,607	156,091	102,582	455,392
Accounts payable and accrued liabilities	151,670	418,052	131,259	427,588
Promissory notes	1,313,824	6,270,346	1,307,518	5,313,791
Shareholder loans	—	1,043,829	—	522,153

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its fixed interest rate financial instruments. The convertible debentures, loan payable and promissory note, shareholders loans, long-term debt and short-term loans subject the Company to an interest rate risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect of its accounts payable and accrued liabilities, convertible debentures, loan payable, promissory notes, shareholders loans, long-term debt, short-term loans and operating lease agreements.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

20. Variable Interest Entity

During the year, Northstar Recovery LP, a litigation financing vehicle, (the “Litigation Financing Vehicle”) was formed. The Company is the general partner and managing member of NorthStar Recovery, LP. It was formed solely for the purpose of financing litigation-related costs of the Spire Arbitration (the “Arbitration”) as described in note 21, in which the Company is the plaintiff. The Litigation Financing Vehicle is capitalized by third-party limited partners (“LPs”) and is consolidated by the Company.

The Litigation Financing Vehicle is considered a Variable Interest Entity “VIE” because the limited partners, as a group, lack the power to direct the activities that most significantly impact the entity’s economic performance.

The activities that most significantly affect the economic performance of the Litigation Financing Vehicle include determination of litigation strategy, selection and management of legal counsel, and timing and approval of settlement decisions.

VIE Assets, Liabilities and Partners’ Capital

The following table presents the carrying amounts of assets and liabilities of Northstar Recovery LP as of December 31, 2025:

ASSETS
Cash and cash equivalent	C$	267,308
Accounts receivable from Northstar GP Inc.		100
Accounts receivable from Northstar Earth & Space Inc.		2,961,046
	C$	3,228,454
LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	C$	427,355
Partners’ capital		2,801,099
	C$	3,228,454
PARTNERS’ CAPITAL	December 31, 2025
Capital contributions received during the year ended December 31, 2025	C$	2,940,100
Net investment loss for the year ended December 31, 2025		(139,001)
Partners’ capital, December 31, 2025	C$	2,801,099
EXPENSES	Year ended December 31, 2025
Professional fees	C$	138,619
Other		382
	C$	139,001

The assets of the Litigation Financing Vehicle may be used only to settle obligations of the Litigation Financing Vehicle. Creditors of the Litigation Financing Vehicle have no recourse to the general credit of the Company.

Support and Guarantees

The Company has no obligation to provide additional financial support to the Litigation Financing Vehicle beyond its role as general partner and has not provided any guarantees or other forms of credit support to the Litigation Financing Vehicle as of December 31, 2025.

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

20. Variable Interest Entity (cont.)

Risk Considerations

The ultimate amount and timing of litigation proceeds, if any, are uncertain and dependent on the outcome of the Tribunal. Adverse outcomes could result in the Company receiving no proceeds from the litigation and the loss of time, effort, and litigation-related costs incurred.

The litigation proceeds if any, would be distributed through the Limited Partner based upon a waterfall mechanism that pays first to third-party limited partners and only after threshold is achieved the General Partner would receive proceeds.

The Limited Partner (“LP”) units are considered liabilities because they are in substance mandatorily redeemable on resolution of the litigation. The liability is currently measured at the amount initially contributed by the LP unitholders as any potential outflow in excess of initial contribution is dependent on a favourable amount in the litigation, which cannot be determined as of the balance sheet date.

21. Commitments and Contingencies

Legal Proceedings

On August 7, 2024, the Company filed an application for an injunction against Spire before the Ontario Superior Court of Justice to ensure that Spire continued to operate the three remaining Satellites which were in Block Failure in accordance with the Constellation Services Framework Agreement (the “Spire Agreement”). In addition, the Company claimed that Spire did not use commercially reasonable efforts to ensure that the Satellites subject to the Block Failure were replaced within 11 months at no cost to the Company, as required by the Spire Agreement. On September 12, 2024, the Company secured an order from the Ontario Superior Court of Justice requiring Spire to comply with the Spire Agreement pending a final determination on the merits of the Company’s breach of contract claims against Spire by an arbitral tribunal of the ICC. The order states, among other things, that there is “a reasonable possibility” that the Company will succeed on its claims that Spire breached the Spire Agreement in arbitration.

On September 20, 2024, as required under the Spire Agreement, the Company filed a Request for Arbitration with the ICC, seeking damages and other relief for Spire’s conduct and material breaches of the Spire Agreement. (the “Arbitration”).

On October 22, 2024, and notwithstanding the Company’s ICC Arbitration request, Spire filed a Motion for Summary Judgment in Lieu of Complaint in New York state court (the “Summary Judgment Motion”) seeking immediate payment of the Note. The Company then removed the case from state court to the U.S. District Court for the Southern District of New York given that jurisdiction was appropriate under the circumstances in federal court.

On December 17, 2024, the Company filed a motion to compel Spire to arbitrate its claim for payment under the Note and to stay the case pending the outcome of the Arbitration. The Company has consistently taken the position that the Note is inextricably intertwined with the Spire Agreement and that the Note cannot be viewed in isolation, as Spire suggests. By the very face of the Note, it constitutes vendor financing for services to be rendered by Spire under the Spire Agreement, and the Company executed the Note with the understanding that Spire would be fully conducting and completing the services set forth in the Spire Agreement and pursuant to its terms. It is the Company’s position that Spire has not done so, rendering any payment for undelivered services both (1) undeserved and inconsistent with the parties’ intended business arrangement and (2) inextricably linked to the resolution of the Company’s breach of contract claims against Spire in the Arbitration.

On January 7, 2025, the District Court judge agreed with the Company that the Summary Judgement Motion briefing should be stayed until after the Company’s motion to compel arbitration is decided. On January 8, 2025, the District Court judge referred the Company’s motion to a magistrate judge for decision. On February 24, 2025, the magistrate judge granted the Company’s motion in full, directing Spire to arbitrate its claim for payment under the Note and

NorthStar Earth & Space Inc.

Notes to consolidated financial statements

(expressed in Canadian dollars)

21. Commitments and Contingencies (cont.)

staying the New York case pending the Arbitration’s outcome. In granting the Company’s motion, the court rejected Spire’s position that the Note should be construed in isolation and affirmed the Company’s position that any payment obligation under the Note is inextricably tied to Spire’s service obligations under the Spire Agreement. On November 18, 2025, in its responding materials in the Arbitration, Spire consented to the ICC Tribunal’s jurisdiction over the Note. Based on the foregoing, any payment obligation of NorthStar under the Note will be resolved in the Arbitration.

From January 19, 2026 to January 23, 2026, the ICC Tribunal conducted a witness hearing to consider all the evidence. Final argument was made on April 28, 2026. A final decision is expected in the second quarter of 2026.

22. Subsequent Events

In January 2026, the Company signed an ATP with Honeywell for a commencement of the design and fabrication of an optical Instrument, for which, the Company is committed to pay US$579,500.

On April 29, 2026, the Company entered into a new agreement with Thales Alenia Space France for the repayments of the promissory note, under this agreement, the Company will (i) immediately upon signature of this Agreement pay 150,000 EUR to TAS as a reduction of the outstanding, the remaining balance will (ii) pay thereafter on or before the 20th business day of each calendar month. The outstanding balance under the agreement was EUR 1,356,456 as of April 29, 2026, which was reduced to EUR 1,206,456 following the immediate payment of EUR 150,000 at signing. The agreement matures on December 31, 2026.

Business Combination

On April 16, 2026, NorthStar Earth and Space, Inc. (“NorthStar”) entered into a Business Combination Agreement with Viking Acquisition Corporation I (“Viking”), a special purpose acquisition company. The transaction provides for a business combination between NorthStar and Viking pursuant to which NorthStar will become a publicly traded company.

The Business Combination is expected to be completed through [a merger of a wholly owned subsidiary of Viking] with and into NorthStar, with NorthStar surviving the merger. The transaction is expected to provide NorthStar with access to capital to support the cost of sensors, their integration and deployment on hosted payloads, and associated non-recurring engineering, as well as to fund continued investment in product development and operational expansion.

The Closing of the Business Combination is subject to customary conditions, including approval by the shareholders of Viking and NorthStar and satisfaction of other closing conditions set forth in the Business Combination Agreement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the CBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the preceding paragraph provided that the individual shall repay the money if the individual is not entitled to indemnification as described below.

Notwithstanding the description above, a company may not indemnify an individual entitled to indemnification described above unless the individual: (1) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, or (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation, an individual or an entity referred to above may apply to a court for an order approving an indemnity under the CBCA and the court may so order and make any further order that it sees fit.

Subject to the CBCA, the NorthStar Governing Documents require us to indemnify (i) any director or officer of NorthStar, (ii) any former director or officer of NorthStar, and (iii) any individual who acts or acted at NorthStar’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with NorthStar or other entity. NorthStar shall also advance moneys to such a director, officer or other individual for the costs, charges and expenses of such a proceeding in accordance with the CBCA. NorthStar is authorized to execute agreements in favor of any of the foregoing persons evidencing the terms of the indemnity. The NorthStar Governing Documents do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the NorthStar Governing Documents. The NorthStar Governing Documents also allow for us to purchase and maintain insurance for the benefit of the individuals specified above.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity. NorthStar may also, pursuant to the CBCA, purchase and maintain insurance, for each director and officer against any liability incurred by the director or officer in their capacity as a director or officer of NorthStar or in their capacity as a director or officer, or similar capacity, of another entity, if they act or acted in that capacity at NorthStar’s request.

SEC Position.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NorthStar pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On October 1, 2026, the Company issued (i) 2,320,891 Common Shares and (ii) warrants to purchase 3,000,000 Common Shares to the PIPE Investors pursuant to certain securities purchase agreements, dated as of April 16, 2026, by and among Viking, Legacy NorthStar and the PIPE Investors. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

During the past three years, Legacy NorthStar issued the following securities that were not registered under the Securities Act:

Convertible Debt

In December 2022, Legacy NorthStar issued a series of Class C convertible debentures for total proceeds of approximately C$47.3 million, which accrued interest at a rate of 8% per annum and were convertible into Legacy NorthStar’s Class C preferred shares at a rate of C$100 per share.

In November 2023, Class C convertible debentures in an aggregate original principal amount of approximately C$31.5 million (plus accrued interest thereon) were converted into Class D convertible debentures, which Class D convertible debentures accrued interest at a rate of 8% per annum and were convertible into NorthStar Class D preferred shares at a rate of C$100 per share.

These issuances were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. In Canada, these issuances were made in reliance on exemptions from the prospectus requirements under applicable Canadian securities laws.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1†

Business Combination Agreement, dated as of April 16, 2026, by and among Viking Acquisition Corp. I, Viking NS Amalgamation Corp., and NorthStar Earth & Space Inc. (incorporated by reference to Annex A-1 in the Registrant’s proxy statement/prospectus filed on August 24, 2026).

2.2

Amendment No. 1 to Business Combination Agreement, dated as of May 15, 2026, by and among Viking Acquisition Corp. I, Viking NS Amalgamation Corp., and NorthStar Earth & Space Inc. (incorporated by reference to Annex A-2 in the Registrant’s proxy statement/prospectus filed on August 24, 2026).

2.3

Amendment No. 2 to Business Combination Agreement, dated as of July 15, 2026, by and among Viking Acquisition Corp. I, Viking NS Amalgamation Corp., and NorthStar Earth & Space Inc. (incorporated by reference to Annex A-3 in the Registrant’s proxy statement/prospectus filed on August 24, 2026).

3.1	Articles of NorthStar Earth & Space Enterprises, Inc. (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 20-F filed on October 7, 2026).
3.2	Bylaws of NorthStar Earth & Space Enterprises, Inc. (incorporated by reference to Exhibit 1.2 to the Registrant’s Form 20-F filed on October 7, 2026).
4.1

Amended and Restated Public Warrant Agreement, dated October 1, 2026, by and between Viking and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.3 to the Registrant’s Form 20-F filed on October 7, 2026).

4.2

Amended and Restated Private Warrant Agreement, dated October 1, 2026, by and between Viking and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.4 to the Registrant’s Form 20-F filed on October 7, 2026).

5.1*	Opinion of Greenberg Traurig, LLP.
5.2*	Opinion of Stikeman Elliott LLP.
10.1	Amended and Restated Registration Rights Agreement, dated October 1, 2026 (incorporated by reference to Exhibit 2.5 to the Registrant’s Form 20-F filed on October 7, 2026).
10.2+	NorthStar Earth & Space Enterprises, Inc. 2026 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 20-F filed on October 7, 2026).
10.3	Form of Securities Purchase Agreement, dated April 16, 2026 (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on April 17, 2026).
10.4	Employment Agreement with Stewart Bain (incorporated by reference to Exhibit 10.15 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
10.5	Employment Agreement with Yann Picard (incorporated by reference to Exhibit 10.16 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
10.6	First Amendment to Employment Agreement with Yann Picard (incorporated by reference to Exhibit 10.17 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).

Exhibit No.	Description
10.7	Second Amendment to Employment Agreement with Yann Picard (incorporated by reference to Exhibit 10.18 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
10.8	Employment Agreement with Brendan Thorn (incorporated by reference to Exhibit 10.19 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
10.9	First Amendment to Employment Agreement with Brendan Thorn (incorporated by reference to Exhibit 10.20 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
10.10	Second Amendment to Employment Agreement with Brendan Thorn (incorporated by reference to Exhibit 10.21 to the Registrant’s proxy statement/prospectus filed on August 24, 2026).
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 to the Registrant’s Form 20-F filed on October 7, 2026).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Greenberg Traurig, LLP (included within Exhibit 5.1).
23.4*	Consent of Stikeman Elliott LLP (included within Exhibit 5.2).
24.1*	Power of Attorney (included on the signature pages to this Registration Statement).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Calculation of Registration Fee Table.

____________

*       Filed herewith.

+        Denotes management contract or compensatory plan or arrangement.

†        Certain schedules and similar attachments to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules and similar attachments to the SEC upon its request.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes as follows:

(1)    that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on October 30, 2026.

NORTHSTAR EARTH & SPACE ENTERPRISES, INC.
By:	/s/ Stewart Bain
	Name:	Stewart Bain
	Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stewart Bain and Beth Michelson as the undersigned’s true and lawful attorneys-in-fact and agents, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stewart Bain	Chief Executive Officer and Director	October 30, 2026
Stewart Bain	(Principal Executive Officer)
/s/ Beth Michelson	Chief Financial Officer and Director	October 30, 2026
Beth Michelson	(Principal Financial Officer and
Principal Accounting Officer)
/s/ Charles Sirois	Chairman of the Board of Directors	October 30, 2026
Charles Sirois
/s/ Paul Pizzani	Lead Independent Director	October 30, 2026
Paul Pizzani
/s/ Philipp von Girsewald	Director	October 30, 2026
Philipp von Girsewald
/s/ Bob Reeves	Director	October 30, 2026
Bob Reeves
/s/ Denis Sirois	Director	October 30, 2026
Denis Sirois
/s/ Kim Crider	Director	October 30, 2026
Kim Crider

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NorthStar Earth & Space Enterprises, Inc., has signed this registration statement on October 30, 2026.

By:	/s/ Beth Michelson
	Name:	Beth Michelson
	Title:	President